   As filed with the Securities and Exchange Commission on April 2, 2002
                   Series D Registration No. 333-83011,
                 Series E Registration No. 333-83015 and
                   Series F Registration No. 333-83017


                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549

                      POST-EFFECTIVE AMENDMENT NO. 4
                                  FORM S-1
                          REGISTRATION STATEMENT
                                   UNDER
                       THE SECURITIES ACT OF 1933



          WORLD MONITOR TRUST II -- SERIES D, SERIES E and SERIES F
           (Exact Name of Registrant as Specified in its Charter)

                                                                13-4058318,
                                                              13-4058319 and
       Delaware                      6799                       13-4058320
       --------                      ----                    ----------------
(State of Organization)     (Primary Standard Industrial     (I.R.S. Employer
                             Classification Code Number)      Identification
                                                                  Number)

                       One New York Plaza, 13th Floor
                       New York, New York  10292-2013
                            (212) 214-1000

                      (Address and telephone number of
                 registrant's principal executive offices)


                        Eleanor L. Thomas, President
              Prudential Securities Futures Management Inc.
                      One New York Plaza, 13th Floor
                      New York, New York  10292-2013
                              (212) 214-1000

         (Name, address and telephone number of agent for service)

                                Copies to:
                            Fred M. Santo, Esq.
                       Katten Muchin Zavis Rosenman
                            575 Madison Avenue
                        New York, New York 10022
                              (212) 940-8800


Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

         WORLD MONITOR TRUST II - SERIES D, SERIES E and SERIES F


     Cross Reference Sheet Pursuant to Item 501(b) of Regulation S-K
      Showing Location in Prospectus of Items Required in Form S-1

Form S-1 Item                              Location in Prospectus

1.  Forepart of the Registration
    Statement and Outside Front
    Cover Page of Prospectus               Outside Front Cover Page

2.  Inside Front and Outside Back          Inside Front and Outside Back
    Cover Pages of Prospectus              Cover Pages; Additional
                                           Information

3.  Summary Information, Risk              Summary of the Prospectus
    Factors and Ratio of Earnings to       Risk Factors
    Fixed Charges

4.  Use of Proceeds                        The Series Segregated Accounts

5.  Determination of Offering Price        The Offering

6.  Dilution                               N/A

7.  Selling Security Holders               N/A

8.  Plan of Distribution                   How to Subscribe
                                           The Offering

9.  Description of Securities to Be        Summary of Agreements--Trust
    Registered                             Agreement

10. Interests of Named Experts and         Experts
    Counsel

11. Information with Respect to the        Structure of the Trust
    Registrant                             Financial Statements

12. Disclosure of Commission               Summary of Agreements--Trust
    Position on Indemnification for        Agreement--Indemnification
    Securities Act Liabilities

                         WORLD MONITOR TRUST II

Series D ($50 million), Series E ($50 million) and Series F ($50 million)

Minimum Initial Purchase         $5,000 or $2,000 (for IRAs only)
                                 in one or more series

Minimum Per Series               $1,000

Minimum Additional Purchases     $100 per series

Each series trades speculatively in a diversified portfolio of futures, forward (including interbank foreign currencies) and/or options contracts. Interests in each series are separately offered. The assets of each series are segregated from the other series. Each series is separately valued and independently managed. Each week you are able to purchase additional interests, exchange your interests in one series for interests in another series or redeem your interests. Interests are priced at their net asset value as of the end of each week.

Series         Trading Advisor                   Trading Program(s)

D              Bridgewater Associates, Inc.      Aggressive Pure Alpha
                                                 Futures Only System
E              Graham Capital Management, L.P.   Global Diversified Program

F              Campbell & Company, Inc.          FME Small (Above $5 million)
                                                 Portfolio


(BUL) These are speculative securities. Before you decide whether to invest, read this entire prospectus carefully and consider the "RISK FACTORS" section that begins on page 17. In particular, you should be aware that:

(BUL) Futures, forward and options trading is speculative, volatile and highly leveraged.

(BUL) You could lose a substantial portion, or even all, of your investment.

(BUL) Past performance is not necessarily indicative of future results.

(BUL)     Each series relies on its trading advisor for success.

(BUL) Your annual tax liability for taxable income from a series will exceed distributions to you.

(BUL) If you redeem an interest in any series during the first 12 months following the effective date of your purchase of that interest, you will be charged a redemption fee, except in defined circumstances.

(BUL) The fixed expenses of each series requires estimated gains of 7.60% per annum (Series D), 7.56% per annum (Series E) and 7.34% per annum (Series F) to break even. These break even amounts increase if you have to pay redemption fees.

(BUL) Transfers are restricted, the interests are not exchange listed and no other secondary market exists for the interests.

(BUL) You are required to make representations and warranties in connection with this investment. You are encouraged to discuss this investment with your individual financial, legal and tax advisors.

(BUL) Your liability for any series will not exceed your investment in that series.

(BUL) Subscription funds will not be subject to fees or other deductions.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION (THE "CFTC") HAS NOT
PASSED UPON THE MERITS OF PARTICIPATING IN THE TRUST NOR HAS THE
CFTC PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.


PRUDENTIAL SECURITIES              PRUDENTIAL SECURITIES
 INCORPORATED                       FUTURES MANAGEMENT INC.
     Selling Agent and                  Managing Owner and Sponsor
      Clearing Broker

             The date of this prospectus is April __, 2002

                COMMODITY FUTURES TRADING COMMISSION
                     RISK DISCLOSURE STATEMENT

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL
CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL
CHARGES FOR MANAGEMENT AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGES 101 TO 106 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 15.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIAL RISK FACTORS OF THIS INVESTMENT AT PAGES 17 TO 23.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.



(BUL) You should rely only on the
      information contained in
      this prospectus or
      incorporated by reference
      (all of which legally form
      a part of the prospectus).
      We have not authorized
      anyone to provide you with
      information that is different.

(BUL) There is no guarantee that
      information in this
      prospectus is correct as of
      any time after the date
      appearing on the cover.

(BUL) This prospectus must be
      accompanied by a recent
      monthly report of the Trust.

(BUL) Prudential Securities
      Incorporated (referred to
      as Prudential Securities)
      and any additional sellers
      must deliver any supplemented
      or amended prospectus issued by
      the Trust.

(BUL) This prospectus is not an
      offer to sell, nor is it
      seeking an offer to buy
      these securities in any
      jurisdiction where the
      offer or sale is not
      Permitted.

(BUL) World Monitor Trust II
      (referred to as the Trust)
      is not a mutual fund or any
      other type of investment
      company within the meaning
      of the Investment Company
      Act of 1940, as amended,
      and is not subject to the
      regulations under that Act.

(BUL) You should not invest more
      than 10% of your "liquid"
      net worth (exclusive of
      home, home furnishings and
      automobiles in the case of
      individuals or readily
      marketable securities in
      the case of entities) in
      any series of the Trust or
      in the Trust as a whole.

(BUL) If you are an Individual
      Retirement Account
      (referred to as an IRA),
      401(k) or ERISA plan, you
      should not invest more than
      10% of your assets in the Trust.

                                TABLE OF CONTENTS

                     PART ONE:  CFTC DISCLOSURE DOCUMENT



CFTC RISK DISCLOSURE STATEMENT                                        2

SUMMARY OF THE PROSPECTUS                                             5
     Seclected Financial Information                                 13
     Summary Of Fees And Expenses                                    14
     Projected Twelve-Month Break-Even Analyses                      15

RISK FACTORS                                                         17
     Trading And Performance Risks                                   17
     Trading Advisor Risks                                           20
     Trust And Offering Risks                                        20
     Tax Risks                                                       22
     Regulatory Risks                                                23

ACTUAL AND POTENTIAL CONFLICTS OF INTEREST                           24

STRUCTURE OF THE TRUST                                               26

PERFORMANCE OF EACH SERIES                                           27

SERIES D                                                             43
     Bridgewater Associates And Its Principals                       43
     Bridgewater Associates' Trading Strategy                        44
     Bridgewater Associates' Past Performance For All Of Its Clients 46

SERIES E                                                             57
     Graham Capital And Its Principals                               57
     Graham Capital's Trading Strategy                               59
     Graham Capital's Past Performance For All Of Its Clients        62

SERIES F                                                             67
     Campbell & Company And Its Principals                           67
     Campbell & Company's Trading Strategy                           68
     Campbell & Company's Past Performance For All of Its Clients    71

TRADING LIMITATIONS AND POLICIES                                     78

DESCRIPTION OF THE TRUST, TRUSTEE, MANAGING OWNER AND AFFILIATES     80

DUTIES AND COMMITMENTS OF THE MANAGING OWNER                         88

FIDUCIARY RESPONSIBILITIES                                           90

THE OFFERING                                                         91

WHO MAY SUBSCRIBE                                                    95

HOW TO SUBSCRIBE FOR, EXCHANGE AND REDEEM INTERESTS                  98

FEES AND EXPENSES                                                   101
     Charges To Be Paid By The Trust                                101
     Charges To Be Paid By Prudential Securities Or Its Affiliates  105
     Charges To Be Paid By Limited Owners                           105
     Projected Twelve-Month Break-Even Analysis                     106

SUMMARY OF AGREEMENTS                                               107
     Advisory Agreements                                            107
     Brokerage Agreement                                            108
     Trust Agreement                                                109

U.S. FEDERAL INCOME TAX CONSEQUENCES                                118

LEGAL MATTERS                                                       121

ADDITIONAL INFORMATION                                              121

EXPERTS                                                             121


            PART TWO:  CFTC STATEMENT OF ADDITIONAL INFORMATION

THE FUTURES MARKETS                                                 122

HOW MANAGED FUTURES FIT INTO A PORTFOLIO                            127

GLOSSARY OF TERMS                                                   129

INDEX TO CERTAIN FINANCIAL INFORMATION                              134

FINANCIAL STATEMENTS
     World Monitor Trust II -- Series D                             135
     World Monitor Trust II -- Series E                             145
     World Monitor Trust II -- Series F                             155
     Managing Owner                                                 166

EXHIBIT A -- FORM OF TRUST AGREEMENT                                A-1

EXHIBIT B -- FORM OF REDEMPTION REQUEST                             B-1

EXHIBIT C -- FORM OF EXCHANGE REQUEST                               C-1

EXHIBIT D -- FORM OF SUBSCRIPTION AGREEMENT                         D-1
     State Suitability Requirements                                D-13

                               PART ONE

                       CFTC DISCLOSURE DOCUMENT

          This is Part One of a two-part CFTC disclosure document.


                       SUMMARY OF THE PROSPECTUS

This summary outlines certain important aspects of an investment in Series D, Series E and/or Series F. You are referred to the Glossary beginning on page 129 for the definition of any term you may not understand.

The Trust

The Trust was formed as a Delaware
Business Trust on April 22, 1999, with
separate series of interests.  The
principal offices of the Trust and of
Prudential Securities Futures Management
Inc. (referred to as the managing owner) are located at One New York Plaza, 13th
Floor, New York, New York 10292-2013;
phone (212) 778-7866.

The Series

Currently, the Trust's interests are
offered in three separate and distinct
series:  Series D, Series E and Series F.
The series commenced trading activities
during March and April of 2000.  Each
series:

(BUL) Engages in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies) and/or options contracts and may, from time to time, engage in cash and spot transactions.

(BUL) Has a one-year renewable contract with its own independent professional trading advisor that manages 100% of that series' assets and makes the trading decisions for that series.

(BUL) Trades and accounts for its assets separately from the other series and the other Trust assets.

(BUL) Segregates its assets from the other series and maintains separate and distinct records.

(BUL) Calculates the net asset value
(sometimes referred to as the NAV) of
its interests separately from the net
asset value of the other series.

(BUL) Has an investment objective of
increasing the value of your interests
over the long term (capital
appreciation), while controlling risk
and volatility.

Performance of Each Series

                           Series D        Series E       Series F

Date trading started      (3/13/00)        (4/6/00)       (3/1/00)

NAV on start date        $5,279,158      $5,147,459     $5,185,772

NAV on 12/31/01          $4,295,922      $8,893,810    $12,202,983

NAV on 1/31/02           $4,093,995      $9,441,442    $12,440,560

NAV per interest
on start date                  $100            $100           $100

NAV per interest
on 12/31/01                  $81.84         $129.29        $106.40

NAV per interest
on 1/31/02                   $75.86         $132.06        $105.38

Series D

Trading for Series D is directed by
Bridgewater Associates, Inc. (referred to as Bridgewater Associates). Bridgewater
Associates has been operating its trading systems since 1985. As of December 31,
2001, Bridgewater Associates had an
estimated $13.8 billion in investor funds
(including notional funds) under
management.  Bridgewater Associates
directs trading for 100% of Series D's
assets pursuant to its Aggressive Pure
Alpha Futures Only System.  Series D
trades a portfolio of financial related
instruments.

Series E

Trading for Series E is directed by Graham
Capital Management, L.P. (referred to as
Graham Capital). Graham Capital has been operating its trading systems on behalf of clients since February 1995. As of December 31, 2001, Graham Capital had approximately $1 billion in investor funds
(including notional funds) under
management.  Graham Capital directs
trading for 100% of Series E's assets
according to its Global Diversified
Program.  Series E trades a diversified
portfolio including approximately 80
global markets.

Series F

Trading for Series F is directed by
Campbell & Company, Inc. (referred to as
Campbell & Company). Campbell & Company has been operating its trading systems since April 1978 and is a successor to a partnership originally organized in
January 1974.  As of December 31, 2001,
Campbell & Company had approximately $2.8 billion in investor funds (including notional funds) under management.
Campbell & Company directs trading for
100% of Series' F's assets pursuant to The
Financial, Metal & Energy Small (Above $5 million) Portfolio (referred to as its the FME Small (Above $5 million) Portfolio) which invests in a broadly diversified futures portfolio of currency, interest rate, stock index, metal and energy contracts.

Risk Factors To Consider

Interests in each series are speculative securities, and an investment in any series of the Trust involves a high degree of risk. You should be aware that the following risks, listed in descending order of significance, apply to each series.

(BUL) Futures, forward and options contracts trading is speculative, volatile and highly leveraged, and you could lose a substantial portion or even all of your investment.

(BUL) The trading advisors' programs may not perform for each series as they have performed in the past, and you should not rely on past performance to predict the results of an investment in a series.

Risk Factors To Consider
(continued)

(BUL) Each series is traded by a single
advisor rather than by dispersing the
risk among several advisors, and if
that advisor does not trade well, that
series will not be profitable.  There
is no guarantee that any series will
meet its intended objective.

(BUL) Your annual tax liability for any
taxable income from a series will
exceed cash distributions to you from
the Trust.

(BUL) If you redeem an interest in any series during the first 12 months following the effective date of your purchase, you will be charged redemption fees (4% in the first 6-month period, 3% in the second 6-month period), except in defined circumstances.

(BUL) Each series has large fixed expenses.
Assuming interest income equal to 1.65%
annually and January 31, 2002 net asset
values, we estimate that the series'
gains from trading must be 7.60% per
annum (Series D), 7.56% per annum
(Series E) and 7.34% per annum
(Series F) in order to break even.
These break even amounts increase if
you have to pay redemption fees.

(BUL) Although the Trust offers weekly
purchase, exchange and redemption
rights, liquidity is limited because of
transfer restrictions and because of
the absence of any exchange listing or
secondary trading market for the
interests.

(BUL) Actual and potential conflicts of
interest exist among Prudential
Securities, the managing owner and the
trading advisors.  For example,
conflicts related to the brokerage fee
and effecting transactions or trading
for their own accounts and other
accounts may create an incentive for
Prudential Securities, the managing
owner and the trading advisors to
benefit themselves rather than you, the
investor.

(BUL) You will have limited voting rights and no control over the Trust's business.

(BUL) Although an investment in the series is designed to diversify your portfolio, we cannot assure you that diversification will create profits for you.

The Trustee

Wilmington Trust Company, a Delaware
banking corporation, is the Trust's sole trustee (referred to as the trustee). The trustee has delegated to the managing owner all of the power and authority to manage the business and affairs of the Trust and has only nominal duties and liabilities to the Trust.

The Managing Owner

The managing owner is a wholly-owned
subsidiary of Prudential Securities, and as the managing owner it:

(BUL) Administers the business and affairs of each series (excluding commodity trading decisions, except in certain limited, and essentially emergency, situations).

(BUL) Makes a contribution to each series in order to maintain at least a 1% interest in the profits and losses of each series at all times.

(BUL) Accepts responsibility for the
obligations of any series whose
liabilities exceed its assets.

Prudential Securities

Prudential Securities, the parent company of the managing owner, is the Trust's selling agent and clearing broker.

Its affiliates also indirectly engage in foreign currency forward transactions with the various series for a profit. Because of Prudential Securities' affiliation with the managing owner, these arrangements have not been negotiated at arm's length.

All compensation to Prudential Securities and its affiliates is within the limits of applicable regulatory guidelines.

Limitation Of Liabilities

The debts, liabilities, obligations,
claims, and expenses of a particular
series are charged against the assets of that series only and not against the assets of the Trust generally or against the assets of any other series.

Liabilities You Assume

You cannot lose more than your investment in any series, and you will not be subject to the losses or liabilities of any series in which you have not invested. We have received opinions of Rosenman & Colin LLP, which has been merged into counsel to the Trust, Katten Muchin Zavis Rosenman, and
Richards, Layton & Finger, P.A., special
Delaware counsel to the Trust and the
trustee.  These opinions provide that
creditors of and equity holders in any
particular series have recourse only to
the assets of that series and to the
assets of the managing owner and not to
the assets of any other series, provided that certain requirements are met. These requirements include treating each series as separate and distinct from the other series. See the "Liabilities" section in the trust agreement for a more complete explanation.

Who May Subscribe

To subscribe for the interests of any
series:

(BUL) You must generally have a net worth
(exclusive of home, home furnishings
and automobiles) of at least $150,000
or a net worth, similarly calculated,
of at least $45,000 and an annual gross
income of at least $45,000, although
several states impose higher
requirements.  See the section in the
subscription agreement (Exhibit D)
entitled "State Suitability
Requirements."

(BUL) You may not invest more than 10% of your liquid net worth in any series or combination of series.

(BUL) IRAs, 401(k) accounts and other
employee benefit plans are subject to
special suitability requirements.

(BUL) If your aggregate interests in all series, when added to your aggregate interests in the various series of World Monitor Trust, another public futures fund sponsored by the managing owner, total at least $5 million, you may receive a discount on the purchase price of an interest and/or have any applicable redemption fees waived.

What You Must Understand Before You Subscribe

You should not subscribe for interests
unless you understand:


(BUL) The fundamental risks and possible financial hazards of this investment.

(BUL) The trading strategy or strategies to be followed in the series you invest in.

What You Must Understand Before You Subscribe
(continued)

(BUL) The tax consequences of your investment in the series.

(BUL) That if you decide to sell securities in your Prudential Securities account to subscribe for interests, you may have income tax consequences from that sale.

(BUL) The fees and expenses to which you will be subject.

(BUL) Your rights and obligations as a
limited owner.

Your Minimum Subscription And Interest Pricing

Minimum required subscriptions and
interest prices are as follows:

(BUL) Your minimum initial purchase is
$5,000, unless you are investing in an
IRA in which case your minimum initial
investment is $2,000.

(BUL) You may purchase interests in all or any combination of the series so long as your total minimum subscription amount is satisfied, but your minimum initial purchase in any one series must be at least $1,000.

(BUL) Each series' interests are being
offered and sold at their weekly net
asset value; if you are an existing
limited owner, you may purchase
additional interests in increments of
$100.

(BUL) No front-end sales charges or selling commissions are charged. A series' net asset value is not diluted by the Trust's organization and ongoing offering expenses because Prudential
Securities or an affiliate is not
responsible for payment of those
expenses.

How To Subscribe

To subscribe for and be permitted to
purchase any series' interests:

(BUL) You must complete and sign a
subscription agreement (Exhibit D).

(BUL) You are required to have a securities account with Prudential Securities (or with another brokerage firm, which is referred to as an additional seller) and to have funds in that account equal to the amount of your purchase at the time you subscribe.

(BUL) You must subscribe in cash.

(BUL) You must meet the established
application time deadlines.

You may revoke your subscription within
five business days after you submit a
subscription agreement to Prudential
Securities or to an additional seller.
You may not revoke it after that time.
The managing owner may reject any
subscription in whole or in part for any reason.

How The Offering Works

Interests in each series will be sold once each week until the total amount of interests registered for sale with the SEC for each series is issued, either through sale or exchange. For purposes of describing the purchase, exchange and redemption of interests, the following terms are used:

(BUL) "Dealing day" means the first business day of each week.

(BUL) "Valuation point" means the close of business on Friday of each week.


The sale price, or net asset value per
interest, is set at a valuation point, and subscriptions for new interests become effective on a dealing day.

How The Offering Works
(continued)

Generally, interests are priced at the close of business on a Friday, and new purchases become effective at that price on the following Monday. To purchase interests, you must submit your subscription agreement (Exhibit D) at least five business days (or two business days if you are an existing investor purchasing additional interests of a series you currently own) before any given dealing day. Additional time may be required before your subscription is approved by the managing owner. Due to this waiting period, the purchase price of your interests is not fixed on the date you submit your subscription but is instead finalized on the valuation point immediately preceding the dealing day on which your purchase is eligible to become effective. There may be a considerable difference between the net asset value of an interest on the date you submit your subscription and the dealing day on which your purchase becomes effective.

Purchases Of Additional Interests

If you are a limited owner of interests in a particular series and wish to purchase additional interests in that same series, you must submit your subscription agreement (Exhibit D) at least two business days before any given dealing day, and your subscription for additional interests must be approved by the managing owner. Additional interests will be sold at the applicable series' then-current net asset value per interest at the valuation point immediately preceding the dealing day on which your purchase of additional interests is eligible to become effective.
Purchases of additional interests are
subject to changes in net asset value per interest between the date you submit a subscription agreement (Exhibit D) and the dealing day on which your purchase becomes effective.

Exchange Of Interests

Interests you own in one series may be
exchanged for interests of one or more
other series for as long as the interests in the series for which exchange is being made are offered for sale. To make an exchange, you must complete an exchange request (Exhibit C). You must submit your exchange request at least five business days before any given dealing day, and the exchange must be approved by the managing owner. Exchanges are made at the applicable series' then-current net asset values per interest at the valuation point immediately preceding the dealing day on which your exchange is eligible to become effective. Exchanges, like subscriptions, are subject to changes in net asset value per interest between the date you submit an exchange request and the dealing day on which your exchange becomes effective.
The exchange of interests will be treated as a redemption of interests in one series and the simultaneous purchase of interests in the series you exchange into. Tax consequences will result. No exchange charges are imposed.

Segregated Accounts/Interest Income

The proceeds of the offering for each
series are deposited in cash in separate segregated trading accounts maintained for each series at Prudential Securities in accordance with CFTC regulatory requirements. These funds are maintained in segregation unless they are (i) secured amounts used as margin for trading on foreign exchanges or (ii) used as margin to maintain a series' forward currency contract positions or a position on a non-
U.S. exchange.  Funds are maintained in
cash. On the last day of each month, each series receives interest income on 100% of its average daily equity maintained in cash in the series' account with Prudential Securities during that month at a 13-week (91-day) Treasury bill rate.
This rate is determined weekly by
Prudential Securities and is the rate
awarded to all bidders during that week
based on the results of that week's
auction of 13-week (91-day) Treasury
bills.  The weekly interest rate may be
found on the Internet at
www.publicdebt.treas.gov.  While funds
currently are maintained in cash, in the event that funds are maintained in Treasury bills instead of cash, the series will receive the interest income paid on such Treasury bills.

Segregated Accounts/
Interest Income (continued)

If you redeem or purchase interests of a series on a day other than the last day of a month, the interest income will be pro rated through the date of purchase or redemption for purposes of determining net asset value.

Use Of Proceeds

One hundred percent of each series'
offering proceeds is used for that series' trading activities.

Organization And Offering Expenses

Prudential Securities or an affiliate is responsible for the payment of all of the expenses associated with the organization of the Trust and the offering of each series' interests. No series is required to reimburse Prudential Securities or its affiliate for these expenses.

Transfer Of Interests

The trust agreement restricts the
transferability and assignability of the interests of each series. There is not now, nor is there expected to be, a primary or secondary trading market for the interests of any series.

Redemption Of Interests

You may sell back to the Trust, in whole or in part, interests you own in any series. This sale is referred to as a redemption. Redemptions may be made each week at the beginning of the dealing day.
To redeem your interests, you must deliver your redemption request (Exhibit B) at least two business days prior to a given dealing day. The redemption price is the net asset value per interest on the valuation point immediately preceding the dealing day on which your redemption is eligible to become effective. Redemptions are subject to changes in net asset value between the date you deliver your redemption request and the dealing day on which your redemption becomes effective.

Redemption Fees

If you redeem interests in any series on or before the end of 12 full months following the effective date of purchase of the interests being redeemed, you will be subject to the following redemption fees:

Redemption Date                     Redemption Fee
---------------                     ---------------

up to six months from               4% of redemption price
the effective date of
purchase

after the sixth month               3% of redemption price
and through the 12th
month from the
effective date of
purchase

Redemption fees may be waived if:

(BUL) Your aggregate interests in all series, when added to your aggregate interests in the various series of World Monitor
Trust, another public futures fund
sponsored by the managing owner, total
at least $5 million.

Redemption fees will be waived if:

(BUL) The redemption proceeds are used to effect an exchange for interests in another series.

(BUL) The redemption proceeds are used to purchase interests in another fund sponsored by the managing owner.

Distributions

The managing owner does not intend to make ongoing distributions.

Income Tax Consequences

Based on the facts set forth in this
prospectus, the managing owner's
representations and current U.S. federal income tax law, we have obtained an opinion of Rosenman & Colin LLP, which has been merged into tax counsel to the Trust, Katten Muchin Zavis Rosenman, to the effect that each series in the Trust will be treated as a partnership provided that at least 90% of each series' annual gross income consists of "qualifying income" as defined in the Internal Revenue Code. The managing owner believes that each series currently satisfies this test.

As long as each series is treated as a
partnership for U.S. federal income tax
purposes, the Trust and each series in the Trust will not be subject to any U.S.
federal income tax as an entity. Instead, as a limited owner, your allocable share of annual trading profits and other income generated from the series in which you have purchased interests will be taxable to you whether or not any cash is distributed to you by the Trust. Your ability to deduct any losses that may be incurred and the expenses relating to the Trust's trading activities may be subject to significant limitations. The excess of a series' capital losses over capital gains will be deductible by you if you are a non-corporate limited owner only against your capital gain income each year (and up to $3,000 per year against your ordinary income). Furthermore, special tax risks apply if you are a tax-exempt limited owner or a non-U.S. investor.

Reports

During the year, you will receive
unaudited monthly reports and an annual
financial statement audited by the Trust's independent accountants. You also will be provided with appropriate information to permit you to file your federal and state income tax returns.

Fiscal Year

The Trust's fiscal year runs from January
1 through December 31.

Financial Information

Financial information concerning the Trust and the managing owner is set forth under "FINANCIAL STATEMENTS."

                            Selected Financial Information

                                    As of December 31, 2001 and for
                                   the year ended December 31, 2001
                                   ---------------------------------

                                Series D        Series E         Series F
Total Assets                  $4,412,721      $9,099,268      $12,410,300
Total Liabilities               $116,799        $205,458         $207,317
Total Trust's Capital         $4,295,922      $8,893,810      $12,202,983
Total Income (Loss)             $(60,689)     $1,536,002      $1,019,955
Net Income (Loss)              $(463,991)       $540,554        $(35,150)
Net Asset Value Per Interest      $81.84         $129.29         $106.40
Net Income (Loss) Per
 Weighted Average Interest        $(8.54)          $9.39          $(0.36)

                                    As of December 31, 2000 and for
                                     the period from commencement
                                   of operations to December 31, 2000
                                   ----------------------------------

                                Series D        Series E         Series F
Commencement of Operations       3/13/00          4/6/00           3/1/00
Total Assets                  $6,176,069      $6,444,621       $8,131,557
Total Liabilities               $123,442        $338,307         $206,225
Total Trust's Capital         $6,052,627      $6,106,314       $7,925,332
Total Income (Loss)            $(375,118)     $1,660,064       $1,172,280
Net Income (Loss)              $(834,523)     $1,035,768         $556,293
Net Asset Value Per
Interest                          $87.49         $120.36          $106.90
Net Income (Loss) Per
Weighted Average Interest        $(13.32)         $19.41            $8.41

                        Summary Of Fees And Expenses
                          Fees Paid By The Trust


Brokerage Fee -- 6% of each
series' net asset value,
normally not more than 2% of
which are paid as employee
"trailing compensation".  For
the year ended December 31,
2001, this fee, plus trading
transaction costs, equated to
an amount per round-turn
transaction of:

Series D:     $57

Series E:     $54

Series F:     $65

Prudential Securities receives
this brokerage fee for
brokerage services it renders
and for assisting the managing
owner.  In addition, the
series pay all trading
transaction costs as set out
in the break-even analyses on
the following page.  The
brokerage fee is determined at
the close of business each
Friday, and the sum of the
amounts determined each week
is paid monthly.  The amount
per round-turn transaction
will vary depending on how
frequently a trading advisor
makes trades

Management Fee -- an annual
percentage of each series' net
asset value:

Series D:     1.25%

Series E:        2%

Series F:        2%

Each trading advisor receives
a monthly management fee for
its trading advisory services.
The management fee is
determined at the close of
business each Friday, and the
sum of the amounts determined
each week is paid monthly.

Incentive Fee

Series D:     22%

Series E:     22%

Series F:     22%

Each trading advisor receives
a quarterly incentive fee for
the profit (realized and
unrealized) it achieves for a
series.  The incentive fee for
each series is determined as
of the close of business on
the last Friday of each
calendar quarter.

Routine Operating Expenses --
the lesser of the actual amount
of expenses incurred or 1.50%
annually of each series' net
asset value.  If the actual
expenses exceed 1.50% annually
of a Series' net asset value
(or if such expenses, excluding
legal and audit charges, exceed
0.5% of Series E's or
Series F's, and 1.25% of
Series D's, net asset value
annually), the excess is paid
by Prudential Securities.

Routine operating expenses
include legal, auditing, cash
management, accounting,
postage, printing,
photocopying and similar
expenses incurred on behalf of
the Trust.

Extraordinary Expenses

Extraordinary expenses,
including expenses associated
with litigation or other
extraordinary events, are paid
if, and as, they are incurred.

                     Fees Paid By The Investors

Redemption Fees -- 4% or 3%, if applicable

The managing owner receives
these fees.  See "Redemption Fees"
on  page 11 for details.

          The above fees constitute all fees paid, or to be paid, either directly or indirectly, to Prudential Securities and/or
                    its affiliates or to the trading advisors.

          Fees Paid By Prudential Securities Or Its Affiliates:

Organization, Offering and
Excess Operating Expenses
Approximately $250,000 per
series for the organization and
initial offering, and
approximately $100,000 per
series each year during the
continuous offering.  Excess
operating expenses will vary
from year to year.

Organization and offering
expenses include legal,
accounting, filing, and
printing expenses for the
initial and continuous
offering of interests.  Excess
operating expenses are routine
operating expenses in excess
of the limits on such expenses
payable by the Trust, as
described above.

                  Projected Twelve-Month Break-Even Analyses

The following is the projected twelve-month break-even analysis for each series at the January 31, 2002 net asset values. The projection takes into account all fees and expenses other than advisory incentive fees and extraordinary expenses which are impossible to predict. This analysis is expressed both as a dollar amount and as a percentage of a $5,000 initial investment:

                             SERIES D                SERIES E               SERIES F

Description of        Dollar      Percentage  Dollar      Percentage  Dollar      Percentage
Charges               Break Even  Break Even  Break Even  Break Even  Break Even  Break Even
-------------------   ----------  ----------  ----------  ----------  ----------  ----------
Brokerage Fees           $300.00       6.00%     $300.00       6.00%     $300.00       6.00%

Trading
Transaction
Costs (1)                 $25.00       0.50%      $19.50       0.39%      $17.00       0.34%

Advisory
Management Fees           $62.50       1.25%     $100.00       2.00%     $100.00       2.00%

Advisory
Incentive Fees (2)            --         --           --         --           --         --

Routine Operating
Expenses (3)              $75.00       1.50%      $41.00       0.82%      $32.50        0.65%

Total                    $462.50       9.25%     $460.50       9.21%     $449.50        8.99%

Less Estimated
Interest Income (4)      $(82.50)     (1.65)%    $(82.50)     (1.65)%    $(82.50)      (1.65)%
                         -------                 ------                  -------

Estimated 12-Month
Break-Even Level
Without Redemption
Charges (5)(7)(8)        $380.00       7.60%(9)  $378.00       7.56%(10)  $367.00       7.34%(11)
                         =======                 =======                  =======

Redemption
Charges (5)(6)           $150.00       3.00%     $150.00       3.00%      $150.00        3.00%

Estimated 12-Month
Break-Even Level
After Redemption
Charges (6)(7)(8)        $530.00      10.60%     $528.00      10.56%(10)  $517.00       10.34%(11)
                         =======                 =======                  =======

1 Trading transaction costs consist of execution charges, floor brokerage expenses and give-up charges, as well as the National Futures Association fees, the exchange fees and the clearing fees which are incurred in connection with each series' futures trading activities.

2 Advisory incentive fees are paid only on new high net trading profits. New high net trading profits are determined after deducting brokerage fees, trading transaction costs, advisory management fees, and routine operating expenses for which a series is responsible and extraordinary expenses related to that series' trading advisor, and do not include interest income. Each series could pay advisory incentive fees in years in which the series breaks even, or even loses money, due to the quarterly, rather than annual, nature of such fees.

3 Routine operating expenses, based on current experience, are approximately $110,000 to $120,000 per series each year. However, during each year, no series will pay more than the amount that equals the lesser of the actual expenses or 1.50% (with a maximum of 0.5% attributable to non-legal and audit expenses for Series E and Series F, and a maximum of 1.25% attributable to non-legal and audit expenses for Series D) of that series net asset value for that year.
      (For example, if a series' net asset value remained constant at $4.1 million during a year that series will not pay more than $61,500 for that year, even if the actual expenses are higher.) For each series, if the actual expenses exceed 1.50% of a series' net asset value (or the other stated limits) for the year, Prudential Securities will pay the additional amount. As the number of investors in each series increases, the aggregate amount of these expenses are expected to increase, but as a percentage of the series' net asset value these expenses are expected to decrease as asset levels increase.

                (Notes are continued on the next page)

4 Funds currently are maintained in cash. On the last day of each month, each series receives interest income on 100% of its average daily equity maintained in cash in the series' account with Prudential Securities during that month at a 13-week (91-day) Treasury bill discount rate. This rate is determined weekly by Prudential Securities and is the rate awarded to all bidders during that week based on the results of that week's auction of 13-week (91-day) Treasury bills. The weekly interest rate may be found on the Internet at www.publicdebt.treas.gov. While it is anticipated that funds will continue to be maintained in cash, in the event that funds are maintained in Treasury bills instead of cash, the series will receive the interest income paid on such Treasury bills.

      If you purchase or redeem interests of a series on a day other than the last day of a month, the interest income will be pro rated through the date of purchase or redemption for purposes of determining net asset value.

5 A redemption fee of 4% will be assessed on an interest redeemed on or before the end of the sixth full month after the effective date of its purchase. A redemption fee of 3% will be assessed on an interest redeemed after the end of the sixth full month but on or before the end of the 12th full month after its purchase. Redemption fees will not be charged if you effect an exchange of interests or if you invest your redemption proceeds concurrently in another fund sponsored by the managing owner, and they may be waived if your aggregate interests in all series, when added to your aggregate interests in the various series of World Monitor Trust, another public futures fund sponsored by the managing owner, total at least $5 million.

6 Because this break-even analysis is a twelve-month computation, only the 3% redemption fee, which is imposed at the end of the twelve-month period, is used.

7 If this break-even analysis was separately computed for a $2,000 initial IRA account investment, the break-even percentages would be equally applicable to that investment.

8 Extraordinary expenses, which are impossible to predict, are not included as part of this break-even analysis.

9 If Series D were operating at $50 million net asset value, the estimated 12-month break-even percentage would be 6.56% without redemption charges and 9.56% with the 3% redemption charge.

10 If Series E were operating at $50 million net asset value, the estimated 12-month break-even percentage would be 7.20% without redemption charges and 10.20% with the 3% redemption charge.

11 If Series F were operating at $50 million net asset value, the estimated 12-month break-even percentage would be 7.15% without redemption charges and 10.15% with the 3% redemption charge.

                              RISK FACTORS

    The Trust is a venture in a high-risk business. An investment in the interests of each series is very speculative. You should not make an investment in any series before consulting with independent, qualified sources of investment advice. You should only make an investment if your financial condition permits you to bear the risk of a total loss of your investment. Moreover, to evaluate the risks of this investment properly, you must familiarize yourself with the relevant terms and concepts relating to commodities trading and the regulation of commodities trading which are discussed in this prospectus in the section captioned "THE FUTURES MARKETS."

                     Trading And Performance Risks

Futures, Forward And Options Trading Is Volatile And Highly
Leveraged

    A principal risk in futures, forward and options trading is volatile performance, i.e., potentially wide variations in daily, weekly and monthly contract values. This volatility can lead to wide swings in the value of your investment. This risk is increased by the low margin normally required in futures, forward and options trading, which provides a large amount of leverage, i.e., contracts can have a value substantially greater than their margin and may be traded for a comparatively small amount of money. Thus, a relatively small change in the market price of an open position can produce a disproportionately large profit or loss.

Options Trading Can Be More Volatile Than Futures Trading

    Successful options trading requires a trader to assess accurately near-term market volatility, because that volatility is directly reflected in the price of outstanding options. Correct assessment of market volatility can therefore be of much greater significance in trading options than it is in many long-term futures strategies where volatility does not have so great an effect on the price of a futures contract.

Single-Advisor Funds Are More Volatile Than Multi-Advisor Funds

    Each series functions like a single-advisor fund. In single-advisor funds, volatility may increase as compared to a fund where more than one advisor diversifies risk to a greater extent. To the extent a single advisor concentrates trading in one or only a few markets, volatility and risk increases further.

There Is No Protection Against The Loss Of Your Principal

    You will not be assured of any minimum return. This means you could lose your entire investment (including any undistributed profits), in addition to losing the use of your subscription funds for the period you maintain an investment in any series.

Past Performance Is Not Necessarily Indicative Of Future
Performance

    You must consider the uncertain significance of past performance, and you should not rely to a substantial degree on the trading advisors' or the managing owner's records to date for predictive purposes. You should not assume that any trading advisor's future trading decisions will create profit, avoid substantial losses, or result in performance for the series comparable to that trading advisor's past performance. In fact, as a significant amount of academic study has shown, futures funds more frequently than not underperform the past performance records included in their prospectuses.

    Because you and other investors will acquire, exchange and redeem interests at different times, you may experience a loss on your interests even though the series in which you have invested in is profitable as a whole and even though other investors who invest in that series experience a profit. The past performance of any series may not be representative of each investor's investment experience in it.

    Likewise, you and other investors will invest in different series managed by different trading advisors. Each series' assets are:

    (BUL) Segregated from every other series' assets.

    (BUL) Traded separately from every other series.

    (BUL) Valued and accounted for separately from every other series.

    Consequently, the past performance of one series has no bearing on the past performance of another series. You should not consider the past performance record of one series when deciding whether to invest in another series.

Performance Is Not Correlated To The Debt Or Equity Markets

    We anticipate that over time each series' performance will not be similar to the performance of the general financial markets for equity and debt, and will move up and down independently. For example, the net asset value of a series may rise or fall while general stock indices rise or while stock indices fall. Non-correlation is not, however, negative correlation. Negative correlation would mean that there is an inverse and opposite relationship between a series' performance and the performance of the general financial markets. Because of non-correlation, during certain periods a given series may perform in a manner very similar to or in a manner different from a more traditional portfolio, providing few, if any, diversification benefits.

The Series Have Limited Operating Histories

    Series D and F each commenced trading during March 2000 and Series E commenced trading in April 2000.

Futures, Forward And Options Trading May Be Illiquid

    Although each series generally purchases and sells actively traded contracts, we cannot assure you that orders will be executed at or near the desired price, particularly in thinly traded markets, in markets that lack trading liquidity, or because of applicable "daily price fluctuation limits," "speculative position limits" or market disruptions. Market illiquidity or disruptions could cause major losses.

Technical Trading Systems Require Trending Markets
And Sustained Price Moves To Be Profitable

    Graham Capital and Campbell & Company use primarily technical trading systems for many of their trading decisions. For any technical trading system to be profitable, there must be price moves or "trends" -- either upward or downward -- in some commodities that the system can track and those trends must be significant enough to dictate entry or exit decisions. Trendless markets have occurred in the past, however, and are likely to recur. In addition, technical systems may be profitable for a period of time, after which the system fails to detect correctly any future price movements. Accordingly, technical traders may modify and alter their systems on a periodic basis. Any factor (such as increased governmental control of, or participation in, the markets traded) that lessens the prospect of sustained price moves in the future may reduce the likelihood that any commodity trading advisor's technical systems will be profitable.

The Large Number Of Existing Technical Traders
Could Adversely Affect Each Series

    In recent years, there has been a substantial increase in the use of technical trading systems. Different technical systems will tend to generate different trading signals.
However, the significant increase in the use of technical systems as a proportion of the trading volume in the particular markets included in each series' portfolio could result in traders attempting to initiate or liquidate substantial positions at or about the same time as a series' trading advisor, or otherwise altering historical trading patterns or affecting the execution of trades, all to the significant detriment of a series.

Discretionary Decision-Making May Result In Missed Opportunities
Or Losses

    Each of the trading advisors' strategies involves some discretionary aspects in addition to their technical factors. For example, the trading advisors often use discretion in selecting contracts and markets to be followed. Discretionary decision making may result in a trading advisor's failing to capitalize on certain price trends or making unprofitable trades in a situation where another trader relying solely on a systematic approach might not have done so.

Legislative Changes Permit the Series to Engage in Transactions Subject to Little or No Regulation

    Congress passed the Commodity Futures Modernization Act of 2000 in December 2000. This legislation was designed to streamline and reduce the amount of regulation governing commodity exchanges and transactions. Under the new legislation "eligible contract participants," a term which currently includes Series E and Series F (and might in the future include Series D), may enter into off-exchange transactions in certain commodities that are not subject to the provisions of the Commodity Exchange Act, other than the antifraud and antimanipulation provisions and, in some cases, the provisions relating to recognized clearing organizations. The series may also be eligible to trade on two new types of exchanges created by the legislation, "derivatives transaction execution facilities" and "exempt boards of trade." These trading facilities, once created, will be subject to less regulatory oversight than futures exchanges have been in the past. Any trading conducted directly with a counterparty or on a less regulated exchange, may involve more risks than trading through a facility subject to more oversight by the CFTC. At present, all of the regulations contemplated by this legislation have not been fully implemented and there has been limited activity under this new legislative scheme. As a result, all of the potential risks that the series may be subject to under this new legislative scheme are not yet clear.

Trading On Exchanges Outside The U.S. May Be Riskier
Than Trading On U.S. Exchanges

    Each series trades on non-U.S. exchanges as a component of its trading programs. Foreign exchanges, whether or not linked to a U.S. exchange, are not regulated by the CFTC or by any other U.S. governmental agency or instrumentality and may be subject to regulations (i) that are different from those to which U.S. exchanges are subject and (ii) that provide less protection to investors than the U.S. regulations provide. Therefore, trading on non-U.S. exchanges involves more risks than similar trading on U.S. exchanges.

The Unregulated Nature Of The Forward Markets
Creates Counterparty Risks That Do Not Exist In Futures Trading

    Forward contracts are entered into between private parties off an exchange, and are thus not subject to exchange regulations as to quantity, method of settlement, time for delivery, etc. Furthermore, forward contracts are not regulated by the CFTC or by any other U.S. government agency, and forward contracts are not guaranteed by an exchange or its clearinghouse. If a series takes a position as a principal with a counterparty that fails, a default would most likely result, depriving that series of any profit potential or forcing the series to cover its commitments for resale, if any, at the then-current market price.

    Because each series executes its forward trading exclusively with Prudential Securities (and its affiliate, Prudential-Bache Global Markets Inc.) as principal, liquidity problems might be greater in a series' forward trading than they would be if trades were placed with and through a larger number of forward market participants. If governmental authorities impose exchange and credit controls or fix currency exchange rates, trading in certain currencies might be eliminated or substantially reduced, and the series' forward trading might be limited to less than desired levels.
                              19

Effect Of The European Monetary Union

    The January 1, 1999 conversion of most European currencies to a single euro-currency, or continuing market reaction to that conversion or to any nation's withdrawal from the European Monetary Union, may adversely affect the trading advisors' trading and investing opportunities. The process of conversion was completed at the end of February 2002, although additional European Union member countries may join the single currency in the future. The conversion to a single euro-currency was a very significant and novel political and economic event, and it is not clear what, if any, future effects this may have on the European currency markets and, in turn, the series.

                         Trading Advisor Risks

Each Series Relies On Its Trading Advisor For Success

    The trading advisor for each series makes the commodity trading decisions for that series. Therefore, the success of each series largely depends on the judgment and ability of its trading advisor. We cannot assure you that a trading advisor's trading for any series will prove successful under all or any market conditions.

We Cannot Assure You That The Trading Advisors Or Their
Trading Strategies Will Continually Serve The Series

    We cannot assure you that: (i) a trading advisor or the Trust will not exercise its rights to terminate an advisory agreement for a series under certain conditions, (ii) the advisory agreement with a trading advisor will be renewed on the same terms as the current advisory agreement for that trading advisor once it expires or (iii) if any series retains a new trading advisor, that the new advisor will be retained on terms as favorable to the series as those negotiated with that series' current trading advisor or that the new advisor will be required to recoup any losses sustained by the prior advisor before the new advisor is entitled to receive incentive fees.

Each Trading Advisor's Past Performance Record Is Inconsistent

    The performance records of each trading advisor reflect significant variations in profitability and draw-downs from period to period.

Other Clients Of Each Trading Advisor May Compete With Each
Series

    Each trading advisor manages large amounts of other funds and advises other clients at the same time as it is managing series assets; consequently, each series may experience increased competition for the same positions.

Possible Adverse Effects Of Increasing The Assets Under
Each Trading Advisor's Discretion

    No trading advisor has agreed to limit the amount of additional equity that it may manage. If a trading advisor accepts more equity than it has capacity for, the trading advisor's strategies may not function to create profit. "Capacity" is the amount that a trading advisor can trade effectively without exceeding its trading and risk management capabilities.

                     Trust And Offering Risks

You Will Have A Limited Ability To Transfer Your Interests,
And Your Ability To Liquidate Your Interests May Be Impeded

    There is not expected to be any primary or secondary market for the interests. In addition, the trust agreement restricts your ability to transfer, assign, and redeem interests. You will be charged a redemption fee, unless certain conditions are met. These redemption fees, if applicable, are paid to the managing owner. If a substantial number of limited owners redeem their interests in a series, that series could be required to liquidate positions at unfavorable prices. However, redemptions in one series will not affect trading in any other series.

Under extra-ordinary circumstances, such as an inability to liquidate positions, the Trust may delay redemption payments to you beyond the payment period specified in the trust agreement.

Each Series Will Have To Overcome Substantial Fixed
Expenses In Order To Break Even Each Year

    Each series has substantial fixed overhead expenses. At current asset levels, we estimate that the series' gains from trading must be 7.60% per annum (Series D), 7.56% per annum (Series E) and 7.34% per annum (Series F) in order to break even. This break even amount will increase if redemption fees are imposed upon you because you decide to redeem any interests held by you for 12 months or less, and will decrease if asset levels increase substantially.

The Payment Of Quarterly Incentive Fees Does Not Assure Profits

    Each series also pays its trading advisor a quarterly incentive fee based upon any new high net trading profits earned by that trading advisor on the net asset value of the series for which the trading advisor has trading responsibility. These profits include unrealized appreciation on open positions. Accordingly, it is possible that a series will pay an incentive fee on trading profits that do not become realized (in whole or in part). Each series' trading advisor will retain all incentive fees paid, even if that series incurs a subsequent loss after payment of any quarter's fees. Because incentive fees are paid quarterly, it is possible that an incentive fee may be paid during a year in which the net asset value per interest of a series ultimately declines from the outset due to losses occurring after the date of an incentive fee payment or because of the non-realization of profits on which an incentive fee was paid.

The Trust Is Subject To Conflicts Of Interest

    A number of actual and potential conflicts of interest exist and will continue to exist among the managing owner, Prudential Securities, Prudential Securities Group Inc. and the trading advisors. Conflicts involving (i) the brokerage fee, (ii) effecting transactions or trading for their own accounts and other accounts, (iii) Prudential Securities' advising on redemptions, (iv) other commodity funds sponsored by Prudential Securities, (v) management of other accounts by the trading advisors and (vi) engaging in forward transactions, may each create an incentive for Prudential Securities and its affiliates, the managing owner and the trading advisors to benefit themselves rather than you. However, no specific policies regarding conflicts of interest have been adopted by the Trust or by any of the series.

You Have Limited Rights

    You will exercise no control over the Trust's business. However, certain actions, such as termination or dissolution of a series, may be taken or approved upon the affirmative vote of limited owners holding interests representing at least a majority (over 50%) of the net asset value of the series (excluding interests owned by the managing owner and its affiliates).

Failure Of The Trust's Clearing Broker Or Other Counterparties

    You may lose some or all of your investment in the event of the bankruptcy of Prudential Securities or of any counterparty with whom it trades.

There Was No Independent Investigation Of The Terms
Of The Offering Or The Trust's Structure

    Prudential Securities is an affiliate of the managing owner and made no independent investigation of the terms of this offering or the structure of the Trust. Except for the agreements with the trading advisors and the trustee, the terms of this offering and the structure of the Trust have not been established as the result of arms-length negotiation.

                                   Tax Risks

Your Tax Liability Is Anticipated To Exceed Distributions To You

    For U.S. federal income tax purposes, the amount of your taxable income or loss for each taxable year of the Trust will be determined on the basis of your allocable share of ordinary income and loss generated from the series in which you have purchased interests, as well as capital gains and losses recognized by the series during each year. If the series in which you own interests has taxable income for a year, that income will be taxable to you in accordance with your allocable share of Trust income from that series, whether or not any amounts have been or will be distributed to you. If you are an employee benefit plan or an individual retirement account or other tax-exempt limited owner, under certain circumstances, all or part of such income may be taxable to you. Also, the series in which you have an interest might sustain losses after the end of a profitable year, so that if you did not redeem your interests as of such year-end, you might never receive the profits on which you have been taxed. The managing owner, in its discretion, will determine whether, and in what amount, the Trust will make distributions. There is no present intention to make distributions. Accordingly, it is anticipated that you will incur tax liabilities as a result of being allocated taxable income from a series even though you will not receive current cash distributions with which to pay such taxes.

Deductions May be Limited

    Your ability to claim current deductions for certain expenses and losses, including capital losses of the series in which you have interests, is subject to various limitations.

Taxes And Economics May Not Match During A Calendar Year

    The income tax effects of a series' transactions to you may differ from the economic consequences of those transactions to you during a calendar year.

Partnership Treatment Is Not Assured

    The Trust has received an opinion of counsel from Rosenman & Colin LLP, which has been merged into tax counsel to the Trust, Katten Muchin Zavis Rosenman, to the effect that, under current U.S. federal income tax law, each series in the Trust will be treated as a partnership for U.S. federal income tax purposes, provided that (i) at least 90% of each series' annual gross income consists of "qualifying income" as defined in the Internal Revenue Code and (ii) each series is organized and operated in accordance with its governing agreements and applicable law. The managing owner believes that each series currently meets this income test and that it is likely, but not certain, that each series will continue to meet the income test. An opinion of counsel is subject to any changes in applicable tax laws and is not binding on the Internal Revenue Service or the courts.

    If a series of the Trust were to be treated as a corporation instead of as a partnership for U.S. federal income tax purposes,
(i) the net income of that series would be taxed at corporate income tax rates, thereby substantially reducing that series' profitability, (ii) you would not be allowed to deduct your share of losses of that series and (iii) distributions to you, other than liquidating distributions, would constitute dividends to the extent of the current or accumulated earnings and profits of that series, and would be taxable as such.

There Is The Possibility Of A Tax Audit

    We cannot assure you that a series' tax returns will not be audited by a taxing authority or that an audit will not result in adjustments to the series' returns. If an audit results in an adjustment, you may be required to file amended returns and to pay additional taxes plus interest.

    You are strongly urged to consult your own tax advisor and counsel about the possible federal, state and local tax consequences to you of an investment in the Trust. Tax consequences may differ for different investors, and you could be affected by future changes in the tax laws.

                          Regulatory Risks

Government Regulations May Change

    Commodity pool regulations are constantly changing and there is no way to predict the impact of future changes on the Trust. In addition, future tax law revisions could have a materially adverse effect on the Trust. Concern has also been expressed about speculative pools of capital trading in the currency markets, because these pools have the potential to disrupt central banks' attempts to influence exchange rates. In the current environment, you must recognize the possibility that future regulatory changes may alter, perhaps to a material extent, the nature of an investment in any series of the Trust.

CFTC Registrations Could Be Terminated

    If the Commodity Exchange Act registrations or National
Futures Association memberships of the managing owner, any of the trading advisors or Prudential Securities are no longer effective, these entities would not be able to act for the Trust.

    The foregoing risk factors are not a complete explanation of all the risks involved in purchasing interests in a fund that invests in the highly speculative, highly leveraged trading of futures, forwards and options. You should read this entire prospectus before determining to subscribe for interests.

ACTUAL AND POTENTIAL CONFLICTS OF INTEREST

    While the managing owner, Prudential Securities and its affiliates and the trading advisors seek to avoid conflicts of interest to the extent feasible and to resolve all conflicts that may arise equitably and in a manner consistent with their responsibilities to the Trust and the various series, no specific policies regarding conflicts of interest have been or are intended to be adopted by the Trust or by any of the series. The following actual and potential conflicts of interest do and may continue to exist.

Conflicts Related To The Payment Of The Brokerage Fee To
Prudential Securities

    The Brokerage Fee May Not Be The Lowest Available Fee
Because the managing owner is an affiliate of Prudential Securities, the fixed fee Prudential Securities receives was not the result of arm's-length negotiations, and the fixed fee may not be comparable to the fee each series would be charged if the fee were negotiated with an unrelated party. Furthermore, other customers of Prudential Securities may pay commissions that are effectively lower than the fixed fee payable by a series (e.g., if Prudential Securities determines that the size of any such other account, the anticipated volume and frequency of its trading and the costs associated with the servicing of that account, and/or any other reasons, justify a lower rate). To the extent that other brokers would charge lower commission rates than those charged by Prudential Securities, each series will pay effectively higher commissions for similar trades. However, the managing owner, in accordance with its obligation under the NASAA guidelines to seek the best price and services available for commodity brokerage transactions, believes that limited owners receive additional administrative benefits through the series' brokerage arrangements with Prudential Securities, as well as several other benefits from investing in the Trust that might not otherwise be available to them for an investment as reasonable as the minimum investment in the Trust (e.g., limited liability, investment diversification and administrative convenience).

    Selection Of Trading Advisors May Benefit Prudential Securities The managing owner is responsible for selecting the trading advisors and is responsible for selecting any new commodity trading advisors for any series. Because Prudential Securities receives the same fee regardless of how many transactions are effected for a series, the managing owner may have an incentive to select trading advisors that do not trade frequently, rather than trading advisors with better track records who do trade frequently. The trust agreement requires the managing owner to determine whether each series is receiving the best price and services available under the circumstances and whether the rates are competitive, and, if necessary, to renegotiate the fee structure to obtain such rates and services for the each series. In making the foregoing determinations, the managing owner may not rely solely on a comparison of the fees paid by other major commodity pools.

    Prudential Securities Financial Advisors Have An Incentive To Discourage Investor Redemptions Since Prudential Securities financial advisors receive continuing compensation that is paid from the fixed fee that is paid to Prudential Securities, and since such compensation is paid by Prudential Securities in proportion to the number of then outstanding interests for which each financial advisor is providing ongoing services, Prudential Securities financial advisors have a financial incentive to advise you not to redeem interests in any series. However, Prudential Securities' financial advisors are expected to act in your best interests, notwithstanding any personal interests to the contrary.

The Trust's Foreign Exchange Dealer Will Not Be Independent

    The Trust, acting through its trading advisors, executes over-the-counter, spot, forward and option foreign exchange transactions with Prudential Securities. Prudential Securities then engages in back-to-back trading with its affiliate, Prudential-Bache Global Markets Inc. Because Prudential-Bache Global Markets Inc., Prudential Securities and the managing owner are wholly-owned subsidiaries of Prudential Securities Group Inc., the managing owner has an incentive to utilize Prudential Securities and Prudential-Bache Global Markets Inc. as the Trust's foreign exchange dealer and counterparty, even though other entities may offer better terms. However, since the managing owner has a fiduciary obligation to the Trust, the managing owner does not utilize affiliated entities for foreign exchange trading if the managing owner determines that it would not be in the best interest of the Trust to do so.

Other Activities Of Prudential Securities And The Managing Owner

    The officers, directors, and employees of the managing owner and of Prudential Securities and the agents and correspondents of Prudential Securities from time to time may trade in commodities for their own accounts and for the account of Prudential Securities itself. In addition, Prudential Securities is a futures commission merchant, handling customer business in commodities. Thus, Prudential Securities may effect transactions for itself, its officers, directors, employees or customers, agents or correspondents (or employees of such agents or correspondents) or the managing owner. These transactions might be effected when similar series trades are not executed or are executed at less favorable prices, or these persons or entities might compete with a series in bidding or offering on purchases or sales of contracts without knowing that series also is so bidding or offering. In very illiquid markets, such activities could adversely affect series transactions. Although you will not be permitted to inspect such persons' trading records in light of their confidential nature, the managing owner has access to these records.

Management Of Other Accounts By The Trading Advisors

    The trading advisors are permitted to manage and trade accounts for other investors (including other commodity pools) and to trade commodities for their own accounts and the accounts of their principals. The trading records for these accounts are not available for inspection by limited owners. The trading advisors are free to trade accounts for others, so long as each trading advisor's ability to carry out its obligations and duties to the series for which it has trading responsibility under the advisory agreements is not materially impaired thereby. However, various conflicts may arise as a result.

    Other Accounts Managed By The Trading Advisors May Compete With The Series The trading advisors may compete with the series in bidding or offering on purchases or sales of contracts through the same or a different trading program than that to be used by a series, and there can be no assurance that any such trades will be consistent with those of the series, or that the trading advisors or their principals will not be the other party to a trade entered into by any series. The trading advisor's management of other clients' accounts may increase the level of competition among other clients and a series for the execution of the same or similar transactions and may affect the priority of order entry.

    Trading Advisor May Receive Higher Compensation From Other Clients Because the financial incentives of a trading advisor in other accounts managed by it may exceed any incentives payable by a series, the trading advisor might have an incentive to favor those accounts over a series in trading.

STRUCTURE OF THE TRUST

    The Trust was formed on April 22, 1999 as a Delaware
Business Trust with separate series, pursuant to the requirements of the Delaware Business Trust Act. The Trust's registered office is c/o Wilmington Trust Company, Rodney Square North, 1110 North Market Street, Wilmington, Delaware 19890. The Delaware Business Trust Act provides that, except as otherwise provided in the trust agreement, interest-holders in a Delaware Business Trust have the same limitation of liability as do shareholders of private, for-profit, Delaware corporations. The trust agreement confers substantially the same limited liability, and contains the same limited exceptions thereto, as would a limited partner-ship agreement for a Delaware limited partnership engaged in like transactions as the Trust. In addition, pursuant to the trust agreement, the managing owner of the Trust is liable for obligations of a series in excess of that series' assets.
Limited owners do have any such liability.

Overview Of The Series

    Currently, the Trust's interests are offered in three separate and distinct series: Series D, Series E and Series F. The investment objective of each series is to increase the value of your interests over the long term (capital appreciation) while attempting to control risk and volatility. Each series engages in the speculative trading of a diversified portfolio of futures, forward (including interbank foreign currencies) and options contracts and may, from time to time, engage in cash and spot transactions. Each series has its own professional commodity trading advisor (sometimes referred to simply as a trading advisor or collectively as the trading advisors) that manages 100% of that series' assets and makes that series' trading decisions. Currently between 15% and 40% of each series' assets normally are committed as margin for commodities trading, but from time to time these percentages may be substantially more or less. See "TRADING LIMITATIONS AND POLICIES."

    The trading advisors for the series were selected based upon the managing owner's evaluation of each trading advisor's past performance, trading portfolios and strategies, as well as how each trading advisor's performance, trading portfolio and strategies complement and differ from that of the other trading advisors. The managing owner is authorized under the advisory agreements, however, to utilize the services of additional trading advisors for any series. For each of Series D, Series E and Series F, the managing owner allocates 100% of the proceeds from the offering of each series' interests to the trading advisor for that series for commodities trading purposes. It is currently contemplated that each series' trading advisor will continue to be allocated 100% of additional capital raised from that series during the continuous offering of interests. The trading advisors are not affiliated with the Trust, the trustee, the managing owner or Prudential Securities, but Bridgewater Associates does currently act as a commodity trading advisor to another public fund sponsored by Prudential Securities. If a trading advisor's trading reaches a level where certain position limits restrict its trading, that trading advisor will modify its trading instructions for the series and its other accounts in a good faith effort to achieve an equitable treatment of all accounts. None of the trading advisors nor any of their principals currently have any beneficial interest in the Trust, but some or all of such persons may acquire such an interest in the future. For a summary of the advisory agreements between each trading advisor, the Trust, and the managing owner, see the section in this prospectus "SUMMARY OF AGREEMENTS-Advisory
Agreements."

Description Of Sections To Follow

    The pages that follow contain capsule summaries of each series' performance from inception to date in accordance with CFTC rules, a description of each series' trading advisor and its principals and a general description of the trading strategies and trading portfolios each trading advisor employs while trading on behalf of the Trust, along with past performance capsule summaries of all other accounts managed by the trading advisors for the various periods shown. The trading advisor descriptions were derived by the managing owner in part from information contained in each trading advisor's CFTC Disclosure Document, which each trading advisor itself prepared. Because the trading advisors' trading strategies are proprietary and confidential, the descriptions that follow are general in nature.

                   PERFORMANCE OF EACH SERIES

Set forth hereafter in summary form is the actual performance of each series from the start of trading through January 31, 2002.

The information in the capsules has not been audited. However, the managing owner represents and warrants that the capsules are accurate in all material respects. It should not be assumed that each series will experience results in the future that are comparable to the results experienced to date.



       PAST PERFORMANCE FOR EACH SERIES IS FOUND ON PAGES 28 TO 42

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                     Past Performance Of Series D
        Capsule Performance of World Monitor Trust II - Series D
            Commodity Trading Advisor: Bridgewater Associates

                              Rates of Return
                      (Computed on a Daily Basis)

Month                    2002             2001           2000
----------------------------------------------------------------
January                (7.31)%           (2.78)%
February                                 (3.54)%
March                                    (5.72)%        (2.07)%
April                                     3.66%         (1.59)%
May                                      (8.48)%         9.10%
June                                      4.07%         (2.07)%
July                                      1.45%         (1.80)%
August                                    4.22%         (8.01)%
September                                (2.80)%        (6.36)%
October                                   8.39%         (7.84)%
November                                 (0.89)%         3.81%
December                                 (2.95)%         5.00%
-----------------------------------------------------------------
Annual                 (7.31)%           (6.46)%       (12.51)%

Name of Pool:                     World Monitor Trust II -- Series D

Type of Pool:                     Publicly-Offered

Start Date:                       March 13, 2000

Aggregate subscriptions:          $9,400,347 (as of  January 31, 2002)
Current net asset value
  per interest:                   $75.86 (as of January  31, 2002)

                                  "Draw-down" means losses experienced by
                                  World Monitor Trust II -- Series D over a specified period.

Largest monthly draw-down:        (8.48)%  May 2001
                                  "Largest monthly draw-down" means the
                                  greatest percentage decline in Net Asset
                                  Value due to losses sustained by World
                                  Monitor Trust II -- Series D from the
                                  beginning to the end of a calendar
                                  month.

Largest peak-to-valley draw-down: (30.20)%   June 2000 to May 2001
                                  "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value of World Monitor Trust II -- Series D due to losses sustained during a period in which the initial month-end Net Asset Value of World Monitor Trust II -- Series D is not equaled or exceeded by a subsequent month-end Net Asset Value of World Monitor Trust II -- Series D.

                                  "Rate of Return" is calculated daily by
                                  dividing net performance by beginning
                                  equity.  The daily returns are then
                                  compounded to arrive at the rate of
                                  return for the month, which is in turn
                                  compounded to arrive at the rate of
                                  return for the year to date.

      Past Performance Is Not Necessarily Indicative Of Future Results

Management's Discussion And Analysis Of Financial Condition And
Results Of Operations -- Series D

Liquidity and Capital Resources

    Series D commenced operations on March 13, 2000 with gross proceeds of $5,280,158 allocated to commodities trading. Additional contributions raised through the continuous offering for the year ended December 31, 2001 and for the period from March 13, 2000 (commencement of operations) to December 31, 2001 resulted in additional gross proceeds to Series D of $1,007,395 and $3,956,889, respectively. Additional interests of Series D will continue to be offered on a weekly basis at the net asset value per interest until the subscription maximum is sold.

    Interests in Series D may be redeemed on a weekly basis, but are subject to a redemption fee if transacted within one year of the effected date of purchase. Redemptions of limited interests and general interests for the year ended December 31, 2001 were $2,281,677 and $18,432, respectively and for the period from March 13, 2000 (commencement of operations) to December 31, 2001 were $3,588,587 and $54,024, respectively. Additionally, interests owned in any series of the Trust (Series D, E or F) may be exchanged, without any charge, for interests of one or more other series of the Trust on a weekly basis for as long as interests in those series are being offered to the public.
Future contributions, redemptions and exchanges will impact the amount of funds available for investment in commodity contracts in subsequent periods.

    At December 31, 2001, 100% of Series D's net assets were allocated to commodities trading. A significant portion of the net assets was held in cash, which is used as margin for trading in commodities. Inasmuch as the sole business of Series D is to trade in commodities, Series D continues to own such liquid assets to be used as margin. Prudential Securities credits Series D with interest income on 100% of its average daily equity maintained in cash in its accounts with Prudential Securities during each month at the 13-week Treasury bill discount rate. This rate is determined weekly by Prudential Securities and represents the rate awarded to all bidders during each week's auction of 13-week Treasury bills.

    The commodities contracts are subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as "daily limits." During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent Series D from promptly liquidating its commodity futures positions.

    Since Series D's business is to trade futures and forward contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).
Series D's exposure to market risk is influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of Series D's speculative trading, as well as the development of drastic market occurrences, could result in monthly losses considerably beyond Series D's experience to date and could ultimately lead to a loss of all or substantially all of investors' capital. The managing owner attempts to minimize these risks by requiring Series D and its trading advisor to abide by various trading limitations and policies, which include limiting margin amounts, trading only in liquid markets and permitting the use of stop loss provisions. See Note F to the financial statements for a further discussion on the credit and market risks associated with Series D's futures and forward contracts.

    Series D does not have, nor does it expect to have, any capital assets.

Results of Operations

    Series D commenced trading operations on March 13, 2000 and, as such, a comparative analysis of the 2001 full year results versus the 2000 partial year results is not meaningful. However, Series D's average net asset levels have continually decreased throughout 2001, primarily from poor trading performance and redemptions. These decreased average net asset levels have led to proportionate decreases in the amount of interest earned by Series D, as well as the commissions and management fees paid by Series D.

    The net asset value per interests as of December 31, 2001 was $81.84, a decrease of 6.46% from the December 31, 2000 net asset value per Interest of $87.49, which was a decrease of 12.51% from the March 13, 2000 initial net asset value per Interest of $100.00. The Zurich Fund/Pool Qualified Universe Index (formerly known as the MAR Fund/Pool Index), which tracked the performance of 272 futures funds at December 31, 2001, returned 7.52% and 9.33% for the year ended December 31, 2001 and for the period from March through December 2000, respectively. Past performance is not necessarily indicative of future results.

    Series D had gross trading losses of $221,000 and $657,000 for the year ended December 31, 2001 and for the period from March 13, 2000 (commencement of operations) to December 31, 2000, respectively. Due to the nature of Series D's, trading activities a period to period comparison of its trading results is not meaningful. However, a detailed discussion of Series D's 2001 trading results is presented below.

    Net losses for Series D were experienced in the currency and index sectors. Profits were the result of gains in the interest rate and metals sectors.

    In foreign exchange markets, the U.S. dollar rose slightly against many foreign currencies during the first half of the year, reflecting expectations that some of those economies might be adversely affected by slower economic growth in the United States. Additionally, the U.S. dollar strengthened as investors around the globe felt that it was the safest currency in this time of economic uncertainty. Losses were incurred in long Australian dollar and Canadian dollar positions as these currencies fell against the U.S. dollar during the first half of the year. The U.S. dollar fell against most major currencies during the third quarter, particularly the Japanese yen, the euro and the Swiss franc. The U.S. dollar's downward trend against many currencies accelerated after September 11th. As a result of the attacks, many investors switched exposure from the U.S. dollar to other currencies which rose against the U.S. dollar resulting in losses for short euro, Canadian dollar and Australian dollar positions. The U.S. dollar strengthened slightly towards year-end amid hopes of an economic recovery in the U.S.

    Equity markets performed poorly across the board during the first half of the year as foreign stock markets generally followed the downtrend of the U.S. markets. Technology stocks led this market downturn and the NASDAQ fell to its lowest level in nearly two years. Losses in the Dow Jones and NASDAQ brought these indices under the key 10,000 and 2,000 levels, respectively, with the DAX, FTSE, CAC-40 and Nikkei experiencing similar losses. Short positions in the DAX, MATIF CAC-40 and S&P 500 resulted in gains. The terrorist attacks of September 11th further weakened sluggish U.S. and global economies plunging equity markets downward throughout the world in the week following the attacks. The Dow Jones industrial average suffered its worst percentage loss since the Great Depression due to uncertainty about how the economy would perform as a result of these attacks and other threats of terrorism. U.S. equity indices recovered somewhat at the end of September as interest rate cuts by the U.S. Federal Reserve and fiscal stimuli by Congress combined to help stimulate an economic rebound. Global equity markets followed suit rebounding from earlier lows as well. U.S. and global equity markets rallied in November amid positive developments in the war in Afghanistan and sentiment that the U.S. economy might be emerging from its recession. Equity markets reversed in December providing a negative return for the second consecutive year. Gains in short equity index positions during the first half of the year were not sufficient to offset losses incurred during the last two quarters and the index sector produced net losses for the year.

    In light of the rapid weakening in economic expansion and deterioration in business and consumer confidence, the U.S. Federal Reserve followed a relatively aggressive policy, lowering interest rates three times during the first quarter of 2001. Other central banks followed the U.S. Federal Reserve's lead lowering interest rates as well. Interest rate instruments trended upward throughout most of the second and third quarters as major central banks cut short-term interest rates in an attempt to bolster slowing economies. The bond market rally continued in the wake of September 11th as the U.S. Federal Reserve moved to inject liquidity into the economy, cutting interest rates 50 basis points on September 17th to 3%. This move was soon followed by the Central Bank of Canada, the European Central Bank and Swiss National Central Bank who also lowered their rates 50 basis points. U.S. and European interest rate instruments began the fourth quarter up as data indicated persistent weakness in the U.S.

economy. In an effort to stimulate the economy, the U.S. Federal Reserve lowered interest rates by 50 basis points in October and again in early November. The European Central Bank and the Bank of England each cut rates by 50 basis points in November. In mid-November, some positive economic news, the fall of Kabul, Afghanistan and an announcement by the U.S. Treasury regarding the cessation of sales of 30-year bonds, resulted in one of the greatest reversals the U.S. bond market has seen in recent times. Interest rates climbed sharply in the U.S. and Europe causing bond prices to fall. In December, the U.S. Federal Reserve lowered rates by another 25 basis points and bond prices climbed slightly. Gains in long euro bond positions during the third quarter offset losses incurred during the rest of the year resulting in net gains for the interest rate sector.

    Rate cuts by U.S. and European central banks during the first half of the year stirred fears of inflation driving metal prices higher. Long copper positions resulted in gains during the second quarter. In the third quarter, short copper positions resulted in gains as fears of a global economic recession and decreasing industrial production lowered prices of industrial commodities.

    Interest income is earned on the average daily equity maintained in cash with Prudential Securities at the 13-week Treasury bill discount rate and, therefore, varies weekly according to interest rates, trading performance, contributions and redemptions. Interest income was $160,000 and $282,000 for the year ended December 31, 2001 and for the period from March 13, 2000 (commencement of operations) to December 31, 2000, respectively. The decrease in interest income during 2001 versus 2000 was due to the decrease in net asset levels as discussed above, as well as declining interest rates in 2001.

    Commissions are calculated on Series D's net asset value at the end of each week and, therefore, vary according to weekly trading performance, contributions and redemptions. Other transaction fees consist of National Futures Association, exchange and clearing fees as well as floor brokerage costs and give-up charges, which are based on the number of trades Bridgewater Associates executes, as well as which exchange, clearing firm or bank on, or through, which the contract is traded. Commissions and other transaction fees were $283,000 and $304,000 for the year ended December 31, 2001 and for the period from March 13, 2000 (commencement of operations) to December 31, 2000, respectively, due to the declining average net asset levels, as discussed above.

    All trading decisions for Series D are made by the Bridgewater Associates. Management fees are calculated on Series D's net asset value at the end of each week and, therefore, are affected by weekly trading performance, contributions and redemptions. Management fees were $55,000 and $58,000 for the year ended December 31, 2001 and for the period from March 13, 2000 (commencement of operations) to December 31, 2000, respectively, due to the declining average net asset levels, as discussed above.

    Incentive fees are based on the "New High Net Trading Profits" generated by the Bridgewater Associates, as defined in the advisory agreement among Series D, the managing owner and Bridgewater Associates. Series D did not pay an incentive during 2001. Incentive fees for the period from March 13, 2000 (commencement of operations) to December 31, 2000 were $27,000.

    General and administrative expenses for the year ended December 31, 2001 and for the period from March 13, 2000 (commencement of operations) to December 31, 2000 were $120,000 and $119,000, respectively. These expenses are before reimbursement of costs incurred by the managing owner on behalf of Series D, in addition to accounting, audit, tax and legal fees, as well as printing and postage costs related to reports sent to limited owners. To the extent that general and administrative expenses exceed 1.5% of Series D's net asset value during the year (with a minimum of 1.25% attributable to other than legal and audit expenses) such amounts are borne by the managing owner and its affiliates. Because applicable expenses exceeded these limits, a portion of the expenses have been borne by the managing owner and its affiliates, resulting in a net cost to Series D of $66,000 and $70,000, respectively.

Financial Reporting by Commodity Pools

    During March 2001, the Accounting Standards Executive Committee issued Statement of Position 01-1, Amendment to Scope of Statement of Position 95-2, Financial Reporting by Nonpublic Investment Partnerships, to Include Commodity Pools, which is effective for financial statements issued for periods ending
after December 15, 2001.   This Statement of Position amends
Statement of Position 95-2, Financial Reporting by Nonpublic
Investment

Partnerships, to include within its scope commodity pools such as Series D. Under the new requirements, Series D is required to present a condensed schedule of investments and certain other information in accordance with the American Institute of Certified Public Accountants' Audit and Accounting Guide "Audits of Investment Companies." The adoption of the requirements of Statement of Position 01-1 has not had a material effect on Series D's financial position or results of operations.

Inflation

    Inflation has had no material impact on operations or on the financial condition of Series D from inception through December
31, 2001.

      PLEASE TURN TO PAGES 43 TO 45 FOR A DESCRIPTION OF BRIDGEWATER
        ASSOCIATES AND ITS PRINCIPALS AND TRADING PROGRAMS AND TO
            PAGES 46 TO 56 FOR ITS PERFORMANCE RECORD FOR ALL
         ACCOUNTS UNDER ITS MANAGEMENT FOR THE PAST FIVE YEARS

                      Past Performance Of Series E
        Capsule Performance of World Monitor Trust II -- Series E
                Commodity Trading Advisor: Graham Capital


                              Rates of Return
                         (Computed on a Daily Basis)

Month                    2002                 2001            2000
-----------------------------------------------------------------------
January                  2.14%               (2.12)%
February                                      2.51%
March                                        10.56%
April                                       (12.05)%         (0.80)%
May                                           1.17%          (4.54)%
June                                         (0.33)%         (5.59)%
July                                         (2.03)%         (0.63)%
August                                        6.76%           4.94%
September                                    11.30%          (0.77)%
October                                       8.45%           2.39%
November                                    (13.65)%         12.57%
December                                      0.17%          12.87%
-----------------------------------------------------------------------
Annual                   2.14%                7.42%          20.36%

Name of Pool:                     World Monitor Trust II -- Series E

Type of Pool:                     Publicly-Offered

Start Date:                       April 6, 2000

Aggregate subscriptions:          $11,182,651 (as of January 31, 2002)
Current net asset value
  per interest:                   $132.06  (as of January 31, 2002)

                                  "Draw-down" means losses experienced by
                                  World Monitor Trust II -- Series E over a specified period.

Largest monthly draw-down:        (13.65)%      November 2001
                                  "Largest monthly draw-down" means the
                                  greatest percentage decline in Net Asset
                                  Value due to losses sustained by World
                                  Monitor Trust II -- Series E from the
                                  beginning to the end of a calendar
                                  month.

Largest peak-to-valley draw-down: (13.65)%          November 2001
                                  "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value of World Monitor Trust II -- Series E due to losses sustained during a period in which the initial month-end Net Asset Value of World Monitor Trust II -- Series E is not equaled or exceeded by a subsequent month-end Net Asset Value of World Monitor Trust II -- Series E.

                                  "Rate of Return" is calculated daily by
                                  dividing net performance by beginning
                                  equity.  The daily returns are then
                                  compounded to arrive at the rate of
                                  return for the month, which is in turn
                                  compounded to arrive at the rate of
                                  return for the year to date.

     Past Performance Is Not Necessarily Indicative Of Future Results

Management's Discussion And Analysis Of Financial Condition And
Results Of Operations -- Series E

Liquidity and Capital Resources

    Series E commenced operations on April 6, 2000 with gross proceeds of $5,157,459 allocated to commodities trading. Additional contributions raised through the continuous offering for the year ended December 31, 2001 and for the period from April 6, 2000 (commencement of operations) to December 31, 2001 resulted in additional gross proceeds to Series E of $4,884,134 and $5,599,632, respectively. Additional Interests of Series E will continue to be offered on a weekly basis at the net asset value per Interest until the subscription maximum is sold.

    Interests in Series E may be redeemed on a weekly basis, but are subject to a redemption fee if transacted within one year of the effective date of purchase. Redemptions of interests for the year ended December 31, 2001 were $2,617,616 and $19,576, respectively, and for the period from April 6, 2000 (commencement of operations) to December 31, 2001 were $3,420,027 and $19,576, respectively. Additionally, Interests owned in any series of World Monitor Trust II (Series D, E or F) may be exchanged, without any charge, for Interests of one or more other series of World Monitor Trust II on a weekly basis for as long as interests in those series are being offered to the public. Future contributions, redemptions and exchanges will impact the amount of funds available for investment in commodity contracts in subsequent periods.

    At December 31, 2001, 100% of Series E's net assets were allocated to commodities trading. A significant portion of the net assets was held in cash which is used as margin for trading in commodities. Inasmuch as the sole business of Series E is to trade in commodities, Series E continues to own such liquid assets to be used as margin. Prudential Securities credits Series E with interest income on 100% of its average daily equity maintained in cash in its accounts with Prudential Securities during each month at the 13-week Treasury bill discount rate. This rate is determined weekly by Prudential Securities and represents the rate awarded to all bidders during each week's auction of 13-week Treasury bills.

    The commodities contracts are subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as "daily limits." During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent Series E from promptly liquidating its commodity futures positions.

    Since Series E's business is to trade futures and forward contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).
Series E's exposure to market risk is influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of Series E's speculative trading as well as the development of drastic market occurrences could result in monthly losses considerably beyond Series E's experience to date and could ultimately lead to a loss of all or substantially all of investors' capital. The managing owner attempts to minimize these risks by requiring Series E and its trading advisor to abide by various trading limitations and policies which include limiting margin amounts, trading only in liquid markets and permitting the use of stop loss provisions. See Note F to the financial statements for a further discussion on the credit and market risks associated with Series E's futures and forward contracts.

    Series E does not have, nor does it expect to have, any capital assets.

Results of Operations

Series E commenced trading operations on April 6, 2000, and as such, a comparative analysis of the 2001 full year results versus the 2000 partial year results is not meaningful. However, Series E's asset levels have increased since the commencement of operations primarily from additional contributions and favorable trading performance offset, in part, by redemptions. The rising asset levels have led to increases in the amount of interest earned by Series E as well as commissions and other transaction fees and management fees incurred.

    The net asset value per Interest as of December 31, 2001 was $129.29, an increase of 7.42% from the December 31, 2000 net asset value per Interest of $120.36 which was an increase of 20.36% from the April 6, 2000 initial net asset value per Interest of $100.00. These returns compare favorably to the Zurich Fund/Pool Qualified Universe Index (formerly the MAR Fund/Pool Index), which tracked the performance of 272 futures funds at December 31, 2001, and returned 7.52% and 10.44% for the year ended December 31, 2001 and for the April through December 2000 period, respectively. Past performance is not necessarily indicative of future results.

    Series E's gross trading gains for the year ended December 31, 2001 and the period from April 6, 2000 (commencement of operations) to December 31, 2000 were $1,295,000 and $1,430,000, respectively. Due to the nature of Series E's trading activities, a period to period comparison of its trading results is not meaningful. However, a detailed discussion of the trading results for the year ended December 31, 2001 is presented below.

    Series E's favorable performance in 2001 was the result of net gains in the interest rate, index and metals sectors. Losses were experienced in the energy and currency sectors.

    In light of the rapid weakening in economic expansion and deterioration in business and consumer confidence, the U.S. Federal Reserve followed a relatively aggressive policy, lowering interest rates three times during the first quarter of 2001. Other central banks followed the U.S. Federal Reserve's lead lowering interest rates as well. Interest rate instruments trended upward throughout most of the second and third quarters as major central banks cut short-term interest rates in an attempt to bolster slowing economies. The bond market rally continued in the wake of the September 11th as the U.S. Federal Reserve moved to inject liquidity into the economy, cutting interest rates 50 basis points on September 17th to 3%. This move was soon followed by the Central Bank of Canada, the European Central Bank and Swiss National Central Bank who also lowered their rates 50 basis points. U.S. and European interest rate instruments began the fourth quarter up as data indicated persistent weakness in the U.S. economy. In an effort to stimulate the economy, the U.S. Federal Reserve lowered interest rates by 50 basis points in October and again in early November. The European Central Bank and the Bank of England each cut rates by 50 basis points in November. In mid-November, some positive economic news, the fall of Kabul, Afghanistan and an announcement by the U.S. Treasury regarding the cessation of sales of 30-year bonds, resulted in one of the greatest reversals the U.S. bond market has seen in recent times. Interest rates climbed sharply in the U.S. and Europe causing bond prices to fall. In December, the U.S. Federal Reserve lowered rates by another 25 basis points and bond prices climbed slightly. Gains in long euro, Australian and Japanese bond positions during the first and third quarters offset losses incurred during the second and fourth quarters of the year resulting in net gains for the interest rate sector.

    Equity markets performed poorly across the board during the first half of the year as foreign stock markets generally followed the downtrend of the U.S. markets. Technology stocks led this market downturn and the NASDAQ fell to its lowest level in nearly two years. Losses in the Dow Jones and NASDAQ brought these indices under the key 10,000 and 2,000 levels, respectively, with the DAX, FTSE, CAC-40 and Nikkei experiencing similar losses. Short positions in the Hong Kong Hang Seng Index, MATIF CAC-40 and TOPIX resulted in gains during the first quarter. The terrorist attacks of September 11th further weakened the sluggish U.S. and global economies plunging equity markets downward throughout the world in the week following the attacks. The Dow Jones industrial average suffered its worst percentage loss since the Great Depression due to uncertainty about how the economy would perform as a result of these attacks and other threats of terrorism. U.S. equity indices recovered somewhat at the end of September as interest rate cuts by the U.S. Federal Reserve and fiscal stimuli by Congress combined to stimulate an economic rebound. Global equity markets followed suit rebounding from earlier lows as well. U.S. and global equity markets rallied in November amid positive developments in the war in Afghanistan and sentiment that the U.S. economy might be emerging from its recession. Equity markets reversed in December providing a negative return for the second consecutive year. Gains in short equity index positions during the first and third quarters of the year offset losses incurred during the second and fourth quarters producing net gains for the index sector.

    Signs of a global economic slowdown, which could lead to a decline in demand, pushed gold prices lower resulting in gains for short positions during the first quarter. Short copper, zinc and aluminum positions resulted in gains during the third quarter as fears of a global economic recession and decreasing industrial production lowered prices of industrial commodities.

    Energy prices generally remained high throughout most of the first quarter of 2001. Crude oil prices increased in January as OPEC announced a likely 5% cut in production. During the second quarter, energy prices fell in response to growing inventory levels of crude oil and related products. Energy prices peaked sharply immediately after the September 11th attacks amid worries of a potential interruption in supplies. Prices soon reversed course as concerns of decreased demand caused by a global economic recession outweighed fears of scarcity. Two weeks after the attacks, oil prices plunged more than 12% to a 22-month low of $23 a barrel. OPEC leaders announced that with prices within their $22 to $28 a barrel target, they saw no need to alter output and assured that there will be no disruption in supplies. Fear of continued terrorist attacks, sluggish economies and mild winter weather continued to limit growth in global demand for oil during the fourth quarter. A coordinated cut in oil output by OPEC and non-OPEC producers was agreed upon as OPEC tried to regain control of crude oil prices. Crude oil positions incurred losses during the first and third quarters of the year resulting in net losses for Series E in this sector.

    In foreign exchange markets, the U.S. dollar rose slightly against many foreign currencies during the first half of the year, reflecting expectations that some of those economies might be adversely affected by slower economic growth in the United States. Additionally, the U.S. dollar strengthened as investors around the globe felt that it was the safest currency in this time of economic uncertainty. In the second quarter, the Canadian dollar rose slightly against the U.S. dollar due to an increase of Canadian exports to the U.S. resulting in losses for short Canadian dollar positions. Short Australian dollar positions resulted in losses during April as prices rallied following a 50 basis point interest rate cut by the Reserve Bank of Australia. The U.S. dollar fell against most major currencies during the third quarter, particularly the Japanese yen, the euro and the Swiss franc. The U.S. dollar's downward trend against many currencies accelerated after September 11th. As a result of the attacks, many investors switched exposure from the U.S. dollar to other currencies which rose against the U.S. dollar resulting in losses for short euro, Canadian dollar and Australian dollar positions. The U.S. dollar strengthened slightly towards year-end amid hopes of an economic recovery in the U.S.

    Interest income is earned on the average daily equity maintained in cash with Prudential Securities at the 13-week Treasury bill discount rate and, therefore, varies weekly according to interest rates, trading performance, contributions and redemptions. Interest income for the year ended December 31, 2001 and the period from April 6, 2000 (commencement of operations) to December 31, 2000 was $241,000 and $230,000, respectively. As discussed above, the increase in interest income during 2001 versus 2000 was due primarily to the difference in the length of the 2001 and 2000 periods covered as well as higher overall net asset levels. However, lower overall interest rates in 2001 as compared with interest rates in 2000 offset most of the increase.

    Commissions are calculated on Series E's net asset value at the end of each week and, therefore, vary according to weekly trading performance, contributions and redemptions. Other transaction fees consist of National Futures Association, exchange and clearing fees as well as floor brokerage costs and give-up charges, which are based on the number of trades Graham Capital executes, as well as which exchange, clearing firm or bank on, or through, which the contract is traded. Commissions and other transaction fees for the year ended December 31, 2001 and the period from April 6, 2000 (commencement of operations) to December 31, 2000 were $470,000 and $250,000, respectively.

    All trading decisions for Series E are made by Graham Capital. Management fees are calculated on Series E's net asset value at the end of each week and, therefore, are affected by weekly trading performance, contributions and redemptions. Management fees for the year ended December 31, 2001 and the period from April 6, 2000 (commencement of operations) to December 31, 2000 were $145,000 and $77,000, respectively.

    Incentive fees are based on the "New High Net Trading Profits" generated by Graham Capital, as defined in the Advisory Agreement among Series E, the managing owner and Graham Capital. Incentive fees generated for the year ended December 31, 2001 and the period from April 6, 2000 (commencement of operations) to December 31, 2000 were $303,000 and $239,000, respectively.

    General and administrative expenses for the year ended December 31, 2001 and the period from April 6, 2000 (commencement of operations) to December 31, 2000 were $111,000 and $123,000, respectively. These expenses are before reimbursement of costs incurred by the managing owner on behalf of Series E, in addition to accounting, audit, tax and legal fees as well as printing and postage costs related to reports sent to limited owners. To the extent that general and administrative expenses exceed 1.5% of Series E's net asset value during the year (with a maximum of 0.5% attributable to other than legal and audit expenses) such amounts are borne by the managing owner and its affiliates. Because applicable expenses exceeded these limits, a portion of these expenses have been borne by the managing owner and its affiliates, resulting in a net cost to Series E of $77,000 and $58,000, respectively.

Financial Reporting by Commodity Pools

    During March 2001, the Accounting Standards Executive Committee issued Statement of Position 01-1, Amendment to Scope of Statement of Position 95-2, Financial Reporting by Nonpublic Investment Partnerships, to Include Commodity Pools, which is effective for financial statements issued for periods ending after December 15, 2001. This Statement of Position amends Statement of Position 95-2, Financial Reporting by Nonpublic Investment Partnerships, to include within its scope commodity pools such as Series E. Under the new requirements, Series E is required to present a condensed schedule of investments and certain other information in accordance with the American Institute of Certified Public Accountants' Audit and Accounting Guide "Audits of Investment Companies." The adoption of the requirements of Statement of Position 01-1 has not had a material effect on Series E's financial position or results of operations.

Inflation

    Inflation has had no material impact on operations or on the financial condition of Series E from inception through December
31, 2001.

    PLEASE TURN TO PAGES 57 TO 61 FOR A DESCRIPTION OF GRAHAM CAPITAL AND ITS PRINICPALS AND TRADING PROGRAMS AND TO PAGES 62 TO 66 FOR
     ITS PERFORMANCE RECORD FOR ALL ACCOUNTS UNDER ITS MANAGEMENT FOR
                             THE PAST FIVE YEARS

                     Past Performance Of Series F
       Capsule Performance of World Monitor Trust II - Series F
              Commodity Trading Advisor: Campbell & Company


                             Rates of Return
                       (Computed on a Daily Basis)

Month                   2002                   2001              2000
-------------------------------------------------------------------------
January                 (0.96)%               (1.87)%
February                                       0.93%
March                                          6.26%             (0.80)%
April                                         (8.77)%            (2.13)%
May                                            0.69%              1.86%
June                                          (2.39)%             0.87%
July                                           1.24%             (3.01)%
August                                         1.27%              2.80%
September                                      6.82%             (3.35)%
October                                        4.48%              2.67%
November                                     (10.36)%             7.04%
December                                       2.83%              1.17%
---------------------------------------------------------------------------
Annual                  (0.96)%               (0.47)%             6.90%


Name of Pool:                      World Monitor Trust II -- Series F

Type of Pool:                      Publicly-Offered

Start Date:                        March 1, 2000

Aggregate subscriptions:           $15,099,575 (as of January 31, 2002)
Current net asset value
  per interest:                    $105.38 (as of January 31, 2002)

                                   "Draw-down" means losses experienced by
                                   World Monitor Trust II -- Series F over a specified period.

Largest monthly draw-down:         (10.36)%      November  2001
                                   "Largest monthly draw-down" means the
                                   greatest percentage decline in Net Asset
                                   Value due to losses sustained by World
                                   Monitor Trust II -- Series F from the
                                   beginning to the end of a calendar
                                   month.

Largest peak-to-valley draw-down:  (10.36)%      November  2001
                                   "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value of World Monitor Trust II -- Series F due to losses sustained during a period in which the initial month-end Net Asset
                                   Value of World Monitor Trust II -- Series
                                   F is not equaled or exceeded by a
                                   subsequent month-end Net Asset Value of
                                   World Monitor Trust II -- Series F.

                                   "Rate of Return" is calculated daily by
                                   dividing net performance by beginning
                                   equity.  The daily returns are then
                                   compounded to arrive at the rate of
                                   return for the month, which is in turn
                                   compounded to arrive at the rate of
                                   return for the year to date.

     Past Performance Is Not Necessarily Indicative Of Future Results

Management's Discussion And Analysis Of Financial Condition And
Results Of Operations -- Series F

Liquidity and Capital Resources

    Series F commenced operations on March 1, 2000 with gross proceeds of $5,185,012 allocated to commodities trading. Additional contributions raised through the continuous offering for the year ended December 31, 2001 and for the period from March 1, 2000 (commencement of operations) to December 31, 2001 resulted in additional gross proceeds to Series F of $6,358,524 and $9,361,342, respectively. Additional interests of Series F will continue to be offered on a weekly basis at the net asset value per Interest until the subscription maximum is sold.

    Interests in Series F may be redeemed on a weekly basis, but are subject to a redemption fee if transacted within one year of the effective date of purchase. Redemptions of Limited interests and general interests for the year ended December 31, 2001 were $2,036,399 and $9,324, respectively, and for the period from March 1, 2000 (commencement of operations) to December 31, 2001 were $2,855,190 and $9,324, respectively. Additionally, Interests owned in any series of World Monitor Trust II (Series D, E or F) may be exchanged, without any charge, for Interests of one or more other series of World Monitor Trust II on a weekly basis for as long as interests in those series are being offered to the public. Future contributions, redemptions and exchanges will impact the amount of funds available for investment in commodity contracts in subsequent periods.

    At December 31, 2001, 100% of Series F's net assets were allocated to commodities trading. A significant portion of the net assets was held in cash which is used as margin for trading in commodities. Inasmuch as the sole business of Series F is to trade in commodities, Series F continues to own such liquid assets to be used as margin. Prudential Securities credits Series F with interest income on 100% of its average daily equity maintained in cash in its accounts with Prudential Securities during each month at the 13-week Treasury bill discount rate. This rate is determined weekly by Prudential Securities and represents the rate awarded to all bidders during each week's auction of 13-week Treasury bills.

    The commodities contracts are subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as "daily limits." During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the commodity can neither be taken nor liquidated unless traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent Series F from promptly liquidating its commodity futures positions.

    Since Series F's business is to trade futures contracts, its capital is at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk). Series F's exposure to market risk is influenced by a number of factors including the volatility of interest rates and foreign currency exchange rates, the liquidity of the markets in which the contracts are traded and the relationships among the contracts held. The inherent uncertainty of Series F's speculative trading as well as the development of drastic market occurrences could result in monthly losses considerably beyond Series F's experience to date and could ultimately lead to a loss of all or substantially all of investors' capital. The managing owner attempts to minimize these risks by requiring Series F and its trading advisor to abide by various trading limitations and policies which include limiting margin amounts, trading only in liquid markets and permitting the use of stop loss provisions. See Note F to the financial statements for a further discussion on the credit and market risks associated with Series F's futures contracts.

    Series F does not have, nor does it expect to have, any capital assets.

Results of Operations

    Series F commenced trading operations on March 1, 2000, and as such, a comparative analysis of the 2001 full year results versus the 2000 partial year results is not meaningful. However, Series F's asset levels have increased since the commencement of operations primarily from additional contributions and favorable trading performance offset, in part, by redemptions. The rising asset levels have led to increases in the amount of interest earned by Series F as well as commissions and other transaction fees and management fees incurred.

    The net asset value per Interest as of December 31, 2001, was $106.40, a decrease of .47% from the December 31, 2000 net asset value per Interest of $106.90 which was an increase of 6.90% from the March 1, 2000 initial net asset value per Interest of $100.00. The Zurich Fund/Pool Qualified Universe

    Index (formerly the MAR Fund/Pool Index), which tracked the performance of 272 futures funds at December 31, 2001, and returned 7.52% and 9.33% for the year ended December 31, 2001 and for the March through December 2000 period, respectively. Past performance is not necessarily indicative of future results.

    Series F's gross trading gains for the year ended December 31, 2001 and for the period from March 1, 2000 (commencement of operations) to December 31, 2000, were $679,000 and $839,000, respectively. Due to the nature of Series F's trading activities, a period to period comparison of its trading results is not meaningful. However, a detailed discussion of the trading results for the year ended December 31, 2001 is presented below.

    Net gains for Series F were experienced in the currency, interest rate and index sectors. Losses were experienced in the energy and metal sectors.

    In foreign exchange markets, the U.S. dollar rose slightly against many foreign currencies during the first half of the year, reflecting expectations that some of those economies might be adversely affected by slower economic growth in the United States. Additionally, the U.S. dollar strengthened as investors around the globe felt that it was the safest currency in this time of economic uncertainty. Gains resulted from short Australian dollar, British pound and Swiss franc positions as these currencies fell against the U.S. dollar. Short Japanese yen positions also resulted in gains during the first quarter as the yen fell due to continued signs of weakness in the Japanese economy and expectations that the Bank of Japan would reinstate its zero-interest rate policy. The U.S. dollar fell against most major currencies during the third quarter, particularly the Japanese yen, the euro and the Swiss franc. The U.S. dollar's downward trend against many currencies accelerated after the September 11th attacks. As a result of the attacks, many investors switched exposure from the U.S. dollar to other currencies which rose against the U.S. dollar resulting in gains for long Swiss franc and Australian dollar positions. The U.S. dollar strengthened slightly towards year-end amid hopes of a recovery in the U.S. economy.

    In light of the rapid weakening in economic expansion and deterioration in business and consumer confidence, the U.S. Federal Reserve followed a relatively aggressive policy, lowering interest rates three times during the first quarter of 2001. Other central banks followed the U.S. Federal Reserve's lead lowering interest rates as well. Interest rate instruments trended upward throughout most of the second and third quarters as major central banks cut short-term interest rates in an attempt to bolster slowing economies. The bond market rally continued in the wake of September 11th as the U.S. Federal Reserve moved to inject liquidity into the economy, cutting interest rates 50 basis points on September 17th to 3%. This move was soon followed by the Central Bank of Canada, the European Central Bank and Swiss National Central Bank who also lowered their rates 50 basis points. U.S. and European interest rate instruments began the fourth quarter up as data indicated persistent weakness in the U.S. economy. In an effort to stimulate the economy, the U.S. Federal Reserve lowered interest rates by 50 basis points in October and again in early November. The European Central Bank and the Bank of England each cut rates by 50 basis points in November. In mid-November, some positive economic news, the fall of Kabul, Afghanistan and an announcement by the U.S. Treasury regarding the cessation of sales of 30-year bonds, resulted in one of the greatest reversals the U.S. bond market has seen in recent times. Interest rates climbed sharply in the U.S. and Europe causing bond prices to fall. In December, the U.S. Federal Reserve lowered rates by another 25 basis points and bond prices climbed slightly. Gains in long euro and Japanese bond positions during the first and third quarters offset losses incurred during the second and fourth quarters of the year resulting in net gains for the interest rate sector.





    Equity markets performed poorly across the board during the first half of the year as foreign stock markets generally followed the downtrend of the U.S. markets. Technology stocks led this market downturn and the NASDAQ fell to its lowest level in nearly two years. Losses in the Dow Jones and NASDAQ brought these indices under the key 10,000 and 2,000 levels, respectively, with the DAX, FTSE, CAC-40 and Nikkei experiencing similar losses. Short positions in the Nikkei Dow and NASDAQ resulted in gains during the first quarter. The terrorist attacks of September 11th further weakened sluggish U.S. and global economies plunging equity markets downward throughout the world in the week following the attacks. The Dow Jones industrial average suffered its worst percentage loss since the Great Depression due to uncertainty about how the economy would perform as a result of these attacks and other threats of terrorism. U.S. equity indices recovered somewhat at the end of September as interest rate cuts by the U.S. Federal Reserve and fiscal stimuli by Congress combined to help stimulate an economic rebound. Global equity markets followed suit rebounding from earlier lows as well. U.S. and global equity markets rallied in November amid positive developments in the war in Afghanistan and sentiment that the U.S. economy might be emerging from its recession. Equity markets reversed in December providing a negative return for the second consecutive year. Gains in short equity index positions during the first and third quarters of the year offset losses incurred during the second and fourth quarters producing net gains for the index sector.

    Energy prices generally remained high throughout most of the first quarter of 2001. Crude oil prices increased in January as OPEC announced a likely 5% cut in production. During the second quarter, energy prices fell in response to growing inventory levels of crude oil and related products. Energy prices peaked sharply immediately after the September 11th attacks amid worries of a potential interruption in supplies. Prices soon reversed course as concerns of decreased demand caused by a global economic recession outweighed fears of scarcity. Two weeks after the attacks, oil prices plunged more than 12% to a 22-month low of $23 a barrel. OPEC leaders announced that with prices within their $22 to $28 a barrel target, they saw no need to alter output and assured that there will be no disruption in supplies. Fear of continued terrorist attacks, sluggish economies and mild winter weather continued to limit growth in global demand for oil during the fourth quarter. A coordinated cut in oil output by OPEC and non-OPEC producers was agreed upon as OPEC tried to regain control of crude oil prices. Heating and crude oil positions incurred losses during the first three quarters of the year resulting in net losses for the fund in this sector.

    Gold prices rallied to a ten-month high in May before reversing course amid rumors that Russia would sell a portion of its gold reserve. Long gold positions incurred losses for Series
F. During the fourth quarter metal prices fell amid decreased demand due to weak global economic conditions. Long aluminum and nickel positions incurred losses.

    Interest income is earned on the average daily equity maintained in cash with Prudential Securities at the 13-week Treasury bill discount rate and, therefore, varies weekly according to interest rates, trading performance, contributions and redemptions. Interest income for the year ended December 31, 2001 and the period from March 1, 2000 (commencement of operations) to December 31, 2000 was $341,000 and $334,000, respectively. As discussed above, the increase in interest income during 2001 versus 2000 was due primarily to the difference in the length of the 2001 and 2000 periods covered as well as higher overall net asset levels. However, lower overall interest rates in 2001 as compared with interest rates in 2000 offset most of the increase.

    Commissions are calculated on Series F's net asset value at the end of each week and therefore, vary according to weekly trading performance, contributions and redemptions. Other transaction fees consist of National Futures Association, exchange and clearing fees as well as floor brokerage costs and give-up charges, which are based on the number of trades Campbell & Company executes, as well as which exchange, clearing firm or bank on, or through, which the contract is traded. Commissions and other transaction fees for the year ended December 31, 2001 and the period from March 1, 2000 (commencement of operations) to December 31, 2000 were $656,000 and $351,000, respectively.

    All trading decisions for Series F are made by Campbell & Company. Management fees are calculated on Series F's net asset value at the end of each week, and therefore, are affected by weekly trading performance, contributions and redemptions. Management fees for the year ended December 31, 2001 and the period from March 1, 2000 (commencement of operations) to December 31, 2000 were $205,000 and $111,000, respectively.

    Incentive fees are based on the "New High Net Trading Profits" generated by Campbell & Company, as in the Advisory Agreement among Series F, the managing owner and Campbell & Company. Incentive fees generated for the year ended December 31, 2001 and the period from March 1, 2000 (commencement of operations) to December 31, 2000 were $114,000 and $70,000, respectively.

    General and administrative expenses for the year ended December 31, 2001 and the period from March 1, 2000 (commencement of operations) to December 31, 2000 were $111,000 and $132,000, respectively. These expenses are before reimbursements of costs incurred by the managing owner on behalf of Series F, in addition to accounting, audit, tax and legal fees as well as printing and postage costs related to reports sent to limited owners. To the extent that general and administrative expenses exceed 1.5% of Series F's net asset value during the year (with a maximum of 0.5% attributable to other than legal and audit expenses) such amounts are borne by the managing owner and its affiliates. Because applicable expenses exceeded these limits, a portion of these expenses have been borne by the managing owner and its affiliates, resulting in a net cost to Series F of $80,000 and $84,000, respectively.

Financial Reporting by Commodity Pools

    During March 2001, the Accounting Standards Executive Committee issued Statement of Position 01-1, Amendment to Scope of Statement of Position 95-2, Financial Reporting by Nonpublic Investment Partnerships, to Include Commodity Pools, which is effective for financial statements issued for periods ending after December 15, 2001. This Statement of Position amends Statement of Position 95-2, Financial Reporting by Nonpublic Investment Partnerships, to include within its scope commodity pools such as Series F. Under the new requirements, Series F is required to present a condensed schedule of investments and certain other information in accordance with the American Institute of Certified Public Accountants' Audit and Accounting Guide "Audits of Investment Companies." The adoption of the requirements of Statement of Position 01-1 has not had a material effect on Series F's financial position or results of operations.

Inflation

    Inflation has had no material impact on operations or on the financial condition of Series F from inception through December
31, 2001.

      PLEASE TURN TO 67 TO 70 FOR A DESCRIPTION OF CAMPBELL & COMPANY AND ITS PRINICPALS AND TRADING PROGRAMS AND TO PAGES 71 TO 77 FOR
      ITS PERFORMANCE RECORD FOR ALL ACCOUNTS UNDER ITS MANAGEMENT FOR
                           THE PAST FIVE YEARS

                                 SERIES D

    Bridgewater Associates has been allocated 100% of Series D assets. In its trading, Bridgewater Associates utilizes its Aggressive Pure Alpha Futures Only System.

Bridgewater Associates And Its Principals

    Bridgewater Associates has been registered as a registered investment adviser with the SEC since November 1989 and a commodity trading advisor registered with the CFTC since May 1992, and it is a member of the National Futures Association. Its executive offices are located at 1 Glendinning Place, Westport, Connecticut 06880.

    Raymond T. Dalio has been the president of Bridgewater Associates since its founding in 1973, and he is a principal of the firm. Mr. Dalio received his M.B.A. in finance from Harvard Business School in 1973. Mr. Dalio has been involved in analyzing the world's major markets by identifying the economic conditions that affect the directions of markets. From May 1973 until January 1974, he was Director of Commodities at Dominick and Dominick, a Wall Street-based brokerage house. Mr. Dalio then joined Shearson-Hayden Stone (now Salomon Smith Barney, Inc.) where he was in charge of institutional futures business. In 1975, he left Shearson-Hayden Stone to devote his full time and efforts to trading his own account and operating Bridgewater Group entities.

    Robert P. Prince, a vice president and principal of Bridgewater Associates, is director of research and trading. Mr. Prince became a C.P.A. in 1984, and he received his M.B.A. from the University of Tulsa in 1985. Prior to joining Bridgewater Associates in August of 1986, he spent three years as the Vice President and Manager of the Treasury Division of the First National Bank of Tulsa. He gained experience using interest rate futures, swaps, and options in hedging and risk management.

    Giselle F. Wagner is currently a vice president and chief operating officer of Bridgewater Associates, and she is a principal of the firm. Ms. Wagner received her B.A. in Economics from Smith College in 1976, her M.B.A. in Finance from Columbia in 1978, and her certified financial analyst status in 1992.
From 1978 to 1984, she worked for Chemical Bank (now Chase Manhattan Bank) as Vice President in the Treasury Division. From 1984 to 1988, she worked for Morgan Stanley (now Morgan Stanley Dean Witter). In 1988, Ms. Wagner joined Bridgewater Associates.

    Peter R. La Tronica is a vice president and controller of Bridgewater Associates, and he is a principal of the firm. After graduating from Northeastern University in 1979, Mr. La Tronica joined Merrill Lynch & Co. During his tenure at Merrill Lynch & Co. and certain of its affiliates, he served in various capacities including assistant director commodity compliance and operations manager. From May of 1984 to August 1985, Mr. La Tronica was assistant vice president and assistant manager of the New York Institutional Futures Office for Dean Witter Reynolds, Inc. From August 1985 to June 1987, he served as assistant Vice President of Rudolf Wolff Futures Inc. (acquired in 1986 by Elders Finance Inc.) in charge of Operations and Compliance. In June of 1987, Mr. La Tronica joined Donaldson, Lufkin & Jenrette as Vice President of Option and Arbitrage Operations in the Equities Division. In March 1988, Mr. La Tronica joined Benefit Concepts N.Y. Inc., an insurance marketing firm, as associate in charge of product development.

    All of the companies mentioned in the above biographical information not otherwise identified were or are futures commission merchants registered under the Commodity Exchange Act and members of the National Futures Association.

Bridgewater Associates' Trading Strategy

    Series D is traded pursuant to the Aggressive Pure Alpha
Futures Only System, a systematic trading program, that is traded in accordance with the policies described below.

    Pure Alpha Trading System

    Bridgewater Associates' trading strategy is both fundamental and technical. Fundamental analysis uses the theory that prices are primarily determined by macro-economic, supply/demand influences. Bridgewater Associates has developed what it believes to be precise rules for identifying shifts in the economic/market environment as they affect the price structure of investment assets. These rules express quantitatively the net strength of the pressures of fundamental influences on prices, based on the leading relationships between economic statistics and market movements. The rules are programmed into computerized trading systems that are used interactively to identify the relative attractiveness of alternative markets.

    Bridgewater Associates recognizes that its fundamental systems cannot fully gauge all price influences (e.g., shifts in sentiment and political changes) and are not designed to identify the optimal time and price for establishing and/or liquidating positions. Technical analysis uses the theory that a study of the markets themselves will provide a means of anticipating future price trends. Accordingly, Bridgewater Associates has also developed technical systems to be used in conjunction with its fundamental systems. The signals generated by the technical systems are used to confirm or rebut the buy and sell signals generated by the fundamental systems.

    Bridgewater Associates weights its fundamental readings more heavily than its technical readings in determining the sizes of its positions.

    The Aggressive Pure Alpha Futures Only System

    The Aggressive Pure Alpha Futures Only System is substantially similar to Bridgewater Associates Pure Alpha System. The principal differences are (i) certain of the products traded and (ii) the amount of leverage used. The Pure Alpha System trades cash bonds, a product that a publicly offered commodity pool cannot trade. Capital normally allocated to cash bonds will be reallocated to the other markets the advisor trades in an attempt to realize the same overall portfolio return as the strategy would have if it used cash bonds. In addition, the Aggressive Pure Alpha System is traded at 1.5 times the actual funds allocated to trading, while the Pure Alpha System uses different leverage. The Aggressive Pure Alpha System focuses on futures and forward contracts on financial instruments, interest rates, stock indices, and metals, although other markets may be traded. Bridgewater Associates follows more than 25 markets worldwide and may take a position for Series D in all, some or none of these markets at any point in time. As applicable regulatory authorities approve instruments or additional items, such as other stock market indices and sovereign debt instruments, Bridgewater Associates expects to trade such instruments for Series D.

    Series D assets are traded pursuant to the Aggressive Pure Alpha Futures Only System, and are invested in futures markets utilizing leverage, or margin. The margin-to-equity ratio tends to fluctuate between 5% and 30%, typically being in the range of 7.5% and 15%. See "RISK FACTORS -- Futures, Forward, And Options Trading Is Volatile And Highly Leveraged."

    Allocation Among Markets Traded By Bridgewater Associates

    Set forth below is a bar graph showing the market sectors that are traded by Bridgewater Associates as of December 31, 2001. As of that date, investor funds are exposed to these sectors in approximately the percentage allocations stated; however, these percentage allocations are subject to change at Bridgewater Associates' discretion. Actual allocations change as market conditions and trading opportunities change, and it is likely that the targeted risk allocations may vary for Series D during future periods, although the focus will remain on the currency and financial instruments markets.


           Market Sector                  Percentage
           -------------                  ---------
           Interest Rates                    50%
           Currencies                        40
           Stock Indices                      8
           Metals                             2
                                          ---------
           Total                            100%

                           (GRAPH)

Bridgewater Associate's Past Performance For All Of Its Clients

    Capsule summaries D(1) and D(2) contain actual performance information for the periods indicated.

Aggressive Pure Alpha Futures Only System

    The following is a capsule summary, as of December 31, 2001, of the performance for the past five calendar years of the Aggressive Pure Alpha Futures Only System, the trading strategy which is used to trade Series D.


Name of commodity trading advisor:  Bridgewater Associates
Program:                            Aggressive Pure Alpha Futures Only System
Start Date:                         June 1, 1985 (All trading by Bridgewater
                                      Associates)
No. Accounts:                       3

Aggregate $$ In All Programs:       $ 12,612,000,000 (All Programs excluding
                                      Notional)
                                    $ 13,849,000,000 (All Programs including
                                      Notional)

$$ In This Program:                 $ 18,000,000 (Aggressive Pure Alpha
                                      Futures Only System excluding Notional)

                                    $ 18,000,000 (Aggressive Pure Alpha
                                      Futures Only System including Notional)

Largest monthly draw-down:          (8.60)% August 2000

                                    "Largest monthly draw-down" means the
                                    greatest decline in month-end net asset
                                    value due to losses sustained by the
                                    program on a composite basis for any
                                    particular month or an individual account for any particular month.

Largest peak-to-valley draw-down:   (32.97)% August 1999 to May 2001
                                    "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the program on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Closed accounts:                    Profitable     =     0
                                    Unprofitable   =     0

         CAPSULE D(1) -- AGGRESSIVE PURE ALPHA FUTURES ONLY SYSTEM
                        MONTHLY/ANNUAL RATES OF RETURN*

          Month          2001          2000        1999          1998
          January       (2.47)%       (1.30)%      0.69%
          February      (3.43)         4.30        3.79
          March         (5.47)        (4.71)      (1.91)
          April          3.98         (1.44)      (0.66)
          May           (7.44)        10.06        2.13
          June           4.42         (1.87)       0.57
          July           2.26         (1.78)       0.75
          August         4.32         (8.27)      (1.50)        (0.56)%
          September     (2.40)        (6.00)      (1.38)         2.78
          October        9.07         (7.95)      (2.16)        10.18
          November      (0.57)         3.88       (3.03)         2.19
          December      (2.76)         5.17       (0.47)         5.83
          Annual/YTD    (1.76)%      (11.08)%     (3.35)%       21.77%
                                                              (5 months)

  * All annual rates of return are computed on a compounded monthly basis

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                  CAPSULE D(2)
                 PAST PERFORMANCE OF OTHER PROGRAMS OFFERED BY
                BRIDGEWATER ASSOCIATES AND ITS AFFILIATES THAT
                  WILL NOT BE USED TO TRADE SERIES D ASSETS



                                                               Aggregate Dollars
                                          Date                 In All  Programs           Dollars In This Program
Name of                          Date     CTA                  (in thousands)             (in thousands)              Largest
Commodity                        CTA      Began      Number    ------------------------   ------------------------    Monthly
Trading                          Began    Trading      of      (Excluding   (Including    (Excluding   (Including     Draw-
Advisor        Program*          Trading  Program   Accounts   Notional)    Notional)     Notional)    Notional)      Down(1)
-------------  ----------------- -------  -------   --------   -----------  -----------   -----------  -----------    --------------
                                                                    $           $              $            $                %

Bridgewater
Associates     Pure Alpha        6/85     12/91        1        12,612,000   13,849,000        76,000       76,000     (6.05)  10/00

Bridgewater    Aggressive Pure
Associates     Alpha-A3          6/85     12/99        1        12,612,000   13,849,000        43,000       99,000     (7.11)  10/00

Bridgewater    Aggressive Pure
Associates(8)  Alpha-B3          6/85      7/97        0        12,612,000   13,849,000            --           --     (15.02)  8/98

Bridgewater    Constrained
Associates     Pure Alpha(3)     6/85      8/00        0        12,612,000   13,849,000            --           --      (4.74) 10/00

               Pure Alpha
Bridgewater    Futures
Associates     Only-A(3),(6)     6/85      1/98        1        12,612,000   13,849,000           800        4,000     (7.96)  10/00

Bridgewater    Pure Alpha
Associates     Futures Only-B(3) 6/85      5/99        0        12,612,000   13,849,000            --           --      (5.40)  8/00

Bridgewater    Pure Alpha
Associates     Futures Only-C(3) 6/85      1/99        3        12,612,000   13,849,000        33,000       49,000      (5.53)  8/00

               Aggressive Pure
               Alpha Futures
Bridgewater    Only-A, No
Associates     Benchmark         6/85      8/98        3        12,612,000   13,849,000        18,000       18,000       (8.60) 8/00

               Aggressive Pure
Bridgewater    Alpha Futures
Associates     Only-B(3)         6/85      9/99        1        12,612,000   13,849,000        49,000       49,000      (6.82)  8/00


               Aggressive Pure
Bridgewater    Alpha Futures
Associates     Only-C(3)         6/85     12/99        0        12,612,000   13,849,000            --           --       (9.49) 8/00

               Aggressive Pure
Bridgewater    Alpha Futures
Associates     Only-D(3)         6/85      6/00        0        12,612,000   13,849,000            --           --       (8.93) 8/00


               Aggressive Pure
Bridgewater    Alpha Futures
Associates     Only-E(3)         6/85      4/01        3        12,612,000   13,849,000         7,000       16,000       (6.93) 5/01

               Pure Alpha
Bridgewater    Futures Only-A
Associates     Conservative(3)   6/85      1/89        1        12,612,000   13,849,000        12,000       52,000     (1.69)  10/00



Name of
Commodity                         Largest Peak-          Closed Accounts             ANNUAL RATES OF RETURN**
Trading                           to-Valley              ------------------------    -------------------------------------------
Advisor        Program*           Draw-Down(2)           Profitable  Unprofitable      2001     2000     1999     1998     1997
-------------  -----------------  --------------------   ----------  ------------    -------- -------- -------- -------- -------
                                          %                                              %        %        %        %        %
                                                                                                                   (4)
Bridgewater
Associates     Pure Alpha         (14.10)  7/00-10/00          4           0           5.79     0.04     5.64    26.74    15.07

Bridgewater    Aggressive Pure
Associates     Alpha-A3           (19.28)   7/00-5/01          0           0           5.55    (4.47)    0.05       --       --
                                                                                                         1 mo

Bridgewater    Aggressive Pure
Associates(8)  Alpha-B3           (29.86)   7/00-5/01          1           0          (2.42)  (11.64)    2.16    66.67    14.58
                                                                                                                          6 mos

Bridgewater    Constrained
Associates     Pure Alpha(3)       (7.70)  8/00-10/00          0           1          (4.69)     2.61      --       --       --
                                                                                       4 mos    5 mos
               Pure Alpha
Bridgewater    Futures
Associates     Only-A(3),(6)       (23.09)  8/99-3/01          3           6          (3.72)   (9.80)   (2.51)   19.71       --

Bridgewater    Pure Alpha
Associates     Futures Only-B(3)  (16.32)  8/99-10/00          0           2          (4.00)   (6.96)   (1.79)      --       --
                                                                                      2 mos             8 mos
Bridgewater    Pure Alpha
Associates     Futures Only-C(3)   (16.46)  6/00-5/01          2           7           0.50    (3.40)    0.84       --       --

               Aggressive Pure
               Alpha Futures
Bridgewater    Only-A, No
Associates     Benchmark           (32.97)  8/99-5/01          0           0          (1.76)  (11.08)   (3.35)   21.77       --
                                                                                                                  5mos
               Aggressive Pure
Bridgewater    Alpha Futures
Associates     Only-B(3)           (19.47)  6/00-5/01          0           0           2.67    (3.71)   (1.46)      --       --
                                                                                                         4 mos

               Aggressive Pure
Bridgewater    Alpha Futures
Associates     Only-C(3)           (28.49)  6/00-3/01          0           3         (10.92)  (14.01)    0.44       --       --
                                                                                      4 mos              1 mo
               Aggressive Pure
Bridgewater    Alpha Futures
Associates     Only-D(3)           (24.70)  6/00-10/00         0           2          (6.84)  (17.36)      --       --       --
                                                                                      2 mos    7 mos

               Aggressive Pure
Bridgewater    Alpha Futures
Associates     Only-E(3)            (6.93)        5/01         0           0           11.77      --       --       --       --
                                                                                       9 mos
               Pure Alpha
Bridgewater    Futures Only-A
Associates     Conservative(3)      (3.90)  8/00-10/00         5           0            2.53    4.57     5.15     8.80     5.41


                                                               Aggregate Dollars
                                          Date                 In All  Programs           Dollars In This Program
Name of                          Date     CTA                  (in thousands)             (in thousands)              Largest
Commodity                        CTA      Began      Number    ------------------------   ------------------------    Monthly
Trading                          Began    Trading      of      (Excluding   (Including    (Excluding   (Including     Draw-
Advisor        Program*          Trading  Program   Accounts   Notional)    Notional)     Notional)    Notional)      Down(1)
-------------  ----------------- -------  -------   --------   -----------  -----------   -----------  -----------    --------------
                                                               $            $              $            $                %
               Pure Alpha
               Futures Only,
               No Emerging
               Market Debt,
Bridgewater    Benchmark,
Associates(8)  Constrained(3)     6/85     1/89        1       12,612,000   13,849,000      2,000       2,000          (4.18)
                                                                                                                        5/01
               Pure Alpha Bond
Bridgewater    and Currency
Associates     Only(3)            6/85     7/97        0       12,612,000   13,849,000      --           --            (0.89)
                                                                                                                       10/00
               Pure Alpha Long
               Emerging Market
Bridgewater    Debt Only,
Associates     No Benchmark(3)   6/85      2/00        2       12,612,000   13,849,000    280,000     280,000          (5.32)
                                                                                                                        10/00
               Pure Alpha,
               Long Emerging
               Market Debt Only,
               with Lehman G-4
Bridgewater    ex-collateral
Associates     Benchmark3        6/85      7/01        1       12,612,000   13,849,000     57,000      57,000          (2.50)
                                                                                                                       12/01

               Pure Alpha,
               Long Emerging
               Market Debt Only
Bridgewater    with a Canadian
Associates     Bond Benchmark(3) 6/85     11/99         1      12,612,000   13,849,000     26,000      26,000          (5.77)
                                                                                                                       10/00
               Pure Alpha, Long
               Emerging Market
               Debt Only, with
Bridgewater    a Passive U.S.
Associates     Bond Benchmark(3) 6/85      2/00         1      12,612,00    13,849,000      5,000       5,000         (11.49)
                                                                                                                       11/01

               Pure Alpha, Long
               Emerging Market
               Debt Only, with
Bridgewater    Customized UK
Associates     Bond Benchmark(3) 6/85      5/00         1      12,612,000   13,849,000     45,000      45,000         (11.47)
                                                                                                                       12/01


Name of
Commodity                         Largest Peak-          Closed Accounts             ANNUAL RATES OF RETURN**
Trading                           to-Valley              ------------------------    -------------------------------------------
Advisor        Program*           Draw-Down(2)           Profitable  Unprofitable      2001     2000     1999     1998     1997
-------------  -----------------  --------------------   ----------  ------------    -------- -------- -------- -------- -------
                                          %                                              %        %        %        %        %
                                                                                                                  (4)
               Pure Alpha
               Futures Only,
               No Emerging
               Market Debt,
Bridgewater    Benchmark,
Associates(8)  Constrained(3)        (10.46)                2             1           7.61      0.84     4.25    19.04    10.99
                                    6/00-5/01

               Pure Alpha Bond
Bridgewater    and Currency
Associates     Only(3)              (2.42)                  2             0          (1.43)     4.57     3.48     9.04     1.94
                                  8/00-10/00                                         4 mos                                 6 mos

               Pure Alpha Long
               Emerging Market
Bridgewater    Debt Only,
Associates     No Benchmark(3)     (13.33)                  0             0           7.00     (0.93)     --       --       --
                                  7/00-10/00                                                   11 mos

               Pure Alpha,
               Long Emerging
               Market Debt Only,
               with Lehman G-4
Bridgewater    ex-collateral
Associates     Benchmark3           (4.48)                  0             0          10.90       --       --       --       --
                                 11/01-12/01                                         6 mos

               Pure Alpha,
               Long Emerging
               Market Debt Only
Bridgewater    with a Canadian
Associates     Bond Benchmark(3)    (14.25)                 0             0           8.16      0.57     (1.19)    --      --
                                  7/00-10/00                                                              2 mos

               Pure Alpha, Long
               Emerging Market
               Debt Only, with
Bridgewater    a Passive U.S.
Associates     Bond Benchmark(3)   (16.10)                  0             0          2.80      31.28       --      --      --
                                 11/01-12/01                                                   11 mos


               Pure Alpha, Long
               Emerging Market
               Debt Only, with
Bridgewater    Customized UK
Associates     Bond Benchmark(3)   (19.91)                  0             0         (7.58)      0.91       --      --      --
                                  7/00-5/01                                                     8 mos


                                                               Aggregate Dollars
                                          Date                 In All  Programs           Dollars In This Program
Name of                          Date     CTA                  (in thousands)             (in thousands)              Largest
Commodity                        CTA      Began      Number    ------------------------   ------------------------    Monthly
Trading                          Began    Trading      of      (Excluding   (Including    (Excluding   (Including     Draw-
Advisor        Program*          Trading  Program   Accounts   Notional)    Notional)     Notional)    Notional)      Down(2)
-------------  ----------------- -------  -------   --------   -----------  -----------   -----------  -----------    --------------
                                                               $            $              $            $                %
               Pure Alpha, Long
               Emerging Market
               Debt Only,
               Institutional
               Account with
               Global Bond and
Bridgewater    Equity Benchmark,
Associates     Aggressive(3)     6/85      3/94        1       12,612,000    13,849,000    371,000      371,000        (9.65)
                                                                                                                        10/00


               Pure Alpha, Long
               Emerging Market
               Debt Only with No
Bridgewater    Benchmark-A,
Associates     Conservative(3)   6/85      4/01        1       12,612,000    13,849,000     99,000       99,000        (3.72)
                                                                                                                        5/01

               Pure Alpha, Long
               Emerging Market
               Debt Only with No
Bridgewater    Benchmark-B, Very
Associates     Conservative(3)  6/85       4/01        3      12,612,000     13,849,000    559,000      559,000        (1.13)
                                                                                                                        5/01


               Pure Alpha, Long
               Emerging Market
               Debt Only with
               Lehman Aggregate
Bridgewater    Benchmark,
Associates     Conservative(3)  6/85       4/01        1     12,612,000      13,849,000    323,000      323,000        (1.41)
                                                                                                                        5/01

Bridgewater
Associates     Pure Alpha, No
               Emerging Market
               Debt, No
               Benchmark3       6/85       4/01        1     12,612,000      13,849,000      2,500       20,000        (5.00)
                                                                                                                        5/01
Bridgewater
Associates     Pure Alpha, No
               Emerging Market
               Debt, Customized
               Equity Benchmark 6/85      12/01        1     12,612,000      13,849,000     64,000       64,000          --

Bridgewater    Global Bond and
S.A., Inc.(8)  Currency         6/85      7/97         0     12,612,000      13,849,000       --           --          (0.76)
                                                                                                                        2/99


Name of
Commodity                         Largest Peak-          Closed Accounts             ANNUAL RATES OF RETURN**
Trading                           to-Valley              ------------------------    -------------------------------------------
Advisor        Program*           Draw-Down(2)           Profitable  Unprofitable      2001     2000     1999     1998     1997
-------------  -----------------  --------------------   ----------  ------------    -------- -------- -------- -------- -------
                                          %                                              %        %        %        %        %
                                                                                                                  (4)
               Pure Alpha, Long
               Emerging Market
               Debt Only,
               Institutional
               Account with
               Global Bond and
Bridgewater    Equity Benchmark,
Associates     Aggressive(3)          (33.79)              0             0           (14.00)  (18.26)    9.52    54.74    32.43
                                     7/00-6/01

               Pure Alpha, Long
               Emerging Market
               Debt Only with No
Bridgewater    Benchmark-A,
Associates     Conservative(3)       (3.72)                0             0            8.09       --       --      --       --
                                      5/01                                            9 mos

               Pure Alpha, Long
               Emerging Market
               Debt Only with No
Bridgewater    Benchmark-B, Very
Associates     Conservative(3)       (1.13)                0             0            6.31       --       --      --       --
                                      5/01                                            9 mos

               Pure Alpha, Long
               Emerging Market
               Debt Only with
               Lehman Aggregate
Bridgewater    Benchmark,
Associates     Conservative(3)       (2.60)                0             0            7.51       --       --      --      --
                                   2/01-5/01                                          11 mos

               Pure Alpha, No
               Emerging Market
Bridgewater    Debt, No
Associates     Benchmark3            (5.00)                0             0            6.90       --       --      --      --
                                      5/01                                            9 mos

               Pure Alpha, No
               Emerging Market
Bridgewater    Debt, Customized
Associates     Equity Benchmark         --                 0             0            2.05       --       --      --      --
                                                                                      1 mos

Bridgewater    Global Bond and
S.A., Inc.(8)  Currency              (0.76)                1             0             --        --      1.51    18.84     7.11
                                      2/99                                                               4 mos             6 mos


                                                               Aggregate Dollars
                                          Date                 In All  Programs           Dollars In This Program
Name of                          Date     CTA                  (in thousands)             (in thousands)              Largest
Commodity                        CTA      Began      Number    ------------------------   ------------------------    Monthly
Trading                          Began    Trading      of      (Excluding   (Including    (Excluding   (Including     Draw-
Advisor        Program*          Trading  Program   Accounts   Notional)    Notional)     Notional)    Notional)      Down(2)
-------------  ----------------- -------  -------   --------   -----------  -----------   -----------  -----------    --------------
                                                               $            $              $            $                %
               Global Bond and
Bridgewater    Currency-A
Associates     (Unhedged)        6/85     2/90        4        12,612,000   13,849,000      295,000      295,000      (3.75)
                                                                                                                       3/01

               Global Bond and
               Currency-B, No
Bridgewater    Emerging Market
Associates     Debt (Unhedged)   6/85     4/01        1        12,612,000   13,849,000       57,000       57,000      (1.24)
                                                                                                                       12/01

Bridgewater    Global Bond and
Associates     Currency (Hedged) 6/85     3/93        1        12,612,000   13,849,000      149,000      149,000      (1.57)
                                                                                                                      10/00

               Global Bond and
Bridgewater    Currency (25%
Associates     Hedged)           6/85     5/00         1       12,612,000   13,849,000      199,000      199,000     (2.77)
                                                                                                                      3/01

               Global Bond, No
               Emerging Market
Bridgewater    Debt, No FX
Associates     (Non US Hedged)   6/85     4/01         1      12,612,000    13,849,000      206,000     206,000      (1.48)
                                                                                                                      4/01

               Global Bond
               and Currency
Bridgewater    (Non-U.S.
Associates     Hedged)           6/85     7/94         1     12,612,000     13,849,000      173,000     173,000      (1.52)
                                                                                                                      8/00


               Global Bond
               and Currency,
Bridgewater    No SR (Non-
Associates     U.S. Hedged)      6/85     4/01         1     12,612,000     13,849,000      107,000     107,000      (1.16)
                                                                                                                      9/01


               Global Bond
               and Currency
Bridgewater    (Non-U.S.
Associates     Unhedged)        6/85      8/99         2     12,612,000     13,849,000      239,000     239,000      (5.09)
                                                                                                                      3/01

               Global Bond
               and Currency,
               Leveraged
               Constrained,
               No Emerging
               Market Debt
Bridgewater    (Non-U.S.
Associates     Unhedged)        6/85      4/01         1     12,612,000     13,849,000      670,000     670,000      (3.57)
                                                                                                                      12/01

               Global Bond
               and Currency
Bridgewater    (Non-U.S. 50%
Associates     Hedged)          6/85      4/99         0     12,612,000     13,849,000        --          --         (2.54)
                                                                                                                      4/00




Name of
Commodity                         Largest Peak-          Closed Accounts             ANNUAL RATES OF RETURN**
Trading                           to-Valley              ------------------------    -------------------------------------------
Advisor        Program*           Draw-Down(2)           Profitable  Unprofitable      2001     2000     1999     1998     1997
-------------  -----------------  --------------------   ----------  ------------    -------- -------- -------- -------- -------
                                          %                                              %        %        %        %        %
                                                                                                                  (4)
               Global Bond and
Bridgewater    Currency-A
Associates     (Unhedged)             (8.42)                11            4           (0.22)    2.95    (2.72)    16.98    6.47
                                   10/99-10/00

               Global Bond and
               Currency-B, No
Bridgewater    Emerging Market
Associates     Debt (Unhedged)       (2.25)                  0            0           3.07       --       --       --       --
                                   11/01-12/01                                        9 mos

Bridgewater    Global Bond and
Associates     Currency (Hedged)     (3.95)                  0            1           3.38      6.33    (0.04)    16.93   13.16
                                   8/00-10/00

               Global Bond and
Bridgewater    Currency (25%
Associates     Hedged)              (6.13)                   0            0           0.70      4.58      --       --      --
                                  7/00-10/00                                                    8 mos

               Global Bond, No
               Emerging Market
Bridgewater    Debt, No FX
Associates     (Non US Hedged)      (2.28)                   0            0           2.73      --        --        --     --
                                  11/01-12/01                                         9 mos

               Global Bond
               and Currency
Bridgewater    (Non-U.S.
Associates     Hedged)              (3.42)                   1            0           6.39      7.03     3.08     17.88     14.75
                                  8/00-10/00

               Global Bond
               and Currency,
Bridgewater    No SR (Non-
Associates     U.S. Hedged)         (1.43)                    0           0          2.48       --        --        --        --
                                   4/01-5/01                                         9 mos

               Global Bond
               and Currency
Bridgewater    (Non-U.S.
Associates     Unhedged)           (14.04)                    0           2         (1.21)     (2.52)      (0.29)     --     --
                                  10/99-6/01                                         5 mos

               Global Bond
               and Currency,
               Leveraged
               Constrained,
               No Emerging
               Market Debt
Bridgewater    (Non-U.S.
Associates     Unhedged)          (4.67)                      0           0          0.41       --          --        --     --
                                 11/01-12/01                                         9 mos



               Global Bond
               and Currency
Bridgewater    (Non-U.S. 50%
Associates     Hedged)            (5.25)                      1           1         (2.67)     2.66       (0.88)      --     --
                                 7/00-10/00                                          6 mos                 9 mos

                                      50

                                                               Aggregate Dollars
                                          Date                 In All  Programs           Dollars In This Program
Name of                          Date     CTA                  (in thousands)             (in thousands)              Largest
Commodity                        CTA      Began      Number    ------------------------   ------------------------    Monthly
Trading                          Began    Trading      of      (Excluding   (Including    (Excluding   (Including     Draw-
Advisor        Program*          Trading  Program   Accounts   Notional)    Notional)     Notional)    Notional)      Down(1)
-------------  ----------------- -------  -------   --------   -----------  -----------   -----------  -----------    --------------
                                                                    $           $              $            $                %

               Global Bond and
               Currency
               (Excluding
Bridgewater    Japanese Yen,
Associates     Unhedged)          6/85      8/92        1       12,612,000    13,849,000     132,000      132,000      (3.75)
                                                                                                                        5/01

               Global Bond and
               Currency
               (Excluding Yen
Bridgewater    and U.S. Dollar,
Associates     Hedged)            6/85      4/00        1       12,612,000    13,849,000      33,000       33,000       (1.60)
                                                                                                                        12/00

               Global Bond and
               Currency
               (Hedged to
Bridgewater    Australian
Associates     Dollar)            6/85      5/98        0       12,612,000    13,849,000          --            --      (1.48)
                                                                                                                         6/99

               Global Bond and
               Currency (50%
               Hedged to
Bridgewater    Canadian
Associates     Dollar)            6/85      3/97        1       12,612,000    13,849,000       34,000       34,000      (1.96)
                                                                                                                        11/01

               Global Bond and
               Currency
               (U.S. Lehman
Bridgewater    Aggregate
Associates     Benchmark)         6/85      1/99        1       12,612,000    13,849,000      338,000      338,000       (1.40)
                                                                                                                          2/99

               Global Bond and
               Currency (Long
Bridgewater    Duration 50%
Associates     Hedged)            6/85     10/92        0       12,612,000    13,849,000            --          --        (2.59)
                                                                                                                           2/96

Bridgewater    Diversified
Associates     Global Bond        6/85      3/96        2       12,612,000    13,849,000       571,000     571,000        (4.03)
                                                                                                                           3/97

               Long Duration
Bridgewater    Global
Associates     Bond               6/85      8/95        0       12,612,000    13,849,000            --          --       (16.11)
                                                                                                                           2/96

Bridgewater    Global Bond
Associates     Overlay            6/85      5/95        0       12,612,000    13,849,000            --          --        (1.56)
                                                                                                                           3/97

               Global Bond with
               Custom Weighted
Bridgewater    Unhedged
Associates     Benchmark          6/85      4/01        2       12,612,000    13,849,000     1,422,000    1,422,000       (2.64)
                                                                                                                          12/01


Name of
Commodity                         Largest Peak-          Closed Accounts             ANNUAL RATES OF RETURN**
Trading                           to-Valley              ------------------------    -------------------------------------------
Advisor        Program*           Draw-Down(2)           Profitable  Unprofitable      2001     2000     1999     1998     1997
-------------  -----------------  --------------------   ----------  ------------    -------- -------- -------- -------- -------
                                          %                                              %        %        %        %        %
                                                                                                                  (4)

               Global Bond and
               Currency
               (Excluding
Bridgewater    Japanese Yen,
Associates     Unhedged)                (14.32)               0             0           0.84     5.13   (9.64)    24.85    5.84
                                       1/99-10/00

               Global Bond and
               Currency
               (Excluding Yen
Bridgewater    and U.S. Dollar,
Associates     Hedged)                   (3.09)               0             0           4.72      5.17     --        --      --
                                       8/00-10/00                                                9 mos

               Global Bond and
               Currency
               (Hedged to
Bridgewater    Australian
Associates     Dollar)                   (3.24)                1            0           3.13      10.94  (1.20)    9.22      --
                                        5/99-1/00                                      3 mos                      8 mos

               Global Bond and
               Currency (50%
               Hedged to
Bridgewater    Canadian
Associates     Dollar)                   (5.62)                0            0           6.44       6.46  (4.50)    23.17   11.16
                                        1/99-1/00                                                                         10 mos

               Global Bond and
               Currency
               (U.S. Lehman
Bridgewater    Aggregate
Associates     Benchmark)                (2.79)                0            0           7.22      11.14  (1.79)       --      --
                                        2/99-1/00

               Global Bond and
               Currency (Long
Bridgewater    Duration 50%
Associates     Hedged)                   (4.85)                1            0          (4.21)      7.20  (1.73)    20.71    11.07
                                        2/01-5/01                                      6 mos

Bridgewater    Diversified
Associates     Global Bond               (4.03)                0             0          8.22      12.01  (3.48)    10.68    14.77
                                          3/97

               Long Duration
Bridgewater    Global
Associates     Bond                     (27.48)                2             0            --       9.51 (25.39)    50.31    34.74
                                      12/98-12/99                                                 2 mos

Bridgewater    Global Bond
Associates     Overlay                   (2.25)                1             0            --         --     --      0.52     1.12
                                        2/96-3/96                                                                   1 mo

               Global Bond with
               Custom Weighted
Bridgewater    Unhedged
Associates     Benchmark                 (4.58)                0             0          4.28         --     --        --       --
                                      11/01-12/01                                      9 mos



                                                               Aggregate Dollars
                                          Date                 In All  Programs           Dollars In This Program
Name of                          Date     CTA                  (in thousands)             (in thousands)              Largest
Commodity                        CTA      Began      Number    ------------------------   ------------------------    Monthly
Trading                          Began    Trading      of      (Excluding   (Including    (Excluding   (Including     Draw-
Advisor        Program*          Trading  Program   Accounts   Notional)    Notional)     Notional)    Notional)      Down(1)
-------------  ----------------- -------  -------   --------   -----------  -----------   -----------  -----------    --------------
                                                                    $           $              $            $                %

               Global Bond with
Bridgewater    50% Hedged
Associates     Benchmark         6/85     4/01          1       12,612,000   13,849,000       105,000      105,000         (2.02)
                                                                                                                           12/01

               Global Bond With
Bridgewater    65% Hedged
Associates     Benchmark         6/85     4/01          1       12,612,000   13,849,000       142,000      668,000         (2.08)
                                                                                                                           11/01

               Global Bond
               Leveraged
Bridgewater    Constrained-
Associates     Unhedged          6/85     4/01          2       12,612,000   13,849,000     2,234,000    2,234,000         (3.35)
                                                                                                                           12/01

               Global Bond
               with Lehman
               Global
Bridgewater    Aggregate
Associates     Benchmark         6/85     4/01          1       12,612,000   13,849,000        222,000     222,000         (0.98)
                                                                                                                           12/01

               Global Bond
               with Lehman
Bridgewater    G-4 Index
Associates     Benchmark         6/85     4/01          1       12,612,000   13,849,000        441,000     441,000         (2.59)
                                                                                                                           12/01

               Global Bond
               Leveraged
               Constrained with
               SWGBI
Bridgewater    Unhedged
Associates     Benchmark         6/85     4/01          1       12,612,000    13,849,000       152,000     152,000         (2.85)
                                                                                                                           12/01

               Global Bond, No
               Emerging
               Market Debt,
               Leveraged
               Constrained with
               SWGBI
Bridgewater    Unhedged
Associates     Benchmark         6/85     4/01          1       12,612,000    13,849,000        119,000     119,000        (3.32)
                                                                                                                           12/01

Bridgewater    Inflation Linked
Associates     Bonds             6/85     1/01          2       12,612,000    13,849,000        140,000     140,000        (5.13)
                                                                                                                           11/01

               Inflation Indexed
Bridgewater    Bond-Leverage-
Associates     Constrained       6/85     4/01          1       12,612,000    13,849,000         55,000      55,000        (1.64)
                                                                                                                           12/01

               Inflation Indexed
Bridgewater    Bond-Currency
Associates     Constrained       6/85     6/00          1       12,612,000    13,849,000         63,000      63,000        (5.10)
                                                                                                                           11/01


Name of
Commodity                         Largest Peak-          Closed Accounts             ANNUAL RATES OF RETURN**
Trading                           to-Valley              ------------------------    -------------------------------------------
Advisor        Program*           Draw-Down(2)           Profitable  Unprofitable      2001     2000     1999     1998     1997
-------------  -----------------  --------------------   ----------  ------------    -------- -------- -------- -------- -------
                                          %                                              %        %        %        %        %
                                                                                                                  (4)

               Global Bond with
Bridgewater    50% Hedged
Associates     Benchmark               (3.15)                 0            0            4.75       --       --       --      --
                                     11/01-12/01                                       9 mos

               Global Bond With
Bridgewater    65% Hedged
Associates     Benchmark               (3.87)                 0            0            1.78       --       --       --      --
                                     11/01-12/01                                       9 mos

               Global Bond
               Leveraged
Bridgewater    Constrained-
Associates     Unhedged                (4.81)                 0            0            2.45       --       --       --      --
                                     11/01-12/01                                       9 mos

               Global Bond
               with Lehman
               Global
Bridgewater    Aggregate
Associates     Benchmark               (1.52)                 0            0            3.81       --       --       --      --
                                     11/01-12/01                                       9 mos

               Global Bond
               with Lehman
Bridgewater    G-4 Index
Associates     Benchmark               (4.10)                 0            0            3.04       --       --       --      --
                                     11/01-12/01                                       9 mos

               Global Bond
               Leveraged
               Constrained with
               SWGBI
Bridgewater    Unhedged
Associates     Benchmark               (4.08)                 0            0            (1.16)      --      --       --      --
                                     11/01-12/01                                        9 mos

               Global Bond, No
               Emerging
               Market Debt,
               Leveraged
               Constrained with
               SWGBI
Bridgewater    Unhedged
Associates     Benchmark               (5.19)                 0            0             2.28       --      --       --      --
                                     11/01-12/01                                        9 mos

Bridgewater    Inflation Linked
Associates     Bonds                   (8.38)                 2            0             3.53       --      --     8.80    8.25
                                     11/01-12/01                                        9 mos                    11 mos

               Inflation Indexed
Bridgewater    Bond-Leverage-
Associates     Constrained             (3.12)                 0            0             2.30       --      --       --      --
                                     11/01-12/01                                        9 mos

               Inflation Indexed
Bridgewater    Bond-Currency
Associates     Constrained             (7.45)                 0            0             13.85    10.46     --       --      --
                                     11/01-12/01                                                  7 mos


                                                               Aggregate Dollars
                                          Date                 In All  Programs           Dollars In This Program
Name of                          Date     CTA                  (in thousands)             (in thousands)              Largest
Commodity                        CTA      Began      Number    ------------------------   ------------------------    Monthly
Trading                          Began    Trading      of      (Excluding   (Including    (Excluding   (Including     Draw-
Advisor        Program*          Trading  Program   Accounts   Notional)    Notional)     Notional)    Notional)      Down(1)
-------------  ----------------- -------  -------   --------   -----------  -----------   -----------  -----------    --------------
                                                                    $           $              $            $                %

               Inflation Indexed
               Bond-Barclays
               IL Benchmark-
Bridgewater    Currency
Associates     Constrained         6/85     4/01       1        12,612,000   13,849,000        53,000       53,000        (2.58)
                                                                                                                          11/01

               Inflation Linked
               Bonds-Normal
Bridgewater    100% Hedged to
Associates     Swiss Franc         6/85    10/00       1        12,612,000   13,849,000        56,000       56,000        (1.53)
                                                                                                                          12/01


               Inflation Indexed
Bridgewater    Bonds-
Associates     Leveraged           6/85     4/94       0        12,612,000   13,849,000            --           --        (7.15)
                                                                                                                           2/96


               Inflation Indexed
               Bond (#3) with
               Customized
               Barclays
Bridgewater    Inflation Linked
Associates     Bond Index          6/85     6/00       0        12,612,000   13,849,000            --           --        (0.64)
                                                                                                                           3/01


               Inflation Indexed
               Bonds-
               Aggressive
Bridgewater    Futures
Associates     Constrained         6/85     4/01       1        12,612,000   13,849,000       308,000      308,000        (1.62)
                                                                                                                          12/01


               Inflation Indexed
               Bonds-
               Aggressive
Bridgewater    Currency
Associates     Constrained         6/85     3/01       1        12,612,000   13,849,000       103,000       103,000      (5.48)
                                                                                                                          11/01


               Inflation Indexed
               Bonds and
Bridgewater    Nominal Bonds-
Associates     Unleveraged A       6/85     8/97       3         12,612,000  13,849,000       207,000       207,000      (2.75)
                                                                                                                          4/99


               Inflation Indexed
               Bonds and
Bridgewater    Nominal Bonds-
Associates     Unleveraged B       6/85     4/01       1         12,612,000  13,849,000       102,000       102,000      (1.42)
                                                                                                                         12/01


               Inflation Indexed
               Bond and
Bridgewater    Nominal Bonds-
Associates     Unleveraged C       6/85     4/01       1         12,612,000  13,849,000        51,000        51,000       (2.53)
                                                                                                                           4/01



Name of
Commodity                         Largest Peak-          Closed Accounts             ANNUAL RATES OF RETURN**
Trading                           to-Valley              ------------------------    -------------------------------------------
Advisor        Program*           Draw-Down(2)           Profitable  Unprofitable      2001     2000     1999     1998     1997
-------------  -----------------  --------------------   ----------  ------------    -------- -------- -------- -------- -------
                                          %                                              %        %        %        %        %
                                                                                                                  (4)

               Inflation Indexed
               Bond-Barclays
               IL Benchmark-
Bridgewater    Currency
Associates     Constrained         (3.74)                     0            0            2.89       --       --       --      --
                                   11/01-12/01                                          9 mos

               Inflation Linked
               Bonds-Normal
Bridgewater    100% Hedged to
Associates     Swiss Franc         (2.27)                     0            0            0.28     3.09       --       --       --
                                   11/01-12/01                                                   3 mos-

               Inflation Indexed
Bridgewater    Bonds-
Associates     Leveraged           (9.25)                     2            0              --       --       --     3.99    11.84
                                   1/96-2/96                                                                      3 mos

               Inflation Indexed
               Bond (#3) with
               Customized
               Barclays
Bridgewater    Inflation Linked
Associates     Bond Index          (0.64)                     2            0            2.33     6.76       --       --       --
                                   3/01                                                3 mos    7 mos

               Inflation Indexed
               Bonds-
               Aggressive
Bridgewater    Futures
Associates     Constrained         (3.05)                     0            0            2.87       --       --       --       --
                                   11/01-12/01                                         9 mos

               Inflation Indexed
               Bonds-
               Aggressive
Bridgewater    Currency
Associates     Constrained         (7.46)                     0            0            3.49       --       --       --       --
                                   11/01-12/01                                        10 mos

               Inflation Indexed
               Bonds and
Bridgewater    Nominal Bonds-
Associates     Unleveraged A       (8.44)                    11            0            5.09    11.76    (2.30)   14.36     9.23
                                   1/99-6/99                                                                               5 mos

               Inflation Indexed
               Bonds and
Bridgewater    Nominal Bonds-
Associates     Unleveraged B       (2.56)                     0            0            1.51       --       --       --       --
                                   11/01-12/01                                         9 mos

               Inflation Indexed
               Bond and
Bridgewater    Nominal Bonds-
Associates     Unleveraged C       (3.03)                     0            0            1.84       --       --       --       --
                                   4/01-5/01                                           9 mos



                                                               Aggregate Dollars
                                          Date                 In All  Programs           Dollars In This Program
Name of                          Date     CTA                  (in thousands)             (in thousands)              Largest
Commodity                        CTA      Began      Number    ------------------------   ------------------------    Monthly
Trading                          Began    Trading      of      (Excluding   (Including    (Excluding   (Including     Draw-
Advisor        Program*          Trading  Program   Accounts   Notional)    Notional)     Notional)    Notional)      Down(1)
-------------  ----------------- -------  -------   --------   -----------  -----------   -----------  -----------    --------------
                                                                $           $              $            $                %
              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged D  6/85    4/01       1         12,612,000   13,849,000     35,000       35,000        (2.52)
                                                                                                                        4/01

              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged E  6/85    4/01       1         12,612,000   13,849,000     70,000       70,000        (1.23)
                                                                                                                        12/01


              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged F  6/85    4/01       1         12,612,000   13,849,000     54,000       54,000        (1.47)
                                                                                                                        11/01

             Inflation Indexed
Bridgewater  Bonds and Nominal
Associates   Bonds-Unleveraged G   6/85    4/01       1         12,612,000   13,849,000     94,000       94,000        (1.21)
                                                                                                                        4/01

             Inflation Indexed
Bridgewater  Bonds and Nominal
Associates   Bonds-Unleveraged H   6/85    4/01       1         12,612,000   13,849,000     157,000     157,000        (2.39)
                                                                                                                        4/01

             Inflation Indexed
Bridgewater  Bonds and Nominal
Associates   Bonds-Unleveraged I   6/85    4/01       1         12,612,000   13,849,000      21,000     21,000         (2.13)
                                                                                                                        4/01

             Inflation Indexed
Bridgewater  Bonds and Nominal
Associates   Bonds-Unleveraged J   6/85    4/01       2         12,612,000   13,849,000     124,000     124,000        (1.22)
                                                                                                                        4/01

Bridgewater
Associates   Index Overlay(7)      6/85    7/98       1         12,612,000   13,849,000     (11,000)     57,000        (15.03)
                                                                                                                        8/98

Bridgewater  Global Tactical
Associates   Asset Allocation      6/85    5/99       1         12,612,000   13,849,000       6,000     106,000        (0.29)
                                                                                                                        9/99

Bridgewater
Associates   Passive U.S. Bond    6/85     2/00        1        12,612,000   13,849,000     440,000     440,000       (10.13)
                                                                                                                       11/01

Bridgewater  Long-Term
Associates   Emerging Markets     6/85     5/96        3        12,612,000   13,849,000     309,000     309,000       (25.55)
                                                                                                                       8/98



Name of
Commodity                         Largest Peak-          Closed Accounts             ANNUAL RATES OF RETURN**
Trading                           to-Valley              ------------------------    -------------------------------------------
Advisor        Program*           Draw-Down(2)           Profitable  Unprofitable      2001     2000     1999     1998     1997
-------------  -----------------  --------------------   ----------  ------------    -------- -------- -------- -------- -------
                                          %                                              %        %        %        %        %
                                                                                                                  (4)
              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged D       (3.78)              0             0           (0.19)     --       --       --       --
                                      4/01-5/01                                        9 mos

              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged E       (2.37)              0             0            2.77      --       --       --       --
                                     11/01-12/01                                       9 mos

              Inflation Indexed
Bridgewater   Bonds and Nominal
Associates    Bonds-Unleveraged F       (2.67)              0             0            2.10      --       --       --       --
                                     11/01-12/01                                       9 mos

             Inflation Indexed
Bridgewater  Bonds and Nominal
Associates   Bonds-Unleveraged G       (2.29)               0             0            2.21      --       --       --       --
                                     11/01-12/01                                       9 mos

             Inflation Indexed
Bridgewater  Bonds and Nominal
Associates   Bonds-Unleveraged H       (3.34)                0            0            0.52      --       --       --       --
                                    11/01-12/01                                        9 mos

             Inflation Indexed
Bridgewater  Bonds and Nominal
Associates   Bonds-Unleveraged I      (2.76)                 0            0            1.06      --       --       --       --
                                     4/01-5/01                                         9 mos

             Inflation Indexed
Bridgewater  Bonds and Nominal
Associates   Bonds-Unleveraged J      (2.11)                  0           0            2.42      --       --       --       --
                                    11/01-12/01                                        9 mos

Bridgewater
Associates   Index Overlay(7)        (46.10)                  0           0            (25.83)  (15.53)   16.37   (5.96)    --
                                     3/00-9/01                                                                    6 mos

Bridgewater  Global Tactical
Associates   Asset Allocation         (0.70)                  0           0              0.28     0.75    (0.64)    --      --
                                     7/99-12/99                                                            8 mos

Bridgewater
Associates   Passive U.S. Bond        (14.17)                 0           0              1.92    34.35      --      --      --
                                     11/01-12/01                                                 11 mos

Bridgewater  Long-Term
Associates   Emerging Markets         (28.49)                 0           0             17.26    16.46     18.62   (0.13)  17.41
                                      5/98-8/98


                                                               Aggregate Dollars
                                          Date                 In All  Programs           Dollars In This Program
Name of                          Date     CTA                  (in thousands)             (in thousands)              Largest
Commodity                        CTA      Began      Number    ------------------------   ------------------------    Monthly
Trading                          Began    Trading      of      (Excluding   (Including    (Excluding   (Including     Draw-
Advisor        Program*          Trading  Program   Accounts   Notional)    Notional)     Notional)    Notional)      Down(1)
-------------  ----------------- -------  -------   --------   -----------  -----------   -----------  -----------    --------------
                                                               $           $              $            $                %
Bridgewater    Short-Term
Associates     Emerging Markets   6/85     4/97       0         12,612,000   13,849,000        --          --           (4.30)
                                                                                                                         8/97

               Passive
Bridgewater    International
Associates(8)  Bonds              6/85    11/99       0         12,612,000  13,849,000         --          --           (4.33)
                                                                                                                         4/00

               Active
               International
Bridgewater    Bonds Alpha
Associates     Only               6/85     2/98        1        12,612,000  13,849,000       65,000      465,000        (3.53)
                                                                                                                         3/01



Name of
Commodity                         Largest Peak-          Closed Accounts             ANNUAL RATES OF RETURN**
Trading                           to-Valley              ------------------------    -------------------------------------------
Advisor        Program*           Draw-Down(2)           Profitable  Unprofitable      2001     2000     1999     1998     1997
-------------  -----------------  --------------------   ----------  ------------    -------- -------- -------- -------- -------
                                          %                                              %        %        %        %        %
                                                                                                                   (4)
Bridgewater    Short-Term
Associates     Emerging Markets        (17.58)               0              1           --       --       --      4.61    (11.55)
                                      7/97-1/98                                                                   7 mos    9 mos

               Passive
Bridgewater    International
Associates(8)  Bonds                   (13.40)
                                    11/99-10/00              0              1        (0.61)    (6.89)    (2.18)    --       --
                                                                                      2 mos               2 mos

               Active
               International
Bridgewater    Bonds Alpha
Associates     Only                    (7.28)                0              0        (3.31)     2.35     (0.51)    6.61     --
                                      8/00-6/01                                                                   11 mos

__________________
* Certain accounts that were previously consolidated for performance reporting have been separated into separate rows. Therefore, certain information in this chart does not correspond to information in the chart in the prospectus.
** The CFTC accepts three different methods of showing the composite rate of return achieved by accounts, some of which are traded at different degrees of leverage. These methods are: the fully funded subset method, the time-weighted method and the only accounts traded method. Although each method uses a different approach, all methods are intended to produce substantially the same rate of return. All annual rates of return are computed on a compounded monthly basis. Rates of return are calculated by dividing net performance by nominal account size of the account.
1. "Largest monthly draw-down" means the greatest decline in month-end net asset value due to losses sustained by the program on a composite basis for any particular month or any particular account for any particular month.
2. "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the program on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.
3. Each of these programs represents a variation of Bridgewater Associates' Pure Alpha Strategy. There are three principal differences among these accounts: (a) the amount of leverage used to trade the account, (b) the nature of the products traded, e.g., emerging market bonds, 10 year bonds, currency only, etc. and (c) the manner in which cash in the account is invested, T-bills or stock indices. Certain programs were offered by both Bridgewater Associates and its affiliate Bridgewater Associates, S.A. (see note 8)
4. For period January 1994 to April 1998, there were no fully funded accounts, therefore, rates of return are based on the subset at nominal account size.
5. This is a program that had been offered to retain accounts that is no longer being offered. It was not based on the Pure Alpha Strategy.
6. Rates of return are calculated by dividing net performance by beginning equity.
7.   This is a passive equity strategy that is not based on the Pure Alpha
     Strategy.
8. On November 2000 Bridgewater S.A., Inc. merged into its affiliate Bridgewater Associates. This program was previously offered by Bridgewater S.A., Inc.

    PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

    The first seven programs listed in Capsule D(2) are based on the Fully Funded Subset method for computing the rate of return. The monthly rates of return for accounts excluded from the Fully Funded Subset, that is those which are partially funded, will often be different from the rate of return for the Fully Funded Subset. Accounts not included in the Fully Funded Subset for any particular period may include: accounts opened or closed during the period; accounts which have material additions or withdrawals during the period; and the accounts which are being phased into the program and, consequently, do not have a complete set of positions that the other accounts in the program have. The rates of return for these excluded accounts may be significantly higher or lower than the rate of return for the Fully Funded Subset.
The following chart is provided so that you can determine the rate of return which was received at different funding levels. This chart does not apply to Series D and the Aggressive Pure Alpha Futures System.


    ACTUAL RATE         RATES OF RETURN BASED ON VARIOUS FUNDING LEVELS (3)
   OF RETURN (1)
      20.00%              26.67%             40.00%              80.00%
      15.00               20.00              30.00               60.00
      10.00               13.33              20.00               40.00
       5.00                6.67              10.00               20.00
       3.00                4.00               6.00               12.00
       1.00                1.33               2.00                4.00
      (1.00)              (1.33)             (2.00)              (4.00)
      (3.00)              (4.00)             (6.00)             (12.00)
      (5.00)              (6.67)            (10.00)             (20.00)
     (10.00)             (13.33)            (20.00)             (40.00)
     100.00%              75.00%             50.00%              25.00%
                            LEVEL OF FUNDING (2)

Footnotes to Rate Conversion Chart:

(1) This column represents the range of actual rates of return for fully-funded accounts reflected in the accompanying performance table.

(2) This represents the percentage of actual funds divided by the fully-funded trading level.

(3) This represents the rate of return experienced by a customer at various levels of funding traded by the trading advisor. The rates of return for accounts that are not fully-funded are inversely proportional to the actual rates of return based on the percentage level of funding.

                              SERIES E

    Graham Capital has been allocated 100% of the Series E assets. In its trading for Series E, Graham Capital utilizes its Global Diversified Program trading strategy.

Graham Capital And Its Principals

    Graham Capital was organized as a Delaware limited partnership in May 1994. The general partner of Graham Capital is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the president and sole shareholder. The limited partner of Graham Capital is KGT Investment Partners, L.P., a Delaware limited partnership of which KGT, Inc. is also a general partner and in which Mr. Tropin is the principal investor. Graham Capital became registered as a commodity pool operator and commodity trading advisor under the Commodity Exchange Act on July 27, 1994, and it became a member of the National Futures Association on the same date. Graham Capital maintains its only business office at Stamford Harbor Park, 333 Ludlow Street, Stamford, CT 06902; telephone (203) 975-5700.

    Kenneth G. Tropin is the chairman, the founder and a principal of Graham Capital. As chairman of Graham Capital, Mr.
Tropin is responsible for the investment management strategies of the organization. He has developed Graham Capital's core trading programs.

    Prior to organizing Graham Capital, Mr. Tropin served as the president, the chief executive officer and a Director of John W. Henry & Co. Inc. from March 1989 to September 1993. Mr. Tropin was formerly senior vice president and Director of Managed Futures and Precious Metals at Dean Witter Reynolds Inc. He joined Dean Witter Reynolds Inc. from Shearson in February 1982 to run the Managed Futures Department, and in October 1984 Mr. Tropin assumed responsibility for Dean Witter Precious Metals as well. In November 1984, Mr. Tropin was appointed president of Demeter Management Corporation, an affiliate of Morgan Stanley Dean Witter & Co., which functions as the general partner to and the manager of Morgan Stanley Dean Witter futures funds.

    In February 1986, Mr. Tropin was instrumental in the foundation of the Managed Futures Trade Association. Mr. Tropin was elected Chairman of the Managed Futures Trade Association in March 1986 and held this position until 1991. In June 1987, Mr. Tropin was appointed president of Dean Witter Futures and Currency Management Inc., an affiliate of Dean Witter Reynolds Inc.

    Michael S. Rulle Jr. is the president and a principal of Graham Capital. As president of Graham Capital, Mr. Rulle is responsible for the management of Graham Capital in its day-to-day course of business. Prior to joining Graham Capital in February 2002, Mr. Rulle was President of Hamilton Partners Limited, a private investment company that deployed its capital in a variety of internally managed equity and fixed income alternative investment strategies on behalf of its sole shareholder, Stockton Reinsurance Limited, a Bermuda based insurance company. From 1994 to 1999, Mr. Rulle was Chairman and CEO of CIBC World Markets Corp., the US broker-dealer formerly known as CIBC Oppenheimer Corp. Mr. Rulle served as a member of its Management Committee, Executive Board and Credit Committee and was Co-Chair of its Risk Committee. Business responsibilities included Global Financial Products, Asset Management, Structured Credit and Loan Portfolio Management. Prior to joining CIBC World Markets Corp., Mr. Rulle was a Managing Director of Lehman Brothers and a member of its Executive Committee and held positions of increasing responsibility since 1979. At Lehman, Mr. Rulle founded and headed the firm's Derivative Division, which grew to a $600 million enterprise by 1994. Mr. Rulle received his M.B.A. from Columbia University in 1979, where he graduated first in his class, and he received his bachelor's degree from Hobart College in 1972 with a concentration in political science.

    Paul Sedlack is the chief operating officer, the general counsel and a principal of Graham Capital. He oversees the operation of the marketing, finance and administration departments, and is responsible for legal and compliance matters. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was resident in Coudert Brothers' Singapore office from 1988 to 1989. Prior to joining Graham Capital in June 1998, Mr. Sedlack was a partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a JD from Cornell Law School in 1986 and an M.B.A. in Finance in 1983 and a BS in Engineering in 1982, both from State University of New York at Buffalo.

    Thomas P. Schneider is an executive vice president, the chief trader and a principal of Graham Capital. He is responsible for managing Graham Capital's futures trading operations, including order execution, policies and procedures and maintaining relationships with independent executing brokers and futures commission merchants.

    Mr. Schneider graduated from the University of Notre Dame in 1983 with a B.B.A. in Finance, and he received his M.B.A. from the University of Texas at Austin in 1994. From June 1985 through September 1993, Mr. Schneider was employed by ELM Financial, Inc., a commodity trading advisor in Dallas, Texas. While employed at ELM Financial, Inc., Mr. Schneider held positions of increasing responsibility and was ultimately chief trader, vice president, and principal of ELM Financial, Inc., responsible for 24-hour trading execution, compliance, and accounting. In January 1994, Mr. Schneider began working as chief trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut. He was responsible for streamlining operations for more efficient order execution and for maintaining and developing relationships with over 15 futures commission merchants on a global basis. In addition to his responsibilities as chief trader, Mr. Schneider has been a National Futures Association arbitrator since 1989 and served on the Managed Futures Association's Trading and Markets Committee.

    Robert G. Griffith is an executive vice president, the director of research, the chief technology officer and a principal of Graham Capital, and he is responsible for the management of all research activities and technology resources of Graham Capital, including portfolio management, asset allocation and trading system development. Mr. Griffith is in charge of the day-to-day administration of Graham Capital's trading systems and the management of Graham Capital's database of price information on more than 100 markets. Mr. Griffith also assists Mr. Tropin in numerous research initiatives as well as various administrative responsibilities. Prior to joining Graham Capital, Mr. Griffith's company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his B.B.A. in Management Information systems from the University of Iowa in 1979.

    Anthony Bryla is the chief financial officer and a principal of Graham Capital, and is responsible for the management of all accounting and finance activities at Graham Capital. Mr. Bryla is in charge of the daily and monthly performance reporting, company accounting and treasury functions, as well as policies and procedures. Prior to joining Graham Capital in September 1995, Mr. Bryla was an assistant accounting manager at OMR Systems Corp. where he provided back-office and accounting services for such clients as Merrill Lynch and Chase Manhattan Bank and where he held positions of increasing responsibility since February 1989. Mr. Bryla is a C.P.A. and is a member of the New Jersey Society of C.P.A.s, and he graduated from Rutgers University with a B.A. in Business Administration in 1982.

    Kevin O'Connor is a senior vice president, senior trader and principal of Graham Capital. Mr. O'Connor is a senior member of the trading staff responsible for executing trades in accordance with Graham Capital's futures trading systems, and he works closely with Mr. Schneider in managing the firm's daily futures trading operations. Prior to joining Graham Capital, from June 1992 until June 1995, Mr. O'Connor was a vice president and controller for Luck Trading Company, a commodity trading advisor in New York City. From January 1981 until June 1992, Mr. O'Connor was a controller and senior trader for Futures Investment Company, a commodity trading advisor based in Greenwich, CT. Mr. O'Connor graduated from Providence College in 1980 with a BS in Accounting.

    Fred J. Levin is the chief economist, a senior discretionary trader and a principal of Graham Capital specializing in fixed income markets with particular emphasis on short-term interest rates. Prior to joining Graham Capital in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc. from 1998. From 1991 to 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From 1988 to 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From 1982 to 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From 1970 to 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York.
Mr. Levin
received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

    Graham Capital's Trading Strategy

    Graham Capital has both systematic and discretionary trading programs. Graham Capital uses systematic trading programs or models to produce trading signals on a largely automated basis when applied to market data. Graham Capital also uses a discretionary trading program for which trades are determined subjectively on the basis of its traders' assessments of market conditions, rather than through application of an automated system. The investment objective of each Graham Capital trading strategy is to provide clients with significant potential for capital appreciation in both rising and falling markets during expanding and recessionary economic cycles.

    Systematic Trading

    Graham Capital's trading systems rely primarily on technical rather than fundamental information as the basis for their trading decisions. Graham Capital's systems are based on the expectation that they can over time successfully anticipate market events using quantitative mathematical models to determine their trading activities, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand.

    Graham Capital's core trading systems are primarily very long term in nature and are designed to participate selectively in potential profit opportunities that can occur during periods of sustained price trends in a diverse number of U.S. and international markets. The primary objective of the core trading systems is to establish positions in markets where the price action of a particular market signals the computerized systems used by Graham Capital that a potential trend in prices is occurring. The systems are designed to analyze mathematically the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of the particular market. As a result of this analysis, the systems will utilize proprietary risk management and trade filter strategies that are intended to benefit from sustained price trends while reducing risk and volatility exposure.

    Graham Capital utilizes discretion in connection with its systematic trading programs in determining which markets warrant participation in the programs, market weighting, leverage and timing of trades for new accounts. Graham Capital also may utilize discretion in establishing positions or liquidating positions in unusual market conditions where, in its sole discretion, Graham Capital believes that the risk-reward characteristics have become unfavorable.

    Discretionary Trading

    The Discretionary Trading Group (referred to as the DTG) was established at Graham Capital in February 1998. Unlike Graham Capital's systematic trading programs, which are based almost entirely on computerized mathematical models, the DTG determines its trades subjectively on the basis of personal assessment of trading data and trading experience. One of the significant advantages Graham Capital's traders benefit from is Graham Capital's experience in systematic trading and trend identification. This experience has proven helpful in enabling the DTG to take advantage of significant market trends when they occur and, equally important, the DTG has the potential to profit from trend reversals as well. Additionally, Graham Capital makes available extensive technical and fundamental research resources to the DTG in an effort to improve its competitive performance edge over time. The DTG's performance results generally are not correlated to the results of other discretionary traders or Graham Capital's systematic trading programs. Importantly, the DTG can generate successful performance results in trading range type markets where there are few long-term trends.

    Graham Capital's Trading Programs

    The various futures interests markets that are traded pursuant to each Graham Capital systematic trading program are identified on the following pages. Graham Capital conducts ongoing research regarding expanding the number of futures interests markets each program trades to further the objective of portfolio diversification. Particular futures interests markets may be added to or deleted from a program at any time without notice.

Portfolios may be rebalanced with respect to the weighting of existing markets at any time without notice. Additions, deletions and rebalancing decisions with respect to each program are made based on a variety of factors, including performance, risk, volatility, correlation, liquidity and price action, each of which factors may change at any time.

    Series E is currently traded pursuant to the Global
Diversified Program described below.

    Global Diversified Program. The Global Diversified Program, the trading program which is used by Graham Capital, utilizes multiple computerized trading models which are designed to participate in the potential profit opportunities during sustained price trends in approximately 80 global markets. This program features broad diversification in both financial and non-financial markets.

    The strategies that are utilized are primarily long term in nature and are intended to generate significant returns over time with an acceptable degree of risk and volatility. On a daily basis, the computer models analyze the recent price action, the relative strength and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

    Graham Capital currently trades 100% of the Series E assets pursuant to its Global Diversified Program, as described above, at 1.5 times the leverage it normally applies for such program. Margin requirements over time normally are expected to average about 15% to 20% of equity for accounts traded pursuant to the Global Diversified Program; thus, margin requirements for Series E over time are expected to average about 20% to 30% of Series E's net assets. Increased leverage will alter risk exposure and may lead to greater profits and losses and trading volatility. See "RISK FACTORS-Futures, Forwards And Options Trading Is Volatile And Highly Leveraged." Subject to the prior approval of the managing owner, Graham Capital may, at any time, trade a portion of the Series E assets pursuant to one or more of Graham Capital's other systematic programs and/or its discretionary trading program, and at an increased or reduced rate of leverage.

    Graham Selective Trading Program. The Graham Selective Trading Program (referred to as the GST) was developed in 1997 and utilizes a completely different trading system than the other Graham Capital programs. The GST uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. Although the system does not trade against the market trend, it is not a true trend-following system inasmuch as it will only participate in very specific types of market moves that meet the very restrictive criteria of the model. In general, the GST will participate only in market moves that are characterized by a substantial increase in volatility. As a result, it frequently will not participate in market trends in which virtually all other trend-following systems would have a position. The program trades in approximately 55 markets with approximate weightings, as of December 31, 2001, of 29% in foreign exchange, 24% in global interest rates, 16% in agricultural futures, 11% in metal futures, 11% in stock index futures and 9% in energy futures.
Due to the extremely selective criteria of the GST model, the program will normally maintain a neutral position in approximately 50% to 60% of the markets in the portfolio.

    Discretionary Trading Group Program.  Unlike Graham
Capital's systematic trading programs, which are based almost entirely on computerized mathematical models, Graham Capital's DTG (described above) determines trades for the Discretionary Trading Group Program subjectively on the basis of personal judgment and trading experience. The Discretionary Trading Group Program generally utilizes fundamental information as well as certain technical data as the basis for its trading strategies. Fundamental considerations relate to the underlying economic and political forces that ultimately determine the true value of a particular financial instrument or commodity. Fundamental analysis of the DTG may involve a short or long-term time horizon. Technical data considered by the DTG include price patterns, volatility, trading volumes and level of open interest.

    The Discretionary Trading Group Program trades global fixed income, foreign exchange and other futures and forward markets.
The Discretionary Trading Program may trade call or put options in these markets.

    K4 Program. Similar to the GST program, the K4 program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 program differs from the GST program in many respects, including a tendency to enter markets at different times and the use of other significantly different parameters. The K4 program will
                               60
normally enter or exit a position only when a significant price and volatility spike takes place and is designed to have a high percentage of winning trades. K4 will normally maintain a neutral position in 50% of the markets in the portfolio.

    The K4 program trades in approximately 65 markets with weightings, as of December 31, 2001, of about 31% in foreign exchange, 27% in global interest rates, 14% in stock index futures, 11% in agricultural futures, 9% in metals and 8% in energy futures.

    Allocation Among Markets Traded By Graham Capital

    Set forth below is a bar graph showing the market sectors that are traded by Graham Capital pursuant to its Global Diversified Program as of December 31, 2001. As of that date, investor funds are exposed to these sectors in approximately the percentage allocations stated; however, these percentage allocations are subject to change at Graham Capital's discretion. Actual allocations change as market conditions and trading opportunities change, and it is likely that the targeted risk allocations may vary for Series E during future periods, although the focus will remain on a diversified portfolio:


            Market Sector                  Percentage
            --------------                 -----------
            Currencies                        25%
            Interest Rates                    26
            Stock Indices                     17
            Agricultural Products/Softs       15
            Energy Products                    9
            Metals                             8
                                           -----------
            Total                            100%

                          (GRAPH)

Graham Capital's Past Performance For All Of Its Clients

    Capsule summaries E(1), E(2), and E(3) contain actual performance information for the periods indicated.

Global Diversified Program

    The following is a capsule summary, as of December 31, 2001, of the performance for the past five calendar years for Graham Capital's Global Diversified Program, the trading strategy currently used to trade Series E (although at 150% leverage).

Name of commodity trading advisor:   Graham Capital
Program:                             Global Diversified Program
Start Date:                          February 2, 1995 (All trading by Graham
                                       Capital)
                                     February 2, 1995 (Global Diversified
                                       Program)
No. Accounts:                        6

Aggregate $$ In All Programs:        $1,001,977,000 (All Programs including
                                       Notional)

$$ in this Program:                  $192,802,000 (Global Diversified
                                       Program including Notional)

Largest monthly draw-down:           (10.12%)  November 2001
                                     "Largest monthly draw-down" means the
                                     greatest decline in month-end net asset
                                     value due to losses sustained by the
                                     program on a composite basis for any
                                     particular month or an individual
                                     account for any particular month.

Largest peak-to-valley draw-down:    (13.74%)  April 1998 to July 1998
                                     "Largest peak-to-valley draw-down"
                                     means the greatest cumulative
                                     percentage decline in month-end net
                                     asset value due to losses sustained by
                                     the program on a composite basis or an
                                     individual account during any period in
                                     which the initial month-end net asset
                                     value is not equaled or exceeded by a
                                     subsequent month-end net asset value.

Closed Accounts:                     Profitable        =         7
                                     Unprofitable      =         2

            RATE OF RETURN INFORMATION IS ON FOLLOWING PAGE

        CAPSULE E(1) -- GRAHAM CAPITAL GLOBAL DIVERSIFIED PROGRAM

                       MONTHLY/ANNUAL RATES OF RETURN*

MONTH         2001         2000        1999          1998         1997

January      (1.40)%       1.17%      (0.08)%        1.65%        4.19%
February      1.56        (1.08)       0.95          1.41        (1.53)
March         7.98         0.51       (5.09)         4.56         0.90
April        (8.53)       (2.91)       2.63         (3.02)       (4.71)
May           0.76        (2.52)      (4.14)        (0.82)       (1.35)
June         (0.08)       (3.33)       5.65         (5.95)       (0.84)
July         (1.28)       (0.63)      (1.86)        (3.49)        3.72
August        4.68         4.29        3.37         11.01        (2.64)
September     8.05        (1.16)       1.07          6.93         2.11
October       6.63         2.21       (3.61)         3.24         4.14
November     (9.68)       10.06        1.66         (2.80)        0.50
December     (0.06)        9.23        5.14          0.09         1.85

Annual        7.02%       15.83%       5.12%        12.20%        6.04%

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

    *The rate of return percentage for each month is obtained by dividing the net income for the month by the net asset value as of the beginning of the month (including contributions made at the start of the month). In months where asset changes are made mid-month, rates of return are calculated for each segment of the month and compounded. For this purpose, "net income" represents the gross income for the month in question, net of all expenses and performance allocations. The rate of return percentage for each year is determined by calculating the percentage return on an investment made as of the beginning of each year. Specifically, a running index is calculated monthly, compounded by the rate of return, the annual percentage being the change in this index for the year divided by the year's initial index. Graham Capital advises exempt accounts for qualified eligible clients the performance of which is not included in the composite performance record.

    The following is a capsule summary, as of December 31, 2001, of the performance for the past five calendar years for Graham
Capital's Global Diversified Program Traded at 150% Leverage, the trading strategy currently used to trade Series E.


Name of commodity trading advisor:   Graham Capital
Program:                             Global Diversified Program Traded at
                                       150% Leverage
Start Date:                          February 2, 1995 (All trading by Graham
                                       Capital)
                                     May 1, 1997 (Global Diversified Program
                                       at 150% leverage)

No. Accounts:                        9


Aggregate $$ In All Programs:        $ 1,001,977,000 (All Programs including
                                       Notional)

$$ in this Program:                  $ 150,548,000 (Global Diversified
                                       Program at 150% leverage  including
                                       Notional)

Largest monthly draw-down:           (15.77)   November 2001
                                     "Largest monthly draw-down" means the
                                     greatest decline in month-end net asset
                                     value due to losses sustained by the
                                     program on a composite basis for any
                                     particular month or an individual
                                     account for any particular month.

Largest peak-to-valley draw-down:    (20.01%)   April 1998 to July 1998
                                     "Largest peak-to-valley draw-down"
                                     means the greatest cumulative
                                     percentage decline in month-end net
                                     asset value due to losses sustained by
                                     the program on a composite basis or an
                                     individual account during any period in
                                     which the initial month-end net asset
                                     value is not equaled or exceeded by a
                                     subsequent month-end net asset value.

Closed Accounts:                     Profitable     =     14
                                     Unprofitable   =      2

           RATE OF RETURN INFORMATION IS ON FOLLOWING PAGE

          CAPSULE E(2) -- GRAHAM CAPITAL GLOBAL DIVERSIFIED PROGRAM

                            TRADED AT 150% LEVERAGE

                       MONTHLY/ANNUAL RATES OF RETURN*

MONTH          2001        2000        1999        1998           1997

January       (1.93)%      2.38%      (0.62)%     2.14%
February       2.91       (1.83)       1.35       1.71
March         11.12        0.46       (7.79)      6.52
April        (11.73)      (3.58)       4.02      (4.42)
May            1.42       (3.81)      (6.25)     (1.08)          (1.62)%
June           0.03       (5.35)       8.05      (9.21)          (1.12)
July          (1.60)      (1.05)      (2.59)     (5.22)           5.04
August         6.87        6.18        5.00      17.07           (3.79)
September     11.99       (0.97)       2.03       9.34            2.93
October        9.26        3.22       (5.46)      4.97            5.72
November     (13.45)      14.80        2.26      (3.40)           1.30
December       0.28       13.77        7.52       0.12            2.94

Annual        12.16%      24.33%       6.17%     17.00%          11.56%

    PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

    *The rate of return percentage for each month is obtained by dividing the net income for the month by the net asset value as of the beginning of the month (including contributions made at the start of the month). In months where asset changes are made mid-month, rates of return are calculated for each segment of the month and compounded. For this purpose, "net income" represents the gross income for the month in question, net of all expenses and performance allocations. The rate of return percentage for each year is determined by calculating the percentage return on an investment made as of the beginning of each year. Specifically, a running index is calculated monthly, compounded by the rate of return, the annual percentage being the change in this index for the year divided by the year's initial index. Graham Capital advises exempt accounts for qualified eligible clients the performance of which is not included in the composite performance record.
                                     65

                         CAPSULE E(3)

   PAST PERFORMANCE OF OTHER PROGRAMS OFFERED BY GRAHAM CAPITAL
     THAT WILL NOT INITIALLY BE USED TO TRADE SERIES E ASSETS
_________________


Name of                          Date      Date CTA                                                           Largest  Largest Peak-
Commodity                        CTA       Began                Aggregate Dollars       Dollars In This       Monthly  to-Valley
Trading                          Began     Trading   Number     In All  Programs        Program               Draw-    Draw-
Advisor        Program           Trading   Program   Accounts   (including Notional)    (Including Notional)  Down(1)  Down(2)
------------  ---------------    -------   --------- --------   --------------------    --------------------  -------  -------------
                                                                                                                 %            %
              Selective
Graham        Trading                                                                                          15.60       17.97
Capital       Program            2/2/95    1/7/98       2          $1,001,977,000        $118,354,000          11/01    11/01-12/01

Graham        Non-Trend                                                                                         5.01        9.54
Capital       Based Program      2/2/95    1/4/99       0          $1,001,977,000               --             10/99     1/01-6/01

              Non-Trend
              Based Program
Graham        at 150%                                                                                           8.42       14.33
Capital       Leverage           2/2/95    6/1/99       0          $1,001,977,000               --             10/99     6/99-10/99

              Discretionary
Graham        Trading                                                                                           2.22        4.18
Capital       Program            2/2/95    1/4/99       1          $1,001,977,000          $15,949,000          8/99     6/99-8/99

Graham                                                                                                          7.16        9.98
Capital       K4 Program         2/2/95    1/4/99       3          $1,001,977,000         $216,887,000          4/01     4/01-7/01

Graham        K4 Program at                                                                                    10.15       13.41
Capital       150% Leverage      2/2/95    6/1/99       2          $1,001,977,000          $35,352,000          4/01     4/01-7/01

              International
Graham        Financial                                                                                         8.41       18.07
Capital       Program            2/2/95    1/2/96       0          $1,001,977,000                --             6/98     4/98-6/98

              Natural
Graham        Resource                                                                                          6.68       19.22
Capital       Program            2/2/95   9/27/96       0          $1,001,977,000                --            10/97    2/97-11/97

Graham        Federal Policy                                                                                    2.58        2.58
Capital       Program            2/2/95    8/1/00       8          $1,001,977,000         $184,835,000         11/00       11/00

              Proprietary
Graham        Matrix                                                                                           11.16       11.98
Capital       Program            2/2/95    6/1/99       1          $1,001,977,000         $173,475,000         11/01     4/01-7/01



                                                                               ANNUAL RATES OF RETURN*

Name of                                                          ------------------------------------------------
Commodity                             Closed Accounts
Trading                         ---------------------------
Advisor        Program          Profitable     Unprofitable        2001      2000      1999      1998      1997
------------  ---------------   ----------     ------------      --------  --------  --------  --------  --------
                                                                    %          %         %         %         %

              Selective
Graham        Trading
Capital       Program               0                0             0.55      7.07      0.91      25.86      --

Graham        Non-Trend
Capital       Based Program        --                --           (9.54)    11.86      0.46        --       --
                                                                 (6 mos)

              Non-Trend
              Based Program
Graham        at 150%
Capital       Leverage             --                --          (12.95)    21.01     (9.67)       --       --
                                                                 (6 mos)             (7 mos)

              Discretionary
Graham        Trading
Capital       Program               0                0            15.55      8.20     (1.03)       --       --

Graham
Capital       K4 Program            1                0            29.56     16.39      7.25        --       --

Graham        K4 Program at
Capital       150% Leverage         1                1            43.14    (10.05)     8.96        --       --
                                                                           (6 mos)   (7 mos)

              International
Graham        Financial
Capital       Program              --               --               --        --       --         8.15    5.14

              Natural
Graham        Resource
Capital       Program              --               --               --        --       --         4.71  (15.22)

Graham        Federal Policy
Capital       Program               2                0            16.77      2.51       --         --       --
                                                                           (5 mos)

              Proprietary
Graham        Matrix
Capital       Program               1                1             6.77     15.94     2.90         --       --
                                                                                    (7 mos)



* The rate of return percentage for each month is obtained by dividing the net income for the month by the net asset value as of the beginning of the month (including contributions made at the start of the month). In months where asset changes are made mid-month, rates of return are calculated for each segment of the month and compounded. For this purpose, "net income" represents the gross income for the month in question, net of all expenses and performance allocations. The rate of return percentage for each year is determined by calculating the percentage return on an investment made as of the beginning of each year. Specifically, a running index is calculated monthly, compounded by the rate of return, the annual percentage being the change in this index for the year divided by the year's initial index. Graham Capital advises exempt accounts for qualified eligible clients the performance of which is not included in the composite performance record. Graham Capital also advises accounts that do not trade commodity futures (such as accounts trading securities, non-exchange traded derivatives, etc.) the performance of which is not included in the composite performance record.

1 "Largest monthly draw-down" means the greatest decline in month-end net asset value due to losses sustained by the program on a composite basis for any particular month or an individual account for any particular month.

2 "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the program on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                                  SERIES F

    Campbell & Company has been allocated 100% of the Series F assets. In its trading for Series F, Campbell & Company currently utilizes the FME Small (Above $5 million) Portfolio, one of its systematic trading programs.

Campbell & Company And Its Principals

    Campbell & Company is a Maryland corporation organized in April 1978 as a successor to a partnership originally formed in January 1974. Campbell & Company became registered as a commodity trading advisor in May 1978 and as a commodity pool operator in September 1982, and Campbell & Company is a member of the National Futures Association. Campbell & Company's main business office is located at 210 West Pennsylvania Avenue, Suite 770, Towson, Maryland 21204; telephone (410) 296-3301.

    D. Keith Campbell, born in 1942, has served as the Chairman of the Board of Directors of Campbell & Company since it began operations, was President until January 1, 1994, and Chief Executive Officer until January 1, 1998. Mr. Campbell is the majority stockholder. From 1971 through June 1978, he was a registered representative of a futures commission merchant. Mr. Campbell has acted as a commodity trading advisor since January 1972 when, as general partner of the Campbell Fund, a limited partnership engaged in commodity futures trading, he assumed sole responsibility for trading decisions made on behalf of the Fund. Since then, he has applied various technical trading models to numerous discretionary futures trading accounts. Mr. Campbell is registered with the CFTC and NFA as a commodity pool operator. Mr. Campbell is an Associated Person of Campbell & Company.

    Bruce L. Cleland, born in 1947, joined Campbell & Company in January 1993 and presently serves as President, Chief Executive Officer and a Director. Mr. Cleland has worked in the international derivatives industry since 1973, and has owned and managed firms engaged in global clearing, floor brokerage, trading, and portfolio management. Mr. Cleland is currently a member of the Board of Directors of the Managed Funds Association, and he has previously served as a member of the Board of Governors of the Comex, in New York. Mr. Cleland is a graduate of Victoria University in Wellington, New Zealand where he earned a Bachelor of Commerce and Administration degree. Mr. Cleland is an Associated Person of Campbell & Company.

    Theresa D. Becks, born in 1963, joined Campbell & Company in 1991 and serves as the Chief Financial Officer, Secretary, Treasurer, and a Director. In addition to her role as CFO, Ms. Becks also oversees administration and compliance. From December 1987 to June 1991, she was employed by Bank of Maryland Corp, a publicly held company, as a Vice President and Chief Financial Officer. Prior to that time, she worked with Ernst & Young. Ms. Becks is a C.P.A. and has a B.S. in Accounting from the University of Delaware. Ms. Becks is an Associated Person of Campbell & Company.

    Richard M. Bell, born in 1952, began his employment with Campbell & Company in May 1990 and serves as a Senior Vice President-Trading. His duties include managing daily trade execution for the assets under Campbell & Company's management. From September 1986 through May 1990, Mr. Bell was the managing general partner of several partnerships registered as broker-dealers involved in market making on the floor of the Philadelphia Stock Exchange ("PHLX") and Philadelphia Board of Trade ("PBOT"). From July 1975 through September 1986, Mr. Bell was a stockholder and Executive Vice-President of Tague Securities, Inc., a registered broker-dealer. Mr. Bell graduated from Lehigh University with a B.S. in Finance. Mr. Bell is an Associated Person of Campbell & Company.

    William C. Clarke, III, born in 1951, joined Campbell & Company in June 1977 and serves as an Executive Vice President and Director. Mr. Clarke holds a B.S. in Finance from Lehigh University where he graduated in 1973. Mr. Clarke currently oversees all aspects of research, which involves the development of proprietary trading models and portfolio management methods. Mr. Clarke is an Associated Person of Campbell & Company.

    Phil Lindner, born in 1954, serves as Vice President-Information Technology. He has been employed by Campbell & Company since October 1994. He was appointed the IT Director in March 1996 and Vice President in January 1998. Prior to joining Campbell & Company, Mr. Lindner worked as a programmer and manager for Amtote, a provider of race track computer systems.

    James M. Little, born in 1946, joined Campbell & Company in April 1990 and serves as Executive Vice President-Client Development and a Director. Mr. Little holds a B.S. in Economics and Psychology from Purdue University. From March 1989 through April 1990, Mr. Little was a registered representative of A.G. Edwards & Sons, Inc. From January 1984 through March 1989, he was the Chief Executive Officer of James Little & Associates, Inc., a commodity pool operator and broker-dealer. Mr. Little is the co-author of The Handbook of Financial Futures, and is a frequent contributor to investment industry publications. Mr. Little is an Associated Person of Campbell & Company.

    C. Douglas York, born in 1958, has been employed by Campbell & Company since November 1992 and serves as a Senior Vice President-Trading. His duties include managing daily trade execution for foreign exchange markets. From January 1991 to November 1992, Mr. York was the Global Foreign Exchange Manager for Black & Decker. He holds a B.A. in Government from Franklin and Marshall College. Mr. York is an Associated Person of Campbell & Company.

    Principals of Campbell & Company may trade futures interests for their own accounts. In addition, Campbell & Company manages proprietary accounts for its deferred compensation plan and for certain principals. Campbell & Company and its principals reserve the right to trade for their own accounts. There are written procedures that govern proprietary trading by principals. Trading records for all proprietary trading are available for review by the Trust upon reasonable notice.

Campbell & Company's Trading Strategy

    Campbell & Company makes trading decisions using proprietary technical trading models which analyze market statistics.
Clients are cautioned that since the trading models are proprietary, it is not possible to determine whether Campbell &
Company is following the models or not. There can be no assurance that the trading models currently being used will produce results similar to those produced in the past.

    Campbell & Company trades the following eight portfolios:
(i) the Financial, Metal & Energy Large Portfolio (sometimes referred to as the FME Large Portfolio); (ii) the Financial, Metal & Energy Small (Above $5 million) Portfolio (sometimes referred to as the FME Small (Above $5 million) Portfolio); (iii) the Financial, Metal & Energy Small (Below $5 million) Portfolio (sometimes referred to as the FME Small (Below $5 million) Portfolio); (iv) the Foreign Exchange Portfolio; (v) the Global Diversified Large Portfolio; (vi) the Global Diversified Small Portfolio; (vii) the Interest Rates, Stock Indices and Commodities Portfolio and (viii) the Ark Portfolio. The managing owner and Campbell & Company have agreed that Campbell & Company, for the present, trades on behalf of Series F utilizing only the FME Small (Above $5 million) Portfolio, which is described below.

    Campbell & Company trading models are designed to detect and exploit medium-term to long-term price changes, while also applying proven risk management and portfolio management principles. No one market exceeds 10% of a total portfolio allocation.

    Campbell & Company believes that utilizing multiple trading models provides an important level of diversification, and is most beneficial when multiple contracts of each market are traded. Every trading model may not trade every market. It is possible that one trading model may signal a long position while another trading model signals a short position in the same market. It is Campbell & Company's intention to offset those signals to reduce unnecessary trading, but if signals are not simultaneous, both trades will be taken, and since it is unlikely that both positions would prove profitable, in retrospect, one or both trades will appear to have been unnecessary. It is Campbell & Company's policy to follow trades signaled by each trading model independent of the other models.

    Over the course of a medium-long-term trend, there are times when the risk of the market may not appear to be justified by the potential reward. In such circumstances, some of Campbell & Company's trading models may exit a winning position prior to the end of a price trend. While there is some risk to this method (for example, being out of the market during a significant portion of a price trend), our research indicates that this is well compensated for by the decreased volatility of performance that may result.

    Campbell & Company's trading models may include trend-following trading models, counter-trend trading models and trading models that do not seek to identify or follow price trends at all. Campbell & Company expects to develop additional trading models and to modify models currently in use and to employ such models for Series F. The models currently in use by Campbell & Company may be eliminated from use if Campbell & Company believes such action is warranted.

    While Campbell & Company normally follows a disciplined systematic approach to trading, on occasion, it may override the signals generated by the trading models, such as when market conditions dictate otherwise. While such action may be taken for any reason at any time at Campbell & Company's discretion, it will normally only be taken to reduce risk in the portfolio, and may or may not enhance the results that would otherwise be achieved.

    Campbell & Company applies risk management and portfolio management strategies to measure and manage overall portfolio risk. These strategies include portfolio structure, risk balance, capital allocation and risk limitation. One objective of risk and portfolio management is to determine periods of relatively high and low portfolio risk, and when such points are reached, Campbell & Company may reduce or increase position size accordingly. It is possible, however, that this reduction or increase in position size may not enhance the results achieved over time.

    Campbell & Company estimates that, based on the amount of margin required to maintain positions in the markets currently traded, aggregate margin for all positions held in a client's account will range between 5% and 30% of the account's net assets. From time to time, margin commitments may be above or below this range.

    The number of contracts that Campbell & Company believes can be bought or sold in a particular market without unduly influencing price adversely may at times be limited. In such cases, a client's portfolio would be influenced by liquidity factors because the positions taken in such markets might be substantially smaller than the positions that would otherwise be taken. From time to time, Campbell & Company may add or delete contracts from Series F's portfolio, or increase or decrease the total number of contracts held, based on increases or decreases in the assets in an account, changes in market conditions, perceived changes in portfolio-wide risk factors or other factors that Campbell & Company deems relevant.

Financial, Metal & Energy Portfolios

    Currently, three versions of the Financial Metal & Energy Portfolio are traded by Campbell & Company, the FME Small (Below $5 million) Portfolio, the FME Small (Above $5 million) Portfolio and the FME Large Portfolio. The FME Small (Below $5 million) Portfolio and the FME Small (Above $5 million) Portfolio trade in foreign currencies, precious and base metals, energy products, stock indices and interest rates. The FME Large Portfolio is the same as the other FME Portfolios but adds certain contracts that trade in the forward foreign currency markets which do not have futures equivalents. The FME Large Portfolio is appropriate for accounts greater than $10 million. Prior to February 1995, all Financial, Metal & Energy accounts were traded together in the FME Large Portfolio. The FME Small Portfolio began in February 1995, when accounts smaller than $10 million were transferred from the FME Large Portfolio to the FME Small Portfolio. In July 2000 the FME Small Portfolio was further split into the FME Small (Below $5 million) Portfolio and the FME Small (Above $5 million) Portfolio, and accounts below $5 million transferred into the FME Small (Below $5 million) Portfolio. At the same time a new model was added to FME Small (Above $5 million) Portfolio, and Campbell & Company increased the minimum required for new accounts to $5 million. Since Series F commenced trading with $5 million, Campbell & Company initially traded the Series F assets pursuant to the FME Small Portfolio and since July 2000 has traded the Series F assets pursuant to the FME Small (Above $5 million) Portfolio. The FME Large Portfolio or the FME Small (Below $5 million) Portfolio may by utilized to trade Series F assets at a later date, as appropriate.

    Allocation Among Markets Traded By Campbell & Company

    Set forth below is a bar graph showing the market sectors that are traded by the FME Small (Above $5 million) Portfolio, as of December 31, 2001. As of that date, investor funds are exposed to these sectors in approximately the percentage allocations stated; however, these percentage allocations are subject to change at Campbell & Company's discretion. Actual allocations change as market conditions and trading opportunities change, and it is likely that the targeted risk allocations may vary for Series F during future periods, although the focus will remain on a diversified portfolio:


              Market Sector             Percentage
              ------------------        ------------
              Currencies                   49%
              Interest Rates               24
              Energy                       12
              Stock Indices                14
              Precious and Base Metals      1
                                        ------------
              Total                       100%

                           (GRAPH)

Campbell & Company's Past Performance For All Of Its Clients

    Capsule summaries F(1), F(2) and F(3) contain actual performance information for the periods indicated.

FME Small (Above $5 million) Portfolio

    The following is a capsule summary, as of December 31, 2001, of the performance for the past five calendar years for Campbell
& Company's FME Small Portfolio, the trading strategy currently used to trade Series F.

Name of commodity trading advisor:   Campbell & Company
Program:                             FME Small Portfolio
Start Date:                          January 1972 (All trading by Campbell &
                                       Company)
                                     February 1995 (FME Small Portfolio)

No. Accounts:                        11

Aggregate $$ In All Programs:        $2,758,000,000 (All Programs including
                                       Notional)

$$ in this Program:                  $127,900,000 (FME Small (Above $5
                                       million) Portfolio including Notional)

Largest monthly draw-down:           (9.94%) November 2001
                                     "Largest monthly draw-down" means the
                                     greatest decline in month-end net asset
                                     value due to losses sustained by the
                                     program on a composite basis for any
                                     particular month or an individual
                                     account for any particular month.

Largest peak-to-valley draw-down:    (9.94%)  October 2001 to November 2001
                                     "Largest peak-to-valley draw-down"
                                     means the greatest cumulative
                                     percentage decline in month-end net
                                     asset value due to losses sustained by
                                     the program on a composite basis or an
                                     individual account during any period in
                                     which the initial month-end net asset
                                     value is not equaled or exceeded by a
                                     subsequent month-end net asset value.

Closed accounts:                     Profitable       =        31
                                     Unprofitable     =        12

              RATE OF RETURN INFORMATION IS ON FOLLOWING PAGE

            CAPSULE F(1) -- COMPOSITE OF ALL THE FME SMALL (ABOVE
                         $5 MILLION) PORTFOLIO ACCOUNTS
                         MONTHLY/ANNUAL RATES OF RETURN*

MONTH         2001          2000        1999          1998         1997
January      (1.49)%        3.23%      (4.61)%        2.80%        3.85%
February      0.48         (0.52)       1.34         (2.34)        1.63
March         6.15         (2.03)       1.60          5.81        (1.75)
April        (7.97)        (2.55)       5.20         (5.99)       (3.03)
May           0.92          2.47       (3.15)         4.21        (3.01)
June         (2.24)         0.77        4.95          1.51         3.62
July          1.11         (2.56)      (0.64)        (4.04)        8.81
August        1.29          3.04        1.18          9.95        (5.94)
September     6.68         (3.36)       1.55          3.68         4.53
October       4.58          2.75       (3.85)         5.52         2.32
November     (9.94)         5.52        0.78         (0.91)        0.59
December      3.24          2.36        2.80          1.10         5.41

Annual        1.35%         9.02%       6.80%        22.16%       17.30%


    * Campbell & Company has adopted a method of computing
"Rate of Return" and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory published by the CFTC. The Fully-Funded Subset refers to that subset of accounts included in the applicable composite which is funded entirely by Actual Funds (as defined in the Advisory). To qualify for the use of the Fully-Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which the performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. The rate of return is calculated by dividing net performance of the Fully-Funded Subset by the beginning net assets (plus additions, less withdrawals for that month) of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method.

      PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

FME Small (Below $5 million) Portfolio

    The following is a capsule summary of the past performance for Campbell & Company's FME Small (Below $5 million) Portfolio as of December 31, 2001. This portfolio was formerly combined with the FME Small (Above $5 million) Portfolio, and was separated out as of July of 2000. Although Series F is currently traded pursuant to the FME Small (Above $5 million) Portfolio strategy, the FME Small (Below $5 million) Portfolio may be used in the future to trade Series F assets.

Name of commodity trading advisor:   Campbell & Company
Program:                             FME Small Portfolio
Start Date:                          January 1972 (All trading by Campbell &
                                       Company)
                                     July 2000 (FME Small (Below $5 million)
                                       Portfolio)

No. Accounts:                        12

Aggregate $$ In All Programs:        $2,758,000,000 (All Programs including
                                       Notional)

$$ in this Program:                  $24,500,000  (FME Small (Below $5 million)
                                       Portfolio including Notional)

Largest monthly draw-down:           (11.84%)   November 2001
                                     "Largest monthly draw-down" means the
                                     greatest decline in month-end net asset
                                     value due to losses sustained by the
                                     program on a composite basis for any
                                     particular month or an individual
                                     account for any particular month.

Largest peak-to-valley draw-down:    (11.84%)   October 2001 to November 2001
                                     "Largest peak-to-valley draw-down"
                                     means the greatest cumulative
                                     percentage decline in month-end net
                                     asset value due to losses sustained by
                                     the program on a composite basis or an
                                     individual account during any period in
                                     which the initial month-end net asset
                                     value is not equaled or exceeded by a
                                     subsequent month-end net asset value.

Closed accounts:                     Profitable      =        15
                                     Unprofitable    =         7

           RATE OF RETURN INFORMATION IS ON FOLLOWING PAGE

           CAPSULE F(2) -- COMPOSITE OF ALL THE FME SMALL (BELOW
                       $5 MILLION) PORTFOLIO* ACCOUNTS
                       MONTHLY/ANNUAL RATES OF RETURN**

MONTH                          2001                  2000
January                       (0.34)
February                      (0.91)
March                          6.81
April                         (8.92)
May                            1.25
June                          (3.35)
July                            .08                 (4.23)
August                         2.27                  4.19
September                      4.54                 (5.22)
October                        6.87                  3.52
November                     (11.84)                 5.46
December                       1.55                  9.56

Annual                        (3.76)%               13.12%


    *In July 2000, the FME Small Portfolio program was divided into 2 separate programs, which are the FME Small (Above $5 million) Portfolio and the FME Small (Below $5 million)
Portfolio.  See page 69 for details.

    **Campbell & Company has adopted a method of computing "Rate of Return" and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory published by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which the performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the trading program. The rate of return is calculated by dividing net performance of the Fully-Funded Subset by the beginning net assets (plus additions, less withdrawals for that month) of the Fully-Funded Subset, except in periods of significant additions or withdrawals to the accounts in the Fully-Funded Subset. In such instances, the Fully-Funded Subset is adjusted to exclude accounts with significant additions or withdrawals which would materially distort the rate of return pursuant to the Fully-Funded Subset method.

     PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

FME Large Portfolio

    The following is a capsule summary, as of December 31, 2001, of the performance for the past five years for Campbell & Company's FME Large Portfolio. Although series F is currently traded pursuant to the FME Small Portfolio strategy, the FME Large Portfolio strategy may be used in the future to trade Series F assets.

Name of commodity trading advisor:   Campbell & Company
Program:                             FME Large Portfolio
Start Date:                          January 1972 (All trading by Campbell &
                                       Company)
                                     April 1993 (FME Large Portfolio)

No. Accounts:                        17

Aggregate $$ In All Programs:        $2,758,000,000 (All Programs including
                                       Notional)

$$ in this Account:                  $2,480,000,000 (FME Large Portfolio
                                       including Notional)

Largest monthly draw-down:           (9.62%)  November 2001
                                     "Largest monthly draw-down" means the
                                     greatest decline in month-end net asset
                                     value due to losses sustained by the
                                     program on a composite basis for any
                                     particular month or an individual
                                     account for any particular month.

Largest peak-to-valley draw-down:    (9.62%)   October 2001 to November 2001
                                     "Largest peak-to-valley draw-down"
                                     means the greatest cumulative
                                     percentage decline in month-end net
                                     asset value due to losses sustained by
                                     the program on a composite basis or an
                                     individual account during any period in
                                     which the initial month-end net asset
                                     value is not equaled or exceeded by a
                                     subsequent month-end net asset value.

Closed accounts:                     Profitable       =        4
                                     Unprofitable     =        0

          RATE OF RETURN INFORMATION IS ON FOLLOWING PAGE

      CAPSULE F(2) -- COMPOSITE OF ALL THE FME LARGE PORTFOLIO ACCOUNTS

                   MONTHLY/ANNUAL RATES OF RETURN*

MONTH           2001         2000          1999        1998          1997
January        (1.09)        3.70%        (4.83)%      3.25%         5.26%
February        0.71        (0.35)         1.45       (2.38)         2.26
March           6.97        (1.96)         0.87        4.95         (2.08)
April          (8.09)       (1.86)         5.60       (5.88)        (3.84)
May             1.23         2.74         (3.25)       4.34         (1.84)
June           (1.71)        1.96          4.63        2.04          2.23
July            1.45        (1.72)        (0.15)      (3.68)         9.27
August          2.10         3.08          1.22        9.23         (5.14)
September       6.94        (3.23)         1.75        2.97          4.23
October         4.97         3.19         (4.25)       4.41          2.39
November       (9.62)        5.98          0.53       (0.50)         0.57
December        3.71         2.38          3.64        0.64          4.95

Annual          6.20%       14.32%         6.81%      20.07%        18.75%


    * The "Rate of Return" for a period is calculated by dividing the net profit or loss by the assets at the beginning of such period. Additions and withdrawals occurring during the period are included as an addition to or deduction from beginning net assets in the calculations of "Rates of Return," except for accounts which close on the last day of a period in which case the withdrawal is not subtracted from beginning net assets for purposes of this calculation. The "Rate of Return" is calculated using the Only Accounts Traded method of computation (sometimes referred to as the OAT method). This computation method is one of the methods approved by the CFTC to reduce the distortion caused by significant additions or withdrawals of capital during a month. The OAT method excludes from the calculation of rate of return those accounts which had material intra-month additions or withdrawals and accounts which were open for only part of the month. In this way, the composite rate of return is based on only those accounts whose rate of return is not distorted through intra-month capital changes.

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULT

                                     CAPSULE F(3)

         PAST PERFORMANCE OF OTHER PROGRAMS OFFERED BY CAMPBELL & COMPANY AND ITS AFFILIATES THAT WILL NOT BE USED TO TRADE SERIES F ASSETS


                                                                 Aggregate Dollars
                                            Date                 In All  Programs               Dollars In This Program
Name of                           Date      CTA                  (in thousands)                 (in thousands)              Largest
Commodity                         CTA       Began     Number     -------------------------      ------------------------    Monthly
Trading                           Began     Trading   of         (Excluding    (Including       (Excluding    (Including    Draw-
Advisor         Program           Trading   Program   Accounts   Notional)     Notional)        Notional)     Notional)     Down(1)
--------------  ----------------  -------   -------   --------   -----------  ------------      -----------   -----------   -------
                                                                      $            $                 $             $           %

                Foreign
Campbell        Exchange                                                                                                      7.85
& Company       Portfolio         4/72      11/90        2       2,618,000      2,758,000           12,882        25,882      2/98

                Global
                Diversified
Campbell        Large                                                                                                         9.95
& Company       Portfolio         4/72       2/86        2       2,618,000      2,758,000           86,967        86,967     11/01

                Global
                Diversified
Campbell        Small                                                                                                        12.47
& Company       Portfolio         4/72       6/97        1       2,618,000      2,758,000            1,906         1,906     11/01

Campbell        ARK                                                                                                          11.86
& Company       Portfolio         4/72       9/96        9       2,618,000      2,758,000            2,224         2,474      7/98


                Interest
                Rates, Stock
                Indices &
Campbell        Commodities                                                                                                  16.13
& Company       Portfolio         4/72       2/96        1       2,618,000      2,758,000            8,373         8,373     11/01






Name of                                             Closed
Commodity                         Largest Peak-     Accounts                        Annual Rates of Return*
Trading                           to-Valley         Profitable/     ------------------------------------------------------
Advisor         Program           Draw-Down(2)      Unprofitable     2001        2000        1999        1998        1997
--------------  ----------------  --------------    -------------   ------      ------      ------      ------      ------
                                        %                             %           %           %           %           %

                Foreign
Campbell        Exchange             12.39
& Company       Portfolio         12/97-2/98        1         1      15.92       11.39       7.19         4.25       18.19

                Global
                Diversified
Campbell        Large                 9.95
& Company       Portfolio        10/01-11/01        1         0       5.89       11.18       4.57        12.47       14.95

                Global
                Diversified
Campbell        Small                12.47
& Company       Portfolio        10/01-11/01        9         0      (1.16)      17.59       2.51        17.50       13.85(3)

Campbell        ARK                  13.44
& Company       Portfolio          3/01-6/01       10         2      (4.35)      28.86      28.27         2.48       20.49

                Interest
                Rates, Stock
                Indices &
Campbell        Commodities          19.24
& Company       Portfolio        10/01-12/01        0         0      (0.71)      18.12       6.85        27.08       20.15


_________________________________
* The CFTC accepts three different methods of showing the composite rate of return achieved by accounts, some of which are traded at different degrees of leverage. These methods are: the fully-funded subset method, the time-weighted method and the only accounts traded method. Although each method uses a different approach, all methods are intended to produce substantially the same rate of return. All annual rates of return are computed on a compounded monthly basis.

1 "Largest monthly draw-down" means the greatest decline in month-end net asset value due to losses sustained by the program on a composite basis for any particular month or an individual account for any particular month.

2 "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by the program on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

3 June 1997 to December 1997

         PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                  TRADING LIMITATIONS AND POLICIES

    The following limitations and policies are applicable to each series. A trading advisor sometimes may be prohibited from taking positions for a series that it would otherwise prefer to acquire because of the need to comply with these limitations and policies. The managing owner monitors compliance with the trading limitations and policies set forth below, and it may impose additional restrictions upon the activities of any trading advisor (through modification of the limitations and policies) as it deems appropriate and in the best interests of each series.

The managing owner:

(BUL) Will not approve a material change in the following trading limitations and policies for any series without obtaining the prior written approval of limited owners holding interests representing at least a majority (over 50%) of the net asset value of that series (excluding interests owned by the managing owner and its affiliates).

(BUL) May, without obtaining approval from the limited owners, impose additional limitations on the activities of each series or on the types of instruments in which a trading advisor can invest if the managing owner determines that additional limitations (i) would be necessary to assure that 90% of the series' income is qualifying income or
     (ii) would be in the best interests of a series.

Trading Limitations

    A series will not:

(BUL) Engage in pyramiding its commodities positions
      (i.e., use unrealized profits on existing positions to provide margin for the acquisition of additional positions in the same or a related commodity), but a series may take into account open trading equity on existing positions in determining whether to acquire additional commodities positions.

(BUL) Borrow or loan money (except with respect to the initiation or maintenance of the series' commodities positions or obtaining lines of credit for the trading of forward currency contracts; provided, however, that each series is prohibited from incurring any indebtedness on a non-recourse basis).

(BUL) Permit rebates to be received by the managing owner or its affiliates or permit the managing owner or any affiliate to engage in any reciprocal business arrangements that would circumvent the foregoing prohibition.

(BUL) Permit any trading advisor to share in any portion of the commodity brokerage fees paid by a series.

(BUL) Commingle its assets, except as permitted by law.

(BUL) Permit the churning of its commodity accounts.

Trading Policies

    Subject to the foregoing limitations, each trading advisor has agreed to abide by the trading policies of the Trust, which currently are as follows:

(BUL) Series funds generally will be invested in contracts that are traded in sufficient volume which, at the time such trades are initiated, are reasonably expected to permit entering and liquidating positions.

(BUL) Stop or limit orders may, in a trading advisor's discretion, be given with respect to initiating or liquidating positions in order to attempt to limit losses or secure profits; if stop or limit orders are used, however, there can be no assurance that Prudential Securities will be able to liquidate a position at a specified stop or limit order price, due to either the volatility of the market or the inability to trade because of market limitations.

(BUL) A series generally will not initiate an open position in a futures contract (other than a cash settlement contract) during any delivery month in that contract, except when required by exchange rules, law or exigent market circumstances; this policy does not apply to forward and cash market transactions.

(BUL) A series may occasionally make or accept delivery of a commodity including, without limitation, currencies; a series also may engage in an exchange of futures for physicals transaction, as permitted on the relevant exchange, involving currencies and metals and other commodities.

(BUL) A series may employ trading techniques such as spreads; an example of a spread position is when a series owns a futures contract which expires in one month and sells a futures contract for the same commodity in a later month.

(BUL) A series will not initiate open positions that would result in net long or short positions requiring as margin or premium for outstanding positions in excess of 15% of a series' net asset value for any one commodity, or in excess of 66.67% of a series' net asset value for all commodities combined; under certain market conditions, such as where there is an inability to liquidate open commodities positions because of daily price fluctuations, the managing owner may be required to commit as margin in excess of the foregoing limits, and in such a case the managing owner will cause the trading advisor to reduce its open futures and option positions to comply with these limits before initiating new commodities positions.

(BUL) If a series engages in transactions in forward currency contracts other than with or through Prudential Securities and/or Prudential-Bache Global
      Markets, Inc., it will engage in such transactions only with or through a bank that has, as of the end of its last fiscal year, an aggregate balance in its capital, surplus and related accounts of at least
      $100 million and through other broker-dealer firms whose aggregate balance in their capital, surplus, and related accounts is at least $50 million; if transactions are effected for a series in the forward markets, the only forward markets that are permitted to be utilized without the managing owner's consent are the interbank foreign currency markets and the London Metal Exchange; the utilization of other forward markets requires the consent of the managing owner.

                           DESCRIPTION OF THE TRUST,
                    TRUSTEE, MANAGING OWNER AND AFFILIATES



                                    (CHART)



    The Trust was formed on April 22, 1999 under the Delaware Business Trust Act. The sole trustee of the Trust is Wilmington Trust Company, which delegated its duty and authority for the management of the Trust to the managing owner. The managing owner is a wholly-owned subsidiary of Prudential Securities, the Trust's commodity broker and selling agent, which in turn is wholly-owned by Prudential Securities Group Inc., an indirect wholly-owned subsidiary of Prudential Financial, Inc.

    Prudential Securities Group Inc., Prudential Securities and the managing owner may each be deemed to be, and the trustee is not deemed to be, a "promoter" of the Trust within the meaning of the Securities Act of 1933. None of the foregoing persons is an "affiliate" (as that term is used for purposes of the Securities Act of 1933) of any of the trading advisors. Prudential Securities Group Inc. and the managing owner may each be deemed to be a "parent" of the Trust within the meaning of the federal securities laws.

    A brief description of the trustee, Prudential Securities
Group Inc., Prudential Securities, the managing owner and the officers and directors of the managing owner follows.

The Trustee

    Wilmington Trust Company, a Delaware banking corporation, is the sole trustee of the Trust. Its principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. Wilmington Trust Company is not affiliated with Prudential Securities Group Inc., Prudential Securities, the managing owner, or the trading advisors. It has delegated its duty and authority for the management of the business and affairs of the Trust to the managing owner. Wilmington Trust Company will accept service of legal process upon the Trust in the State of Delaware. The managing owner will notify the limited owners of any change of the trustee.

Prudential Securities Group Inc.

    Prudential Securities Group Inc. acts solely as a holding company. Its principal subsidiary is Prudential Securities, the Trust's selling agent and commodity broker. Prudential Securities Group Inc. is an indirect wholly owned subsidiary of Prudential Financial, Inc., a major financial services company.

Prudential-Bache Global Markets Inc.

    Prudential-Bache Global Markets Inc. is a foreign exchange dealer which engages in over-the-counter, spot, forward and foreign exchange transactions with, among others, Prudential Securities. It is an affiliate of Prudential Securities, and it is wholly owned by Prudential Securities Group Inc.

The Managing Owner

    Prudential Securities Futures Management Inc., a Delaware corporation formed in May 1973, is the managing owner of the Trust. The managing owner has been registered under the Commodity Exchange Act as a commodity pool operator since June 1989 and as a commodity trading advisor since November 1990 and is a member of the National Futures Association. The managing owner's main business office is located at One New York Plaza, 13th floor, New York, New York 10292-2013; phone (212) 778-7866.

    The most recent statement of financial condition of the managing owner and report of the independent accountants thereon is set forth under "FINANCIAL STATEMENTS -- The Managing Owner."

Directors And Officers Of The Managing Owner

    The current officers and directors of the managing owner, described in alphabetical order, are as follows:

    Thomas T. Bales, born 1959, is a Vice President of the managing owner. He is also a Senior Vice President of Futures Administration in the Global Derivatives division for Prudential Securities, and he serves in various capacities for other affiliated companies. Prior to joining the Global Derivatives division, Mr. Bales served as in-house counsel in the Law Department of Prudential Securities from October 1987 through May 1996. Mr. Bales joined Prudential Securities in November 1981 as an Analyst in the Credit Analysis Department and later served as a Section Manager.

    Barbara J. Brooks, born 1948, became the Treasurer and Chief Financial Officer of the managing owner in May 1990, at which time she also became the Treasurer and Chief Financial Officer of Seaport Futures Management, Inc. (referred to as Seaport Futures), an affiliate of the managing owner. In 1998, she relinquished her position as Treasurer of the managing owner and Seaport Futures. She is a Senior Vice President of Prudential Securities and is the Vice President-Finance and the Chief Financial Officer of various entities affiliated with Prudential Securities. She has been employed by Prudential Securities since 1983. Ms. Brooks is a certified public accountant.

    David Buchalter, born 1958, has been the Secretary of both the managing owner and Seaport Futures since October 1996. Mr. Buchalter is a Senior Vice President and is Senior Counsel in the Law Department of Prudential Securities. Prior to joining Prudential Securities in January 1992, Mr. Buchalter was associated with the law firm of Rosenman & Colin LLP from April 1988 to January 1992. Prior to that, from May 1983 though March 1988, Mr. Buchalter served as in-house counsel for Shearson Lehman Hutton, Inc. and its predecessor firm, E.F. Hutton &
Co., Inc.

    Alex Ladouceur, born 1960, has been Chairman of the Board of Directors and a Director of the managing owner since November 2001 and also has held such positions with Seaport Futures since such date. Mr. Ladouceur joined Prudential Securities in August 2001 as Executive Vice President, Head of the Global Derivatives division. He is responsible for all operating activities of Prudential Securities' Global Derivatives division including sales and trading, foreign exchange, base and precious metals, and the trading floors. In addition, Mr. Ladouceur has responsibility for Alternative Investment Strategies. Mr. Ladouceur joined Prudential Securities from Credit Lyonnais Rouse Ltd. (CLR), where he served as president of their United States operations since 1992 and as a main board director of CLR in London since 1994. In 1998, he was appointed managing director of Global Cash Markets at CLR with responsibility for leading global market-making and sales for OTC products, including structured derivative products. Mr. Ladouceur earned his bachelor's degree in Economics from the University of Calgary in Alberta, Canada, and his master's degree in European Studies from the College of Europe in Bruges, Belgium.

    Guy S. Scarpaci, born 1947, has been a Director of the managing owner since July 1987 and was Assistant Treasurer from May 1988 until December 1989. In addition, Mr. Scarpaci has been a Director of Seaport Futures since May 1989. Mr. Scarpaci was first affiliated with the managing owner in July 1987. Mr. Scarpaci has been employed by Prudential Securities in positions of increasing responsibility since August 1974, and he is currently a Senior Vice President of the Global Derivatives division.

    Eleanor L. Thomas, born 1954, has been Director and
President of the managing owner since September 2000 and was a Director and Executive Vice President from April 1999 to September 2000. She was a First Vice President of the managing owner and Seaport Futures from October 1998 to April 1999 and a Director and the President of Seaport Futures since such date. Ms. Thomas is a Senior Vice President and the Director of Alternative Investment Strategies at Prudential Securities. She is responsible for origination, asset allocation, due diligence, marketing and sales for the group's product offerings. Prior to joining Prudential Securities in March 1993, she was with MC Baldwin Financial Company from June 1990 through February 1993 and Arthur Anderson & Co. from 1986 through May 1990. She graduated Summa Cum Laude from Long Island University with a B.A. in English Literature, and graduated Baruch College in 1986 with an M.B.A. in Accounting. Ms. Thomas is a certified public accountant.

    Tamara B. Wright, born 1959, has been a Senior Vice
President of the managing owner and Seaport Futures since October 1998 and a Director of the managing owner since December 1998. She is also a Senior Vice President and the Chief Administrative Officer for the International Division at Prudential Securities. In this capacity, her responsibilities include financial management, risk management, systems implementation, employment matters and internal control policies and procedures.
Previously, Mrs. Wright served as Director of Consumer Markets Risk Management, where she led the Domestic and International Branch efforts in ensuring the timely resolution of audit, compliance and legal concerns. Prior to joining the firm, Mrs. Wright was a manager with PricewaterhouseCoopers LLP in its Management Consulting division in New York, New York.

Description And Past Performance Of Other Pools Sponsored By The
Managing Owner And Its Affiliate

    Following is a description of the various funds sponsored by the managing owner and its affiliate, Seaport Futures.  The
January 1, 1997 through January 31, 2002 trading record for the various funds is provided in the performance table and the
explanatory notes on the following pages.
Type of Fund                        Name of Fund
Public commodity funds for which
the managing owner is the general
partner (or managing owner) and
the commodity pool operator:        Prudential-Bache Capital Return Futures
                                      Fund 2, L.P. (PBCRFF2)
                                    Prudential Securities OptiMax Futures
                                      Fund 2, L.P. (PBOFF2) [e]
                                    Prudential Securities Aggressive
                                      Growth Fund, L.P. (PSAGF) [k]
                                    Diversified Futures Trust I (DFT)
                                    Prudential Securities Strategic Trust
                                      (PRUST) [f]
                                    World Monitor Trust -- Series A (WMTA)
                                    World Monitor Trust -- Series B (WMTB)
                                    World Monitor Trust -- Series C (WMTC)

Non-public commodity funds for
which the managing owner is the
general partner (or the managing
owner) and the commodity pool
operator:                           Signet Partners II, L.P. (SPLP2) [d]
                                    Diversified Futures Trust II (DFTII)
                                    Prudential Securities Foreign Financials
                                      Fund, L.P. (PSFFF) [g]

Offshore investment funds for
which the managing owner is
investment manager (j):             Devonshire Multi-Strategy Fund
                                     (DEVON) [h, i]
                                    Prudential-Bache International Futures
                                      Fund A, PLC (PBIFA) [h, n]
                                    Prudential-Bache International Futures
                                      Fund B, PLC (PBIFB) [h]
                                    Prudential-Bache International Futures
                                      Fund C, PLC (PBIFC) [h]
                                    Prudential-Bache International Futures
                                      Fund D, PLC (PBIFD) [h]
                                    Prudential-Bache International Futures
                                      Fund E, PLC (PBIFE) [h, o]
                                    Prudential-Bache International Futures
                                      Fund F, PLC (PBIFF) [h]
                                    Global Equilibrium Fund (GEF) [h, o]

Public commodity funds for which
Seaport Futures is general partner
and commodity pool operator:        Prudential-Bache Diversified Futures
                                      Fund L.P. (PBDFF)
                                    Prudential-Bache Capital Return
                                      Futures Fund L.P. (PBCRFF) [l]
                                    Prudential-Bache Capital Return
                                      Futures Fund 3, L.P. (PBCRFF3) [k]
                                    Prudential-Bache OptiMax Futures Fund
                                      L.P. (PBOFF) [m]

                                  CAPSULE D

        PERFORMANCE OF OTHER POOLS OPERATED BY PRUDENTIAL SECURITIES
                 FUTURES MANAGEMENT INC. AND AFFILIATE [a]
              (SEE ACCOMPANYING NOTES ON FOLLOWING TWO PAGES)


                            IN-                                                                  ANNUAL RATE OF RETURN
NAME OF POOL                CEP-                                WORST      WORST      (COMPUTED ON A COMPOUNDED DAILY BASIS) [j]
    (See                    TION                               MONTHLY    PEAK TO    -----------------------------------------------
abbreviations               OF       AGGREGATE     CURRENT     PERCENT    VALLEY                                               2002
indicated on                TRA-   SUBSCRIPTIONS  TOTAL NAV   DRAW-DOWN  DRAW-DOWN                                           through
prior  page)   TYPE OF POOL DING    ($ x 1,000)   ($ x 1,000)    [b]        [b]       1997    1998    1999    2000    2001    1/31
-------------  ------------ -----  -------------  ----------- ---------  ----------- ------- ------- ------- ------- ------- -------

PBDFF          3, 5, 6, 8,  10/88       29,747        7,237     -12.98%      -40.96%   9.03%   1.96% -18.48%   0.06% -10.16%  -2.47%
               10                                                11/01    7/99-9/00


PBCRFF (l)     1a, 3, 5, 7,  5/89      137,705          ---     -10.30%      -20.27%   7.93%  -1.09% -11.13%  -6.29%     ---     ---
               8, 10                                             11/98   11/98-4/00


PBCRFF2        1a, 3, 5, 7, 10/89      100,000       11,033      -8.72%      -27.59%  11.40%  -7.44%  -5.14%  -2.26%  -5.71%   0.20%
               8, 9                                               4/98    1/98-9/00



PBCRFF3 [k]    1a, 3, 5, 7,  5/90       64,863          ---     -11.77%      -23.66%  -7.97% -10.29%  -1.70%     ---     ---     ---
               8, 10                                              4/98   12/96-4/98


PBOFF          3, 5, 7, 8,   4/96       69,603          ---      -7.82%      -27.23%  17.49%  17.54%  -7.16% -17.91%     ---     ---
(OPTIMAX) [m]  10, 11                                            10/99    5/99-6/00


PBOFF2         3, 5, 7, 8,   4/97       17,416          ---      -9.08%      -16.58%  -3.67%  -9.97%     ---     ---     ---     ---
(OPTIMAX2) [e] 9, 12                                              4/98    8/97-5/98


PBOFF2         1,3, 5, 7,    1/92       15,197          ---      -4.68%      -11.42%   0.86%     ---     ---     ---     ---     ---
(OPTIMAX2-A)   9, 12                                             12/96    2/96-7/96


PBOFF2         3, 5, 7, 8,   1/92        2,219          ---      -9.27%      -20.94%   0.68%     ---     ---     ---     ---     ---
(OPTIMAX2-B)   9, 12                                              2/96    6/95-7/96


PSFFF [g]      2, 4, 6, 8,   1/93        4,198          ---      -9.96%      -23.59%  -1.35%  36.68% -11.00%     ---     ---     ---
               9                                                  2/99   12/96-5/97


PSAGF [k]      3, 5a, 7,     8/93       20,335          ---      -7.65%      -20.42%  -2.31%  13.11% -17.54%     ---     ---     ---
               8, 9                                              10/97  10/98-10/99


DFT            3, 5a, 6,     1/95       65,908       22,845     -14.35%      -36.76%   8.82%   4.80% -13.48%   9.87%  -4.57%  -0.15%
               8, 9                                              11/01    7/99-9/00


SPLP2 [d]      2, 4, 7,      2/96        1,531          ---      -6.37%       -8.41%   6.10%  -0.70%     ---     ---     ---     ---
               8, 9                                               8/97    8/97-1/98


PRUST [f]      3, 5a, 6,     5/96       63,403        9,733     -15.84%      -43.34%  -0.49%  20.25%   3.35% -31.01%  -6.76%  -3.84%
               8, 9                                               4/98    3/99-5/01


PBIFA [h, n]   2, 4, 6,      6/96       38,707          ---     -21.94%      -46.41%  -0.36%  34.14%   3.33% -42.62%     ---     ---
               9, 13                                              2/00    3/99-8/00


PBIFB [h]      2, 4, 6,      7/96      106,111       28,015     -18.13%      -46.09%  13.77%   3.49% -21.61%   9.95%   5.29%  -1.17%
               9, 13                                             11/01    7/99-9/00



PBIFC [h]      2, 4, 6,      6/96       35,142        7,595      -9.30%      -47.07%  -3.59%  35.42% -18.91% -22.86%  -4.89%  -7.45%
               9, 13                                              2/99    1/99-5/01


PBIFD [h]      2, 4, 7,     10/96       31,318        6,225     -10.22%      -30.18%  14.36%  23.87%  -2.00% -14.71%  -5.89%  -2.18%
               9, 13                                              2/00    3/99-9/00


PBIFE [h, o]   2, 4, 6,      1/97       21,843          ---     -11.39%      -39.57%   2.20%  12.23% -17.26% -10.22% -17.61%     ---
               9, 13                                              4/01   10/98-5/01


PBIFF [h]      2, 4, 6,      9/97       43,092       15,597     -17.11%      -27.51%  -4.60%  47.90%  -6.38%  -2.80%   2.49%   0.30%
               9, 13                                              4/01   10/98-9/00


DFTII          2, 5, 6,      3/97       51,757        9,717     -15.22%      -39.93%   6.26%   6.82% -17.76%   5.14%  -5.76%  -0.95%
               8, 9                                              11/01    7/99-9/00


DEVON [h, i]   2, 4, 8,      2/98       13,552          ---      -3.88%       -8.55%     ---  -7.70%  -1.19%     ---     ---     ---
               9, 14                                              4/98    4/98-8/98


GEF [h, o]     2, 4, 7,     12/99       29,451          ---      -8.29%       -8.29%     ---     ---   3.80%   0.67%  -5.65%     ---
               8, 9, 15                                           1/00         1/00



WMTA           3, 5a, 6,     6/98       33,979        5,504     -17.46%      -38.99%     ---  -1.69% -21.42%  -1.93%   3.26%  -0.46%
               8, 9                                               4/01    5/99-9/00


WMTB           3, 4, 6,      6/98       29,735       10,425     -11.46%      -27.08%     ---  11.98%   8.62%   0.20% -10.91%   0.07%
               8, 9                                              11/01  10/99-10/00


WMTC           3, 4, 6,      6/98       23,449        5,927     -16.40%      -40.30%     ---   4.22%  -7.91%  -2.81% -19.95%   3.58%
               8, 9                                              11/01    7/99-6/00



           PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Key to type of pool

1       Principal-protected pool currently

1a      Principal-protected pool initially, but not currently

2       Privately offered pool

3       Publicly offered pool

4       Open ended pool

5       Closed ended pool

5a      Initially open ended, currently closed ended

6       Single advisor pool

7       More than one advisor

8       Non-principal protected pool

9       CPO is Prudential Securities Futures Management Inc.

10      CPO is Seaport Futures Management, Inc.

11 Following the expiration of the principal-protected feature of the A Units on March 31, 1996, the A & B
        Units merged into OptiMax Units on April 1, 1996

12 Following the expiration of the principal-protected feature of the A Units on March 31, 1997, the A & B
        Units merged into OptiMax 2 Units on April 1, 1997

13 Offshore pool offered to Non-U.S. persons authorized and supervised by the Central Bank of Ireland

14      Offshore fund-of-funds offered to Non-U.S. persons.

15 Offshore fund offered to non-U.S. persons trading in both securities and commodities.

[a]     All performance is presented as of January 31, 2002

[b] "Worst monthly percent draw-down" means greatest percentage decline in net asset value due since January 1997 to losses sustained by a pool, account, or other trading program from the beginning to the end of a calendar month.

[c] "Worst peak to valley draw-down" means greatest cumulative percentage decline in month-end net asset value since January 1997 due to losses sustained by a pool, account or other trading program during a period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value. "Draw-down" means losses experienced by the pool over a specified period.

[d]     Liquidated April 1998

[e]     Liquidated May 1998

[f] Name change from Willowbridge Strategic Trust to Prudential Securities Strategic Trust during August 1998

[g]     Liquidated March 1999.

[h] These are non-U.S. investment funds, which are available only to non-U.S. residents. They are organized as investment companies incorporated in non-U.S. jurisdictions. Eligibility notices under CFTC Rule 4.7 have been filed in connection with these funds.

[i]     Liquidated May 1999.

[j] Rate of return is calculated each day by dividing net performance by beginning equity. The daily returns are then compounded to arrive at the rate of return for the month, which is in turn compounded to arrive at the annual rate of return.

[k]     Liquidated October 1999.

[l]     Liquidated April 2000.

[m]     Liquidated July 2000.

[n]     Liquidated September 2000.

[o]     Liquidated June 2001.


       NOTES TO PERFORMANCE TABLE CONTINUED ON FOLLOWING PAGE
  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Note To Performance Table Continued:

Management Fees, Incentive Fees and Brokerage Commissions

Name of Fund          Management Fee         Incentive Fee       Brokerage Commission
-------------         --------------         -------------       --------------------
PBDFF                 2 (8)                  20 (8)              8 (1)
PBCRFF                2 (8)                  20 (8)              8
PBCRFF2               2 (2)                  20 (2)              8 (2)
PBCRFF3               2                      17                  7.5 (plus transaction costs)
PBOFF                 2-3                    17-23               8 (plus transaction costs)
PBOFF2                2-3                    15-20               8 (plus transaction costs)
PSFFF                 1.9                    20                  (3)
PSAGF                 2                      15-23               8 (plus transaction costs)
DFT                   2 (8)                  20 (8)              7.75
DFTII                 2 (8)                  20 (8)              6.75
SPLP2                 2.5                    20                  $10 per round-turn
PBIFA                 3                      20                  5.75 (plus transaction costs)
PBIFB                 2 (8)                  20 (8)              5.75 (plus transaction costs)
PBIFC                 2                      20                  5.75 (plus transaction costs)
PBIFD                 2                      20                  5.75 (plus transaction costs)
PBIFE                 2                      20                  5.75 (plus transaction costs)
PSIFF                 2                      25                  5.75 (plus transaction costs)
PRUST                 .9756-2 (4)            20                  7.5 (4)
DEVON                 1 (5)                  3.75 (5)            (5)
GEF                   2                      20 (6)              (7)
WMTA                  2                      23                  7.75
WMTB                  2                      20                  7.75
WMTC                  2                      20 (9)              7.75

(1)   Decreased from 9% to 8% during August 1998.

(2) One of the advisors was terminated at the end of May 2001 and, during July 2001, the assets formerly managed by such advisor were allocated to two of the other advisors to PBCRFF2. This resulted in a decrease in management fees on a portion of the reallocated assets from 4% to 2% and an increase in incentive fees from 15% to 20%; however, one of the advisors to whom assets were reallocated must recoup $964,000 and the other $482,000, in losses on the reallocated assets before earning incentive fees. Brokerage commissions decreased from 8.5% to 8% during August 1998.

(3) Prior to April 1, 1994, PSFFF was charged on a per transaction basis at the rate of $35 per round-turn. From April 1, 1994 through July 25, 1997, PSFFF was charged a flat annual 8% fee, plus general and administrative costs. From July 26, 1997 until its liquidation, PSFFF was charged a flat annual 8.8% fee.

(4) PRUST pays different management fees to each of its trading advisors. One of the advisors was replaced in July 2000, resulting in a decrease from 3% to 2% of the highest management fee paid. The brokerage commission decreased from 7.75% to 7.5% during September 1998.

(5) DEVON only invested in other funds. Accordingly, it did not have a direct brokerage commission expense. However, as an investor in other funds, DEVON paid its pro rata share of management and incentive fees and brokerage commissions paid by those funds. The management and incentive fees shown in this chart only represent the fees paid directly to the managing owner and do not reflect DEVON's pro rata portion of the management and incentive fees in the funds in which it invested.

(6) Incentive fees applicable only to one of GEF's two advisors.

(7)   Flat fee equal to 2.25% (plus transaction costs).

(8) Management fee decreased from 4% to 2% and incentive fees increased from 15% to 20%, in each case during October
      2000.

(9) Decreased from 23% to 20% when the trading advisor was replaced during 2000.

Prudential Securities

    Prudential Securities, a Delaware corporation formed in March 1981, is the selling agent and the commodity broker for the Trust. Prudential Securities, in its capacity as selling agent for the Trust, is registered as a broker-dealer with the SEC and is a member of the NASD. It is also registered as a futures commission merchant under the Commodity Exchange Act and is a member of the National Futures Association. Prudential Securities is a clearing member of the Chicago Board of Trade, Chicago Mercantile Exchange, Commodity Exchange, Inc. and all other major U.S. commodity exchanges. Prudential Securities' main business office is located at One Seaport Plaza, New York, New York 10292-2013; telephone (212) 214-1000.

Prudential Securities Litigation And Settlements

    From time to time, Prudential Securities and its principals are involved in legal actions, some of which individually, and all of which in the aggregate, seek significant or indeterminate damages. However, except for the actions described below, during the five years preceding the date of this prospectus, there has been no administrative, civil or criminal action against Prudential Securities or any of its principals which is material, in light of all the circumstances, to an investor's decision to invest in the Trust.

    On October 27, 1994, Prudential Securities and Prudential Securities Group Inc. entered into an agreement with the Office of the U.S. Attorney for the Southern District of New York deferring prosecution of charges contained in a criminal complaint. The complaint alleged that Prudential Securities committed fraud in connection with the sale of certain oil and gas limited partnership interests between 1983 and 1990, in violation of federal securities laws. The terms of the agreement were complied with in full, and accordingly, the complaint was dismissed without prejudice in October 1997.

    On May 20, 1997, the CFTC filed a complaint against Prudential Securities, Kevin Marshburn (a former Prudential Securities financial advisor) and two of Marshburn's sales assistants. The complaint alleges, in essence, that during the period from May 1993 through March 1994: (i) Marshburn fraudulently allocated trades among his personal account and certain customer accounts, (ii) Prudential Securities, by failing to have policies and procedures in place to detect and deter the alleged allocation scheme, did not properly supervise Marshburn and (iii) Prudential Securities failed to maintain and produce records with respect to transactions during the period in issue. The complaint seeks several forms of relief against Prudential Securities, including a cease and desist order, suspension or revocation of registration, restitution and civil penalties of up to $100,000 for each alleged violation. Prudential Securities has denied the operative allegations against it and is vigorously defending the action.

    On December 23, 1998, Prudential Securities was one of twenty-eight market making firms that reached a settlement with the SEC in the matter titled In the Matter of Certain Market Making Activities on NASDAQ. As part of the global settlement of that matter, Prudential Securities, without admitting or denying the factual allegations, agreed to an order which requires that:
(i) it cease and desist from committing or causing any violations of Sections 15(c)(1) and (2) of the Securities Exchange Act of 1934 and Rules 15C1-2 and 15C2-7 thereunder, (ii) pay a civil penalty of $1 million and disgorgement of $1,361 and (iii) submit certain policies and procedures to an independent consultant for review.

    In December of 1998, the SEC alleged that Prudential Securities and a branch manager violated Section 15B of the Securities Act by failing to reasonably supervise Stuart P. Bianchi, a former Prudential Securities registered
representative.    On January 29, 2001, the SEC issued an order
instituting public administrative and cease and desist proceedings, making findings, imposing remedial sanctions and issuing cease and desist orders against the branch manager and Prudential Securities. The branch manager consented to the payment of a civil penalty in the amount of $15,000 and was suspended from associating with a broker-dealer for two months and from associating with a broker-dealer in a supervisory capacity for a period of nine months. Without admitting or denying the findings, Prudential Securities consented to a censure and the payment of a fine of $800,000.

    In April 2000, Prudential Securities and nine other national and regional brokerage firms settled SEC civil administrative charges for overcharging municipalities for U.S. Treasury securities sold in connection with advance refundings of municipal bonds during the years 1990 to 1994. In conjunction with the SEC enforcement action, the U.S. Attorney for the Southern District of New York and the Department of the Treasury settled civil charges under the False Claims Act against all ten firms. Prudential Securities agreed to pay $5.88 million ($5.83 million to the Treasury and $55,000 to municipal issuers). These payments also resolved certain tax-related claims of the IRS.

              DUTIES AND COMMITMENTS OF THE MANAGING OWNER

Management Of The Trust

    The managing owner is responsible for the management of each series' business and affairs but does not (except in certain limited, and essentially emergency, situations) direct the trading activities for any series. This responsibility includes:

(BUL) Renewing the advisory agreements with the trading advisors, as well as selecting additional and/or substitute trading advisors; provided, however, that in no event will the managing owner retain a commodity trading advisor affiliated with Prudential
      Securities.

(BUL) Determining whether to retain or replace the trustee.

(BUL) Preparing monthly and annual reports to the limited owners, filing reports required by the CFTC, the SEC and any other federal or state agencies or self-regulatory organizations.

(BUL) Calculating the net asset value of each series and all fees and expenses, if any, to be paid by each series.

(BUL) Providing suitable facilities and procedures for handling and executing redemptions, exchanges, transfers and distributions (if any) and the orderly liquidation of each series.

(BUL) Selecting and monitoring the Trust's commodity clearing broker and its foreign exchange counterparties.

Retention Of Affiliates

    The managing owner may retain affiliates to provide certain administrative services necessary to the prudent operation of the Trust and each series so long as the managing owner has made a good faith determination that:

(BUL) The affiliate that it proposes to engage is qualified to perform such services.

(BUL) The terms and conditions of the agreement with an affiliate are no less favorable than could be obtained from equally qualified, unaffiliated third parties.

(BUL) The maximum period covered by any such agreement shall not exceed one year and shall be terminable without penalty upon 60 days' prior written notice by the Trust.

The fees of any such affiliates are the responsibility of Prudential Securities or one of its other affiliates.

Notification Of Decline In Net Asset Value

    If the estimated net asset value per interest of your investment in the Trust declines as of the end of any business day to less than 50% of the net asset value per interest of that series as of the end of the immediately preceding valuation point, the managing owner will notify you within seven business days of such decline. The notice will include a description of your voting and redemption rights.

Maximum Contract Term

    The Trust or any series of the Trust is prohibited from entering into any contract with the managing owner or its affiliates which (i) has a term of more than one year and (ii) is not terminable by the Trust without penalty upon 60 days' prior written notice.

    The managing owner participates in the income and losses of each series in the proportion which its ownership of general interests bears to the total number of interests of a series on the same basis as the limited owners, but the managing owner receives no fees or other remuneration from a series.

Managing Owner's Financial Commitments

    Minimum Purchase Commitment   The managing owner contributed
funds to each series in order to have a 1% interest in the capital, profits and losses of each series, and in return it received general interests in each series. The managing owner is required to keep its investment in each series at an amount that gives the managing owner at least a 1% interest in the capital, profits and losses of each series so long as it is acting as the managing owner of the Trust. The managing owner may purchase limited interests in any series and thereby become a limited owner. All interests purchased by the managing owner are held for investment purposes only and not for resale. No principal of the managing owner owns any beneficial interest in the Trust.

    Net Worth Commitment   The managing owner's net worth is set
forth in its statement of financial condition on page 167 and is significantly in excess of the minimum net worth requirements under the NASAA guidelines. The managing owner and Prudential Securities Group, Inc., the company which owns Prudential Securities, have each agreed that so long as the managing owner remains the managing owner of the Trust, they will not take or voluntarily permit to be taken any affirmative action to reduce the managing owner's net worth below any regulatory-required amounts.

                       FIDUCIARY RESPONSIBILITIES

Accountability

    Pursuant to the Delaware Business Trust Act, the trustee delegated to the managing owner responsibility for the management of the business and affairs of the Trust and each series, and it has neither a duty to supervise or monitor the managing owner's performance nor any liability for the acts or omissions of the managing owner. The trustee retains a statutory fiduciary duty to the Trust only for the performance of the express obligations it retains under the trust agreement, which are limited to the making of certain filings under the Delaware Business Trust Act and to the accepting of service of process on behalf of the Trust in the State of Delaware. It owes no other duties to the Trust, to any series or to you.

    The managing owner is accountable to you as a fiduciary and must exercise good faith and fairness in all dealings affecting the Trust. Under the Delaware Business Trust Act, if either of the trustee or the managing owner has duties to the Trust or to you and liabilities arise relating to those duties, the trustee's and the managing owner's duties and liabilities may be expanded or restricted by the express provisions of the trust agreement. The managing owner may not contract away its fiduciary obligations.

Legal Proceedings

    If you believe that the managing owner has violated its obligations to you, you may bring a law suit against the managing owner. If a law suit is brought, you may look (i) to recover damages from the managing owner, (ii) to require an "accounting" -- the right to specific and/or complete financial information concerning the series and (iii) to seek any other action from or by the managing owner as a court permits. A law suit can be based on various claims, including that the managing owner breached its fiduciary duties, that it violated the federal securities or commodity laws or that it committed fraud.

Reparations And Arbitration Proceedings

    You also have the right to institute a reparations proceeding before a CFTC administrative law judge against the managing owner (a registered commodity pool operator), Prudential Securities (a registered futures commission merchant) or the trading advisor of that series (a registered commodity trading advisor) under the Commodity Exchange Act and the rules promulgated thereunder, as well as the right to initiate arbitration proceedings in lieu thereof.

Basis For Liability

    You should be aware, however, that certain provisions in the advisory agreements, the brokerage agreement and the trust agreement generally make it more difficult to establish a basis for liability against any trading advisor, Prudential Securities and the managing owner than it would be absent such provisions, including (i) each advisory agreement gives broad discretion to each trading advisor and (ii) each advisory agreement and the trust agreement contain provisions which will result in a trading advisor not being liable for certain conduct and/or another party (including, in some cases) the Trust, indemnifying a trading advisor, which means that the other party is required to reimburse a trading advisor for money it has lost as the result of a law suit if the trading advisor is not responsible for the damage caused. Payment of any indemnity to any such person by the Trust or any series of the Trust pursuant to such provisions would reduce the assets of the series affected. The managing owner does not carry insurance covering such potential losses, and the Trust carries no liability insurance covering its potential indemnification exposure.

                            THE OFFERING

Interests Sold to Date

    The initial offering of Series D, Series E and Series F ended on March 13, 2000, April 6, 2000 and March 1, 2000, respectively, when a sufficient number of subscriptions for the series were received and accepted by the managing owner to permit the Trust to commence trading. The total amount of subscriptions for each of Series D, Series E and Series F received through December 31, 2001 was as follows:


                    From Investors      From The Managing Owner
                    --------------      -----------------------

Series D             $ 9,287,344                $133,003

Series E             $11,080,835                $101,816

Series F             $14,966,039                $133,536


The Current Offering Period

    Currently, interests in each series are sold once each week until each series' subscription maximum has been issued, either through sale or exchange. For the purposes of describing the offering of interests during this continuous offering period, the dealing day means the first business day of each week. The valuation point means the close of business on Friday of each week. Each series' interests are sold at a price that equals its net asset value per interest as of the valuation point immediately preceding the dealing day on which a subscription is eligible to become effective.

    Your subscription agreement (Exhibit D) must be submitted to the managing owner at its principal office at least five business days before a given dealing day, and sufficient funds must be in your Prudential Securities account (or your account at an additional seller) on a timely basis. After the five business day waiting period (two business days if you are a limited owner purchasing additional interests, described below) and the managing owner's approval of a subscription, the net asset value per interest will be determined at the next occurring valuation point, and the subscription price per interest will be finalized. A subscription will become effective on the immediately following dealing day. Because of this waiting period, the purchase price of an interest will not be fixed on the date your subscription application is submitted, and the net asset value of an interest may fluctuate between the date of submission and the valuation date on which your subscription price is finalized.

    You will be admitted as a limited owner as of the same dealing day on which your subscription becomes effective. A confirmation of an accepted subscription will be sent to you. In the event that funds in your account are insufficient to cover the requested subscription amount, or for any other reason in the managing owner's sole discretion, the managing owner may reject your subscription in whole or in part. Funds from accepted subscriptions will be transferred from your Prudential Securities account (or from your account at an additional seller) and deposited in the applicable series' trading account.

Purchases Of Additional Interests In A Series

    If you are an existing limited owner in a particular series and wish to purchase additional interests in the same series, you must submit a subscription agreement (Exhibit D) at least two business days before any given dealing day, and your subscription for additional interests must be approved by the managing owner. After the two business day waiting period and the managing owner's approval of your subscription for additional interests, the net asset value per interest will be determined at the next occurring valuation point, and the subscription price per interest will be finalized. Your subscription will become effective on the immediately following dealing day. Because of this waiting period, the purchase price of additional interests will not be fixed on the date you submit your subscription, and the net asset value of the interests may fluctuate between the date of your submission and the valuation date on which the subscription price is finalized.

Exchange Of Interests

    You may exchange interests in one series, without charge, for interests of equivalent value of any other series for as long as the interests of the series for which the exchange is being made are offered for sale. You must submit an exchange request (Exhibit C) at least five business days before any given dealing day, and the exchange must be approved by the managing owner. After the five business day waiting period and the managing owner's approval of the exchange request, the net asset value per interest for each applicable series (i.e., the series being exchanged from and the series being exchanged into) will be determined at the next occurring valuation point, and the subscription price per interest will then be finalized. Your exchange will become effective on the immediately following dealing day. Because of the five business day waiting period, the net asset value of the interests being exchanged will not be fixed on the date you submit your exchange request (Exhibit C), and the net asset value of the interests -- of both the series you are exchanging from and the series you are exchanging into -- may fluctuate between the date of your submission and the valuation date on which the net asset value per interest is finalized.

    An exchange will be treated as a redemption of interests in one series and a simultaneous purchase of interests in another series. Your exchange will be subject to satisfying the conditions governing redemption on the applicable dealing day (see the section entitled "Redemption Of Interests" in this section), as well as the requirement that interests of the series being exchanged into are then being offered for sale. Although an exchange will be treated, in part, as a redemption, you will not be subject to any redemption charges for the exchange. You may, however, realize a taxable gain or loss in connection with any exchange you make.

Redemption Of Interests

    You may redeem all or any portion of your interests (including interests held by your assignees) on the first dealing day to occur at least two business days after the date the managing owner receives your Redemption Request (Exhibit B) in proper order (as noted above, each such dealing day is referred to as a redemption date). Redemptions generally are made at the net asset value per interest determined as of the valuation point immediately preceding the redemption date. Your redemption is subject to changes in net asset value between the date you submit your Redemption Request and the valuation point on which the redemption price is finalized. If you redeem an interest on or before the end of the first and second successive six-month periods after the effective dates of your purchase, you will be subject to a redemption fee of 4% and 3%, respectively, of the net asset value at which the interest is redeemed unless the redemption is (i) part of an exchange for interests in another series offered in the trust or (ii) invested concurrently in another fund sponsored by the managing owner. If at the time of redemption your aggregate interests in all series, when added to your aggregate interests in the various series of World Monitor Trust, another public futures fund sponsored by the managing owner, total at least $5 million, the redemption fee, if applicable, may be waived. See the section in this prospectus entitled "FEES AND EXPENSES -- Charges To Be Paid By Limited Owners -- Redemption Fees" for a more complete explanation of holding period requirements. All redemption fees are paid to the managing owner.

    If your redemption request is timely and in proper form, it will be honored and the applicable series' commodity positions will be liquidated to the extent necessary to effect your redemption. The managing owner may suspend temporarily redemptions if the effect of any redemption request, either alone or in conjunction with other redemption requests, would be to impair any series' ability to operate in pursuit of its objectives. Your right to obtain redemption also is contingent upon the series' having property sufficient to discharge its liabilities on the date of redemption. Redemption requests may be mailed or otherwise delivered by you to the managing owner.

    In the event that the estimated net asset value per interest of your series, after adjustment for distributions, as of the close of business of any business day is less than 50% of the net asset value per interest of that series as of the last valuation point (i.e., Friday of the immediately preceding week), you will be given notice of such event within seven business days of such occurrence, and the notice will include instructions on the redemption of interests.

    The net asset value per interest upon redemption of your interest on any date also reflects all accrued expenses for which the applicable series is responsible, including incentive fees, if any (including incentive fees which may be due and owing other than at the end of a quarter), and is reduced by your interest's pro rata portion of any expenses or losses incurred by the series resulting from your actions, if unrelated to the series' business, as well as your liabilities for certain series taxes, if any, or for liabilities resulting from your violations of the transfer provisions in the trust agreement. You will be notified in writing within ten business days following the redemption date whether or not your interests will be redeemed, unless payment for the redeemed interests is made within that ten-day period, in which case notice is not required or provided. Except as otherwise provided in the trust agreement, in the case of extraordinary circumstances, payment generally will be made within ten business days following the redemption date. You may revoke your intention to redeem before the redemption date by written instruction to the managing owner.

    The trust agreement provides that the managing owner also has the right mandatorily to redeem, upon ten days' prior notice, interests you hold if (i) the managing owner determines that your continued participation in the Trust might cause the Trust or you to be deemed to be managing "Plan Assets" under ERISA, (ii) there is an unauthorized assignment or transfer pursuant to the trust agreement or (iii) in the event that any transaction would or might violate any law or constitute a prohibited transaction under ERISA or the Internal Revenue Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA for such transaction or transactions does not apply or cannot be obtained from the Department of Labor (or the managing owner determines not to seek such an exemption).

Sale Of Interests

    The Trust does not, directly or indirectly, pay or award any finder's fees, commissions or other compensation as an inducement to any investment adviser to advise you to purchase interests in a series. Prudential Securities receives no selling commissions or concessions on the sale of interests. Prudential Securities has no present intention, but does reserve the right, to retain certain selected brokers or dealers that are members of the National Association of Securities Dealers, Inc. (sometimes referred to as NASD) (these brokers or dealers are sometimes referred to as additional sellers) and/or certain foreign securities firms, (collectively the domestic additional sellers and the foreign additional sellers are sometimes referred to simply as additional sellers). All sales by Prudential Securities and any additional sellers are made in compliance with Rule 2810 of the NASD Conduct Rules. No interests are sold to any account over which Prudential Securities has discretionary control without the prior written approval of the owner of the account. Except with respect to exchanging interests (as set out above), Prudential Securities will not assist you in connection with the transfer of your interests to any new subscribers.

    At no additional cost to the Trust, Prudential Securities grants, at the time of a sale, a per-interest sales credit to the Prudential Securities branch office that sells an interest to you (unless you are an employee of Prudential Securities purchasing interests for your IRA). From this sales credit, normally not more than 2% of the net asset value per interest is paid to the employees of Prudential Securities who have sold interests and who hold all the appropriate federal and state securities registrations. Any additional sellers retained by the Trust are paid by Prudential Securities, at no cost to the Trust, at rates that do not generally exceed 2% of the net asset value per interest.

    Beginning 12 months after the month in which the sale of each interest is effective, Prudential Securities, again at no additional cost to the Trust, compensates its employees who render certain on-going, additional services to limited owners (other than an IRA of an employee of Prudential Securities). Employees eligible for this compensation are those who have sold interests and who are registered under the Commodity Exchange Act and who satisfy all applicable proficiency requirements (i.e., have passed the Series 3 or Series 31 examinations or are exempt therefrom) in addition to having all applicable federal and state securities registrations. This compensation is paid periodically, on an interest-by-interest basis, and do not generally exceed 2% of the net asset value of the applicable series per annum.

    Prudential Securities will not compensate any individual with whom it no longer associates but may compensate employees who, although not responsible for the initial sale of an interest, continue to provide on-going services in place of an individual who was responsible for the initial sale. Any employee compensated in this manner needs to have the appropriate registrations and proficiency requirements. Any additional sellers retained by the Trust also will receive continuing compensation. Employees of additional U.S. sellers receiving continuing compensation will need to be registered and qualified in the same manner as Prudential Securities employees.

    Prudential Securities, as the selling agent for this offering of interests, is an "underwriter" within the meaning of the Securities Act of 1933. Trading advisors are not underwriters, promoters or organizers of the Trust.

    As disclosed on the previous page under the heading entitled
"Redemption Of Interests," if you redeem an interest on or before the end of the first and second successive six-month periods after the effective dates of your purchase, you will be subject to a redemption fee of 4% and 3%, respectively, of the net asset value at which the interest is redeemed, except in certain defined circumstances. See the section in this prospectus entitled "FEES
AND EXPENSES -- Charges To Be Paid By Limited Owners -- Redemption
Fees" for a more complete explanation of holding period requirements. All redemption fees are paid to the managing owner.
The managing owner is not registered as a broker-dealer and is not a member of the NASD.

    Except as disclosed above, the Trust does not incur, and neither Prudential Securities nor any related person receives, any compensation in connection with the sale of interests, including, but not limited to, sales commissions, retail salaries, expenses, reimbursements, sales seminars, bonus and sales incentives and bona fide due diligence. Expenses for sales seminars (estimated at $25,000 per series) are incurred, but they are paid for by Prudential Securities. Even if the compensation arrangements were to change, at no time will the maximum compensation paid to underwriters and related persons exceed 10% of the proceeds of this offering, plus 0.5% for bona fide due diligence. In addition, no bonus or sales incentive program is in effect. In the event the Trust or any underwriter determines in the future to implement a bonus or sales incentive program, any such program will be in compliance with Sections 4(E) and or 4(F) of Rule 2810 of the NASD Conduct Rules. Moreover, the Trust does not incur any wholesaling fees or expenses in connection this offering.

Use of Proceeds

    All of the proceeds of this offering are received in the name of each series, and are deposited and maintained in cash in separate trading accounts, called segregated trading accounts, for each series at Prudential Securities, unless they are used as margin to maintain a series' forward currency contract positions or a position on a non-U.S. exchange. Except for that portion of any series' assets that is deposited as margin to maintain forward currency contract positions, each series' assets are maintained as either segregated funds or secured accounts, as applicable, in accordance with requirements of the Commodity Exchange Act and the regulations thereunder, which means that assets are maintained either on deposit with Prudential Securities or, for margin purposes, with the various exchanges on which the series are permitted to trade. Assets also may be maintained on deposit in U.S. banks, although there is no present intention to do so. Assets are not maintained in foreign banks.

    Funds currently are maintained in cash, and that cash is used as margin. On the last day of each month, each series receives interest income on 100% of its average daily equity maintained in cash in the series' account with Prudential Securities during that month at a 13-week (91-day) Treasury bill rate. This rate is determined weekly by Prudential Securities and is the rate awarded to all bidders during that week based on the results of that week's auction of 13-week (91-day) Treasury bills. The weekly interest rate may be found on the Internet at www.publicdebt.treas.gov. While it is anticipated that funds will continue to be maintained in cash, in the event that funds are maintained in Treasury bills instead of cash, the series will receive the interest income paid on such Treasury bills. If you redeem or purchase interests of a series on a day other than the last day of a month, the interest income will be pro rated through the date of purchase or redemption for purposes of determining net asset value.

    The managing owner does not combine the property of any series with the property of another person, nor does the Trust combine the assets of one series with the assets of any other series. The Trust does not invest in or loan funds to any other person or entity, nor are assets from one series loaned to or given to another series.

                          WHO MAY SUBSCRIBE

    Prudential Securities and each employee of Prudential
Securities selling interests in the Trust is obligated to make every reasonable effort to determine that the purchase of interests is a suitable and appropriate investment for you based on information you provide regarding your financial situation and investment objective.

    A purchase of the interests should be made only if your financial condition permits you to bear the risk of a total loss of your investment in the Trust. An investment in the interests should be considered only as a long-term investment.

    You should not purchase interests with the expectation of tax benefits in the form of losses or deductions. If losses accrue to a series, your distributive share of such losses will, in all probability, be treated as a capital loss and generally will be available only for offsetting capital gains from other sources. To the extent that you have no capital gains, capital losses can be used only to a very limited extent as a deduction from ordinary income.

    If you are an IRA or other benefit plan investor, no one associated with the Trust is representing to you that this investment meets any or all of the relevant legal requirements for investments by you or that this investment is appropriate for you. You should consult with your attorney and financial advisors as to the propriety of this investment in light of your circumstances and in light of current tax law.

    Subscriptions for the purchase of the interests by you are subject to the following conditions:

Fundamental Knowledge

    You should make sure that you understand, among other things, (i) the fundamental risks and possible financial hazards of the investment, (ii) the trading strategies to be followed in the series in which you will invest, (iii) that transferability of the interests is restricted, (iv) that the managing owner manages and controls each series' and the Trust's business operations, (v) the tax consequences of the investment, (vi) the liabilities you will assume, (vii) the redemption and exchange rights that apply to your purchase and (viii) the Trust's structure, including each series' fees. In addition, the managing owner must consent to your subscription, and the managing owner's consent may be withheld in whole or in part for any reason.

Ineligible Investors

    If you are a benefit plan investor, you may not purchase interests in any series if the trustee, the managing owner, Prudential Securities, the trading advisors or any of their respective affiliates (i) is an employer maintaining or contributing to your plan or (ii) has investment discretion over the investment of the assets of your plan. An investment in any series of the Trust is not suitable for charitable remainder annuity trusts or charitable remainder unit trusts.

Net Worth, Income And Liquidity Requirements

    The following requirements may be higher under the securities laws of the state of your residency. The requirements of each state are set forth in the subscription agreement (Exhibit D) under the caption "State Suitability Requirements." The managing owner also may impose greater requirements on you if you propose to purchase more than the minimum number of interests in a series.

Subscriber Category                    Requirements

Individual, joint tenant or            Have a net worth (exclusive of
entities (such as corporations         home, home furnishings and
or trusts) must:                       automobiles) of at least $150,000

                                                     OR

                                       Have a net worth (similarly
                                       calculated) of $45,000 and an
                                       annual gross income of $45,000

                                                     AND

                                       Invest no more than 10% of
                                       Subscriber's liquid net worth
                                       in all series combined

Beneficiaries of IRAs or Keogh         Have a net worth (exclusive of home,
plans covering no common law           home furnishings and automobiles)
employees must:                        of at least $150,000

                                                     OR

                                       Have a net worth (similarly
                                       calculated) of at least $45,000
                                       and an annual gross income of at
                                       least $45,000

                                                     AND

                                       Have an aggregate investment in any
                                       series or in all series combined
                                       that does not exceed 10% of its assets

Group retirement plans (for example,   Have net assets of at least $150,000
qualified pension, profit sharing                       AND
plans, stock bonus plans, welfare      Have an aggregate investment in any
benefit plans, such as group           series or in all series combined that
insurance plans, or other fringe       does not exceed 10% of its assets
benefit plans and government plans)
must:

    The fiduciary of a retirement plan should consider, among other things, whether the investment is prudent, considering the nature of the Trust and the Trust's series.

Employee Benefit Plan Considerations

    If you are a fiduciary of an "employee benefit plan" as defined in section 3(3) of ERISA or of a "plan" as defined in section 4975(e) of the Internal Revenue Code and you have investment discretion, you should consider the following consequences under ERISA and the Internal Revenue Code before deciding to invest the plan's assets in any series of the Trust.

    You must give appropriate consideration to the facts and circumstances that are relevant to an investment in a series of the Trust, including the role that an investment in a series of the Trust plays or would play in the plan's overall investment portfolio. You must also give appropriate consideration to the potential return on the proposed investment and the effect on that return if any portion of a series' income constitutes "unrelated business taxable income." In addition, before deciding to invest in the Trust, you must be satisfied that such investment is prudent for the plan, that the investments of the plan, including in a series of the Trust, are diversified so as to minimize the risk of large losses and that an investment in a series of the Trust complies with the terms of the plan and any related trust.

    You should understand that the acceptance of a subscription by the managing owner from your plan does not constitute a representation or judgment by the managing owner that an investment in any series of the Trust is an appropriate investment for that entity or that such an investment meets the legal requirements applicable to that entity.

The Trust Should Not Be Deemed To Hold "Plan Assets"

    A regulation issued under ERISA (referred to as the ERISA regulation) contains rules for determining when an investment by a plan in a series of the Trust will result in the underlying assets of such series being assets of the plan for purposes of ERISA and the Internal Revenue Code (i.e., "plan assets"). Those rules provide in pertinent part that underlying assets of the series will not be plan assets of a plan which purchases an interest in the series if the interest purchased is a "publicly-offered security" (this is referred to as the publicly-offered security exception). If the underlying assets of a series of the Trust are considered to be assets of any plan for purposes of ERISA or the Internal Revenue Code, the operations of such series would be subject to and, in some cases, limited by, the provisions of ERISA and the Internal Revenue Code.

    The publicly-offered security exception applies if the interest to be purchased by a plan is an equity security that is:

(BUL) "Freely transferable" (determined based on the applicable facts and circumstances).

(BUL) Part of a class of securities that, on the initial offering of the security, is owned by 100 or more investors independent of the issuer and of each other.

(BUL) Either (i) part of a class of securities registered under the Securities Exchange Act of 1934 or (ii) sold to the plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Securities Exchange Act of 1934 within 120 days after the end of the issuer's fiscal year during which the public offering of the securities occurred.

    It appears that all of the conditions described above are satisfied with respect to the interests and, therefore, the interests should constitute publicly-offered securities and the underlying assets of the series in the Trusts should not be considered to constitute assets of any plan which purchases interests in the series.

    In general, interests may not be purchased with the assets of your plan if Prudential Securities, any of its respective affiliates or any of their respective employees either:

(BUL) Has investment discretion with respect to the investment of your plan's assets.

(BUL) Has authority or responsibility to give or regularly gives investment advice with respect to your plan's assets, for a fee, and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to your plan's assets and that such advice will be based on the particular investment needs of your plan.

(BUL) Is an employer maintaining or contributing to your plan.

    Neither Prudential Securities nor the trading advisor makes any representation that this investment meets the relevant legal requirements with respect to investments by your plan or that this investment is appropriate for your plan. The person with investment discretion for your plan should obtain appropriate legal and financial advice as to the propriety of an investment in the Trust in light of the circumstances of your plan.

         HOW TO SUBSCRIBE FOR, EXCHANGE AND REDEEM INTERESTS

To Subscribe For Interests, You Must:

(BUL) Have an account at Prudential Securities (or an additional selling agent).

(BUL) Complete a subscription agreement (Exhibit D) if you are a new or existing subscriber to the series being purchased.

(BUL) Have cash in your Prudential Securities account (or account with an additional selling agent) to cover the entire subscription amount.

(BUL) Send the subscription agreement to a Prudential
      Securities financial advisor (or an additional selling agent) in a timely manner.

(BUL) Provide any information Prudential Securities or the Trust determine to be necessary in order to comply with the USA PATRIOT Act. (See the section entitled "THE
      FUTURES MARKETS -- USA PATRIOT Act.")

(BUL) Meet established suitability standards.

(BUL) Subscribe for at least the subscription minimums.

Minimum Purchases

Minimum Initial Purchase          $5,000 or $2,000 (for IRA accounts only)
                                    in one or more series

Minimum Per Series                $1,000 for any series

Minimum Additional Purchase
for existing limited owners       $100 per series

Special Purchases

    If you purchase an aggregate of at least $5 million of interests in one or more series, you may receive a discount on the purchase price. If you receive a discount on the purchase price of your interests, a dollar amount equal to the discount you receive will be paid to the Trust at the time of the sale by Prudential Securities and deducted from the compensation payable to the Prudential Securities employee responsible for the sale. You should consult with your tax advisors concerning the tax consequences to you of receiving a discount.

    In addition to, or instead of, the discount, if you redeem during the first twelve months following the effective date of your purchase, all or a portion of the redemption fees may be waived if, at the time of a redemption, your aggregate interests in all series, when added to your aggregate interests in the various series of World Monitor Trust, another public futures fund sponsored by the managing owner, total at least $5 million. For this purpose, the effective date of your purchase will be the applicable dealing day for the interests being redeemed.

Subscription Categories

(BUL) Individual or joint tenant     Individual accounts are owned by
                                     one person.  Joint accounts can have
                                     two or more owners.

(BUL) Gifts or transfers to a minor  An individual can gift up to $10,000 per year per person without paying
                                     federal gift tax. Depending on state
                                     law, you can establish a custodial
                                     account under the Uniform Gift to
                                     Minors Act or the Uniform Transfers
                                     to Minors Act.

(BUL) Trust                          The subscribing trust must be established
                                     before an account can be opened.

(BUL) Business or other              Corporations, partnerships, limited
      organization                   liability companies or partnerships,
                                     associations or other groups.

(BUL) Benefit Plans                  Individual Retirement Funds, Non-ERISA
                                     Plans or ERISA Plans.

When A Subscription Becomes Final

(BUL) New subscribers to a series    Your subscription is not final or
                                     binding until at least five business
                                     days after the date you submit your
                                     subscription agreement. You may
                                     revoke a subscription only within
                                     five business days after you submit
                                     a subscription agreement. Thereafter,
                                     all subscriptions are irrevocable.

(BUL) Existing limited owners        Your subscription is not final or
      in a series purchasing         binding until at least two business
      additional interests in that   days after the date you submit your
      same series                    subscription agreement (Exhibit D).
                                     You may revoke a subscription only
                                     within two business days after you
                                     submit a subscription agreement.
                                     Thereafter, all subscriptions are
                                     irrevocable.

      The managing owner may, at its discretion, reject any subscription in whole or in part. If your subscription is rejected by the managing owner, in whole or in part, for any reason, or if you determine to revoke your subscription within five business days, the subscription funds, or the applicable portion thereof, will be promptly returned to you, along with any interest earned thereon. If your subscription is accepted, you will receive written confirmation of acceptance into the applicable series of the Trust.

To Exchange Interests You Must:

(BUL) Complete an exchange request (Exhibit C) if you are exchanging interests in one series for interests of one or more other series.

(BUL) Send the exchange request to a Prudential Securities financial advisor (or an additional seller).

When An Exchange Becomes Final

(BUL) Existing limited owners        Your exchange is effective on the
      exchanging interests in one    dealing date that occurs at least two
      series for interests in        business days after the date you
      another series currently       submit your exchange request.
      owned

(BUL) Existing limited owners        Your exchange is effective on the
      exchanging interests in one    dealing date that occurs at least
      series for interests in        five days after the date you submit
      another series not currently   your exchange request.
      owned.

To Redeem Interests You Must:

(BUL) Complete a redemption request (Exhibit B).

(BUL) Submit the redemption request to a Prudential
      Securities financial advisor in a timely manner.

When An Redemption Becomes Final

(BUL) Existing limited owners      Your redemption is effective on
      redeeming their currently    the dealing date that occurs at
      owned interests              least two business days after the
                                   date you submit your redemption request.

                            FEES AND EXPENSES

Charges To Be Paid By The Trust

Brokerage Fee To Prudential Securities

    For commodity brokerage and other administrative services, each series pays Prudential Securities a fixed brokerage fee and actual transaction costs, such as execution charges, exchange fees, National Futures Association fees, and other pit brokerage charges ("transaction costs"). The brokerage fee is determined at the close of business each Friday, and the sum of the amounts determined weekly are paid monthly. The brokerage fee equals, on an annual basis, 6% of each series' net asset value.

    Each series pays all transaction costs and give-up charges, as well as the National Futures Association fees, the exchange fees and the clearing fees incurred in connection with each series' futures trading activities. These costs are estimated at the following percentages of each series' net asset value, based on the past experience of each series:

    (BUL) Series D: 0.50% per annum

    (BUL) Series E:  0.39% per annum

    (BUL) Series F:  0.34% per annum

    No material change related to the brokerage fee will be made except upon 20 business days' prior notice to limited owners, and no increase in the brokerage fees will take effect except at the beginning of a month. In no event will the brokerage fee paid by a series exceed any limitations imposed by the NASAA guidelines or be increased without the approval of at least a majority in interest (over 50%) of the limited owners of the affected series. The brokerage fee per round turn transaction varies with the volume and frequency of trading for a series. or the year ended December 31, 2001, this fee, plus trading transaction costs, equated to an amount per round-turn transaction of::

    Series D:    $57
    Series E:    $54
    Series F:    $65

    From its fixed brokerage fee, Prudential Securities is responsible for the payment of the following:

    Trailing Compensation To Prudential Securities Employees
Out of the 6% brokerage fee paid to Prudential Securities, Prudential Securities employees who hold all appropriate federal and state securities registrations are eligible for compensation of up to 2% of the net asset value per interest upon the sale of an interest. Beginning 12 months after the month in which the sale of an interest is effective, Prudential Securities employees who hold appropriate federal and state registrations and who provide on-going services to limited owners are eligible for compensation of up to 2% of the net asset value of an interest. This compensation is paid by Prudential Securities and is at no additional cost to the Trust.

Forward Transactions Through Prudential-Bache Global Markets Inc.

    Any series, acting through its trading advisor, may execute over-the-counter, spot, forward and option foreign exchange transactions with Prudential Securities. Prudential Securities engages in back-to-back trading with an affiliate, Prudential Bache Global Markets, which attempts to earn a profit on such transactions. Prudential Bache Global Markets keeps its prices on foreign currency competitive with other interbank currency trading desks.

All over-the-counter currency transactions are conducted between Prudential Securities and each series pursuant to a line of credit. Prudential Securities may require that collateral be posted against the current market value of any position of any series.

Management And Incentive Fees To The Trading Advisors

    Under the terms of the advisory agreements among the Trust, the managing owner and each trading advisor, each trading advisor receives an incentive fee (if it achieves new high net trading profits) and a management fee, in each instance based on the applicable series' net asset value. In no event do the management and incentive fees paid to the trading advisors exceed any limitations imposed by the NASAA guidelines.

Management Fee

    The series pay their trading advisors a management fee at the annual rate of the series' net asset value as follows:

    (BUL)   Series D --1.25%

    (BUL)   Series E --2%

    (BUL)   Series F --2%

    For each series, the management fees are determined at the close of business each Friday, and the sum of the amounts determined weekly is paid monthly. The amounts determined weekly reflect profits and losses from trading activities (including brokerage and transaction fees) and routine operating expenses, as well as interest income. The management fees are not reduced on account of any (i) distributions, redemptions or reallocations made as of the last Friday of a week, (ii) accrued management fees being calculated, (iii) accrued but unpaid incentive fees for the current quarter or (iv) accrued but unpaid extraordinary expenses made as of the end of any week for which the calculation is being made.

Incentive Fee

    Each series pays its trading advisor an incentive fee equal to 22% on any new high net trading profits generated by it on that series' net asset value, including realized and unrealized gains and losses thereon as of the last Friday of each calendar quarter (these Fridays are referred to as the incentive measurement dates). The incentive fee is accrued weekly but paid quarterly.

    Basic Computation. New high net trading profits (for purposes of calculating the advisor's incentive fee only) are computed as of the incentive measurement date and include such profits (as outlined below) since the incentive measurement date of the most recent preceding quarter for which an incentive fee was earned (or, with respect to the first incentive fee, as of the commencement of operations) (this period is referred to as the incentive measurement period). New high net trading profits for any incentive measurement period are the net profits, if any, from a series' trading during such period (including (i) realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions) and are calculated after the determination of a series' fixed brokerage fee, transaction charges, operating expenses for which the series is responsible and the advisor's management fee, but before deduction of any incentive fees payable during the incentive measurement period. New high net trading profits do not include interest earned or credited on a series assets and are reduced to reflect extraordinary expenses (e.g., litigation, costs or damages) paid during an incentive measurement period.

    Losses Must be Recouped. New high net trading profits are generated only to the extent that a trading advisor's cumulative new high net trading profits exceed the highest level of cumulative new high net trading profits achieved by the advisor as of a previous incentive measurement date. Except as set forth in the next sentence, any net losses from prior quarters must be recouped before new high net trading profits can again be generated. Losses, if any, associated with assets allocated away from an advisor through redemptions, reallocation or deleveraging, if applicable, by the Trust or the managing owner during the incentive measurement period and prior to the incentive measurement date do not have to be recouped.

    Effect Of Redemptions, Distributions and Capital Contributions. If a redemption occurs at any date that is not an incentive measurement date, the date of the redemption is treated as if it were an incentive measurement date, and any incentive fee accrued in respect of the withdrawn assets on such date is paid to the advisor at the next scheduled incentive measurement date. New high net trading profits for an incentive measurement period is adjusted to exclude capital contributions to a series in an incentive measurement period, as well as distributions or redemptions payable by a series during an incentive measurement period.

    Prior Incentive Fees Paid. In calculating new high net trading profits, incentive fees paid for a previous incentive measurement period do not reduce cumulative new high net trading profits in subsequent periods. A trading advisor does not have to earn back any incentive fees previously paid to it before it can generate additional new high net trading profits. Once paid, all incentive fees paid to a trading advisor are retained by it despite any subsequent losses which are incurred.

Timing of Payment

    Management and incentive fees are paid within 15 business days following the end of the period for which they are payable.

Example Of Incentive Fee

    Following is a simple numerical example with respect to the net asset value of the interests. This example illustrates how the quarterly incentive fee is calculated.

A.    Assumptions

(1) A series commences trading activities at the beginning of a quarter with $10 million in interests and the trading advisor is allocated 100% of that amount.

(2)   No redemptions are made during the quarter.

B.    Quarterly Data
(1)   Beginning NAV                  $10,000,000

(2)   Gross Realized & Unrealized      1,200,000    ($600,000 realized and $600,000 unrealized)
      Trading Profit (Loss)

(3)   Interest Income                     41,250    (Assumes Annual Interest of 1.65%)

(4)   NAV Subtotal                    11,241,250

(5)   Fees for Brokerage Services,      (202,624)   (Brokerage Fee of 6% annually, Transaction
      Transaction Fees and                          Fees of 0.39% annually (e.g., for Series E)
      Routine Operating Expenses                    and Routine Operating Costs of 0.82% annually)

(6)   NAV Subtotal for calculation    11,038,626
      of Advisory Management Fee

(7)   Advisory Management Fee            (55,193)   (Less the Management Fee:  2% Annually = 0.5%
                                                    quarterly (e.g., for Series E))

(8)   Ending NAV                     $10,983,433    (Item (4) less Items (5) and (7), before
                                                    computation of advisory incentive fee)

(9)   Interest Income Adjustment         (41,250)

(10)  NAV on which Incentive Fee     $10,942,183
      is computed

(11)  Net Trading Profit (Loss)         $942,183    (Item (10) minus Item (1))

C.       Incentive Fee Calculation

$942,183 [Item (11)]  x  22%  =  $207,280

If in the next quarter, the trading advisor were to experience net trading losses computed on both a realized and unrealized basis, it would not receive another incentive fee until it recouped its losses and achieved new high net trading profits (both realized and unrealized). For example, if the net trading losses equal $500,000 (and assuming no subsequent redemptions), the trading advisor must achieve net trading profits in excess of $500,000 and then would be paid an incentive fee only on the excess -- that is, only on the new high net trading profits over $500,000.

Routine Operating Expenses

    All of the Trust's routine operating expenses including, without limitation, legal, auditing, accounting, cash management, computer services, printing, mailing and duplication costs for each series, are paid by each series and may include payments to affiliated service providers at competitive (or below market) rates. These operating expenses are expected to be approximately $110,000 to $120,000 per series per year, but in no event is a series responsible to pay more than 1.50% of that series' net asset value each year (of which, expenses other than legal and audit charges, may not exceed 0.5% of Series E's or Series F's, and 1.25% of Series D's, net asset value). As the number of investors in a series increases, expenses of that series increase as well; however, as asset levels increase, costs as a percentage of the series assets are expected to decrease.

Extraordinary Expenses

    To the extent that any extraordinary expenses are incurred, including, without limitation, legal claims and liabilities and litigation costs and any indemnification related thereto, the Trust is responsible for such expenses.

Charges To Be Paid By Prudential Securities Or Its Affiliates

    Prudential Securities or an affiliate is responsible for the payment of the following charges and is not reimbursed by the Trust therefor:

Organization And Offering Expenses

    Expenses incurred in connection with the organization of the Trust and the initial offering of interests in each series were approximately $250,000 per series. Ongoing offering expenses are estimated to be approximately $100,000 per series each year.

Routine Operating Expenses

    If at any time the actual routine operating expenses exceed 1.50% of a series' net asset value (or if such expenses, excluding legal and audit charges, exceed 0.5% of Series E's or Series F's, and 1.25% of Series D's, net asset value), Prudential Securities or its affiliates pays such excess. For example if a series' net asset value is $4.1 million, then the maximum amount which that series will pay is $61,500 for that year even if actual expenses are higher. Prudential Securities or its affiliates will pay the difference between the $61,500 and actual expenses incurred. Based on the estimated expenses, Prudential Securities or its affiliates would pay between $48,500 and $58,500 for that series.

Charges To Be Paid By Limited Owners

Redemption Fees

    If you redeem an interest during the first 12 months following the effective date of its purchase you will be subject to the following redemption fees: (i) interests redeemed on or before the end of the first six months after their effective date are charged a redemption fee of 4% of the net asset value at which they are redeemed and (ii) interests redeemed after six months, but on or before the end of 12 months after their effective date are charged a redemption fee of 3% of the net asset value at which they are redeemed. These redemption fees are paid to the managing owner. Redemption fees will be waived if you exchange your interests for interests in another series or if your redemption proceeds are used to purchase interests in another fund sponsored by the managing owner. Redemption fees may be waived if your aggregate interests in all series, when added to your aggregate interests in the various series of World Monitor Trust, another futures fund sponsored by the managing owner, total at least $5 million. If you acquire your interests at more than one closing date and continue to hold them or an equivalent number of interests in other funds sponsored by the managing owner, each interest will be treated on a "first-in, first-out" basis for redemption purposes (i.e., determining the amount of any applicable redemption charge). In addition, if you redeemed interests on or before the end of the 12th month from the effective date of purchase and you simultaneously purchased interests in the various series of World Monitor Trust, then, solely for the purpose of assessing any applicable redemption fees, the effective date of your initial purchase will carry over to your subsequent purchase. For example, assume you purchased an interest on June 1, 2001 and on November 30, 2001 you redeemed that interest and simultaneously purchase interests in one or more of the various series of World

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Monitor Trust; assume further that you redeem those interests on
July 1, 2002; since the effective date of your initial purchase carries forward for purposes of assessing any redemption fees, you will be deemed to have held the World Monitor Trust interests for a period of 13 months, and you will not be charged any redemption fees. Redemption fees do not reduce net asset value or new high net trading profit for any purpose and only affect the amount you will receive upon your redemption of an interest.

Projected Twelve-Month Break-Even Analysis

    Projected twelve-month break-even analyses for each series, taking into account all fees and expenses enumerated above (other than incentive fees and extraordinary expenses, which are impossible to predict), plus interest income, are set forth at page 15 and are expressed as a dollar amount and as a percentage of a minimum $5,000 initial subscription.

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                         SUMMARY OF AGREEMENTS

Advisory Agreements

    There is an advisory agreement among the Trust, the managing owner and each series' trading advisor by which the managing owner delegated to each trading advisor sole trading responsibility for a series. All trading is subject to the Trust's trading limitations and policies. Each trading advisor has been allocated 100% of the proceeds from the offering of interests for the series for which it has trading responsibility.

    The advisory agreements are not exclusive and, except for the initial term, are effective for one year terms, with the first term ending 15 months after trading commenced. They are renewable thereafter automatically for additional one-year terms unless terminated. After the end of the first term, each trading advisor has the right to terminate its respective advisory agreement upon 90 days' prior written notice. During subsequent terms, each trading advisor has the right, upon prior written notice, to terminate its respective advisory agreement as of the end of the then-current term. Each advisory agreement will terminate automatically (i) in the event that the series it manages is terminated or (ii) if, as of the end of any business day, the series' net asset value declines by 40% from the series' net asset value as of beginning of the first day of that calendar year, after appropriate adjustment for distributions, redemptions, reallocations and additional allocations.

    Each advisory agreement also may be terminated at the discretion of the managing owner at any time upon 30 days' prior written notice to a trading advisor, or for cause on less than 30 days' prior written notice, in the event that: (i) the managing owner determines in good faith that the trading advisor is unable to use its agreed upon trading approach to any material extent;
(ii) the trading advisor's registration as a commodity trading advisor under the Commodity Exchange Act or membership as a commodity trading advisor with the National Futures Association is revoked, suspended, terminated or not renewed; (iii) the managing owner determines in good faith that the trading advisor has failed to conform and, after receipt of written notice, continues to fail to conform, in any material respect, to (a) the trading limitations and policies or (b) the trading advisor's trading approach; (iv) there is an unauthorized assignment of the advisory agreement by the trading advisor; (v) the trading advisor dissolves, merges or consolidates with another entity or sells a substantial portion of its assets, any portion of its trading approach utilized by a series or its business goodwill, in each instance without the consent of the managing owner;
(vi) the trading advisor becomes bankrupt or insolvent; or
(vii) for any other reason if the managing owner determines in good faith that the termination is essential for the protection of the assets of a series, including, without limitation, a good faith determination by the managing owner that such trading advisor has breached a material obligation to the Trust under the advisory agreement.

    Each trading advisor also has the right to terminate its advisory agreement in its discretion at any time for cause on appropriate notice in the event: (i) of the receipt by the trading advisor of an opinion of counsel satisfactory to the trading advisor and the Trust that by reason of the trading advisor's activities with respect to the Trust, the trading advisor is required to register as an investment adviser under the Investment Advisers Act of 1940 and it is not so registered;
(ii) that the registration of the managing owner as a commodity pool operator under the Commodity Exchange Act or membership as a commodity pool operator with the National Futures Association is revoked, suspended, terminated or not renewed; (iii) that the managing owner imposes additional trading limitation(s) which the trading advisor does not agree to follow in its trading of a series' assets or the managing owner overrides trading instructions; (iv) that the assets allocated to the trading advisor decrease, for any reason, to less than $4 million for each of Series D, Series E and Series F; (v) the managing owner elects to have the trading advisor use a different trading approach and the trading advisor objects; (vi) there is an unauthorized assignment of the advisory agreement by the Trust or the managing owner; or (vii) other good cause is shown and the written consent of the managing owner is obtained (which consent shall not unreasonably be withheld).

    It is anticipated that all three of the trading advisors will accept additional capital to trade for other clients. The managing owner does not anticipate that this will have a negative effect on any trading advisor's ability to implement its strategy. In the event that the acceptance of additional capital is anticipated to have or does have such negative affect, the managing owner has authority to replace the advisor.

    Each trading advisor will, upon reasonable request, permit the managing owner to review its personal trading records for the purpose of confirming that the Trust has been treated equitably with respect to advice rendered by the trading advisor to other accounts managed by the trading advisor.

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    None of the trading advisors nor their employees or
affiliates will be liable to the managing owner, its employees or its affiliates, except by reason of acts or omissions in material breach of the advisory agreement or due to their misconduct or negligence or by reason of not having acted in good faith in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Trust.

    Each of the trading advisors and their employees and affiliates will be indemnified by the managing owner and the Trust against any losses, judgments, liabilities, expenses (including, without limitation, reasonable attorneys' fees) and amounts paid in settlement of any claims (collectively referred to as losses) sustained by any one of the trading advisors in connection with any acts or omissions of the trading advisors relating to their management of a series or as a result of any material breach of the advisory agreement by the Trust or the managing owner, provided, that (i) such losses were not the result of negligence, misconduct or a material breach of the advisory agreement on the part of the trading advisor; (ii) the trading advisor and its officers, directors, shareholders and employees and each person controlling the trading advisor acted or omitted to act in good faith and in a manner reasonably believed by it and them to be in, or not opposed to, the best interests of the series; and (iii) any such indemnification will only be recoverable from the assets of the series and the managing owner and not from the assets of any other series.

Brokerage Agreement

    Prudential Securities and the Trust have entered into a brokerage agreement. As a result, Prudential Securities (i) acts as the Trust's executing and clearing broker, (ii) acts as custodian of the Trust's assets, (iii) assists with foreign currency transactions, (iv) assists the managing owner in the performance of its administrative functions for the Trust and
(v) performs such other services for the Trust as the managing owner may from time to time request.

    As executing and clearing broker for each of the Trust's series, Prudential Securities receives each trading advisor's orders for trades. Prudential-Bache Global Markets Inc., an affiliate of Prudential Securities, assists with each series' foreign currency forward transactions. Generally, when the trading advisor gives an instruction either to sell or buy a particular foreign currency forward contract, the Trust engages in back-to-back principal trades with Prudential Securities and its affiliate, Prudential-Bache Global Markets Inc., in order to carry out the trading advisor's instructions. In back-to-back currency transactions, Prudential Securities, as principal, arranges bank lines of credit and contracts with Prudential-Bache Global Markets Inc. to make or to take future delivery of specified amounts of the currency at the negotiated price. Prudential Securities, again as principal, in turn contracts with the Trust to make or take future delivery of the same specified amounts of currencies at the same price. In these transactions, Prudential Securities acts in the best interests of the Trust.

    Confirmations of all executed trades for each series are given to the Trust by Prudential Securities. The brokerage agreement incorporates Prudential Securities' standard customer agreement and related documents, which include provisions that:
(i) all funds, commodities and open or cash positions carried for each series are held as security for that series' obligations to Prudential Securities; (ii) the margins required to initiate or maintain open positions will be as from time to time established by Prudential Securities and may exceed exchange minimum levels; and (iii) Prudential Securities may close out positions, purchase commodities or cancel orders at any time it deems necessary for its protection, without the consent of the Trust.

    As custodian of the Trust's assets, Prudential Securities is responsible, among other things, for providing periodic accountings of all dealings and actions taken by each series during the reporting period, together with an accounting of all securities, cash or other indebtedness or obligations held by it or its nominees for or on behalf of each series of the Trust.

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    Administrative functions provided by Prudential Securities for each series include, but are limited to:

(BUL) Preparing and transmitting daily confirmations of transactions and monthly statements of account.

(BUL) Calculating equity balances and margin requirements.

(BUL) Assisting the managing owner in providing continuing information services to the limited owners holding interests in a series.

(BUL) Keeping limited owners apprised of developments affecting the series in which they are invested.

(BUL) Communicating valuations of interests.

(BUL) Providing information with respect to procedures for redemptions, transfers and distributions, if any.

(BUL) Interpreting monthly and annual reports.

(BUL) Providing tax information to limited owners.

(BUL) Explaining developments in the commodity markets in the U.S. and abroad.

(BUL) Furnishing all of the information from time to time in its possession which the managing owner is required to furnish to limited owners.

Many of these services are performed on behalf of Prudential Securities by financial advisors who are registered under the Commodity Exchange Act and who satisfy all applicable proficiency requirements (i.e., have passed the Series 3 or Series 31 examinations or are exempt therefrom) and who have all of the appropriate federal and state securities registrations.

    The brokerage agreement is exclusive and runs for successive one-year terms renewed automatically each year unless terminated. The brokerage agreement is terminable by a series (including by a vote of a majority-in-interest of the interest-holders of that series) or by Prudential Securities without penalty upon 60 days' prior written notice.

    Prudential Securities and its stockholders, directors, officers and employees will not be liable to the Trust or to you for errors in judgment or other acts or omissions except by reason of acts of or omissions due to misconduct or negligence or for not having acted in good faith in the reasonable belief that its actions were in the best interests of the Trust, or by reason of any material breach of the brokerage agreement.

Trust Agreement

    The rights and duties of the trustee, the managing owner, and the limited owners are governed by provisions of the Delaware Business Trust Act and by the trust agreement. The key features of the trust agreement which are not discussed elsewhere in the prospectus are outlined below, but you should refer to the complete trust agreement for details of all of its terms and conditions.

    Trustee Wilmington Trust Company is the trustee of the Trust and serves as the Trust's sole trustee in the State of Delaware. The trustee is permitted to resign upon 60 days' notice to the Trust; provided, that any such resignation will not be effective until a successor trustee is appointed by the managing owner. The trust agreement provides that the trustee is compensated by the managing owner or its affiliates, and the trustee will be indemnified by the managing owner against any expenses (as defined in the trust agreement) it incurs relating to or arising out of the formation, operation or termination of the Trust or the performance of its duties pursuant to the trust agreement, except to the extent that such expenses result from the gross negligence or willful misconduct of the trustee. The managing owner has the discretion to retain the trustee or replace the trustee with a new trustee.

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    Only the managing owner has signed the registration
statement of which this prospectus is a part, and the assets of the trustee are not subject to issuer liability under the federal securities laws for the information contained in this prospectus or under federal and state law with respect to the issuance and sale of the interests. Under such laws, neither the trustee, either in its capacity as trustee or in its individual capacity, nor any director, officer or controlling person of the trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the interests. The trustee's liability in connection with the issuance and sale of the interests and with respect to the Trust's obligations under the interests is limited solely to the express obligations of the trustee set forth in the trust agreement.

    Management Responsibilities Of The Managing Owner Under the trust agreement, the trustee has delegated to the managing owner the exclusive management and control of all aspects of the business of the Trust. The trustee has no duty or liability to supervise or monitor the performance of the managing owner, and the trustee has no liability for the acts or omissions of the managing owner. In addition, the managing owner has been designated as the "tax matters partner" for purposes of the Internal Revenue Code. The limited owners have no voice in the operations of the Trust, other than certain limited voting rights which are set forth in the trust agreement. In the course of its management, the managing owner may, in its sole and absolute discretion, appoint an affiliate or affiliates of the managing owner as additional managing owners (except where limited owners having interests representing at least a majority of the net asset value of each series have notified the managing owner that the managing owner is to be replaced as the managing owner) and retain such persons, including affiliates of the managing owner, as it deems necessary for the efficient operation of the Trust.

    Notice Of Material Changes The managing owner is obligated to notify you within seven days from the date of any material change (i) in the series' advisory agreement, (ii) in the calculation of the incentive fee paid to the series' trading advisor or (iii) which affects the compensation of any party compensated by the series.

    Transfer Of Interests Your assignee may become a substituted limited owner only upon consent of the managing owner, which consent may be withheld by the managing owner only
(i) if the proposed assignee does not meet the established suitability requirements, or (ii) to avoid adverse legal consequences to any series in the Trust. A permitted assignee who does not become a substituted limited owner will be entitled to receive your share of the profits or the return of capital to which you would otherwise be entitled, but will not be entitled to vote, to receive any information on, or an account of, the series' transactions or to inspect the books of the series.
Under the agreement, as an assigning limited owner you will not be released from any liability you may have to the Trust for any amounts for which you may be liable under the trust agreement whether or not the assignee to whom you have assigned interests becomes a substituted limited owner. You also will be responsible for all costs relating to the assignment or transfer of your interests.

    Subject to compliance with suitability standards imposed by the Trust, applicable federal securities laws, state "blue sky" laws and the rules of other governmental authorities, your interests may be assigned by you upon notice to the managing owner on a form acceptable to the managing owner. The managing owner shall refuse to recognize an assignment if necessary, in its judgment, to maintain the treatment of any series as a partnership for U.S. federal income tax purposes or to preserve the characterization or treatment of series income or loss and upon receipt of an opinion of counsel supporting its conclusion. Notwithstanding the foregoing, and except for certain situations set forth in the trust agreement, no assignment may be made by you if such assignment would result in:

    (BUL) A contravention of the NASAA guidelines, as adopted in any state where the proposed assignor and assignee reside.

    (BUL) The aggregate total of interests transferred in a twelve-month period equaling 49% or more of the outstanding interests (taking into account applicable attribution rules and excluding transfers by gift, bequest, or inheritance); the trust agreement provides that the managing owner will incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

    Assignments by you to (i) your ancestors or descendants,
(ii) your personal representative or heir, if you are deceased,
(iii) the trustee of a trust for which you are a beneficiary or another person to whom a transfer could otherwise be made or
(iv) the shareholders, partners or beneficiaries of a corporation, partnership, limited liability company or trust upon its termination or liquidation will be effective as of the dealing day immediately following the week in which the managing owner receives your written instrument of assignment.
Assignments or transfers of

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interests by you to any other person will be effective on the dealing day of the next succeeding week, provided the managing owner shall have been in receipt of your written instrument of assignment for at least five business days.

    Termination The Trust or, as the case may be, any series, will dissolve upon the occurrence of any of the following events:

(BUL) The filing of a certificate of dissolution or the revocation of the managing owner's charter (and the expiration of 90 days after the date of notice to the managing owner of revocation without a reinstatement of its charter) or the withdrawal, removal, adjudication of bankruptcy or insolvency of the managing owner (each of the foregoing is referred to as an event of withdrawal), unless
      (i) at the time there is at least one remaining managing owner and that remaining managing owner carries on the business of the series or (ii) within 90 days of an event of withdrawal, all the remaining interest-holders in each series agree in writing to continue the business of the Trust and to select, as of the date of such event of withdrawal, one or more successor managing owners; within 120 days of any event of withdrawal, if action is not taken pursuant to (i) or (ii) and the series are dissolved, limited owners of each series holding interests representing at least a majority (over 50%) of the net asset value of the series (without regard for interests held by the managing owner or its affiliates) may elect to continue the business of the Trust and each series by forming a new business trust (referred to as the reconstituted trust) on the same terms and provisions set forth in the trust agreement ; any such election must also provide for the election of a managing owner to the reconstituted trust; if such election is made, all limited owners will be bound thereby and continue as limited owners of the reconstituted trust.

(BUL) The occurrence of any event that makes the continued existence of the Trust or any series in the Trust unlawful.

(BUL) The suspension, revocation or termination of the managing owner's registration as a commodity pool operator under the Commodity Exchange Act or membership as a commodity pool operator with the National Futures Association, unless at the time there is at least one remaining managing owner whose registration or membership has not been suspended, revoked or terminated.

(BUL) The Trust or any series becomes insolvent or bankrupt.

(BUL) The limited owners of each series holding interests representing at least a majority (over 50%) of the net asset value of the series (excluding interests held by the managing owner or an affiliate) vote to dissolve the Trust with 90 days' prior written notice to the managing owner.

(BUL) The limited owners of a series holding interests representing at least a majority (over 50%) of the net asset value of that series (excluding interests held by the managing owner or an affiliate) vote to dissolve that series with 90 days' prior written notice to the managing owner.

(BUL) The decline of the net asset value of a series by 50% from the net asset value of the series (i) as of the commencement of the series' trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, redemptions, reallocations, and additional contributions to capital.

    A series may also be dissolved, in the discretion of the managing owner, upon the determination of the managing owner that the series' aggregate net asset value in relation to the operating expenses of the series makes it unreasonable or imprudent to continue the business of the series. The managing owner is not required to, and should not be expected to, obtain an opinion of legal counsel or of any other third party prior to determining to dissolve any series in the Trust.

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    Upon dissolution of a series, its affairs shall be wound up, its liabilities discharged, and its remaining assets distributed pro rata to the interest-holders. To the extent the series has open positions at such time, it will use its best efforts to close such positions, although no assurance can be given that market conditions might not delay such liquidation and that amounts received thereon will not be less than if market conditions permitted an immediate liquidation. If all series are terminated, the Trust will terminate.

    The trust agreement provides that your death, legal disability, bankruptcy or withdrawal will not terminate or dissolve the series (unless you happen to be the sole limited owner of the series) and that your legal representative will have no right to withdraw or value your interest except by redemption of interests pursuant to the trust agreement.

    Reports And Accounting The Trust maintains its books on the accrual basis in accordance with generally accepted accounting principles. The financial statements of each series in the Trust are audited at least annually in accordance with generally accepted auditing standards by independent accountants designated by the managing owner in its sole discretion. As a limited owner, you will be furnished with unaudited monthly and audited annual reports containing such information as the CFTC and National Futures Association requires. The CFTC requires that an annual report be provided to you not later than 90 days after the end of each fiscal year or the permanent cessation of the Trust's trading as defined in the Commodity Exchange Act, whichever is earlier, and the annual report must set forth, among other matters:

(BUL) The net asset value of the series and the net asset value per interest per series or the total value of your interest in the Trust, in either case, as of the end of the year in question and the preceding year.

(BUL) A statement of financial condition, including a condensed schedule of investments, as of the close of the fiscal year and, if applicable, the preceding fiscal year.

(BUL) Statements of income (loss) and changes in limited owners' capital during the fiscal year and, to the extent applicable, the previous fiscal year.

(BUL) Appropriate footnote disclosure and such further material information as may be necessary to make the required statements not misleading.

    The CFTC also requires that an unaudited monthly report be distributed to you within 30 days of the end of each month containing information presented in the form of a statement of income (loss) and a statement of changes in net asset value. Because the valuation point for the purposes of calculating net asset value, fees, subscriptions, redemptions and exchanges is the Friday of each week, each series makes its unaudited monthly report for a four- or five-week period ending on the last Friday of each calendar month.

    The statement of income (loss) must set forth, among other matters:

(BUL) The total amount of realized net gain or loss on commodity interest positions liquidated during the month.

(BUL) The change in unrealized net gain or loss on commodity interest positions during the month.

(BUL) The total amount of net gain or loss from all other transactions in which a series is engaged.

(BUL) The total amounts of management fees, advisory fees, brokerage fees, and other fees for commodity and other investment transactions and all other expenses incurred or accrued by the Trust during the month.

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      The statement of changes in net asset value must itemize the following:

(BUL) The net asset value of the series as of the beginning and end of the month.

(BUL) The total amount representing additions of interests during the month.

(BUL) The total amount representing redemptions of interests during the month.

(BUL) The total net income or loss of the series during the month.

(BUL) The net asset value per interest or the total value of your interest in the Trust as of the end of the month.

    The monthly report also is required to describe any other material business dealings between the Trust, the managing owner, the trading advisors, Prudential Securities or any affiliate of any of the foregoing.

    You also will be furnished with such additional information as the managing owner, in its sole discretion, deems appropriate, as well as any other information required to be provided by any governmental authority having jurisdiction over the Trust.

    Net asset value is calculated on each business day as required. Upon request, the managing owner will make available to you the net asset value per interest for a series. You will be notified of any decline in the net asset value per interest of a series you own to less than 50% of the net asset value per interest as of the last valuation point. This notification will contain a description of your voting and redemption rights.

    In addition, the managing owner will furnish you with tax information in a form which may be utilized by you in the preparation of your U.S. federal income tax returns as soon as possible after the end of each year, but generally no later than March 15.

    The books and records maintained by the Trust will be kept at its principal office for eight fiscal years. Once you become a limited owner, you will have the right to obtain information about all matters affecting the Trust if it is for a purpose reasonably related to your interest as a beneficial owner of the Trust. You also will have access at all times during normal business hours to the Trust's books and records in person or by your authorized attorney or agent and to examine such books and records in compliance with CFTC rules and regulations. Information maintained will be made available to you at reasonable times and during ordinary business hours for inspection and copying by you or your representative for any purpose reasonably related to your interest as a beneficial owner of the Trust. The managing owner will furnish you with a copy of the list of limited owners within ten days of a request by you for any purpose reasonably related to your interest as a limited owner in the Trust and upon payment by you of the reasonable cost of reproduction and mailing. If you want such information, you must give written assurances that it will not be used for commercial purposes. Subject to applicable law, you must give the managing owner at least ten business days' prior written notice of an inspection or copying request. You will be notified of any material change in the advisory agreements or in the compensation of any party within seven business days thereof, and you will be provided with a description of any material effect on the interests such changes may have.

    Distributions Other than as limited by the trust agreement, the managing owner has sole discretion in determining the amount and frequency of distributions to you. In the event any type of distribution is declared, you will receive a distribution in proportion to your interest in the series held by you as of the record date of distribution.

    Sharing Of Profits And Losses Each interest in a series has a tax capital account and a book capital account. The initial balance of each is the amount paid for the interest in the series. At the end of each week, the amount of any increase or decrease in the net asset value per interest from the preceding week is credited or charged against the book capital account of each interest for that series.

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    At the end of each fiscal year of the Trust, all items of
ordinary income and deduction of each series are allocated pro rata among the interests in such series outstanding on the last day of each week. After such allocation is made, each series' net capital gain, if any (including capital gain required to be recognized under certain mark-to-market rules provided in the Internal Revenue Code) realized during each week is allocated to each interest whose book capital account balance exceeds its tax capital account, until such excess is eliminated. Any remaining net capital gain realized during a week is allocated among all interest-holders that were interest-holders during such week in proportion to their respective book capital account balances for such week. Each series' net capital loss, if any (including capital loss required to be recognized under certain mark-to-market rules provided in the Internal Revenue Code), realized during each week is allocated to each interest whose tax capital account balance exceeds the book capital account balance of such interests until such excess has been eliminated. Any remaining net capital loss realized during a week is allocated among all interest-holders that were interest-holders during such week in proportion to their respective book capital account balances for such week. Notwithstanding the foregoing, loss is not allocated to an interest (and instead is allocated to the managing owner) to the extent that allocating such loss to such interest would cause the book capital account balance of such interest to be reduced below zero.

Liabilities

    Liability Of Series The Trust is formed in a manner such that each series will be liable only for obligations attributable to such series. You, as a limited owner, will not be subject to the losses or liabilities of any series in which you have not invested. In the event that any creditor or you as a limited owner of interests in any particular series asserted against the Trust a valid claim with respect to its indebtedness or interests, the creditor or you would only be able to recover money from that particular series and its assets and from the managing owner and its assets. Accordingly, the debts, liabilities, obligations, claims and expenses (collectively referred to as claims) incurred, contracted for or otherwise existing solely with respect to a particular series are enforceable only against that particular series and the assets of that series and against the managing owner and its assets, but not against any other series or the Trust generally or any of their respective assets. The assets of any particular series include only those funds and other assets that are paid to, held by or distributed to the Trust on account of and for the benefit of that series, including, without limitation, funds delivered to the Trust for the purchase of interests in a series. This limitation on liability is referred to as the "inter-series limitation on liability." The inter-series limitation on liability is expressly provided for under the Delaware Business Trust Act, which provides that if a trust has one or more series, then the debts of any particular series are enforceable only against the assets of such series and not against the trust generally, provided that the trust meets certain requirements.

    In furtherance of the inter-series limitation on liability, every party, including you as a limited owner, the trustee and all parties providing goods or services to the Trust, any series or the managing owner on behalf of the Trust or any series will consent in writing to: (i) the inter-series limitation on liability with respect to such party's claims or interests, (ii) voluntarily reduce the priority of its claims against and interests in the Trust or any series or their respective assets, such that its claims and interests are junior in right of repayment to all other parties' claims against and interests in the Trust or any series or their respective assets, except that
(a) interests in the particular series that such party purchased pursuant to a subscription agreement (Exhibit D) or similar agreement and (b) claims against the Trust where recourse for the payment of such claims was, by agreement, limited to the assets of a particular series, will not be junior in right of repayment, but will receive repayment from the assets of such particular series (but not from the assets of any other series or the Trust generally) equal to the treatment received by all other creditors and limited owners that dealt with such series and (iii) a waiver of certain rights that such party may have under the U.S. Bankruptcy Code, if such party held collateral for its claims, in the event that the Trust is a debtor in a chapter 11 case under the Bankruptcy Code, to have any deficiency claim (i.e., the difference, if any, between the amount of the claim and the value of the collateral) treated as an unsecured claim against the Trust generally or any other series.

    The Trust has obtained separate opinions of counsel regarding Delaware law and federal bankruptcy law concerning the effectiveness of the inter-series limitation on liability. Delaware state law counsel has opined that if the Trust complies with Section 3804(a) of the Delaware Business Trust Act, then the inter-series limitation on liability will be enforceable. Delaware counsel's opinion does not express any opinion concerning the enforceability of the inter-series limitation on liability if the Trust should become a debtor in a case under the Bankruptcy Code. Relying on Delaware counsel's opinion concerning the general enforceability under state law of the inter-series limitation on liability, federal bankruptcy law counsel has opined that, although the matter is not free from doubt, in a case under the Bankruptcy Code in which the Trust is a debtor, a court, properly applying the law, would not disregard the inter-series limitation on liability such that the assets of the other series or the Trust generally would

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become available to satisfy the claims or interests of creditors or limited owners who agreed to look solely to the assets of a particular series with respect to those claims or interests. Both opinions are subject to various limitations, assumptions and exceptions that are frequently taken in opinions of this kind.

    Limited Owner Liability Your capital contribution is subject to the risks of each series' trading and business. The Delaware Business Trust Act provides that, except to the extent otherwise provided in the trust agreement, you will be entitled to the same limitation of personal liability extended to shareholders of private Delaware corporations for profit. No similar statutory or other authority limiting business trust beneficial owner liability exists in many other states. As a result, to the extent that the Trust or you as a limited owner are subject to the jurisdiction of courts in those states, the courts may not apply Delaware law and may thereby subject you to liability.

    To guard against this risk, the trust agreement (i) provides for indemnification to the extent of the Trust's assets of you as a limited owner against claims of liability asserted against such limited owner solely because he or it is a beneficial owner of the Trust and (ii) requires that every written obligation of the Trust contain a statement that such obligation may only be enforced against the assets of the applicable series provided that the omission of such disclaimer is not intended to create personal liability for any interest-holder. Thus, subject to the exceptions set forth in the trust agreement and described below, the risk of you incurring financial loss beyond your investment because of liability as a beneficial owner is limited to circumstances in which (i) a court refuses to apply Delaware law, (ii) no contractual limitation on liability was in effect and (iii) the Trust or the applicable series itself would be unable to meet its obligations. Moreover, and perhaps more importantly, the managing owner is liable for all obligations of the Trust in excess of the Trust's assets as if it were the general partner of a limited partnership.

    In addition, while you, as a limited owner in the Trust, generally cannot lose more than your investment in any series, the trust agreement provides that you as a limited owner may incur liability (i) in the event the Trust is required to make payments to any federal, state, local or foreign taxing authority in respect of your allocable share of Trust income, in which case you would be liable for the repayment of such amounts, (ii) to indemnify the Trust if the Trust incurs losses (including expenses) as a result of any claim or legal action to which the Trust is subject which arises out of your obligations or liabilities unrelated to the Trust's business, (iii) to indemnify the Trust against any losses or damages (including tax liabilities or loss of tax benefits) arising as a result of any transfer or purported transfer of your interest in violation of the trust agreement and (iv) if your subscription agreement delivered in connection with your purchase of interests contains misstatements.

    Moreover, the trust agreement provides that, subject to the exceptions referred to above, the Trust will not make a claim against you as a limited owner with respect to amounts distributed to you or amounts received by you upon redemption of interests unless under Delaware law you are liable to repay such amounts. Except as set forth above, assessments of any kind shall not be made against you as a limited owner. Except as provided under Delaware law and by the trust agreement, each interest, once issued, is fully paid and non-assessable. Except as indicated above, losses in excess of the Trust's assets are the obligation of the managing owner.

    Election Or Removal Of Managing Owner The managing owner may be removed on reasonable prior written notice by limited owners holding interests representing at least a majority (over 50%) of the net asset value of each series (not including interests held by the managing owner). The trust agreement provides that the managing owner may voluntarily withdraw as managing owner of the Trust if it gives the limited owners 120 days' prior written notice and if its withdrawal as managing owner is approved by limited owners holding interests representing at least a majority (over 50%) of the net asset value of each series (not including interests held by the managing owner). The trust agreement provides that if the managing owner elects to withdraw as managing owner to the Trust while it is the sole managing owner, limited owners holding interests representing at least a majority (over 50%) of the net asset value of each series (not including interests held by the managing owner) may vote to elect, prior to such withdrawal, a successor managing owner to carry on the business of the Trust. If the managing owner withdraws as managing owner and the limited owners or remaining managing owners elect to continue the Trust, the withdrawing managing owner will pay all expenses incurred as a result of its withdrawal. The trust agreement also provides that in the event of the withdrawal of the managing owner, the managing owner is entitled to redeem its general interests in each series of the Trust at their net asset value as of the next permissible redemption date.

    Alternatively, the trust agreement provides that if the Trust is dissolved as a result of an event of withdrawal (as defined in Article XIII of the trust agreement) of a managing owner, then within 120 days of such

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event of withdrawal, limited owners holding interests representing a majority
(over 50%) of the net asset value of each series (not including interests held by the managing owner) may elect to form a new business trust on the same terms as set forth in the trust agreement and continue the business of the Trust and elect a new managing owner.

    Exercise Of Rights By Limited Owners Limited owners holding interests representing in excess of 50% of the net asset value of each series (excluding interests held by the managing owner and its affiliates) must approve any material change in a series' trading policies, and any such change will not be effective without such approval. In addition, limited owners holding interests representing in excess of 50% of the net asset value of each series (excluding interests held by the managing owner and its affiliates) may vote to adopt amendments to the trust agreement proposed by the managing owner or by limited owners holding interests representing at least ten percent of the net asset value of a series. Additionally, limited owners holding interests representing at least a majority (over 50%) of the net asset value of a series (excluding interests held by the managing owner and its affiliates) may vote to (i) terminate and dissolve the series upon 90 days' prior notice to the managing owner,
(ii) remove the managing owner on reasonable prior written notice to the managing owner, (iii) elect one or more additional managing owners (on 60 days' prior written notice), (iv) approve the voluntary withdrawal of the managing owner and elect a successor managing owner in the event the managing owner is the sole managing owner of the Trust, (v) approve the termination of any agreement between the Trust and the managing owner or its affiliates for any reason, without penalty (on 60 days' prior written notice) and (vi) approve a material change in the trading policies of the Trust or a series.

    Indemnification The trust agreement provides that with respect to any action in which the managing owner or any of its affiliates (including Prudential Securities only when it is performing services on behalf of the managing owner and acting within the scope of the managing owner's authority) is a party because of its relationship to the Trust, the Trust shall indemnify and hold harmless to the fullest extent permitted by law such person against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by such person in connection with each series of the Trust, provided that (i) the managing owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of negligence, misconduct or a breach of the trust agreement on the part of the managing owner or its affiliates and (ii) any such indemnification will only be recoverable from the assets of each series of the Trust. All rights to indemnification permitted by the trust agreement and payment of associated expenses will not be affected by the dissolution or other cessation to exist of the managing owner or by the withdrawal, adjudication of bankruptcy or insolvency of the managing owner. The trust agreement also provides that any such indemnification of the managing owner or any of its affiliates, unless ordered by a court, shall be made by the Trust only as authorized in the specific case and only upon a determination by independent legal counsel in a written opinion that indemnification of the managing owner is proper in the circumstances because it has met the applicable standard of conduct set forth in the trust agreement. Expenses incurred in defending a threatened or pending action or proceeding against the managing owner may be paid by each series (on a pro rata basis, as the case may be) in advance of the final disposition of such action if (i) the legal action relates to the performance of duties or services by the managing owner or an affiliate on behalf of the Trust, (ii) the legal action is initiated by a third party who is not a limited owner or the legal action is initiated by a limited owner and a court of competent jurisdiction specifically approves such advancement and (iii) the managing owner undertakes to repay the advanced funds to each series (on a pro rata basis, as the case may be) with interest, in the event indemnification is subsequently held not to be permitted. No indemnification of the managing owner or its affiliates is permitted for liabilities or expenses arising under federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the managing owner or its affiliates, the managing owner has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in such Act, and is, therefore, unenforceable.

    In any claim for indemnification in actions involving alleged federal or state securities laws violations, the party seeking indemnification must place before the court the position of the SEC, the position of the Pennsylvania Securities Commission, the Massachusetts Securities Division and the Tennessee Securities Division and any other applicable state securities division which requires disclosure with respect to the issue of indemnification for

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securities law violations.  The trust agreement  also provides that with respect to any action taken by the managing owner as "tax matters partner," including consenting to an audit, the Trust will indemnify and hold harmless the managing owner.

    Amendments And Meetings The trust agreement may be amended in certain respects by a vote of the limited owners holding interests representing at least a majority (over 50%) of the net asset value of each series (which excludes the interests of the managing owner), either pursuant to a written vote or at a duly called meeting of the limited owners. An amendment may be proposed by the managing owner or by limited owners holding interests equal to at least 10% of the net asset value of each series, unless the proposed amendment affects only certain series, in which case such amendment may be proposed by limited owners holding interests equal to 10% of the net asset value of each affected series. Limited owners will be supplied with a verbatim copy of any proposed amendment that potentially could affect them and statements concerning the legality thereof. It is not anticipated that the managing owner will call any annual meetings of the limited owners.

    The managing owner may, without your consent, make amendments to the trust agreement which are necessary to (i) add to the representations, duties or obligations of the managing owner or to surrender any right or power of the managing owner, for the benefit of the limited owners, (ii) cure any ambiguity,
(iii) correct or supplement any provision of the trust agreement which may be inconsistent with any other provision of the trust agreement or this prospectus or (iv) make any other provisions with respect to matters or questions arising under the trust agreement that the managing owner deems advisable; provided, however, that no such amendment will be adopted unless the amendment is not adverse to the interests of the limited owners, is consistent with the managing owner's management of the Trust pursuant to Section 3806 of the Delaware Business Trust Act, does not affect the allocation of profits and losses to them or among them and does not adversely affect the limited liability status of the limited owners or the status of each series as a partnership for U.S. federal income tax purposes. The managing owner further may, without the consent of the limited owners, amend the provisions of the trust agreement relating to the allocations among limited owners of profits, losses and distributions if it is advised by its accountants or counsel that any such allocations are unlikely to be upheld for U.S. federal income tax purposes.

    Meetings of the Trust may be called by the managing owner.
In addition, meetings will be called upon receipt by the managing owner of a written request signed by limited owners holding interests equal to at least 10% of the net asset value of a series. Thereafter, the managing owner shall give written notice to all limited owners, in person or by certified mail within 15 days after such receipt, of such meeting and its purpose. Such meeting must be held at least 30 but not more than 60 days after the receipt of such notice. Any action permitted to be taken at a meeting may be taken without a meeting on written approval of the limited owners holding interests of the percentage required to approve any such action if a meeting were held.

    Fiscal Year The Trust's fiscal year begins on January 1 on each year and ends on December 31 of each year, except that (i) the first fiscal year of the Trust commenced on April 22, 1999, the date the Certificate of Trust was filed and (ii) the fiscal year in which the Trust terminates will end on the date of termination of the Trust.

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               U.S. FEDERAL INCOME TAX CONSEQUENCES

    The following summarizes the material U.S. federal income tax consequences to individual investors in the Trust. We have obtained an opinion of Rosenman & Colin LLP, which has been merged into tax counsel to the Trust, Katten Muchin Zavis Rosenman, that the summary below correctly describes the material U.S. federal income tax consequences as of the date hereof to the Trust and to a U.S. individual who invests in the Trust. The summary is based on current U.S. federal income tax law, which is subject to change. The opinion is based on the facts described in this prospectus and on the accuracy of factual representations made by the managing owner, and represents only its legal judgment and does not bind the Internal Revenue Service or the courts.

The Partnership Tax Status Of A Series In The Trust

    Because it is expected that each series in the Trust will be classified as a partnership for U.S. federal income tax purposes, it is not anticipated that the Trust will pay any federal corporate income tax. It may be that the various series in the Trust (or the Trust itself) would constitute a so-called "publicly traded partnership." In that event, such series (or the Trust itself) generally would be subject to U.S. federal income tax as a corporation, and distributions to limited owners would be taxable as dividends, unless at least 90% of such series' (or the Trust's) annual gross income consists of "qualifying income" as defined in the Internal Revenue Code. The managing owner believes that each series currently satisfies the 90% test and that it is likely, but not certain, that each series will continue to do so.

Taxation Of Limited Owners On Profits And Losses Of A Series Of
The Trust

    Assuming that each series is treated as a partnership for U.S. federal income tax purposes, each limited owner must pay tax on his share of the series' annual income and gains as determined for income tax purposes, if any, even though the series does not intend to make current cash distributions. The income tax effects of a series' transactions may differ from the economic consequences of such transactions.

Losses Allocated To Limited Owners

    A limited owner may deduct series' losses only to the extent of his tax basis in his interest. Generally, a limited owner's tax basis is the amount paid for the interest reduced (but not below zero) by his share of any series' distributions, losses and expenses and increased by his share of the series' income and gains. However, a limited owner who is subject to "at-risk" limitations (generally, non-corporate taxpayers and closely-held corporations) can only deduct losses to the extent he is at-risk. The at-risk amount is similar to tax basis, except that it does not include any amount borrowed on a nonrecourse basis by the series or from someone with an interest in the series.

"Passive-Activity Loss Rules" And Its Effect On The Treatment Of
Income And Loss

    The trading activities of each series are not "passive activities," and therefore the passive activity loss rules will not result in series' losses being nondeductible (but such losses may of course be subject to other deductibility limitations described in this summary). Similarly, a series' income and gains will not be treated as passive activity income and cannot be offset by a limited owner's passive activity losses from other investments.

Cash Distributions And Partial Redemptions

    A limited owner who receives cash from the Trust, either through a distribution or a partial redemption, will not pay tax on that cash until distributions exceed his tax basis in his interest. A limited owner cannot recognize a loss with respect to a partial redemption until his entire interest is fully redeemed. An exchange of interests in one series for interests in another series will be treated as a redemption of the interests being exchanged.

Gain Or Loss On Section 1256 Contracts And Non-Section 1256
Contracts

    "Section 1256 Contracts" include futures contracts, most options traded on U.S. commodity exchanges and certain foreign currency contracts. For tax purposes, Section 1256 Contracts that remain open at year-end are treated as if they were sold at year-end. The gain or loss on Section 1256 Contracts is characterized as 60% long-term capital gain or loss and 40% short-term capital gain or loss, regardless of how long the contracts are held.

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    "Non-Section 1256 Contracts" include, among other things,
certain foreign currency transactions. A series' gain and loss from Non-Section 1256 Contracts generally would be short-term capital gain or loss, but certain of these transactions may generate ordinary income.

Capital Gains And Losses

    For individuals, long-term capital gains (i.e., net gain on capital assets held more than one year and 60% of the gain on
Section 1256 Contracts) are taxed at a maximum U.S. federal income tax rate of 20%, and short-term capital gains (i.e., net gain on capital assets held one year or less and 40% of the gain on Section 1256 Contracts) are subject to tax at the same rates as ordinary income, with a maximum U.S. federal income tax rate of 38.6%. Individual taxpayers can deduct capital losses only to the extent of their capital gains plus $3,000. Accordingly, a series could suffer significant capital losses, and a limited owner could still be required to pay taxes on, for example, his share of the series' interest income.

    An individual taxpayer can carry back net capital losses on
Section 1256 Contracts three years to offset earlier gains on
Section 1256 Contracts. To the extent the taxpayer cannot offset past Section 1256 Contract gains, he can carry forward such losses indefinitely.

Limited Deduction For Certain Expenses

    The managing owner intends to cause each series to report management and trading advisory fees as trade or business expenses that are not subject to deductibility limitations applicable to investment advisory expenses. The Internal Revenue Service could contend otherwise. If expenses of a series are recharacterized as investment expenses, the deductible amount of these expenses would be reduced (and would not be deductible at all for alternative minimum tax purposes) to the extent allocable to limited owners who are individuals.

    The Internal Revenue Service could also take the position that a portion of the brokerage fees paid by a series is a non-deductible syndication expense.

Interest Income

    Interest received by a series will be taxed as ordinary income and generally cannot be offset by capital losses. See the section above entitled "Capital Gains And Losses."

Investment Interest Deductibility Limitations

    Individual taxpayers can deduct investment interest (i.e., interest on indebtedness allocable to property held for investment) only to the extent that it does not exceed their net investment income. Net investment income does not include net long-term capital gain absent an election by an individual taxpayer to pay tax on such gain at regular income tax rates but not at the lower 20% rate.

Unrelated Business Taxable Income

    The managing owner anticipates that tax-exempt limited owners should not be required to pay tax on their share of income or gains of the Trust, provided that such limited owners do not purchase interests with borrowed funds.

Foreign Individual Limited Owners

    The managing owner anticipates that a foreign individual limited owner who files with the Trust all requested certifications and documentation should not be required to pay or be subject to U.S. federal income or withholding tax with respect to his ownership of an interest. However, if such limited owner holds the interest at the time of his death, his estate may be subject to U.S. federal estate taxation with respect to such interest.

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Internal Revenue Service Audits Of The Trust And Its Limited Owners

    Audits of series-related items are conducted at the Trust level rather than at the limited owner level. The managing owner acts as "tax matters partner" with the authority to determine the Trust's responses to an audit. If an audit results in an adjustment, all limited owners of one or more given series may be required to pay additional taxes, interest and penalties. Interest on tax deficiencies generally is not deductible by non-corporate limited owners.

Foreign, State And Local And Other Taxes

    In addition to the U.S. federal income tax consequences described above, a series and the limited owners may be subject to various foreign, states, local and other taxes. Prospective investors should consult their tax advisors as to the state and local tax consequences of investing in the Trust.

Importance Of Obtaining Professional Advice

    The foregoing analysis is not intended as a substitute for careful tax planning, particularly because the income tax consequences of an investment in the Trust and of a series' transactions are complex, and certain of these consequences would vary significantly with the particular situation of a limited owner. Accordingly, prospective investors are strongly urged to consult their own tax advisors regarding the possible federal, state and local tax consequences of an investment in the Trust, including, for example, the potential impact on an investor's liability for alternative minimum tax of deriving long-term capital gain from this investment.

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                           LEGAL MATTERS

    Legal matters in connection with this offering have been passed upon for the Trust, the managing owner and Prudential Securities by Rosenman & Colin LLP, which has been merged into counsel to the Trust, Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York 10022. Certain legal matters relating to Delaware law have been passed upon for the Trust and the managing owner by Richards, Layton & Finger, P.A., Wilmington, Delaware. Katten Muchin Zavis Rosenman acts as counsel generally for the managing owner and advises the managing owner with respect to its responsibilities as managing owner of, and with respect to matters relating to, the Trust. Katten Muchin Zavis Rosenman also represents Prudential Securities and certain of its affiliates from time to time in various matters, and it is expected it will continue to do so in the future.

                         ADDITIONAL INFORMATION

    The Trust has filed with the SEC a registration statement for each series of interests on Form S-1 (the three registration statements are referred to collectively as the registration statements) with respect to the securities offered hereby. This prospectus does not contain all of the information set forth in the registration statements, certain portions of which have been omitted pursuant to the rules and regulations of the SEC, including, without limitation, certain exhibits thereto (e.g., the selling agreement, the escrow agreement and the brokerage agreement). A copy of each registration statement has also been provided to the CFTC. The descriptions contained herein of agreements included as exhibits in the registration statement are necessarily summaries. Reference is made to the registration statements, including the exhibits thereto, for further information with respect to the Trust and each series' securities. Such information may be examined without charge at the public reference facilities of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies may be obtained therefrom upon payment of the fees prescribed by the SEC. In addition, all of the SEC's public filings, including the public filings of each series, are available at the SEC's Web Site at www.sec.gov.

                                  EXPERTS

    The financial statements of Series D, Series E and Series F of World Monitor Trust II as of December 31, 2001 and 2000, for the year ended December 31, 2001 and for the period from the respective commencement of operations of each series to December 31, 2000 and the statement of financial condition of Prudential Securities Futures Management Inc., the managing owner, as of December 31, 2001 included in this prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

    The statements referred to under "U.S. FEDERAL INCOME TAX
CONSEQUENCES" have been reviewed by Katten Muchin Zavis Rosenman and are included in reliance upon its authority as experts in U.S. tax law.

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                               PART TWO

CFTC STATEMENT OF ADDITIONAL INFORMATION

This is Part Two of a two-part CFTC disclosure document.  This
Statement of Additional Information should be read together with Part One. These two parts are bound together, and may not be distributed separately.

                           THE FUTURES MARKETS

    To understand the nature of the investments each series makes, subscribers should familiarize themselves with the following information.

Futures And Forward Contracts

    Futures contracts call for the future delivery of various commodities. These contractual obligations may be satisfied either by taking or making physical delivery or by making an offsetting sale or purchase of a futures contract on the same exchange. In certain instances, the S&P 500 contract for example, delivery is made through a cash settlement. Futures contracts in the U.S. can be traded on exchanges subject to varying levels of regulatory oversight (depending on the contracts traded and the market participants). Certain types of futures (primarily for non-agricultural commodities) may be traded directly between certain sophisticated investors, such as the series.

    Forward currency contracts are traded off-exchange through banks or dealers. In such instances, the bank or dealer generally acts as principal in the transaction and charges "bid-ask" spreads.

    Futures and forward trading is a "zero-sum" risk transfer economic activity. For every gain, there is an equal and offsetting loss.

Options On Futures Contracts

    An option on a futures contract gives the purchaser of the option the right but not the obligation to take a position at a specified price (the "striking," "strike" or "exercise" price) in a futures contract. A "call" option gives the purchaser the right to buy the underlying futures contract, and the purchaser of a "put" option acquires the right to take a sell position in the underlying contract. The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a position at a specified price opposite to the option buyer if the option is exercised. Thus, in the case of a call option, the seller must be prepared to sell the underlying futures contract at the strike price if the buyer should exercise the option. A seller of a put option, on the other hand, stands ready to buy the underlying futures contract at the strike price.

    A call option on a futures contract is said to be "in-the-money" if the strike price is below current market levels and "out-of-the-money" if that price is above market. Similarly, a put option on a futures contract is said to be "in-the-money" if the strike price is above current market levels and "out-of-the-money" if the strike price is below current market levels.

Hedgers And Speculators

    The two broad classifications of persons who trade futures are "hedgers" and "speculators." Hedging is designed to minimize the losses that may occur because of price changes, for example, between the time a producer contracts to sell a commodity and the time of delivery. The futures and forward markets enable the hedger to shift the risk of price changes to the speculator. The speculator risks capital with the hope of making profits from such changes. Speculators, such as the Trust, rarely take delivery of the physical commodity but rather close out their futures positions through offsetting futures contracts.

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Exchanges; Position And Daily Limits; Margins

    Each of the commodity exchanges in the U.S. has an associated "clearinghouse." Once trades made between members of an exchange have been cleared, each clearing broker looks only to the clearinghouse for all payments in respect of such broker's open positions. The clearinghouse "guarantee" of performance on open positions does not run to customers. If a member firm goes bankrupt, customers could lose money.

    The CFTC and the U.S. exchanges have established
"speculative position limits" on the maximum positions that each trading advisor may hold or control in futures contracts on certain commodities.

    Most U.S. exchanges limit the maximum change in futures prices during any single trading day. Once the "daily limit" has been reached, it becomes very difficult to execute trades. Because these limits apply on a day-to-day basis, they do not limit ultimate losses, but may reduce or eliminate liquidity.

    When a position is established, "initial margin" is deposited. On most exchanges, at the close of each trading day, "variation margin," representing the unrealized gain or loss on the open positions, is either credited to or debited from a trader's account. If variation margin payments cause a trader's initial margin to fall below "maintenance margin" levels, a "margin call" is made, requiring the trader to deposit additional margin or have his position closed out.

    Each series trades on a number of foreign commodity exchanges. Foreign commodity exchanges differ in certain respects from their U.S. counterparts.

    Some foreign exchanges also have no position limits, with each dealer establishing the size of the positions it will permit traders to hold. To the extent that any series engages in transactions on foreign exchanges, it is subject to the risk of fluctuations in the exchange rate between the native currencies of any foreign exchange on which it trades and the U.S. dollar (which risks may be hedged) and the possibility that exchange controls could be imposed in the future.

    No U.S. agency regulates trading outside of the U.S., which generally involves forward contracts with banks or transactions in physical commodities generally. No regulatory scheme currently exists in relation to the foreign currency forward market, except for regulation of general banking activities and exchange controls in the various jurisdictions where trading occurs or in which the currency originates.

    There is no limitation on daily price moves on forward contracts in foreign currencies traded through banks, brokers or dealers. While margin calls are not required by foreign exchanges, Prudential Securities may be subject to daily margin calls in foreign markets.

Trading Methods

    Managed futures strategies are generally classified as either (i) technical or fundamental and (ii) systematic or discretionary.

Technical And Fundamental Analysis

    Technical analysis operates on the theory that market prices, momentum and patterns at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses on market data as the most effective means of attempting to predict future prices.

    Fundamental analysis, in contrast, focuses on the study of factors external to the markets, for example: weather, the economy of a particular country, government policies, domestic and foreign political and economic events and changing trade prospects. Fundamental analysis assumes that markets are imperfect and that market mispricings can be identified.

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

Systematic And Discretionary Trading Approaches

    A systematic trader relies on trading programs or models to generate trading signals. Discretionary traders make trading decisions on the basis of their own judgment.

    Each approach involves inherent risks. For example, systematic traders may incur substantial losses when fundamental or unexpected forces dominate the markets, while discretionary traders may overlook price trends that would have been signaled by a system.

Trend Following

    Trend-following advisors try to take advantage of major price movements, while traders focus on making many small profits on short-term trades or through relative value positions. Trend-following traders assume that most of their trades will be unprofitable. They look for a few large profits from big trends. During periods with no major price movements, a trend-following trading manager is likely to have large losses.

Risk Control Techniques

    Trading managers often adopt risk management principles.
Such principles typically restrict the size or positions taken as well as establish stop-loss points at which losing positions must be liquidated. No risk control technique can assure that large losses will be avoided.

The programs used by each series' trading advisors are technical, systematic and trend following.

Regulation Of Markets

Commodity Exchange Act

    The U.S. Congress enacted the Commodity Exchange Act to regulate trading in commodities, the exchanges on which they are traded, the individual brokers who are members of such exchanges and commodity professionals and commodity brokerage houses that trade in these commodities in the U.S. The Commodity Exchange Act was revised in December 2000 by the Commodity Futures Modernization Act of 2000.

Commodity Futures Trading Commission

    The CFTC is an independent governmental agency that administers the Commodity Exchange Act and that is authorized to promulgate rules thereunder. Functions of the CFTC include the implementation of the objectives of the Commodity Exchange Act in preventing price manipulation and excessive speculation and the promotion of orderly and efficient commodity futures markets.
The CFTC has adopted regulations covering, among other things,
(i) the designation of contract markets; (ii) the monitoring of U.S. commodity exchange rules; (iii) the establishment of speculative position limits; (iv) the registration of commodity brokers and brokerage houses, floor brokers, introducing brokers, leverage transaction merchants, commodity trading advisors, commodity pool operators and their principal employees engaged in non-clerical commodities activities referred to as associated persons and (v) the segregation of customers' funds and recordkeeping by, and minimum financial requirements and periodic audits of, such registered commodity brokerage houses and professionals. Under the Commodity Exchange Act, the CFTC is empowered, among other things, to (i) hear and adjudicate complaints of any person (e.g., a limited owner) against all individuals and firms registered or subject to registration under the Commodity Exchange Act (reparations), (ii) seek injunctions and restraining orders, (iii) issue cease and desist orders, (iv) initiate disciplinary proceedings, (v) revoke, suspend or not renew registrations and (vi) levy substantial fines. The Commodity Exchange Act also provides for certain other private rights of action and the possibility of imprisonment for violations.

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

    The Commodity Futures Modernization Act of 2000, enacted in December 2000, among other things, excludes from CFTC jurisdiction transactions in many commodities between "eligible contract participants," and provides for new types of exchanges with varying levels of regulatory oversight, depending on the products traded and the market participants. Designated contract markets are subject to the highest level of regulation. Currently, Series E and Series F each qualify as an "eligible contract participant" under the new legislation, and will therefore be eligible to engage in unregulated transactions directly with counterparties, and to effect transactions on exchanges which are subject to very little oversight by the CFTC. Series D may qualify in future if its total assets exceed $5 million. The new legislation also allows two significant changes in futures commission merchants' dealings with eligible contract participants, such as the series. Futures commission merchants may require such customers to waive their right to apply to the CFTC for reparations for violations of the Commodity Exchange Act. Prudential Securities has not required the series to do so. In addition, the CFTC has been instructed to adopt regulations which would allow futures commission merchants to offer their eligible contract participant customers the right not to have segregated their funds on deposit with the futures commission merchant for trading on certain types of exchanges. This would allow the funds to be held in a broader, and potentially riskier, range of investments than are allowed for segregated funds.

    The Commodity Futures Modernization Act of 2000 also authorizes trading of "security futures," which are defined as futures, and options on futures, on a single security or a narrow-based index of securities. Such trading was not permitted under prior legislation. Trading in these new products will be jointly regulated by the CFTC and the SEC, and futures commission merchants who offer them will have to register with the SEC. Since the regulatory authorities have not yet adopted all of the necessary rules governing such trading and other changes to current industry practices, trading in security futures is not expected to begin on U.S. trading facilities until the second quarter of 2002. Principal-to-principal transactions between eligible contract participants (such as the series) are currently permitted. Options on security futures cannot be offered until December 2003. Under the terms of the advisory agreements with each advisor, new products such as security futures may be added to the trading program the advisor uses for a series without the managing owner's permission only if it is offered on a domestic exchange or a foreign exchange which the CFTC recognizes as having similar protections a domestic exchange.

    The CFTC has in place extensive regulations affecting commodity pool operators (such as the managing owner) and commodity trading advisors (such as the trading advisors) and their associated persons which, among other things, (i) require the giving of disclosure documents to new customers and the retention of current trading and other records, (ii) prohibit pool operators from commingling pool assets with those of the operators or their other customers and (iii) require pool operators to provide their customers with periodic account statements and an annual report. Upon the CFTC's request, the managing owner also will furnish the CFTC with the names and addresses of the limited owners, along with copies of all transactions with, and reports and other communications to, the limited owners. The CFTC regulations currently in place provide for streamlined disclosure documents (such as this prospectus) that must be updated every nine months.

U.S. Commodity Exchanges

    U.S. commodity exchanges (designated contract markets) are given certain latitude in promulgating rules and regulations to control and regulate their members and clearing houses, as well as the trading conducted on their floors. Examples of current regulations by an exchange include establishment of initial and maintenance margin levels, size of trading units, daily price fluctuation limits, and other contract specifications. Rules and regulations relating to terms and conditions of contracts of sale or to other trading requirements, other than those of an exempt board of trade, currently must be reviewed and approved by the CFTC, although they may be put into practice before approval is granted. Only the terms of contracts traded on designated contract markets need prior CFTC approval.

National Futures Association

    Substantially all commodity pool operators, commodity trading advisors, futures commission merchants, introducing brokers and their associated persons are members or associated members of the National Futures Association. The National Futures Association's principal regulatory operations include (i) auditing the financial condition of futures commission merchants, introducing brokers, commodity pool operators and commodity trading advisors, (ii) arbitrating commodity futures disputes between customers and National Futures Association members, (iii) conducting disciplinary proceedings and (iv) registering futures commission merchants, commodity pool operators, commodity trading advisors, introducing brokers and their respective associated persons, and floor

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

brokers. As a result of the Commodity Futures Modernization Act of 2000, the National Futures Association registered as a limited purpose national securities association, and assumed responsibility for the oversight of futures commission merchants that register with the SEC for the purpose of effecting transactions in single and narrow-based index security futures.

    The regulation of commodities transactions in the U.S. is a rapidly changing area of law and the various regulatory procedures described herein are subject to modification by U.S. Congressional action, changes in CFTC rules and amendments to exchange regulations and National Futures Association regulations. The Commodity Futures Modernization Act of 2000 made significant changes in the way trading facilities are regulated, but many of the changes have not yet been put into practice. It is therefore impossible to predict what, if any, impact these changes will have on the series' trading and performance.

USA PATRIOT Act

    On October 25, 2001, the United States Congress adopted the "USA PATRIOT Act", in part to stem the flow of funds to terrorists and the organizations that support them. Commodity pool operators, commodity trading advisors, futures commission merchants and introducing brokers will all be required to comply with the USA PATRIOT Act. Regulations and procedures are in the process of being drafted or approved, and at this time it is not clear how this legislation will affect the series' operations or the futures markets. You may be asked to provide information at the time of your subscription or after you have already completed your purchase, in order to verify your identity and the source of the funds used to purchase your interests and to meet any other requirements under the USA PATRIOT Act or the regulations or procedures adopted pursuant thereto.

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

              HOW MANAGED FUTURES FIT INTO A PORTFOLIO

    Systematic risk, also known as market risk, is the risk common to all securities in a particular asset class. Systematic risk cannot be eliminated through diversification among securities within the same class. However, an investor can diversify a portfolio's exposure to systematic risk by adding asset classes which have little or no correlation to each other. As an alternative asset class, managed futures exhibits low or non-correlation to traditional asset classes such as stocks and bonds, and as such make an excellent tool to help diversify a portfolio's exposure to systematic risk.

    Managed futures is a sector of the futures industry made up of professionals, known as commodity trading advisors who, on behalf of their clients, manage portfolios of futures and forward contracts traded on exchanges around the world. Utilizing extensive resources, markets can be monitored around the world 24 hours a day. For over 20 years, institutions and individuals have made managed futures part of their well diversified portfolios. In that time period, the industry has grown to nearly $35 billion in assets under management as of December 31, 2000. As the industry has grown, so has the number, liquidity and efficiency of the futures markets globally.

    Managed futures encompasses over 50 markets worldwide and, as a result, investors can gain global market exposure in their portfolios as well as add non-financial investments. Thus, investing in a managed futures fund can be an effective way to globally diversify a portfolio.

    A managed futures fund provides four benefits to an investor's overall portfolio:

    (BUL) Diversification.

    (BUL) Potential for both reduced portfolio volatility and enhanced returns.

    (BUL) Ability to profit in many economic environments.

    (BUL) Access to global markets.

Diversification

    A managed futures fund may invest in more than 50 markets worldwide in both financial and non-financial futures contracts, thereby broadening a portfolio's scope of opportunity and lessening the impact of any single market.

Potential For Both Reduced Portfolio Volatility And Enhanced
Returns

    Modern Portfolio Theory asserts that a portfolio of investments which have positive returns and low to non-correlation with each other can improve the risk/reward characteristics of the combined holdings. Managed futures investments exhibit low to non-correlation to traditional asset classes such as stocks and bonds, and thus, managed futures investments can improve a portfolio's return-to-risk profile.

Ability To Profit In Many Economic Environments

    With stocks and bonds, investors typically buy securities which they believe will increase in value, but may have no strategy when markets fall. Futures contracts, on the other hand, can be easily sold short on the prospect that the market will go down. As a result, both rising and declining markets represent opportunities for managed futures.

Access To Global Markets

    As the futures markets matured, they have expanded to include global opportunities in stock and bond indices, currencies, precious and base metals, agricultural products and so forth. Investors can easily and inexpensively gain access to a variety of markets around the globe through an investment in managed futures.

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

Performance Comparisons

    The tables below compare actual returns and statistics for Series D, Series E and Series F with three asset classes, U.S. Stocks, U.S. Bonds and International Stocks, in order to highlight the particular performance characteristics of each series versus traditional asset classes. Of course, past performance is not necessarily indicative of future results.

                 Series D --  Bridgewater Associates
                 Aggressive Pure Alpha, Futures Only
                   March 2000 through January 2002

Summary Performance Statistics

                                 U.S.          U.S.        Int'l.
                                Stocks1        Bonds2      Stocks3        WMTD
            Value of $1000       $847           $1,208       $665         $759
     Holding Period Return     (15.30)%         20.78%     (33.50)%      (24.14)%
Monthly Standard Deviation       5.27%           1.07%       4.33%         5.19%
         Maximum Draw-down     (30.48)%         (2.42)%    (36.82)%      (30.20)%
        Months to Recovery        17+             3+          22+          20+
Correlation to U.S. Stocks       1.00           (0.13)       0.85         (0.01)

                              Series E -- Graham Capital
                              Global Diversified Program
                            April 2000 through January 2002

Summary Performance Statistics

                                 U.S.          U.S.        Int'l.
                                Stocks1        Bonds2      Stocks3        WMTE
              Value of $1000      $772         $1,191       $640          $1,321
       Holding Period Return    (22.85)%       19.05%      (35.99)%       32.06%
  Monthly Standard Deviation      4.88%         1.09%        4.26%         7.12%
           Maximum Draw-down    (30.48)%       (2.42)%     (36.82)%       (13.65)%
          Months to Recovery      17+            3+          22+            3+
  Correlation to U.S. Stocks      1.00         (0.20)        0.84          (0.60)

                              Series F -- Campbell & Company
                                   FME Small Portfolio
                              March 2000 through January 2002

Summary Performance Statistics

                                 U.S.          U.S.        Int'l.
                                Stocks1        Bonds2      Stocks3        WMTF
              Value of $1000     $847          $1,208       $665          $1,054
       Holding Period Return    (15.30)%       20.78%      (33.50)%        5.38%
  Monthly Standard Deviation      5.27%         1.07%        4.33%         4.28%
           Maximum Draw-down    (30.48)%       (2.42)%     (36.82)%      (10.36)%
          Months to Recovery      17+            3+          22+            7
  Correlation to U.S. Stocks      1.00         (0.13)        0.85         (0.53)

-----------------------
1.  U.S. Stocks -- Standard & Poor's 500 Stock Index
    (dividends reinvested) an unmanaged weighted index of 500 stocks.

2. U.S. Bonds -- Lehman Brothers' Government/Corporate Bond Index (coupons reinvested).

3. International Stocks -- Morgan Stanley's EAFE Index (dividends reinvested).

(Sources:  Standard & Poor's, Lehman Brothers and Lipper
Analytical Associates.)

        THESE INDICES ARE REPRESENTATIVE OF EQUITY AND DEBT SECURITIES
         AND ARE NOT TO BE CONSTRUED AS AN ACTIVELY MANAGED PORTFOLIO.

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

                             GLOSSARY OF TERMS

    The following glossary may assist prospective investors in understanding certain terms used in this prospectus:

    Additional seller.  Means certain selected additional U.S.
sellers and/or certain foreign securities firms retained by the managing owner.

    Additional U.S. seller. Means certain selected brokers or dealers retained by the managing owner that are members of the NASD.

    Affiliate of the managing owner. Means: (i) any person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the managing owner; (ii) any person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the managing owner; (iii) any person, directly or indirectly, controlling, controlled by or under common control of the managing owner; (iv) any officer, director or partner of the managing owner; or (v) if such person is an officer, director or partner of the managing owner, any person for which such person acts in any such capacity.

    Aggregate $$: (All programs excluding notional). Means the aggregate amount of actual assets under the management of the trading advisor in all programs as of the end of the period covered by the capsule. This number excludes notional funds.

    Aggregate $$: (All programs including notional). Means the aggregate amount of total assets under the management of the trading advisor in all programs as of the end of the period covered by the capsule. This number includes notional funds.

    Aggregate $$ in this program (excluding notional). Means the aggregate amount of actual assets under the management of the trading advisor in the program shown as of the end of the period covered by the capsule. This number excludes notional funds.

    Aggregate $$ in this program (including notional). Means the aggregate amount of total assets under the management of the trading advisor in the program shown as of the end of the period covered by the capsule. This number includes notional funds.

    Clearing broker. Any person who engages in the business of effecting transactions in commodities contracts for the account of the Trust. Prudential Securities acts in this capacity for the Trust.

    Commodity. Goods, wares, merchandise, produce and in general everything that is bought and sold in commerce. Out of this large class, certain commodities, because of their wide distribution, universal acceptance, and marketability in commercial channels, have become the subject of trading on various national and international exchanges located in principal marketing and commercial areas. Traded commodities are sold in predetermined lots and quantities.

    Commodity broker. Means, under the NASAA guidelines, any person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account.

    Commodity contract. Means a contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

    Commodity Futures Trading Commission ("CFTC"). An independent regulatory commission of the U.S. government empowered to regulate commodity futures transactions and other commodity transactions under the Commodity Exchange Act.

    Daily price fluctuation limit. The maximum permitted fluctuation imposed by commodity exchanges in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which maximum permitted fluctuation is subject to change

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

from time to time by the exchange. In the U.S., these limits, including changes thereto, are subject to CFTC approval. These limits generally are not imposed on option contracts or outside the U.S.

    Dealing day. Means the first business day after a valuation point occurs.

    Delivery. Means the process of satisfying a commodity futures contract, an option on a physical commodity or a forward contract by transferring ownership of a specified quantity and grade of a cash commodity to the purchaser thereof.

    Draw-down. Means losses experienced by the composite record over a specified period. Individual accounts may experience larger draw-downs than are reflected in the composite record of a particular trading portfolio. Where an individual account has experienced a draw-down that is greater than has been experienced on a composite basis, the largest draw-down experienced by such individual account is presented. Draw-downs are measured on the basis of month-end net asset values only.

    Eligible contract participant. A class of investor under the Commodity Futures Modernization Act of 2000 that is permitted to engage in certain unregulated principal-to-principal transactions in commodities and to trade on less regulated trading facilities. The class includes commodity pools that have assets of more than $5 million and are operated by an entity regulated under the Commodity Exchange Act. Each series qualifies as an eligible contract participant.

    Extraordinary expenses. Pursuant to Section 4.7(a) of the trust agreement, extraordinary expenses of the Trust and each series include, but are not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith.

    ERISA.  Means Employee Retirement Income Security Act of
1974, as amended.

    ERISA Plans. Means employee benefit plans governed by the Employee Retirement Income Security Act of 1974, as amended, usually referred to as ERISA.

    Forward contract. Means a cash market transaction in which the buyer and seller agree to the purchase and sale of a specific quantity of a commodity for delivery at some future time under such terms and conditions as the two may agree upon.

    Futures contract. Means a contract providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point or for cash settlement. Such contracts are uniform for each commodity on each exchange and vary only with respect to price and delivery time. A commodity futures contract should be distinguished from the actual physical commodity, which is termed a "cash commodity." It is important to note that trading in commodity futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefor, or by offsetting the contractual obligation with a countervailing contract on the same or a linked exchange prior to delivery.

    Individual Retirement Fund.  Means an Individual Retirement
Account (referred to as an IRA) or a Keogh Plan, both of which are vehicles to save money for use during retirement.

    IRA.  Means Individual Retirement Account.

    Interests. Means the beneficial interest of each interest-holder in the profits, losses, distributions, capital and assets of the Trust. The managing owner's capital contributions shall be represented by "general" interests and a limited owner's capital contributions shall be represented by "limited" interests. Interests are not represented by certificates.

    Internal Revenue Code.  Means the Internal Revenue Code of
1986, as amended.

    Largest monthly draw-down. Means the greatest decline in month-end net asset value due to losses sustained by a trading portfolio on a composite basis or an individual account for any particular month.

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

    Largest peak-to-valley draw-down. Means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a trading portfolio on a composite basis or an individual account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end asset value.

    Limited owner. Means any person or entity acting in his, her or its capacity as an interest-holder in one or more series of the trust and may include the managing owner with respect to interests purchased by it.

    Limit order. Means a trading order which sets a limit on either price or time of execution or both. Limit orders (as contrasted with stop orders) do not become market orders.

    Long contract. A contract to accept delivery of (i.e., to buy) a specified amount of a commodity at a future date at a specified price.

    Market order. A trading order to execute a trade at the most favorable price as soon as possible.

    Margin. Means a good faith deposit with a broker to assure fulfillment of a purchase or sale of a commodity futures, or, in certain cases, forward or option contract. Commodity margins do not usually involve the payment of interest.

    Managing owner.  Means Prudential Securities Futures
Management Inc. or any substitute therefor as provided in the trust agreement .

    Margin call. Means a demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

    NASAA.  Means the North American Securities Administrators
Association, Inc.

    NASAA Guidelines. Means the guidelines for the Registration of Commodity Pool Programs imposed by the NASAA.

    NASD.  Means the National Association of Securities Dealers,
Inc.

    NAV.  Means net asset value.

    Net asset value.  (sometimes referred to as NAV)  See
Section 1.1 of the trust agreement .

    New high net trading profits.  See "FEE AND EXPENSES -
Charges To Be Paid By The Trust - Management And Incentive Fees
To The Trading Advisors."

    Net worth.  See Section 4.3(i) of the trust agreement.
Insofar as net worth relates to investor suitability, see the heading entitled "State Suitability Requirements" in the subscription agreement (Exhibit D).

    NFA.  Means the National Futures Association.

    Notional funds. Means the amount by which the nominal account size exceeds the amount of actual funds.

    Open position. Means a contractual commitment arising under a long contract or a short contract that has not been extinguished by an offsetting trade or by delivery.

    Organization and offering expenses. Means those expenses incurred in connection with the formation, qualification, and initial registration of the Trust and the interests and in initially offering, distributing and processing the interests under applicable federal and state law, and any other expenses actually incurred and directly or indirectly related to the organization of the Trust or the initial offering of the interests. See Section 4.7(a) of the trust agreement for a more particular enumeration of such expenses, all of which are paid by Prudential Securities or an affiliate.

    Parent. Means a company that owns all or the majority of the outstanding equity of a trust, corporation, partnership, or a limited liability company.

    Parameters. Means a value that can be freely assigned in a trading system in order to vary the timing of signals.

    Pattern recognition. Means the ability to identify patterns that appeared to act as precursors of price advances or declines in the past.

    Promoter. Means any person who directly or indirectly organizes an investment opportunity in a trust, corporation, partnership, or limited liability company.

    Pyramiding. Means a method of using all or part of an unrealized profit in a commodity contract position to provide margin for any additional commodity contracts of the same or related commodities.

    Redemption date. Means the first dealing day to occur at least two business days after the date the managing owner has received a Redemption Request (Exhibit B) in proper order.

    Redemption price. Means the net asset value per interest on the valuation point immediately preceding the dealing day on which a redemption will become effective.

    Round-turn. The initial purchase of a long or short contract and the subsequent purchase of an offsetting contract.

    Series. Means a separate series of the Trust as provided in Sections 3806(b)(2) and 3804 of the Delaware Business Trust Act, the interests of which shall be beneficial interests in the Trust estate separately identified with and belonging to such series.

    Short contract. Means a contract to make delivery of (sell) a specified amount of a commodity at a future date at a specified price.

    Speculative position limit. Means the maximum number of speculative futures or option contracts in any one commodity (on one contract market), imposed by the CFTC or a U.S. commodity exchange, that can be held or controlled at one time by one person or a group of persons acting together. These limits generally are not imposed for trading on markets or exchanges outside the U.S.

    Spot contract. Means a cash market transaction in which buyer and seller agree to the purchase and sale of a specific commodity for immediate delivery.

    Spreads or straddles. Means a transaction involving the simultaneous holding of futures and/or option contracts dealing with the same commodity but involving different delivery dates or different markets and in which the trader expects to earn profits from a widening or narrowing movement of the prices of the different contracts.

    Standard deviation. Means a measure of volatility of returns or a statistical measure of risk that represents the variability of returns around the mean (average) return. The lower the standard deviation, the closer the returns are to the mean (average) value. Conversely, the higher the standard deviation, the more widely dispersed the returns are around the mean (average).

    Stop-loss order. Means an order to buy or sell at the market when a definite price is reached, either above or below the price of the instrument that prevailed when the order was given.

    Stop order. Means an order given to a broker to execute a trade when the market price for the contract reaches the specified stop order price. Stop orders are utilized to protect gains or limit losses on open positions. Stop orders become market orders when the stop order price is reached.

    Support. Means a previous low. A price level under the market where buying interest is sufficiently strong to overcome selling pressure.

    Systematic technical charting systems. Means a system that is technical in nature and based on chart patterns as opposed to pure mathematical calculations.

    Trading advisor. Means any entity or entities acting in its capacity as a commodity trading advisor to the Trust and any substitute(s) therefor as provided herein.

    Trustee. Means Wilmington Trust Company or any substitute therefor as provided in the trust agreement .

    Underwriter. Means a broker-dealer that attempts to sell interests issued directly by a trust, a corporation, a partnership, or a limited liability company in a public or private offering.

    Unrealized profit or loss. Means the profit or loss that would be realized on an open position in a futures, forward or option contract if it were closed at the current market value price for such contract.

    Valuation point. Means the close of business on Friday of each week or such other day as may be determined by the managing owner.

                                   INDEX TO
                         CERTAIN FINANCIAL INFORMATION

                                                                      Page

WORLD MONITOR TRUST II-- Series D

Report of Independent Accountants.................................... 135

Audited Financial Statements as of December 31, 2001................. 136

Notes to Financial Statements........................................ 139

WORLD MONITOR TRUST II--Series E

Report of Independent Accountants.................................... 145

Audited Financial Statements as of December 31, 2001................. 146

Notes to Financial Statements........................................ 149

WORLD MONITOR TRUST II--Series F

Report of Independent Accountants.................................... 155

Audited Financial Statements as of December 31, 2001................. 156

Notes to Financial Statements........................................ 159

PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC.

Report of Independent Accountants.................................... 165

Audited Statement of Financial Condition as of December 31, 2001..... 166

Notes to Statement of Financial Condition............................ 167

PricewaterhouseCoopers (LOGO)

                                                   PricewaterhouseCoopers LLP
                                                   1177 Avenue of the Americas
                                                   New York, NY 10036
                                                   Telephone (646) 471-4000
                                                   Facsimile (646) 471-4100

                       Report of Independent Accountants

To the Managing Owner and Limited Owners of World Monitor Trust II--Series D

In our opinion, the accompanying statements of financial condition, including the condensed schedule of investments, and the related statements of operations and changes in trust capital present fairly, in all material respects, the financial position of World Monitor Trust II--Series D at December 31, 2001 and 2000 and the results of its operations and changes in trust capital for the year ended December 31, 2001 and for the period from March 13, 2000 (commencement of operations) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Managing Owner; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Managing Owner, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
January 25, 2002
                                       135

                        WORLD MONITOR TRUST II--SERIES D
                          (a Delaware Business Trust)
                       STATEMENTS OF FINANCIAL CONDITION

                                                                                December 31,
                                                                         ---------------------------
                                                                             2001           2000
----------------------------------------------------------------------------------------------------
ASSETS
Cash                                                                      $4,474,005     $ 6,114,108
Net unrealized gain (loss) on open futures contracts                         (61,284)         61,961
                                                                         ------------    -----------
Total assets                                                              $4,412,721     $ 6,176,069
                                                                         ------------    -----------
                                                                         ------------    -----------
LIABILITIES AND TRUST CAPITAL
Liabilities
Accrued expenses                                                          $   52,055     $    57,594
Redemptions payable                                                           22,989          10,586
Commissions and other transaction fees payable                                22,857          37,521
Unrealized loss on open forwards contracts                                    14,433          10,235
Management fees payable                                                        4,465           7,506
                                                                         ------------    -----------
Total liabilities                                                            116,799         123,442
                                                                         ------------    -----------
Commitments
Trust capital
Limited interests (51,950.299 and 68,491.311 interests outstanding)        4,251,727       5,992,086
General interests (540 and 692 interests outstanding)                         44,195          60,541
                                                                         ------------    -----------
Total trust capital                                                        4,295,922       6,052,627
                                                                         ------------    -----------
Total liabilities and trust capital                                       $4,412,721     $ 6,176,069
                                                                         ------------    -----------
                                                                         ------------    -----------
Net asset value per limited and general interests ('Interests')           $    81.84     $     87.49
                                                                         ------------    -----------
                                                                         ------------    -----------

--------------------------------------------------------------------------------
        The accompanying notes are an integral part of these statements.

                        WORLD MONITOR TRUST II--SERIES D
                          (a Delaware Business Trust)
                       Condensed Schedule of Investments
                              At December 31, 2001

                                                                      Net Unrealized
                                                                       Gain (Loss)
                                                                        as a % of       Net Unrealized
Futures and Forward Contracts                                         Trust Capital      Gain (Loss)
------------------------------------------------------------------------------------------------------
Futures contracts purchased:
  Stock indices                                                                           $   11,982
  Interest rates                                                                             (67,480)
  Currencies                                                                                (107,230)
                                                                                        --------------
     Net unrealized loss on futures contracts purchased                    (3.79)%          (162,728)
                                                                                        --------------
Futures contracts sold:
  Stock indices                                                                               (2,981)
  Interest rates                                                                              15,412
  Currencies                                                                                  78,413
  Commodities                                                                                 10,600
                                                                                        --------------
     Net unrealized gain on futures contracts sold                          2.36             101,444
                                                                          ------        --------------
     Net unrealized loss on futures contracts                              (1.43)%        $  (61,284)
                                                                          ------        --------------
                                                                          ------        --------------
Forward contracts purchased                                                 0.11%         $    4,929
                                                                                        --------------
Forward contracts sold                                                     (0.45)            (19,362)
                                                                          ------        --------------
     Net unrealized loss on forward contracts                              (0.34)%        $  (14,433)
                                                                          ------        --------------
                                                                          ------        --------------
Settlement Currency--Futures Contracts
  British pound                                                             0.71%         $   30,369
  Canadian dollar                                                           0.48              20,535
  Euro                                                                     (2.32)            (99,368)
  Japanese yen                                                              0.01                 522
  Australian dollar                                                        (0.05)             (2,248)
  U.S. dollar                                                              (0.26)            (11,094)
                                                                          ------        --------------
     Total                                                                 (1.43)%        $  (61,284)
                                                                          ------        --------------
                                                                          ------        --------------
Settlement Currency--Forward Contracts
  U.S. dollar                                                              (0.34)%        $  (14,433)
                                                                          ------        --------------
                                                                          ------        --------------
------------------------------------------------------------------------------------------------------
               The accompanying notes are an integral part of these statements.

                                       137

                        WORLD MONITOR TRUST II--SERIES D
                          (a Delaware Business Trust)
                            STATEMENTS OF OPERATIONS

                                                                                    For the period
                                                                                 from March 13, 2000
                                                                  Year Ended       (commencement of
                                                                 December 31,       operations) to
                                                                     2001         December 31, 2000
-----------------------------------------------------------------------------------------------------
REVENUES
Net realized loss on commodity transactions                       $  (93,119)         $ (708,702)
Change in net unrealized gain/(loss) on open commodity
  positions                                                         (127,443)             51,726
Interest income                                                      159,873             281,858
                                                                 ------------    --------------------
                                                                     (60,689)           (375,118)
                                                                 ------------    --------------------
EXPENSES
Commissions and other transaction fees                               282,939             303,680
General and administrative                                           119,513             119,152
Management fees                                                       54,595              58,273
Incentive fees                                                            --              27,238
                                                                 ------------    --------------------
                                                                     457,047             508,343
General and administrative expenses borne by the managing
  owner and its affiliates                                           (53,745)            (48,938)
                                                                 ------------    --------------------
Net expenses                                                         403,302             459,405
                                                                 ------------    --------------------
Net loss                                                          $ (463,991)         $ (834,523)
                                                                 ------------    --------------------
                                                                 ------------    --------------------
ALLOCATION OF NET LOSS
Limited interests                                                 $ (459,082)         $ (824,648)
                                                                 ------------    --------------------
                                                                 ------------    --------------------
General interests                                                 $   (4,909)         $   (9,875)
                                                                 ------------    --------------------
                                                                 ------------    --------------------
NET LOSS PER WEIGHTED AVERAGE LIMITED AND GENERAL INTEREST
Net loss per weighted average limited and general interest        $    (8.54)         $   (13.32)
                                                                 ------------    --------------------
                                                                 ------------    --------------------
Weighted average number of limited and general interests
  outstanding                                                         54,361              62,661
                                                                 ------------    --------------------
                                                                 ------------    --------------------

-----------------------------------------------------------------------------------------------------

                     STATEMENTS OF CHANGES IN TRUST CAPITAL

                                                                LIMITED        GENERAL
                                               INTERESTS       INTERESTS      INTERESTS        TOTAL
-------------------------------------------------------------------------------------------------------
Trust capital--December 31, 1999                   10.000     $   --          $  1,000      $     1,000
Contributions                                  82,667.756       8,123,644      105,008        8,228,652
Net loss                                                         (824,648)      (9,875 )       (834,523)
Redemptions                                   (13,494.445)     (1,306,910)     (35,592 )     (1,342,502)
                                              -----------     -----------     ---------     -----------
Trust capital--December 31, 2000               69,183.311       5,992,086       60,541        6,052,627
Contributions                                  12,392.912       1,000,400        6,995        1,007,395
Net loss                                                         (459,082)      (4,909 )       (463,991)
Redemptions                                   (29,085.924)     (2,281,677)     (18,432 )     (2,300,109)
                                              -----------     -----------     ---------     -----------
Trust capital--December 31, 2001               52,490.299     $ 4,251,727     $ 44,195      $ 4,295,922
                                              -----------     -----------     ---------     -----------
                                              -----------     -----------     ---------     -----------
-------------------------------------------------------------------------------------------------------
                   The accompanying notes are an integral part of these statements.

                                       138

                        WORLD MONITOR TRUST II--SERIES D
                          (a Delaware Business Trust)
                         NOTES TO FINANCIAL STATEMENTS

A. General

The Trust, Trustee, Managing Owner and Affiliates

   World Monitor Trust II (the 'Trust') is a business trust organized under the laws of Delaware on April 22, 1999. The Trust consists of three separate and distinct series ('Series'): Series D, E and F. Series D, E and F commenced trading operations on March 13, 2000, April 6, 2000 and March 1, 2000, respectively, and each Series will continue to exist until terminated pursuant to the provisions of Article XIII of the First Amended and Restated Declaration of Trust and Trust Agreement (the 'Trust Agreement'). The assets of each Series are segregated from those of the other Series, separately valued and independently managed. Each Series was formed to engage in the speculative trading of a diversified portfolio of futures, forward and options contracts, and may, from time to time, engage in cash and spot transactions. The trustee of the Trust is Wilmington Trust Company. The managing owner is Prudential Securities Futures Management Inc. (the 'Managing Owner'), a wholly-owned subsidiary of Prudential Securities Incorporated ('PSI') which, in turn, is an indirect wholly-owned subsidiary of Prudential Financial, Inc. PSI is the selling agent for the Trust, as well as its commodity broker ('Commodity Broker').

The Offering

   Up to $50,000,000 of limited interests in each Series ('Limited Interests') are being offered (totalling $150,000,000) ('Subscription Maximum'). Limited Interests are being offered to investors who meet certain established suitability standards, with a minimum initial subscription of $5,000 ($2,000 for an individual retirement account), although the minimum purchase for any single Series is $1,000. General interests are also being sold exclusively to the Managing Owner. Limited Interests and general interests are sometimes collectively referred to as 'Interests'.

   Initially, the Limited Interests for each Series were offered for a period of up to 180 days after the date of the Prospectus ('Initial Offering Period') at $100 per Interest. The subscription minimum of $5,000,000 for each Series was reached during the Initial Offering Period permitting Series D, E and F to commence trading operations. Series D completed its initial offering on March 13, 2000 with gross proceeds of $5,279,158, which was fully allocated to commodities trading. Until the Subscription Maximum for each Series is reached, each Series' Limited Interests will continue to be offered on a weekly basis at the then current net asset value per Interest ('Continuous Offering Period').

   The Managing Owner is required to maintain at least a 1% interest in the capital, profits and losses of each Series so long as it is acting as the Managing Owner, and it will make such contributions (and in return will receive general interests) as are necessary to meet this requirement.

The Trading Advisor

   Each Series has its own independent commodity trading advisor that makes that Series' trading decisions. The Managing Owner, on behalf of Series D, entered into an advisory agreement with Bridgewater Associates, Inc. (the 'Trading Advisor') to make the trading decisions for Series D. The advisory agreement may be terminated for various reasons, including at the discretion of the Managing Owner. The Managing Owner has allocated 100% of the proceeds from the initial and continuous offering of Series D to the Trading Advisor and it is currently contemplated that the Trading Advisor will continue to be allocated 100% of additional capital raised for Series D during the Continuous Offering Period.

Exchanges, Redemptions and Termination

   Interests owned in one series of the Trust (Series D, E or F) may be exchanged, without any charge, for Interests of one or more other Series on a weekly basis for as long as Limited Interests in those Series are being offered to the public. Exchanges are made at the applicable Series' then current net asset value per Interest as of the close of business on the Friday immediately preceding the week in which the exchange request is effected. The exchange of Interests is treated as a redemption of Interests in one Series (with the related tax consequences) and the simultaneous purchase of Interests in the other Series.
                                       139

   Redemptions are permitted on a weekly basis. Limited Interests redeemed on or before the end of the first and second successive six-month periods after their effective dates of purchase are subject to a redemption fee of 4% and 3%, respectively, of the net asset value at which they are redeemed. Redemption fees are paid to the Managing Owner.

   In the event that the estimated net asset value per Interest of a Series at the end of any business day, after adjustments for distributions, declines by 50% or more since the commencement of trading activities or the first day of a fiscal year, the Series will automatically terminate.

B. Summary of Significant Accounting Policies

Basis of accounting

   The financial statements of Series D are prepared in accordance with accounting principles generally accepted in the United States of America. Such principles require the Managing Owner to make estimates and assumptions that affect the reported amounts of liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from these estimates.

   Commodity futures and forward transactions are reflected in the accompanying statements of financial condition on trade date. The difference between the original contract amount and market value is reflected as net unrealized gain or loss. The market value of each contract is based upon the closing quotation on the exchange, clearing firm or bank on, or through, which the contract is traded.

   The weighted average number of limited and general interests outstanding was computed for purposes of disclosing net loss per weighted average limited and general interest. The weighted average limited and general interests are equal to the number of Interests outstanding at period end, adjusted proportionately for Interests subscribed and redeemed based on their respective time outstanding during such period.

   Series D has elected not to provide a Statement of Cash Flows as permitted by Statement of Financial Accounting Standards No. 102, 'Statement of Cash Flows--Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.'

   Certain balances from the prior period have been reclassified to conform with the current financial statement presentation.

Income taxes

   Series D is treated as a partnership for Federal income tax purposes. As such, Series D is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the individual Interest holders including the Managing Owner. Series D may be subject to other state and local taxes in jurisdictions in which it operates.

Profit and loss allocations and distributions

   Series D allocates profits and losses for both financial and tax reporting purposes to its Interest holders weekly on a pro rata basis based on each owner's Interests outstanding during the week. Distributions (other than redemptions of Interests) may be made at the sole discretion of the Managing Owner on a pro rata basis in accordance with the respective capital balances of the Interest holders; however, the Managing Owner does not presently intend to make any distributions.

Financial Reporting by Commodity Pools

   During March 2001, the Accounting Standards Executive Committee ('AcSEC') issued Statement of Position ('SOP') 01-1, Amendment to Scope of Statement of Position 95-2, Financial Reporting by Nonpublic Investment Partnerships, to Include Commodity Pools, which is effective for financial statements issued for periods ending after December 15, 2001. This SOP amends SOP 95-2, Financial Reporting by Nonpublic Investment Partnerships, to include within its scope commodity pools such as Series D. Under the new requirements, Series D is required to present a condensed schedule of investments and certain other information in accordance with the American Institute of Certified Public Accountants' Audit and Accounting Guide 'Audits of Investment Companies.' The adoption of the requirements of SOP 01-1 has not had a material effect on Series D's financial position or results of operations.

C. Fees

Organizational and offering costs

   PSI or its affiliates paid the costs of organizing Series D and continue to pay the costs of offering its Limited Interests.

General and administrative costs

   Routine legal, audit, postage, and other routine third party administrative costs are paid by Series D. Additionally, Series D pays the administrative costs incurred by the Managing Owner or its affiliates for services they perform for Series D which include, but are not limited to, those costs discussed in Note D below. However, to the extent that general and administrative costs incurred by Series D exceed 1.5% of Series D's net asset value during the year (with a maximum of 1.25% attributable to other than legal and audit expenses) such amounts will be borne by the Managing Owner and its affiliates.

Management and incentive fees

   Series D pays its Trading Advisor a management fee at an annual rate of 1.25% of the net asset value allocated to its management. The management fee is determined weekly and the sum of such weekly amounts is paid monthly. Series D also pays its Trading Advisor a quarterly incentive fee equal to 22% of such Trading Advisor's 'New High Net Trading Profits' (as defined in the advisory agreement). The incentive fee also accrues weekly.

Commissions

   The Managing Owner and the Trust entered into a brokerage agreement with PSI to act as Commodity Broker for each Series whereby Series D pays a fixed fee for brokerage services rendered at an annual rate of 6% of Series D's net asset value. The fee is determined weekly and the sum of such weekly amounts is paid monthly. Series D is also obligated to pay all floor brokerage expenses, give-up charges and NFA, clearing and exchange fees incurred in connection with Series D's commodity trading activities.

D. Related Parties

   Series D reimburses the Managing Owner or its affiliates for services they perform for Series D, which include, but are not limited to: brokerage services; accounting and financial management; registrar, transfer and assignment functions; investor communications; printing and other administrative services. However, to the extent that general and administrative expenses exceed 1.5% of Series D's net asset value during the year (with a maximum of 1.25% attributable to other than legal and audit expenses) such amounts will be borne by the Managing Owner and its affiliates. Because general and administrative expenses exceeded such limitations, all or a portion of the expenses related to services the Managing Owner performed for Series D, other than brokerage services, during the year ended December 31, 2001 and the period from March 13, 2000 (commencement of operations) to December 31, 2000 have been borne by the Managing Owner and its affiliates. Additionally, PSI or its affiliates paid the costs of organizing Series D and continue to pay the costs of offering its Limited Interests.

   The expenses incurred by Series D for services performed by the Managing Owner and its affiliates for Series D were:

                                                                             For the period from
                                                                                March 13, 2000
                                                                               (commencement of
                                                         Year ended             operations) to
                                                      December 31, 2001       December 31, 2000
                                                      -----------------     ----------------------
     Commissions                                          $ 262,448                $279,774
     General and administrative                              65,701                  76,150
                                                      -----------------        ------------
                                                            328,149                 355,924
     General and administrative expenses borne by
       the Managing Owner and its affiliates                (53,745)                (48,938)
                                                      -----------------        ------------
                                                          $ 274,404                $306,986
                                                      -----------------        ------------
                                                      -----------------        ------------

                                       141

   As of December 31, 2001, there were no expenses payable to the Managing Owner and its affiliates. Expenses payable to the Managing Owner and its affiliates (which are included in accrued expense) as of December 31, 2000 were $13,916.

   All of the proceeds of the offering of Series D are received in the name of Series D and are deposited in trading or cash accounts at PSI. Series D's assets are maintained with PSI or, for margin purposes, with the various exchanges on which Series D is permitted to trade. Series D receives interest income on 100% of its average daily equity maintained in cash in its accounts with PSI during each month at the 13-week Treasury bill discount rate. This rate is determined weekly by PSI and represents the rate awarded to all bidders during each week's auction of 13-week Treasury bills.

   Series D, acting through its Trading Advisor, may execute over-the-counter, spot, forward and/or option foreign exchange transactions with PSI. PSI then engages in back-to-back trading with an affiliate, Prudential-Bache Global Markets Inc. ('PBGM'). PBGM attempts to earn a profit on such transactions. PBGM keeps its prices on foreign currency competitive with other interbank currency trading desks. All over-the-counter currency transactions are conducted between PSI and Series D pursuant to a line of credit. PSI may require that collateral be posted against the marked-to-market positions of Series D.

   As of December 31, 2001, a non-U.S. affiliate of the Managing Owner owned
54.067 Limited Interests of Series D.

E. Income Taxes

   There have been no differences between the tax basis and book basis of Interest holders' capital since inception of the Trust.

F. Derivative Instruments and Associated Risks

   Series D is exposed to various types of risks associated with the derivative instruments and related markets in which it invests. These risks include, but are not limited to, risk of loss from fluctuations in the value of derivative instruments held (market risk) and the inability of counterparties to perform under the terms of Series D's investment activities (credit risk).

Market risk

   Trading in futures and forward contracts (including foreign exchange) involves entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The gross or face amount of the contracts, which is typically many times that of Series D's net assets being traded, significantly exceeds Series D's future cash requirements since Series D intends to close out its open positions prior to settlement. As a result, Series D is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, Series D considers the 'fair value' of its derivative instruments to be the net unrealized gain or loss on the contracts. The market risk associated with Series D's commitments to purchase commodities is limited to the gross or face amount of the contracts held. However, when Series D enters into a contractual commitment to sell commodities, it must make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities exposes Series D to unlimited risk.

   Market risk is influenced by a wide variety of factors including government programs and policies, political and economic events, the level and volatility of interest rates, foreign currency exchange rates, the diversification effects among the derivative instruments Series D holds and the liquidity and inherent volatility of the markets in which Series D trades.

Credit risk

   When entering into futures or forward contracts, Series D is exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and most foreign futures exchanges is the clearinghouse associated with such exchanges. In general, clearinghouses are backed by their corporate members who are required to share any financial burden resulting from the non-performance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members (i.e., some foreign exchanges), it is normally backed by a consortium of banks or other financial institutions. On the other hand, if Series D enters into forward transactions, the sole counterparty is PSI, Series D's commodity broker. Series D has entered into a master netting agreement with PSI and, as a result, when applicable, presents unrealized gains and losses on open forward positions as a net amount in the statements of financial condition. The amount at risk associated with counterparty non-performance of all of Series D's contracts is the net unrealized gain included in the statements of financial condition. There can be no assurance that any counterparty, clearing member or clearinghouse will meet its obligations to Series D.

   The Managing Owner attempts to minimize both credit and market risks by requiring Series D and its Trading Advisor to abide by various trading limitations and policies. The Managing Owner monitors compliance with these trading limitations and policies which include, but are not limited to, executing and clearing all trades with creditworthy counterparties; limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions. Additionally, pursuant to the advisory agreement among Series D, the Managing Owner and the Trading Advisor, Series D shall automatically terminate the Trading Advisor if the net asset value allocated to the Trading Advisor declines by 40% from the value at the beginning of any year or since the commencement of trading activities. Furthermore, the Trust Agreement provides that Series D will liquidate its positions, and eventually dissolve, if Series D experiences a decline in the net asset value of 50% from the value at the beginning of any year or since the commencement of trading activities. In each case, the decline in net asset value is after giving effect for distributions, contributions and redemptions. The Managing Owner may impose additional restrictions (through modifications of trading limitations and policies) upon the trading activities of the Trading Advisor as it, in good faith, deems to be in the best interests of Series D.

   PSI, when acting as Series D's futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, is required by Commodity Futures Trading Commission ('CFTC') regulations to separately account for and segregate as belonging to Series D all assets of Series D relating to domestic futures trading and is not allowed to commingle such assets with other assets of PSI. At December 31, 2001, such segregated assets totalled $2,628,195.
Part 30.7 of the CFTC regulations also requires PSI to secure assets of Series D related to foreign futures trading which totalled $1,784,526 at December 31, 2001. There are no segregation requirements for assets related to forward trading.

   As of December 31, 2001, Series D's open futures and forward contracts mature within one year.

   The following table presents the fair value of futures and forward contracts at December 31, 2000:

                                                                    2000
                                                          ------------------------
                                                           Assets      Liabilities
                                                          --------     -----------
Futures Contracts:
  Domestic exchanges
     Interest rates                                       $ 36,273      $  151,533
     Stock indices                                          17,350              --
     Currencies                                            215,083          10,850
     Commodities                                                --           2,813
  Foreign exchanges
     Interest rates                                          4,281          42,656
     Stock indices                                          16,034          15,045
     Commodities                                                --           4,163
Forward Contracts:
     Currencies                                                 --          10,235
                                                          --------     -----------
                                                          $289,021      $  237,295
                                                          --------     -----------
                                                          --------     -----------

                                       143

G. Financial Highlights

                                                                                  Year ended
                                                                               December 31, 2001
                                                                               -----------------
Performance per Interest
  Net asset value, beginning of period                                              $ 87.49
                                                                                   --------
  Net realized loss and change in net unrealized gain/(loss)
     on commodity transactions                                                        (1.01)
  Interest income                                                                      2.82
  Net expenses                                                                        (7.46)
                                                                                   --------
  Net decrease for the period                                                         (5.65)
                                                                                   --------
  Net asset value, end of period                                                    $ 81.84
                                                                                   --------
                                                                                   --------
Total return                                                                          (6.46)%
Ratio to average net assets
  Interest income                                                                      3.63%
  Net expenses                                                                         9.16%

   These financial highlights represent the overall results of Series D during 2001. An individual limited owner's actual results may differ depending on the timing of contributions and redemptions.

PricewaterhouseCoopers (LOGO)

                                                PricewaterhouseCoopers LLP
                                                1177 Avenue of the Americas
                                                New York, NY 10036
                                                Telephone (646) 471-4000
                                                Facsimile (646) 471-4100

                    Report of Independent Accountants

To the Managing Owner and Limited Owners of World Monitor Trust II--Series E

In our opinion, the accompanying statements of financial condition, including the condensed schedule of investments, and the related statements of operations and changes in trust capital present fairly, in all material respects, the financial position of World Monitor Trust II--Series E at December 31, 2001 and 2000, and the results of its operations and changes in trust capital for the year ended December 31, 2001 and for the period from April 6, 2000 (commencement of operations) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Managing Owner; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Managing Owner, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
January 25, 2002

                        WORLD MONITOR TRUST II--SERIES E
                          (a Delaware Business Trust)
                       STATEMENTS OF FINANCIAL CONDITION

                                                                                December 31,
                                                                         ---------------------------
                                                                             2001           2000
----------------------------------------------------------------------------------------------------
ASSETS
Cash                                                                      $ 8,838,511    $ 5,485,764
Net unrealized gain on open futures contracts                                 255,757        958,857
Subscriptions receivable                                                        5,000             --
                                                                         ------------    -----------
Total assets                                                              $ 9,099,268    $ 6,444,621
                                                                         ------------    -----------
                                                                         ------------    -----------
LIABILITIES AND TRUST CAPITAL
Liabilities
Accrued expenses payable                                                  $    61,754    $    47,623
Redemptions payable                                                            60,681             --
Commissions and other transaction fees payable                                 45,475         36,522
Management fees payable                                                        14,408         11,953
Incentive fees payable                                                         13,466        238,625
Net unrealized loss on open forward contracts                                   9,674          3,584
                                                                         ------------    -----------
Total liabilities                                                             205,458        338,307
                                                                         ------------    -----------
Commitments
Trust capital
Limited interests (67,965.112 and 49,983.432 interests outstanding)         8,787,237      6,016,047
General interests (824.300 and 750.000 interests outstanding)                 106,573         90,267
                                                                         ------------    -----------
Total trust capital                                                         8,893,810      6,106,314
                                                                         ------------    -----------
Total liabilities and trust capital                                       $ 9,099,268    $ 6,444,621
                                                                         ------------    -----------
                                                                         ------------    -----------
Net asset value per limited and general interest ('Interests')            $    129.29    $    120.36
                                                                         ------------    -----------
                                                                         ------------    -----------

--------------------------------------------------------------------------------

        The accompanying notes are an integral part of these statements.

                        WORLD MONITOR TRUST II--SERIES E
                          (a Delaware Business Trust)
                       Condensed Schedule of Investments
                              At December 31, 2001

                                                                      Net Unrealized
                                                                       Gain (Loss)
                                                                        as a % of       Net Unrealized
Futures and Forward Contracts                                         Trust Capital      Gain (Loss)
------------------------------------------------------------------------------------------------------
Futures contracts purchased:
  Interest rates                                                                          $    4,010
  Currencies                                                                                 250,488
  Commodities                                                                                 51,792
                                                                                        --------------
     Net unrealized gain on futures contracts purchased                     3.44%            306,290
                                                                          ------        --------------
Futures contracts sold:
  Interest rates                                                                               9,798
  Stock indices                                                                              (12,058)
  Currencies                                                                                 165,385
  Commodities                                                                               (213,658)
                                                                                        --------------
     Net unrealized loss on futures contracts sold                         (0.56)            (50,533)
                                                                          ------        --------------
     Net unrealized gain on futures contracts                               2.88%         $  255,757
                                                                          ------        --------------
                                                                          ------        --------------

Forward contracts purchased:
     Unrealized loss on forward contracts                                  (0.11)%        $   (9,674)
                                                                          ------        --------------
                                                                          ------        --------------

Settlement Currency--Futures Contracts
  British pound                                                             0.41%         $   36,181
  Japanese yen                                                              2.30             205,027
  Swedish krona                                                            (0.01)             (1,090)
  U.S. dollar                                                               0.18              15,639
                                                                          ------        --------------
     Total                                                                  2.88%         $  255,757
                                                                          ------        --------------
                                                                          ------        --------------

Settlement Currency--Forward Contracts
  U.S. dollar                                                              (0.11)%        $   (9,674)
                                                                          ------        --------------
                                                                          ------        --------------

--------------------------------------------------------------------------------
           The accompanying notes are an integral part of this schedule.

                        WORLD MONITOR TRUST II--SERIES E
                          (a Delaware Business Trust)
                            STATEMENTS OF OPERATIONS

                                                                                   For the period
                                                                                        from
                                                                                   April 6, 2000
                                                                                  (commencement of
                                                                 Year ended        operations) to
                                                                December 31,        December 31,
                                                                    2001                2000
--------------------------------------------------------------------------------------------------
REVENUES
Net realized gain on commodity transactions                      $2,004,232          $  474,366
Change in net unrealized gain/loss on open commodity
  positions                                                        (709,190)            955,273
Interest income                                                     240,960             230,425
                                                              ----------------    ----------------
                                                                  1,536,002           1,660,064
                                                              ----------------    ----------------
EXPENSES
Commissions and other transaction fees                              469,966             250,449
Management fees                                                     144,767              76,878
Incentive fees                                                      303,423             238,625
General and administrative                                          110,663             123,130
                                                              ----------------    ----------------
                                                                  1,028,819             689,082
General and administrative expenses borne by the Managing
  Owner and its affiliates                                          (33,371)            (64,786)
                                                              ----------------    ----------------
Net expenses                                                        995,448             624,296
                                                              ----------------    ----------------
Net income                                                       $  540,554          $1,035,768
                                                              ----------------    ----------------
                                                              ----------------    ----------------
ALLOCATION OF NET INCOME
Limited interests                                                $  531,488          $1,020,501
                                                              ----------------    ----------------
                                                              ----------------    ----------------
General interests                                                $    9,066          $   15,267
                                                              ----------------    ----------------
                                                              ----------------    ----------------
NET INCOME PER WEIGHTED AVERAGE LIMITED AND GENERAL
INTEREST
Net income per weighted average limited and general
  interest                                                       $     9.39          $    19.41
                                                              ----------------    ----------------
                                                              ----------------    ----------------
Weighted average number of limited and general interests
  outstanding                                                        57,547              53,350
                                                              ----------------    ----------------
                                                              ----------------    ----------------

--------------------------------------------------------------------------------------------------

                     STATEMENTS OF CHANGES IN TRUST CAPITAL

                                                                LIMITED        GENERAL
                                               INTERESTS       INTERESTS      INTERESTS       TOTAL
------------------------------------------------------------------------------------------------------
Trust capital--December 31, 1999                   10.000     $   --          $  1,000      $    1,000
Contributions                                  59,172.609       5,797,957       74,000       5,871,957
Net income                                                      1,020,501       15,267       1,035,768
Redemptions                                    (8,449.177)       (802,411)       --           (802,411)
                                              -----------     -----------     ---------     ----------
Trust capital--December 31, 2000               50,733.432       6,016,047       90,267       6,106,314
Contributions                                  39,201.839       4,857,318       26,816       4,884,134
Net income                                                        531,488        9,066         540,554
Redemptions                                   (21,145.859)     (2,617,616)     (19,576 )    (2,637,192)
                                              -----------     -----------     ---------     ----------
Trust capital--December 31, 2001               68,789.412     $ 8,787,237     $106,573      $8,893,810
                                              -----------     -----------     ---------     ----------
                                              -----------     -----------     ---------     ----------

------------------------------------------------------------------------------------------------------

         The accompanying notes are an integral part of these statements.

                        WORLD MONITOR TRUST II--SERIES E
                          (a Delaware Business Trust)
                         NOTES TO FINANCIAL STATEMENTS

A. General

The Trust, Trustee, Managing Owner and Affiliates

   World Monitor Trust II (the 'Trust') is a business trust organized under the laws of Delaware on April 22, 1999. The Trust consists of three separate and distinct series ('Series'): Series D, E and F. Series D, E and F commenced trading operations on March 13, 2000, April 6, 2000 and March 1, 2000, respectively, and each Series will continue to exist until terminated pursuant to the provisions of Article XIII of the First Amended and Restated Declaration of Trust and Trust Agreement (the 'Trust Agreement'). The assets of each Series are segregated from those of the other Series, separately valued and independently managed. Each Series was formed to engage in the speculative trading of a diversified portfolio of futures, forward and options contracts, and may, from time to time, engage in cash and spot transactions. The trustee of the Trust is Wilmington Trust Company. The managing owner is Prudential Securities Futures Management Inc. (the 'Managing Owner'), a wholly owned subsidiary of Prudential Securities Incorporated ('PSI') which, in turn, is an indirect wholly owned subsidiary of Prudential Financial, Inc. PSI is the selling agent for the Trust as well as its commodity broker ('Commodity Broker').

The Offering

   Up to $50,000,000 of limited interests in each Series ('Limited Interests') are being offered (totalling $150,000,000) ('Subscription Maximum'). Interests are being offered to investors who meet certain established suitability standards, with a minimum initial subscription of $5,000 ($2,000 for an individual retirement account), although the minimum purchase for any single Series is $1,000. General interests are also being sold exclusively to the Managing Owner. Limited Interests and general interests are sometimes collectively referred to as 'Interests.'

   Initially, the Limited Interests for each Series were offered for a period of up to 180 days after the date of the Prospectus ('Initial Offering Period') at $100 per Interest. The subscription minimum of $5,000,000 for each Series was reached during the Initial Offering Period permitting Series D, E and F to commence trading operations. Series E completed its initial offering April 6, 2000 with gross proceeds of $5,157,459, which was fully allocated to commodities trading. Until the Subscription Maximum for each Series is reached, each Series' Limited Interests will continue to be offered on a weekly basis at the then current net asset value per Interest ('Continuous Offering Period').

   The Managing Owner is required to maintain at least a 1% interest in the capital, profits and losses of each Series so long as it is acting as the Managing Owner, and it will make such contributions (and in return will receive general interests) as are necessary to meet this requirement.

The Trading Advisor

   Each Series has its own independent commodity trading advisor that makes that Series' trading decisions. The Managing Owner, on behalf of Series E, entered into an advisory agreement with Graham Capital Management, L.P. (the 'Trading Advisor') to make the trading decisions for Series E. The advisory agreement may be terminated for various reasons, including at the discretion of the Managing Owner. The Managing Owner has allocated 100% of the proceeds from the initial and continuous offering of Series E to the Trading Advisor and it is currently contemplated that the Trading Advisor will continue to be allocated 100% of additional capital raised for Series E during the Continuous Offering Period.

Exchanges, Redemptions and Termination

   Interests owned in one series of the Trust (Series D, E or F) may be exchanged, without any charge, for Interests of one or more other Series on a weekly basis for as long as Limited Interests in those Series are being offered to the public. Exchanges are made at the applicable Series' then current net asset value per Interest as of the close of business on the Friday immediately preceding the week in which the exchange request is effected. The exchange of Interests is treated as a redemption of Interests in one Series (with the related tax consequences) and the simultaneous purchase of Interests in the other Series.

   Redemptions are permitted on a weekly basis. Limited Interests redeemed on or before the end of the first and second successive six-month periods after their effective dates of purchase are subject to a redemption fee of 4% and 3%, respectively, of the net asset value at which they are redeemed. Redemption fees are paid to the Managing Owner.

   In the event that the estimated net asset value per Interest of a Series at the end of any business day, after adjustments for distributions, declines by 50% or more since the commencement of trading activities or the first day of a fiscal year, the Series will automatically terminate.

B. Summary of Significant Accounting Policies

Basis of accounting

   The financial statements of Series E are prepared in accordance with accounting principles generally accepted in the United States of America. Such principles require the Managing Owner to make estimates and assumptions that affect the reported amounts of liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

   Commodity futures and forward transactions are reflected in the accompanying statements of financial condition on trade date. The difference between the original contract amount and market value is reflected as net unrealized gain or loss. The market value of each contract is based upon the closing quotation on the exchange, clearing firm or bank on, or through, which the contract is traded.

   The weighted average number of limited and general interests outstanding was computed for purposes of disclosing net income per weighted average limited and general interest. The weighted average Limited Interests and general interests are equal to the number of Interests outstanding at period end, adjusted proportionately for Interests subscribed and redeemed based on their respective time outstanding during such period.

   Series E has elected not to provide a Statement of Cash Flows as permitted by Statement of Financial Accounting Standards No. 102, 'Statement of Cash Flows--Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.'

   Certain balances from the prior period have been reclassified to conform with the current financial statement presentation.

Income taxes

   Series E is treated as a partnership for Federal income tax purposes. As such, Series E is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the individual Interest holders including the Managing Owner. Series E may be subject to other state and local taxes in jurisdictions in which it operates.

Profit and loss allocations and distributions

   Series E allocates profits and losses for both financial and tax reporting purposes to its Interest holders weekly on a pro rata basis based on each owner's Interests outstanding during the week. Distributions (other than redemptions of Interests) may be made at the sole discretion of the Managing Owner on a pro rata basis in accordance with the respective capital balances of the Interest holders; however, the Managing Owner does not presently intend to make any distributions.

Financial Reporting by Commodity Pools

   During March 2001, the Accounting Standards Executive Committee ('AcSEC') issued Statement of Position ('SOP') 01-1, Amendment to Scope of Statement of Position 95-2, Financial Reporting by Nonpublic Investment Partnerships, to Include Commodity Pools, which is effective for financial statements issued for periods ending after December 15, 2001. This SOP amends SOP 95-2, Financial Reporting by Nonpublic Investment Partnerships, to include within its scope commodity pools such as Series E. Under the new requirements, Series E is required to present a condensed schedule of investments and certain other information in accordance with the American Institute of Certified Public Accountants' Audit and Accounting Guide 'Audits of Investment Companies.' The adoption of the requirements of SOP 01-1 has not had a material effect on Series E's financial position or results of operations.

C. Fees

Organizational and offering costs

   PSI or its affiliates paid the costs of organizing Series E and continue to pay the costs of offering its Limited Interests.

General and administrative costs

   Routine legal, audit, postage, and other routine third party administrative costs are paid by Series E. Additionally, Series E pays the administrative costs incurred by the Managing Owner or its affiliates for services they perform for Series E which include, but are not limited to, those costs discussed in Note D below. However, to the extent that general and administrative costs incurred by Series E exceed 1.5% of Series E's net asset value during the year (with a maximum of 0.5% attributable to other than legal and audit expenses) such amounts will be borne by the Managing Owner and its affiliates.

Management and incentive fees

   Series E pays its Trading Advisor a management fee at an annual rate of 2% of its net asset value allocated to its management. The management fee is determined weekly and the sum of such weekly amounts is paid monthly. Series E also pays its Trading Advisor a quarterly incentive fee equal to 22% of such Trading Advisor's 'New High Net Trading Profits' (as defined in the advisory agreement). The incentive fee also accrues weekly.

Commissions

   The Managing Owner and the Trust entered into a brokerage agreement with PSI to act as Commodity Broker for each Series whereby Series E pays a fixed fee for brokerage services rendered at an annual rate of 6% of Series E's net asset value. The fee is determined weekly and the sum of such weekly amounts is paid monthly. Series E is also obligated to pay all floor brokerage expenses, give-up charges and NFA, clearing and exchange fees incurred in connection with Series E's commodity trading activities.

D. Related Parties

   Series E reimburses the Managing Owner or its affiliates for services they perform for Series E which include but are not limited to: brokerage services; accounting and financial management; registrar, transfer and assignment functions; investor communications; printing and other administrative services. However, to the extent that general and administrative expenses exceed 1.5% of Series E's net asset value during the year (with a maximum of 0.5% attributable to other than legal and audit expenses) such amounts will be borne by the Managing Owner and its affiliates. Because general and administrative expenses exceeded such limitations, all or a portion of the expenses related to services the Managing Owner performed for Series E, other than brokerage services, during the year ended December 31, 2001 and the period from April 6, 2000 (commencement of operations) to December 31, 2000 have been borne by the Managing Owner and its affiliates. Additionally, PSI or its affiliates paid the costs of organizing Series E and continue to pay the costs of offering its Limited Interests.

   The expenses incurred by Series E for services performed by the Managing Owner and its affiliates for Series E were:

                                                                                   For the period from
                                                                                      April 6, 2000
                                                                                    (commencement of
                                                                    Year ended       operations) to
                                                                   December 31,       December 31,
                                                                       2001               2000
                                                                   ------------    -------------------
Commissions                                                          $432,867           $ 229,887
General and administrative                                             56,254              76,601
                                                                   ------------    -------------------
                                                                      489,121             306,488
General and administrative expenses borne by the Managing
  Owner and its affiliates                                            (33,371)            (64,786)
                                                                   ------------    -------------------
                                                                     $455,750           $ 241,702
                                                                   ------------    -------------------
                                                                   ------------    -------------------

   Expenses payable to the Managing Owner and its affiliates as of December 31, 2001 and December 31, 2000 were $9,058 and $4,029, respectively.

   All of the proceeds of the offering of Series E are received in the name of Series E and are deposited in trading or cash accounts at PSI. Series E's assets are maintained with PSI or, for margin purposes, with the various exchanges on which Series E is permitted to trade. Series E receives interest income on 100% of its average daily equity maintained in cash in its accounts with PSI during each month at the 13-week Treasury bill discount rate. This rate is determined weekly by PSI, and represents the rate awarded to all bidders during each week's auction of 13-week Treasury bills.

   Series E, acting through its trading advisor, may execute over-the-counter, spot, forward and/or option foreign exchange transactions with PSI. PSI then engages in back-to-back trading with an affiliate, Prudential-Bache Global Markets Inc. ('PBGM'). PBGM attempts to earn a profit on such transactions. PBGM keeps its prices on foreign currency competitive with other interbank currency trading desks. All over-the-counter currency transactions are conducted between PSI and Series E pursuant to a line of credit. PSI may require that collateral be posted against the marked-to-market positions of Series E.

   As of December 31, 2001, a non-U.S. affiliate of the Managing Owner owned
54.284 Limited Interests of Series E.

E. Income Taxes

   There have been no differences between the tax basis and book basis of Interest holders' capital since inception of the Trust.

F. Derivative Instruments and Associated Risks

   Series E is exposed to various types of risks associated with the derivative instruments and related markets in which it invests. These risks include, but are not limited to, risk of loss from fluctuations in the value of derivative instruments held (market risk) and the inability of counterparties to perform under the terms of Series E's investment activities (credit risk).

Market risk

   Trading in futures and forward contracts (including foreign exchange) involves entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The gross or face amount of the contracts, which is typically many times that of Series E's net assets being traded, significantly exceeds Series E's future cash requirements since Series E intends to close out its open positions prior to settlement. As a result, Series E is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, Series E considers the 'fair value' of its derivative instruments to be the net unrealized gain or loss on the contracts. The market risk associated with Series E's commitments to purchase commodities is limited to the gross or face amount of the contracts held. However, when Series E enters into a contractual commitment to sell commodities, it must make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities exposes Series E to unlimited risk.

   Market risk is influenced by a wide variety of factors including government programs and policies, political and economic events, the level and volatility of interest rates, foreign currency exchange rates, the diversification effects among the derivative instruments Series E holds and the liquidity and inherent volatility of the markets in which Series E trades.

Credit risk

   When entering into futures or forward contracts, Series E is exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and most foreign futures exchanges is the clearinghouse associated with such exchanges. In general, clearinghouses are backed by their corporate members who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members (i.e., some foreign exchanges), it is normally backed by a consortium of banks or other financial institutions. On the other hand, the sole counterparty to Series E's forward transactions is PSI, Series E's commodity broker. Series E has entered into a master netting agreement with PSI and, as a result, presents unrealized gains and losses on open forward positions as a net amount in the statements of financial condition. The amount at risk associated with counterparty nonperformance of all of Series E's contracts is the net unrealized gain included in the statements of financial condition. There can be no assurance that any counterparty, clearing member or clearinghouse will meet its obligations to Series E.

   The Managing Owner attempts to minimize both credit and market risks by requiring Series E and its Trading Advisor to abide by various trading limitations and policies. The Managing Owner monitors compliance with these trading limitations and policies which include, but are not limited to, executing and clearing all trades with creditworthy counterparties; limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts which are traded in sufficient volume to permit the taking and liquidating of positions. Additionally, pursuant to the Advisory Agreement among Series E, the Managing Owner and the Trading Advisor, Series E shall automatically terminate the Trading Advisor if the net asset value allocated to the Trading Advisor declines by 40% from the value at the beginning of any year or since the commencement of trading activities. Furthermore, the Trust Agreement provides that Series E will liquidate its positions, and eventually dissolve, if Series E experiences a decline in the net asset value of 50% from the value at the beginning of any year or since the commencement of trading activities. In each case, the decline in net asset value is after giving effect for distributions, contributions and redemptions. The Managing Owner may impose additional restrictions (through modifications of trading limitations and policies) upon the trading activities of the Trading Advisor as it, in good faith, deems to be in the best interests of Series E.

   PSI, when acting as Series E's futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, is required by Commodity Futures Trading Commission ('CFTC') regulations to separately account for and segregate as belonging to Series E all assets of Series E relating to domestic futures trading (subject to the opt out provisions discussed below) and is not allowed to commingle such assets with other assets of PSI. At December 31, 2001, such segregated assets totalled $2,555,787. Part 30.7 of the CFTC regulations also requires PSI to secure assets of Series E related to foreign futures trading which totalled $6,538,481 at December 31, 2001. There are no segregation requirements for assets related to forward trading.

   The CFTC promulgated rules that allow futures commission merchants to permit certain customers, including Series E, to opt out of segregation with regard to trading on certain exchanges, but PSI has not done so to date. If Series E were to opt out, its funds could be held in a broader and potentially riskier range of investments than are allowed for segregated funds.

   As of December 31, 2001, Series E's open futures and forward contracts mature within one year.

   The following table presents the fair value of futures and forward contracts at December 31, 2000:

                                                                     2000
                                                          --------------------------
                                                            Assets       Liabilities
                                                          ----------     -----------
Futures Contracts:
  Domestic exchanges
     Interest rates                                       $  275,953      $       --
     Currencies                                              260,258          28,675
     Commodities                                             132,815          37,116
  Foreign exchanges
     Interest rates                                          309,325              --
     Stock indices                                            68,667           5,300
     Commodities                                              20,396          37,466
Forward Contracts:
     Currencies                                               33,172          36,756
                                                          ----------     -----------
                                                          $1,100,586      $  145,313
                                                          ----------     -----------
                                                          ----------     -----------

G. Financial Highlights

                                                                               Year ended
                                                                            December 31, 2001
                                                                            -----------------
     Performance per Interest
       Net asset value, beginning of period                                      $120.36
       Net realized gain and change in net unrealized gain/loss on
          commodity transactions                                                   22.04
       Interest income                                                              4.30
       Net expenses                                                               (17.41)
                                                                            -----------------
       Net increase for the period                                                  8.93
                                                                            -----------------
       Net asset value, end of period                                            $129.29
                                                                            -----------------
                                                                            -----------------
     Total return                                                                  7.42%
     Ratio to average net assets
       Interest income                                                             3.37%
       Net expenses, including incentive fees of 4.25%                            13.94%

   These financial highlights represent the overall results of Series E during 2001. An individual limited owner's actual results may differ depending on the timing of contributions and redemptions.

PricewaterhouseCoopers (LOGO)

                                       PricewaterhouseCoopers LLP
                                       1177 Avenue of the Americas
                                       New York, NY 10036
                                       Telephone (646) 471-4000
                                       Facsimile (646) 471-4100


                       Report of Independent Accountants

To the Managing Owner and Limited Owners of World Monitor Trust II--Series F

In our opinion, the accompanying statements of financial condition, including the condensed schedule of investments, and the related statement of operations, and changes in trust capital present fairly, in all material respects, the financial position of World Monitor Trust II--Series F at December 31, 2001 and 2000, and the results of its operations and changes in trust capital for the year ended December 31, 2001 and for the period from March 1, 2000 (commencement of operations) to December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.
These financial statements are the responsibility of the Managing Owner;
our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by the Managing Owner, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
January 25, 2002

                        WORLD MONITOR TRUST II--SERIES F
                          (a Delaware Business Trust)
                       STATEMENTS OF FINANCIAL CONDITION

                                                                                December 31,
                                                                        ----------------------------
                                                                            2001            2000
----------------------------------------------------------------------------------------------------
ASSETS
Cash                                                                    $  11,860,858   $  7,697,248
Net unrealized gain on open futures contracts                                 549,442        434,309
                                                                        -------------   ------------
Total assets                                                            $  12,410,300   $  8,131,557
                                                                        -------------   ------------
                                                                        -------------   ------------
LIABILITIES AND TRUST CAPITAL
Liabilities
Commissions and other transaction fees payable                          $      60,919   $     48,465
Redemptions payable                                                            52,294             --
Accrued expenses                                                               74,176         71,749
Management fee payable                                                         19,796         15,976
Incentive fee payable                                                             132         70,035
                                                                        -------------   ------------
Total liabilities                                                             207,317        206,225
                                                                        -------------   ------------
Commitments
Trust capital
Limited interests (113,525.333 and 73,387.895 interests outstanding)       12,079,558      7,845,159
General interests (1,160 and 750 interests outstanding)                       123,425         80,173
                                                                        -------------   ------------
Total trust capital                                                        12,202,983      7,925,332
                                                                        -------------   ------------
Total liabilities and trust capital                                        12,410,300      8,131,557
                                                                        -------------   ------------
                                                                        -------------   ------------
Net asset value per limited and general interests ('Interests')         $      106.40   $     106.90
                                                                        -------------   ------------
                                                                        -------------   ------------

--------------------------------------------------------------------------------

        The accompanying notes are an integral part of these statements.

                        WORLD MONITOR TRUST II--SERIES F
                          (a Delaware Business Trust)
                       CONDENSED SCHEDULE OF INVESTMENTS
                              At December 31, 2001

                                                                 Net Unrealized
                                                                   Gain (Loss)
                                                                    as a % of            Net Unrealized
Futures and Forward Contracts                                     Trust Capital            Gain (Loss)
--------------------------------------------------------------------------------------------------------
Futures contracts purchased:
     Interest rates                                                                         $ (27,465)
     Stock Indices                                                                             15,933
     Currencies                                                                               136,963
     Commodities                                                                               (4,008)
                                                                                         ---------------
          Net unrealized gain on futures contracts purchased           0.99%                  121,423
                                                                    -------              ---------------
Futures contracts sold:
     Interest rates                                                                            26,672
     Stock Indices                                                                              9,439
     Currencies                                                                               440,077
     Commodities                                                                              (48,169)
                                                                                         ---------------
          Net unrealized gain on futures contracts sold                3.51%                  428,019
                                                                    -------              ---------------
Net unrealized gain on futures contracts                               4.50%                $ 549,442
                                                                    -------              ---------------
                                                                    -------              ---------------


Settlement Currency--Futures Contracts
--------------------------------------------------------------
     British pound                                                    (0.05)%               $  (5,935)
     Euro                                                              0.19%                   23,472
     Japanese yen                                                     (0.20)%                 (24,956)
     Swiss franc                                                      (0.09)%                 (10,436)
     U.S. dollar                                                       4.65%                  567,297
                                                                                         ---------------
          Total                                                        4.50%                $ 549,442
                                                                    -------              ---------------
                                                                    -------              ---------------
--------------------------------------------------------------------------------------------------------
                     The accompanying notes are an integral part of this schedule.

                        WORLD MONITOR TRUST II--SERIES F
                          (a Delaware Business Trust)
                            STATEMENTS OF OPERATIONS

                                                                                   For the period
                                                                                        from
                                                                                   March 1, 2000
                                                                                  (commencement of
                                                                 Year Ended        operations) to
                                                                December 31,        December 31,
                                                                    2001                2000
--------------------------------------------------------------------------------------------------
REVENUES
Net realized gain on commodity transactions                      $  563,535          $  404,222
Net unrealized gain/loss on open commodity positions                115,133             434,309
Interest income                                                     341,287             333,749
                                                              ----------------    ----------------
                                                                  1,019,955           1,172,280
                                                              ----------------    ----------------
EXPENSES
Commissions and other transaction fees                              655,865             350,702
Management fees                                                     205,169             111,401
Incentive fee                                                       113,844              70,035
General and administrative                                          110,646             131,840
                                                              ----------------    ----------------
                                                                  1,085,524             663,978
General and administrative expenses borne by the Managing
  Owner and its affiliates                                          (30,419)            (47,991)
                                                              ----------------    ----------------
Net expenses                                                      1,055,105             615,987
                                                              ----------------    ----------------
Net income (loss)                                                $  (35,150)         $  556,293
                                                              ----------------    ----------------
                                                              ----------------    ----------------
ALLOCATION OF NET INCOME (LOSS)
Limited interests                                                $  (34,511)         $  551,120
                                                              ----------------    ----------------
                                                              ----------------    ----------------
General interests                                                $     (639)         $    5,173
                                                              ----------------    ----------------
                                                              ----------------    ----------------
NET INCOME (LOSS) PER WEIGHTED AVERAGE LIMITED AND GENERAL
INTEREST
Net income (loss) per weighted average limited and general
  interest                                                       $     (.36)         $     8.41
                                                              ----------------    ----------------
                                                              ----------------    ----------------
Weighted average number of limited and general interests
  outstanding                                                        97,182              66,146
                                                              ----------------    ----------------
                                                              ----------------    ----------------

--------------------------------------------------------------------------------------------------

                     STATEMENTS OF CHANGES IN TRUST CAPITAL

                                                               LIMITED        GENERAL
                                               INTERESTS      INTERESTS      INTERESTS       TOTAL
-----------------------------------------------------------------------------------------------------
Trust capital--December 31, 1999                   10.000     $   --          $ 1,000      $    1,000
Contributions                                  82,371.909      8,112,830       74,000       8,186,830
Net income                                                       551,120        5,173         556,293
Redemptions                                    (8,244.014)      (818,791)       --           (818,791)
                                              -----------     ----------     ---------     ----------
Trust capital--December 31, 2000               74,137.895      7,845,159       80,173       7,925,332
Contributions                                  60,246.577      6,305,309       53,215       6,358,524
Net loss                                                         (34,511)        (639)        (35,150)
Redemptions                                   (19,699.139)    (2,036,399)      (9,324)     (2,045,723)
                                              -----------     ----------     ---------     ----------
Trust capital--December 31, 2001              114,685.333     12,079,558      123,425      12,202,983
                                              -----------     ----------     ---------     ----------
                                              -----------     ----------     ---------     ----------

-----------------------------------------------------------------------------------------------------
                  The accompanying notes are an integral part of these statements.

                        WORLD MONITOR TRUST II--SERIES F
                          (a Delaware Business Trust)
                         NOTES TO FINANCIAL STATEMENTS

A. General

The Trust, Trustee, Managing Owner and Affiliates

   World Monitor Trust II (the 'Trust') is a business trust organized under the laws of Delaware on April 22, 1999. The Trust consists of three separate and distinct series ('Series'): Series D, E and F. Series D, E and F commenced trading operations on March 13, 2000, April 6, 2000 and March 1, 2000, respectively, and each Series will continue to exist until terminated pursuant to the provisions of Article XIII of the First Amended and Restated Declaration of Trust and Trust Agreement (the 'Trust Agreement'). The assets of each Series are segregated from those of the other Series, separately valued and independently managed. Each Series was formed to engage in the speculative trading of a diversified portfolio of futures, forward and options contracts, and may, from time to time, engage in cash and spot transactions. The trustee of the Trust is Wilmington Trust Company. The managing owner is Prudential Securities Futures Management Inc. (the 'Managing Owner'), a wholly owned subsidiary of Prudential Securities Incorporated ('PSI') which, in turn, is an indirect wholly owned subsidiary of Prudential Financial, Inc. PSI is the selling agent for the Trust as well as its commodity broker ('Commodity Broker').

The Offering

   Up to $50,000,000 of limited interests in each Series ('Limited Interests') are being offered (totalling $150,000,000) ('Subscription Maximum'). Interests are being offered to investors who meet certain established suitability standards, with a minimum initial subscription of $5,000 ($2,000 for an individual retirement account), although the minimum purchase for any single Series is $1,000. General Interests are also being sold exclusively to the Managing Owner. Limited Interests and general interests are sometimes referred to as 'Interests'.

   Initially, the Limited Interests for each Series were offered for a period of up to 180 days after the date of the Prospectus ('Initial Offering Period') at $100 per Interest. The subscription minimum of $5,000,000 for each Series was reached during the Initial Offering Period permitting, Series D, E and F to commence trading operations. Series F completed its initial offering March 1, 2000 with gross proceeds of $5,185,012, which was fully allocated to commodities trading. Until the Subscription Maximum for each Series is reached, each Series' Limited Interests will continue to be offered on a weekly basis at the then current net asset value per Interest ('Continuous Offering Period').

   The Managing Owner is required to maintain at least a 1% interest in the capital, profits and losses of each Series so long as it is acting as the Managing Owner, and it will make such contributions (and in return will receive general interests) as are necessary to meet this requirement.

The Trading Advisor

   Each Series has its own independent commodity trading advisor that makes that Series' trading decisions. The Managing Owner, on behalf of Series F, entered into an advisory agreement with Campbell & Company, Inc. (the 'Trading Advisor') to make the trading decisions for Series F. The advisory agreement may be terminated for various reasons, including at the discretion of the Managing Owner. The Managing Owner has allocated 100% of the proceeds from the initial and continuous offering of Series F to the Trading Advisor and it is currently contemplated that the Trading Advisor will continue to be allocated 100% of additional capital raised for Series F during the Continuous Offering Period.

Exchanges, Redemptions and Termination

   Interests owned in one series of the Trust (Series D, E or F) may be exchanged, without any charge, for Interests of one or more other Series on a weekly basis for as long as Limited Interests in those Series are being offered to the public. Exchanges are made at the applicable Series' then current net asset value per Interest as of the close of business on the Friday immediately preceding the week in which the exchange request is effected. The exchange of Interests is treated as a redemption of Interests in one Series (with the related tax consequences) and the simultaneous purchase of Interests in the other Series.

   Redemptions are permitted on a weekly basis. Limited Interests redeemed on or before the end of the first and second successive six-month periods after their effective dates of purchase are subject to a redemption fee of 4% and 3%, respectively, of the net asset value at which they are redeemed. Redemption fees are paid to the Managing Owner.

   In the event that the estimated net asset value per Interest of a Series at the end of any business day, after adjustments for distributions, declines by 50% or more since the commencement of trading activities or the first day of a fiscal year, the Series will automatically terminate.

B. Summary of Significant Accounting Policies

Basis of accounting

   The financial statements of Series F are prepared in accordance with accounting principles generally accepted in the United States of America. Such principles require the Managing Owner to make estimates and assumptions that affect the reported amounts of liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

   Commodity futures and forward transactions are reflected in the accompanying statements of financial condition on trade date. The difference between the original contract amount and market value is reflected as net unrealized gain or loss. The market value of each contract is based upon the closing quotation on the exchange, clearing firm or bank on, or through, which the contract is traded.

   The weighted average number of limited and general interests outstanding was computed for purposes of disclosing net income (loss) per weighted average limited and general interests. The weighted average limited and general interests are equal to the number of Interests outstanding at period end, adjusted proportionately for Interests subscribed and redeemed based on their respective time outstanding during such period.

   Series F has elected not to provide a Statement of Cash Flows as permitted by Statement of Financial Accounting Standards No. 102, 'Statement of Cash Flows--Exemption of Certain Enterprises and Classification of Cash Flows from Certain Securities Acquired for Resale.'

   Certain balances from the prior period have been reclassified to conform with the current financial statement presentation.

Income taxes

   Series F is treated as a partnership for Federal income tax purposes. As such, Series F is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the individual Interest holders including the Managing Owner. Series F may be subject to other state and local taxes in jurisdictions in which it operates.

Profit and loss allocations and distributions

   Series F allocates profits and losses for both financial and tax reporting purposes to its Interest holders weekly on a pro rata basis based on each owner's Interests outstanding during the week. Distributions (other than redemptions of Interests) may be made at the sole discretion of the Managing Owner on a pro rata basis in accordance with the respective capital balances of the Interest holders; however, the Managing Owner does not presently intend to make any distributions.

Financial Reporting by Commodity Pools

   During March 2001, the Accounting Standards Executive Committee ('AcSEC') issued Statement of Position ('SOP') 01-1, Amendment to Scope of Statement of Position 95-2, Financial Reporting by Nonpublic Investment Partnerships, to Include Commodity Pools, which is effective for financial statements issued for periods ending after December 15, 2001. This SOP amends SOP 95-2, Financial Reporting by Nonpublic Investment Partnerships, to include within its scope commodity pools such as Series F. Under the new requirements, Series F is required to present a condensed schedule of investments and certain other information in accordance with the American Institute of Certified Public Accountants' Audit and Accounting Guide 'Audits of Investment Companies.' The adoption of the requirements of SOP 01-1 has not had a material effect on Series F's financial position or results of operations.

C. Fees

Organizational and offering costs

   PSI or its affiliates paid the costs of organizing Series F and continue to pay the costs of offering its Limited Interests.

General and administrative costs

   Routine legal, audit, postage, and other routine third party administrative costs are paid by Series F. Additionally, Series F pays the administrative costs incurred by the Managing Owner or its affiliates for services they perform for Series F which include, but are not limited to, those costs discussed in Note D below. However, to the extent that general and administrative costs incurred by Series F exceed 1.5% of Series F's net asset value during the year (with a maximum of 0.5% attributable to other than legal and audit expenses) such amounts will be borne by the Managing Owner and its affiliates.

Management and incentive fees

   Series F pays its Trading Advisor a management fee at an annual rate of 2% of the net asset value allocated to its management. The management fee is determined weekly and the sum of such weekly amounts is paid monthly. Series F also pays its Trading Advisor a quarterly incentive fee equal to 22% of such Trading Advisor's 'New High Net Trading Profits' (as defined in the Advisory Agreement). The incentive fee also accrues weekly.

Commissions

   The Managing Owner and the Trust entered into a Brokerage Agreement with PSI to act as Commodity Broker for each Series whereby Series F pays a fixed fee for brokerage services rendered at an annual rate of 6% of Series F's net asset value. The fee is determined weekly and the sum of such weekly amounts is paid monthly. Series F is also obligated to pay all floor brokerage expenses, give-up charges and NFA, clearing and exchange fees incurred in connection with Series F's commodity trading activities.

D. Related Parties

   Series F reimburses the Managing Owner or its affiliates for services they perform for Series F which include but are not limited to: brokerage services; accounting and financial management; registrar, transfer and assignment functions; investor communications; printing and other administrative services. However, to the extent that general and administrative expenses exceed 1.5% of Series F's net asset value during the year (with a maximum of 0.5% attributable to other than legal and audit expenses) such amounts will be borne by the Managing Owner and its affiliates. Because general and administrative expenses exceeded such limitations, a portion of the expenses related to services the Managing Owner performed for Series F for the year ended December 31, 2001 and for the period from March 1, 2000 (commencement of operations) to December 31, 2000 have been borne by the Managing Owner and its affiliates. Additionally, PSI or its affiliates paid the costs of organizing Series F and continue to pay the costs of offering its Limited Interests.

   The expenses incurred by Series F for services performed by the Managing Owner and its affiliates for Series F were:

                                                                                     For the period
                                                                                          from
                                                                                     March 1, 2000
                                                                  Year ended        (commencement of
                                                                 December 31,        operations) to
                                                                     2001                 2000
                                                               ----------------     ----------------
        Commissions                                                $614,066             $332,814
        General and administrative                                   57,893               81,740
                                                               ----------------     ----------------
                                                                    671,959              414,554
        General and administrative expenses borne by the
          Managing Owner and its affiliates                         (30,419)             (47,991)
                                                               ----------------     ----------------
                                                                   $641,540             $366,563
                                                               ----------------     ----------------
                                                               ----------------     ----------------

   Expenses payable to the Managing Owner and its affiliates (which are included in accrued expenses) as of December 31, 2001 and 2000 were $21,805 and $25,109, respectively.

   All of the proceeds of the offering of Series F are received in the name of Series F and are deposited in trading or cash accounts at PSI. Series F's assets are maintained with PSI or, for margin purposes, with the various exchanges on which Series F is permitted to trade. Series F receives interest income on 100% of its average daily equity maintained in cash in its accounts with PSI during each month at the 13-week Treasury bill discount rate. This rate is determined weekly by PSI and represents the rate awarded to all bidders during each week's auction of 13-week Treasury bills.

   Series F, acting through its trading advisor, may execute over-the-counter, spot, forward and/or option foreign exchange transactions with PSI. PSI then engages in back-to-back trading with an affiliate, Prudential-Bache Global Markets Inc. ('PBGM'). PBGM attempts to earn a profit on such transactions. PBGM keeps its prices on foreign currency competitive with other interbank currency trading desks. All over-the-counter currency transactions are conducted between PSI and Series F pursuant to a line of credit. PSI may require that collateral be posted against the marked-to-market positions of Series F.

   As of December 31, 2001, a non-U.S. affiliate of the Managing Owner owned
54.037 Limited Interests of Series F.

E. Income Taxes

   There have been no differences between the tax basis and book basis of Interest holders' capital since inception of the Trust.

F. Derivative Instruments and Associated Risks

   Series F is exposed to various types of risks associated with the derivative instruments and related markets in which it invests. These risks include, but are not limited to, risk of loss from fluctuations in the value of derivative instruments held (market risk) and the inability of counterparties to perform under the terms of Series F's investment activities (credit risk).

Market risk

   Trading in futures and forward contracts (including foreign exchange) involves entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The gross or face amount of the contracts, which is typically many times that of Series F's net assets being traded, significantly exceeds Series F's future cash requirements since Series F intends to close out its open positions prior to settlement. As a result, Series F is generally subject only to the risk of loss arising from the change in the value of the contracts. As such, Series F considers the 'fair value' of its derivative instruments to be the net unrealized gain or loss on the contracts. The market risk associated with Series F's commitments to purchase commodities is limited to the gross or face amount of the contracts held. However, when Series F enters into a contractual commitment to sell commodities, it must make delivery of the underlying commodity at the contract price and then repurchase the contract at prevailing market prices. Since the repurchase price to which a commodity can rise is unlimited, entering into commitments to sell commodities exposes Series F to unlimited risk.

   Market risk is influenced by a wide variety of factors, including government programs and policies, political and economic events, the level and volatility of interest rates, foreign currency exchange rates, the diversification effects among the derivative instruments Series F holds and the liquidity and inherent volatility of the markets in which Series F trades.

Credit risk

   When entering into futures or forward contracts, Series F is exposed to credit risk that the counterparty to the contract will not meet its obligations. The counterparty for futures contracts traded on United States and most foreign futures exchanges is the clearinghouse associated with such exchanges. In general, clearinghouses are backed by their corporate members who are required to share any financial burden resulting from the nonperformance by one of their members and, as such, should significantly reduce this credit risk. In cases where the clearinghouse is not backed by the clearing members (i.e., some foreign exchanges), it is normally backed by a consortium of banks or other financial institutions. On the other hand, if Series F enters into forward transactions, the sole counterparty is PSI, Series F's commodity broker. Series F has entered into a master netting agreement with PSI and, as a result, when applicable, presents unrealized gains and losses on open forward positions as a net amount in the statements of financial condition. The amount at risk associated with counterparty non-performance of all of Series F's contracts is the net unrealized gain included in the statements of financial condition. There can be no assurance that any counterparty, clearing member or clearinghouse will meet its obligations to Series F.

   The Managing Owner attempts to minimize both credit and market risks by requiring Series F and its trading advisor to abide by various trading limitations and policies. The Managing Owner monitors compliance with these trading limitations and policies, which include, but are not limited to, executing and clearing all trades with creditworthy counterparties; limiting the amount of margin or premium required for any one commodity or all commodities combined; and generally limiting transactions to contracts that are traded in sufficient volume to permit the taking and liquidating of positions. Additionally, pursuant to the Advisory Agreement among Series F, the Managing Owner and the trading advisor, Series F shall automatically terminate the trading advisor if the net asset value allocated to the Trading Advisor declines by 40% from the value at the beginning of any year or since the commencement of trading activities. Furthermore, the Trust Agreement provides that Series F will liquidate its positions, and eventually dissolve, if Series F experiences a decline in the net asset value of 50% from the value at the beginning of any year or since the commencement of trading activities. In each case, the decline in net asset value is after giving effect for distributions, contributions and redemptions. The Managing Owner may impose additional restrictions (through modifications of trading limitations and policies) upon the trading activities of the trading advisor as it, in good faith, deems to be in the best interests of Series F.

   PSI, when acting as Series F's futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, is required by Commodity Futures Trading Commission ('CFTC') regulations to separately account for and segregate as belonging to Series F all assets of Series F relating to domestic futures trading (subject to the opt out provisions discussed below) and is not allowed to commingle such assets with other assets of PSI. At December 31, 2001, such segregated assets totalled $6,694,325. Part 30.7 of the CFTC regulations also requires PSI to secure assets of Series F related to foreign futures trading which totalled $5,715,975 at December 31, 2001.

   The CFTC promulgated rules that allow futures commission merchants to permit certain customers, including Series F, to opt out of segregation with regard to trading on certain exchanges, but PSI has not done so to date. If Series F were to opt out, its funds could be held in a broader, and potentially riskier, range of investments than are allowed for segregated funds.

   As of December 31, 2001, Series F's open futures contracts mature within one year.

   The following table presents the fair value of futures contracts at December 31, 2000:

                                                                    2000
                                                          ------------------------
                                                           Assets      Liabilities
                                                          --------     -----------
  Domestic exchanges
     Interest rates                                       $203,341      $       --
     Stock indices                                              --          84,350
     Currencies                                            218,267         146,627
     Commodities                                            34,780          26,412
  Foreign exchanges
     Interest rates                                        148,143           1,654
     Stock indices                                          45,570           7,278
     Commodities                                            57,623           7,094
                                                          --------     -----------
                                                          $707,724      $  273,415
                                                          --------     -----------
                                                          --------     -----------

G. Financial Highlights

                                                                                Year ended
                                                                             December 31, 2001
                                                                             -----------------
   Performance per Interest
     Net asset value, beginning of period                                         $106.90
                                                                             -----------------
     Net realized gain and change in net unrealized gain/loss on commodity
        transactions                                                                 6.90
     Interest income                                                                 3.64
     Net expenses                                                                  (11.04)
                                                                             -----------------
     Net decrease for the period                                                     (.50)
                                                                             -----------------
     Net asset value, end of period                                               $106.40
                                                                             -----------------
                                                                             -----------------
   Total return                                                                     (0.47)%
   Ratio to average net assets
     Interest income                                                                 3.36%
     Net expenses, including incentive fees of 1.12%                                10.40%

   These financial highlights represent the overall results of Series F during 2001. An individual interest owner's actual results may differ depending on the timing of contributions and redemptions.

PricewaterhouseCoopers (LOGO)

                                                   PricewaterhouseCoopers LLP
                                                   1177 Avenue of the Americas
                                                   New York, NY 10036
                                                   Telephone (646) 471-4000
                                                   Facsimile (646) 471-4100

                       Report of Independent Accountants

To the Board of Directors of
Prudential Securities Futures Management Inc.

In our opinion, the accompanying statement of financial condition presents fairly, in all material respects, the financial position of Prudential Securities Futures Management Inc. (the "Company") at December 31, 2001 in conformity with accounting principles generally accepted in the United States of America. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the statement of financial condition is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statement of financial condition, assessing the accounting principles used and significant estimates made by management, and evaluating the overall statement of financial condition presentation. We believe that our audit provides a reasonable basis for our opinion.


/s/ PricewaterhouseCoopers LLP
January 18, 2002

Prudential Securities Futures Management Inc.
(A wholly-owned subsidiary of Prudential Securities Incorporated)

Statement of Financial Condition
December 31, 2001
--------------------------------------------------------------------------------

Assets
Cash                                                                             $   46,365
Investments in partnerships                                                       1,088,764
Receivables from partnerships                                                        69,062
Other receivables                                                                       150
                                                                                 ----------
      Total assets                                                               $1,204,341
                                                                                 ----------
                                                                                 ----------

Liabilities and Stockholder's Equity
Liabilities
   Due to Parent and affiliates                                                  $1,731,601
   Accrued expenses and other liabilities                                            15,948
                                                                                 ----------
      Total liabilities                                                           1,747,549
                                                                                 ----------
Commitments and contingencies
Stockholder's equity
   Common stock (no par value, 2,000 shares authorized, 100 shares
      issued and outstanding)                                                           100
   Additional paid-in capital                                                     3,540,000
   Accumulated deficit                                                             (543,308)
                                                                                 ----------
                                                                                  2,996,792
   Less: Noninterest-bearing demand notes due from Prudential Securities
      Group Inc.                                                                 (3,540,000)
                                                                                 ----------
      Total stockholder's equity                                                   (543,208)
                                                                                 ----------
      Total liabilities and stockholder's equity                                 $1,204,341
                                                                                 ----------
                                                                                 ----------


The accompanying notes are an integral part of this financial statement.

Prudential Securities Futures Management Inc.
(A wholly-owned subsidiary of Prudential Securities Incorporated)

Notes to Statement of Financial Condition
--------------------------------------------------------------------------------

 1.   General

     Prudential Securities Futures Management Inc. (the 'Company') is a wholly-owned subsidiary of Prudential Securities Incorporated ('PSI' or the 'Parent') and an indirect subsidiary of Prudential Financial, Inc. The Company is a general partner or managing owner of commodity limited partnerships and Delaware business trusts (collectively, 'the Partnerships'), as well as an investment manager of open-ended investment companies, all of which were formed to engage in the speculative trading of commodity futures, forward and options contracts pursuant to trading systems developed by independent commodity trading advisors. The Company is registered with the Commodity Futures Trading Commission ('CFTC') as a commodity pool operator. The Company is also registered with the CFTC as a Commodity Trading Advisor and provides commodity trading management services to clients of PSI.

 2.   Summary of Significant Accounting Policies

     Basis of accounting

     The books and records of the Company are maintained on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement. Actual results could differ from those estimates.

     Income taxes

     The Company is a member of a group of affiliated companies which join in filing a consolidated federal income tax return and certain combined state and local tax returns. Pursuant to the tax allocation arrangements, total federal and state and local tax expense is determined on a separate company basis. Members with losses record tax benefits to the extent such losses are included in the consolidated federal and state and local tax provisions.

     At December 31, 2001, the Company's federal and state income tax payables are $5,231 and $1,587, respectively, and are included in Due to Parent and affiliates.

Prudential Securities Futures Management Inc.
(A wholly-owned subsidiary of Prudential Securities Incorporated)

Notes to Statement of Financial Condition
--------------------------------------------------------------------------------

 3.   Investments in Partnerships

     The Company's investments in partnerships are carried at its share of the underlying equity in the Partnerships' net assets. The Company is required to keep its investment in each partnership at an amount that gives the Company at least a 1% interest in the capital, profits, and losses of each partnership so long as it is acting as the managing owner of the partnership. The Company's investments in partnerships and its percentage ownership in those partnerships at December 31, 2001 are as follows:

     Diversified Futures Trust I                            $  236,757      1.0%
     Diversified Futures Trust II                              111,000      1.1%
     Prudential-Bache Capital Return Futures Fund 2, L.P.      115,858      1.0%
     Prudential Securities Strategic Trust                      95,397      1.0%
     World Monitor Trust - Series A                             59,768      1.1%
     World Monitor Trust - Series B                            130,416      1.2%
     World Monitor Trust - Series C                             65,411      1.2%
     World Monitor Trust II - Series D                          44,188      1.0%
     World Monitor Trust II - Series E                         106,557      1.2%
     World Monitor Trust II - Series F                         123,412      1.0%
                                                            ----------
                                                            $1,088,764
                                                            ----------
                                                            ----------


     The following represents combined condensed financial information for the Partnerships in which the Company has an investment as of December 31, 2001:

     Assets                                                $104,037,196
                                                           ------------
                                                           ------------

     Liabilities                                           $  2,085,734
     Partners' Capital                                      101,951,462
                                                           ------------
     Liabilities and Partners' Capital                     $104,037,196
                                                           ------------
                                                           ------------


 4.   Related Parties

     The Company has an interest-bearing loan payable to PSGI in the amount of $1,652,498 at December 31, 2001 which bears interest at PSGI's effective borrowing rate (2.5% at December 31, 2001) and is payable on demand. The loan is used to fund the purchase of investments in the Partnerships.

     The Company occupies space provided by PSI and is charged for this space. PSI also provides all administrative, legal, financial and other services to the Company and the Partnerships. The Company is billed for such services performed for both itself and the Partnerships (the balance of which is $68,235 and is included in Due to Parent and affiliates). The amount due from the Partnerships related to these services ($60,318) is included in Receivable from partnerships.

Prudential Securities Futures Management Inc.
(A wholly-owned subsidiary of Prudential Securities Incorporated)

Notes to Statement of Financial Condition
--------------------------------------------------------------------------------

     The Company's officers and directors are also officers of PSI.

 5.   Stockholder's Equity

     The Company maintains a net worth in accordance with the limited partnership and trust agreements of the Partnerships.

     The Company has noninterest-bearing demand notes receivable from PSGI in the amount of $3,540,000 at December 31, 2001. These notes receivable are classified as a reduction of Stockholder's Equity as they represent capital subscribed but not funded. The demand notes are partially collateralized by U.S. Government security reverse repurchase agreements for which contract amounts plus accrued interest approximate $2,225,000 at December 31, 2001.

 6.   Commitments and Contingencies

     As a general partner or managing owner, the Company may be contingently liable for costs and liabilities incurred by the Partnerships.

                   [THIS PAGE LEFT BLANK INTENTIONALLY]

                                                   EXHIBIT A

                          SECOND AMENDED AND RESTATED
                             DECLARATION OF TRUST
                                      AND
                                TRUST AGREEMENT
                                      OF
                            WORLD MONITOR TRUST II

                          Dated as of March 28, 2002

                                By and Among

                 PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC.,

                           WILMINGTON TRUST COMPANY

                                      and

                             THE INTERESTHOLDERS
                           from time to time hereunder

                             TABLE OF CONTENTS

                                                                        Page

ARTICLE I DEFINITIONS; THE TRUST......................................... 1
    SECTION 1.1.    Definitions.......................................... 1
    SECTION 1.2.    Name................................................. 8
    SECTION 1.3.    Delaware Trustee; Business Offices................... 8
    SECTION 1.4.    Declaration of Trust................................. 8
    SECTION 1.5.    Purposes and Powers.................................. 9
    SECTION 1.6.    Tax Treatment........................................ 9
    SECTION 1.7.    General Liability of the Managing Owner..............10
    SECTION 1.8.    Legal Title..........................................10
    SECTION 1.9.    Series Trust.........................................10

ARTICLE II THE TRUSTEE...................................................11
    SECTION 2.1.    Term; Resignation....................................11
    SECTION 2.2.    Powers...............................................11
    SECTION 2.3.    Compensation and Expenses of the Trustee.............11
    SECTION 2.4.    Indemnification......................................12
    SECTION 2.5.    Successor Trustee....................................12
    SECTION 2.6.    Liability of Trustee.................................12
    SECTION 2.7.    Reliance; Advice of Counsel..........................13

ARTICLE III INTERESTS; CAPITAL CONTRIBUTIONS.............................14
    SECTION 3.1.    General..............................................14
    SECTION 3.2.    Establishment of Series of Interests.................15
    SECTION 3.3.    Establishment of Classes.............................16
    SECTION 3.4.    Limited Interests....................................16
    SECTION 3.5.    Assets of Series.....................................23
    SECTION 3.6.    Liabilities of Series................................24
    SECTION 3.7.    Dividends and Distributions..........................26
    SECTION 3.8.    Voting Rights........................................27
    SECTION 3.9.    Equality.............................................27
    SECTION 3.10.   Exchange of Interests................................27

ARTICLE IV THE MANAGING OWNER............................................27
    SECTION 4.1.    Management of the Trust..............................27
    SECTION 4.2.    Authority of Managing Owner..........................27
    SECTION 4.3.    Obligations of the Managing Owner....................30
    SECTION 4.4.    General Prohibitions.................................32
    SECTION 4.5.    Liability of Covered Persons.........................33
    SECTION 4.6.    Indemnification of the Managing Owner................34
    SECTION 4.7.    Expenses and Limitations Thereon.....................35
    SECTION 4.8.    Compensation to the Managing Owner...................36
    SECTION 4.9.    Other Business of Interestholders....................36
    SECTION 4.10.   Voluntary Withdrawal of the Managing Owner...........36
    SECTION 4.11.   Authorization of Registration Statements.............37
    SECTION 4.12.   Litigation...........................................37

ARTICLE V TRANSFERS OF INTERESTS.........................................37
    SECTION 5.1.    General Prohibition..................................37
    SECTION 5.2.    Transfer of Managing Owner's General Interests.......37
    SECTION 5.3.    Transfer of Limited Interests........................38

ARTICLE VI DISTRIBUTION AND ALLOCATIONS..................................41

                                       (i)

    SECTION 6.1.    Capital Accounts.....................................41
    SECTION 6.2.    Weekly Allocations...................................41
    SECTION 6.3.    Allocation of Profit and Loss for United States
                       Federal Income Tax Purposes.......................42
    SECTION 6.4.    Allocation of Distributions..........................43
    SECTION 6.5.    Admissions of Interestholders; Transfers.............44
    SECTION 6.6.    Liability for State and Local and Other Taxes........44

ARTICLE VII REDEMPTIONS..................................................44
    SECTION 7.1.    Redemption of Interests..............................44
    SECTION 7.2.    Redemption by the Managing Owner.....................46
    SECTION 7.3.    Redemption Fee.......................................46
    SECTION 7.4.    Exchange of Interests................................46

ARTICLE VIII THE LIMITED OWNERS..........................................47

    SECTION 8.1.    No Management or Control; Limited Liability..........47
    SECTION 8.2.    Rights and Duties....................................47
    SECTION 8.3.    Limitation on Liability..............................48

ARTICLE IX BOOKS OF ACCOUNT AND REPORTS..................................49
    SECTION 9.1.    Books of Account.....................................49
    SECTION 9.2.    Annual Reports and Monthly Statements................49
    SECTION 9.3.    Tax Information......................................49
    SECTION 9.4.    Calculation of Net Asset Value of a Series...........49
    SECTION 9.5.    Other Reports........................................50
    SECTION 9.6.    Maintenance of Records...............................50
    SECTION 9.7.    Certificate of Trust.................................50
    SECTION 9.8.    Registration of Interests............................50

ARTICLE X FISCAL YEAR....................................................51
    SECTION 10.1.   Fiscal Year..........................................51

ARTICLE XI AMENDMENT OF TRUST AGREEMENT; MEETINGS........................51
    SECTION 11.1.   Amendments to the Trust Agreement....................51
    SECTION 11.2.   Meetings of the Trust................................52
    SECTION 11.3.   Action Without a Meeting.............................53

ARTICLE XII TERM.........................................................53
    SECTION 12.1.   Term.................................................53

ARTICLE XIII TERMINATION.................................................53
    SECTION 13.1.   Events Requiring Dissolution of the Trust or
                       any Series........................................53
    SECTION 13.2.   Distributions on Dissolution.........................55
    SECTION 13.3.   Termination; Certificate of Cancellation.............56

ARTICLE XIV POWER OF ATTORNEY............................................56
    SECTION 14.1.   Power of Attorney Executed Concurrently..............56
    SECTION 14.2.   Effect of Power of Attorney..........................56
    SECTION 14.3.   Limitation on Power of Attorney......................57

ARTICLE XV MISCELLANEOUS.................................................57
    SECTION 15.1.   Governing Law........................................57
    SECTION 15.2.   Provisions In Conflict With Law or Regulations.......58
    SECTION 15.3.   Construction.........................................58
    SECTION 15.4.   Notices..............................................58
    SECTION 15.5.   Counterparts.........................................59
    SECTION 15.6.   Binding Nature of Trust Agreement....................59
    SECTION 15.7.   No Legal Title to Trust Estate.......................59

                                     (ii)

    SECTION 15.8.   Creditors............................................59
    SECTION 15.9.   Integration..........................................60


EXHIBIT A

CERTIFICATE OF TRUST OF WORLD MONITOR TRUST II...........................61

                                   (iii)

                            WORLD MONITOR TRUST II

              SECOND AMENDED AND RESTATED DECLARATION OF TRUST
                              AND TRUST AGREEMENT

    This FIRST AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of WORLD MONITOR TRUST II ("Trust Agreement") is made and entered into as of the 28th day of March, 2002, by and among PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC., a Delaware corporation (the "Managing Owner"), WILMINGTON TRUST COMPANY, a Delaware banking company, as trustee (the "Trustee"), and the INTERESTHOLDERS from time to time hereunder.

    WHEREAS, the parties entered into a Declaration of Trust and Trust Agreement dated April 22, 1999 (the "Initial
Trust Agreement"); and

    WHEREAS, the parties entered into a First Amended and Restated Declaration of Trust and Trust Agreement on May 15, 1999
(the "Amended and Restated Trust Agreement"); and

    WHEREAS, the parties hereto desire to amend certain provisions of the Amended and Restated Trust Agreement related to the governance of the Trust and to restate in detail their respective rights and duties relating to the Trust.

    NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

                               ARTICLE I

                         DEFINITIONS; THE TRUST

    SECTION 1.1. Definitions. These definitions contain certain provisions required by the NASAA Guidelines and, except for minor exceptions, are included verbatim from such Guidelines, and, accordingly, may not, in all cases, be relevant. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

    "Administrator" means the official or agency administering the securities laws of a state.

    "Advisor" -- see the definition of "Trading Advisor."

    "Affiliate" -- An "Affiliate" of a "person" means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any officer, director or partner of such Person, or (v) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity.

    "Affiliate of the Managing Owner" means: (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of the Managing Owner; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by the Managing Owner; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control of the Managing Owner; (iv) any officer, director or partner of the Managing Owner; or (v) if such Person is an officer, director or partner of the Managing Owner, any Person for which such Person acts in any such capacity.

    "Business Day" means a day other than Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

    "Business Trust Statute" means Chapter 38 of Title 12 of the
Delaware Code, 12 Del. C.ss. 3801 et seq., as the same may be amended from time to time.

    "Capital Contributions" means the total investment in a Program by a Participant or by all Participants, as the case may be. More specifically, the term Capital Contribution refers to the amount contributed and agreed to be contributed to the Trust or any Series in the Trust by any subscriber or by the Managing Owner, as applicable, in accordance with Article III hereof.

    "CE Act" means the Commodity Exchange Act, as amended.

    "Certificate of Trust" means the Certificate of Trust of the Trust in the form attached hereto as Exhibit A, filed with the Secretary of State of the State of Delaware pursuant to Section
3810 of the Business Trust Statute.

    "CFTC" means the Commodity Futures Trading Commission.

    "Code" means the Internal Revenue Code of 1986, as amended.

    "Commodities" means positions in Commodity Contracts, forward contracts, foreign exchange positions and traded physical commodities, as well as cash commodities resulting from any of the foregoing positions.

    "Commodity Broker" means any person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

    "Commodity Contract" means any contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded physical commodity at a specified price and delivery point.

    "Continuous Offering Period" means the period following the conclusion of the Initial Offering Period and ending on the date when the number of Interests permitted to be sold pursuant to
Section 3.4(f) are sold.

    "Corporate Trust Office" means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street,
Wilmington, Delaware 19890, Attention: Corporate Trust
Administration.

    "Cross Reference Sheet" means a compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement or other exhibits and justification of any deviation from the Guidelines.

    "Dealing Day" shall have the meaning set forth in the Prospectus.

    "Disposition Gain" means, for each Fiscal Year of the Trust, the Series' aggregate recognized gain (including the portion thereof, if any, treated as ordinary income) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Series for federal income tax purposes pursuant to Section 988 or 1256 (or any successor provisions) of the Code.

    "Disposition Loss" means, for each Fiscal Year of the Trust, the Series' aggregate recognized loss (including the portion thereof, if any, treated as ordinary loss) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Series for federal income tax purposes pursuant to Sections 988 or 1256 (or any successor provisions) of the Code.

    "DOL" means the United States Department of Labor.

    "Employee Benefit Plan Investors" means Employee Benefit Plans subject to Title I of ERISA, government plans, church plans, Individual Retirement Accounts, Keogh Plans covering only self-employed persons and new employees, and Employee Benefit Plans covering only the sole owner of a business and/or his spouse.

    "ERISA" means the Employee Retirement Income Security Act of
1974, as amended.

    "Fiscal Quarter" shall mean each period ending on the last day of each March, June, September and December of each Fiscal
Year.

    "Fiscal Year" shall have the meaning set forth in Article X hereof.

    "Incentive Fee" shall have the meaning set forth in the Prospectus.

    "Initial Offering Period" means the period with respect to a Series commencing with the initial effective date of the Prospectus and terminating no later than the one hundred and twentieth (120th) day following such date unless extended for up to an additional 60 days at the sole discretion of the Managing Owner.

    "Interestholders" means the Managing Owner and all Limited
Owners, as holders of Interests of a Series, where no distinction is required by the context in which the term is used.

    "Interests" means the beneficial interest of each Interestholder in the profits, losses, distributions, capital and assets of a Series of the Trust. The Managing Owner's Capital Contributions shall be represented by "General" Interests and a Limited Owner's Capital Contributions shall be represented by "Limited" Interests. Interests need not be represented by certificates.

    "Limited Owner" means any person or entity who becomes a holder of Limited Interests (as defined in Article III) and who is listed as such on the books and records of the Trust, and may include the Managing Owner with respect to the Limited Interests purchased by it.

    "Losses" means, for each Fiscal Year of each Series of the Trust, losses of the Series as determined for federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Series for such Fiscal Year shall not enter into such computations.

    "Managing Owner" means Prudential Securities Futures
Management Inc. or any substitute therefor as provided herein.

    "Management Fee" shall have the meaning set forth in the Prospectus.

    "Margin Call" means a demand for additional funds after the initial good faith deposit required to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

    "NASAA Guidelines" means the North American Securities
Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs as last amended and restated.

    "Net Assets" means the total assets less total liabilities of the Program, determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions and any fee or expense including Net Asset fees accruing to the Program.

    "Net Asset Value of a Series" means the total assets in the Trust Estate of a Series including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities of the Series, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting ("GAAP"), including, but not limited to, the extent specifically set forth below:

    (a) Net Asset Value of a Series shall include any unrealized profit or loss on open Commodities positions, and any other credit or debit accruing to the Series but unpaid or not received by the Series.

    (b) All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract and option traded on the applicable United States exchange on the date with respect to which Net Asset

Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract and option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a non-United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by a Series shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value of a Series is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.

    (c) Interest earned on a Series' commodity brokerage account shall be accrued at least weekly.

    (d) The amount of any distribution made pursuant to
Article VI hereof shall be a liability of the Series from the day when the distribution is declared until it is paid.

    "Net Asset Value of a Series per Interest" means the Net
Asset Value of a Series divided by the number of Interests of a Series outstanding on the date of calculation.

    "Net Asset value Per Program Interest" -- see the definition of "Net Asset Value of a Series per Interest."

    "Net Trading Profits" means the excess, if any, of net
Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in margin account.

"Net Worth" means the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

    "New High Net Trading Profits" shall have the meaning set forth in the Prospectus.

    "NFA" means the National Futures Association.

    "Organization and Offering Expenses" means all expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under federal and state law, including taxes and fees, accountants' and attorneys' fees. More specifically, Organization and Offering Expenses shall have the meaning set forth in Section 4.7 of this Trust Agreement.

    "Participant" means the holder of a Program Interest.

    "Person" means any natural person, partnership, limited liability company, business trust, corporation, association, "Benefit Plan Investor" (as defined in the Prospectus) or other legal entity.

    "Pit Brokerage Fee" shall include floor brokerage, clearing fees, National Futures Association fees and exchange fees.

    "Program" means a limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. More specifically, see the definition of "Trust."

    "Program Broker" means a Commodity Broker that effects trades in Commodity Contracts for the account of a Program.

    "Program Interest" means a limited partnership interest or other security representing ownership in a Program. More specifically, see the definition of "Interests."

    "Profits" means, for each Fiscal Year of each Series of the Trust, as determined for Federal income tax purposes, with each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of a Series for such Fiscal Year shall not enter into such computations.

    "Prospectus" means the final prospectus and disclosure document of the Trust and each Series thereof, constituting a part of each Registration Statement, as filed with the Securities and Exchange Commission and declared effective thereby, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of the Registration Statement(s).

    "PSI" means Prudential Securities Incorporated, the Trust's
Commodity Broker, selling agent and the parent of the Managing
Owner.

    "Pyramiding" means the use of unrealized profits on existing
Commodities positions to provide margins for additional
Commodities positions of the same or a related commodity.

    "Redemption Date" means the Dealing Day upon which Interests held by the Interestholders may be redeemed in accordance with the provisions of Article VII hereof.

    "Registration Statement" means a registration statement on Form S-1, as amended, filed for a Series with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Interests of a Series, as the same may at any time and from time to time be further amended or supplemented.

    "Series" means a separate series of the Trust as provided in Sections 3806(b)(2) and 3804 of the Business Trust Statute, the Interests of which shall be beneficial interests in the Trust Estate separately identified with and belonging to such Series.

    "Sponsor" means any person directly or indirectly instrumental in organizing the Trust or any person who will manage or participate in the management of the Trust, including a Commodity Broker who pays any portion of the Organizational Expenses of the Trust and any other person who regularly performs or selects the persons who perform services for the Trust. Sponsor does not include wholly independent third parties such as attorneys, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term "Sponsor" shall be deemed to include its Affiliates.

    "Subscription Agreement" means the agreement included as an exhibit to the Prospectus pursuant to which subscribers may subscribe for the purchase of the Limited Interests.

    "Trading Advisor" means initially Bridgewater Associates, Inc. for the Series D Interests, Graham Capital Management, L.P., for the Series E Interests and Campbell & Company, Inc. for the Series F Interests and any other entity or entities, acting in its capacity as a commodity trading advisor (i.e., any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options) to a Series, and any substitute(s) therefor as provided herein.

    "Trust" means the World Monitor Trust II formed pursuant to this Trust Agreement.

    "Trust Agreement" means this Declaration of Trust and Trust
Agreement as the same may at any time or from time to time be amended.

    "Trustee" means Wilmington Trust Company or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

    "Trust Estate" means, with respect to a Series, any cash, commodity futures, forward and option contracts, all funds on deposit in the Series' accounts, and any other property held by the Series, and all proceeds therefrom, including any rights of the Series pursuant to any Subscription Agreement and any other agreements to which the Trust or a Series thereof is a party.

    "Valuation Date" means the date as of which the Net Assets of the Trust are determined or the date as of which the Net Asset
Value of a Series is determined.

    "Valuation Period" means a regular period of time between Valuation Dates.

    "Valuation Point" shall have the meaning set forth in the Prospectus.

SECTION 1.2 Name.

    The name of the Trust is "World Monitor Trust II" in which name the Trustee and the Managing Owner may engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

SECTION 1.3. Delaware Trustee; Business Offices.

    (a) The sole Trustee of the Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Interestholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee.

    (b) The principal office of the Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Interestholders. Initially, the principal office of the Trust shall be at One New York Plaza, 13th floor, New York, New York 10292.

    SECTION 1.4. Declaration of Trust. The Trustee hereby acknowledges that the Trust has received the sum of $1,000 per Series in bank accounts in the name of each Series of the Trust controlled by the Managing Owner from the Managing Owner as grantor of the Trust, and hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Interestholders.
It is the intention of the parties hereto that the Trust shall be a business trust under the Business Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Trust.
It is not the intention of the parties hereto to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware business trust except to the extent that each Series in such Trust is deemed to constitute a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Interestholders partners or members of a joint stock association except to the extent such Interestholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties thereto to create a partnership among the Interestholders of each Series for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Business Trust
Statute with respect to accomplishing the purposes of the Trust.
The Trustee has filed the certificate of trust required by
Section 3810 of the Business Trust Statute in connection with the formation of the Trust under the Business Trust Statute.

    SECTION 1.5. Purposes and Powers. The purposes of the Trust and each Series shall be (a) to trade, buy, sell, spread or otherwise acquire, hold or dispose of commodity futures, forward and option contracts, including foreign futures, forward contracts and foreign exchange positions worldwide; (b) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (c) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a business trust may be organized under the Business Trust Statute. The Trust shall have all of the powers specified in Section 15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Trust under this Trust Agreement.

SECTION 1.6. Tax Treatment.

    (a) Each of the parties hereto, by entering into this Trust Agreement, (i) expresses its intention that the Interests of each Series will qualify under applicable tax law as interests in a partnership which holds the Trust Estate of each Series for their benefit, (ii) agrees that it will file its own federal, state and local income, franchise and other tax returns in a manner that is consistent with the treatment of each Series as a partnership in which each of the Interestholders thereof is a partner and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Interests of such Series with respect to the treatment of the Interests as anything other than interests in a partnership.

    (b) The Tax Matters Partner (as defined in Section
6231 of the Code and any corresponding state and local tax law) of each Series shall initially be the Managing Owner. The Tax
Matters Partner, at the expense of each Series,   shall prepare
or cause to be prepared and filed each Series' tax returns as a partnership for federal, state and local tax purposes and
(ii) shall be authorized to perform all duties imposed byss. 6221 et seq. of the Code, including, without limitation, (A) the power to conduct all audits and other administrative proceedings with respect to the Series' tax items; (B) the power to extend the statute of limitations for all Interestholders with respect to the Series' tax items; (C) the power to file a petition with an appropriate federal court for review of a final administrative adjustment of a Series; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, those Limited Owners having less than 1% interest in the Series, unless a Limited Owner shall have notified the IRS and the Managing Owner that the Managing Owner shall not act on such Limited Owner's behalf. The designation made by each Interestholder of a Series in this Section 1.6(b) is hereby approved by each Interestholder of such Series as an express condition to becoming an Interestholder. Each Interestholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.6, each Series hereby indemnifies, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys' fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

    (c) Each Interestholder shall furnish the Managing
Owner and the Trustee with information necessary to enable the Managing Owner to comply with United States federal income tax information reporting requirements in respect of such Interestholder's Interests.

SECTION 1.7. General Liability of the Managing Owner.

    (a) The Managing Owner shall be liable for the acts, omissions, obligations and expenses of each Series of the Trust, to the extent not paid out of the assets of the Series, to the same extent the Managing Owner would be so liable if each Series were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this
Section 1.7 shall be evidenced by its ownership of the General Interests which, solely for purposes of the Business Trust Statute, will be deemed to be a separate class of Interests in each Series. Without limiting or affecting the liability of the Managing Owner as set forth in this Section 1.7, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Trust by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Trust is a party, shall look only to the Trust Estate in accordance with
Section 3.6 hereof for payment or satisfaction thereof.

    (b) Subject to Sections 8.1 and 8.3 hereof, no
Interestholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust or any Series thereof.

    SECTION 1.8. Legal Title. Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person as nominee.

    SECTION 1.9. Series Trust. The Interests of the Trust shall be divided into Series as provided in Section 3806(b)(2) of the Business Trust Statute. Accordingly, it is the intent of the parties hereto that Articles
IV, V, VI, VII, VIII, IX, X and XIII of this Trust Agreement shall apply also with respect to each such Series as if each such Series were a separate business trust under the Business Trust
Act, and each reference to the term "Trust" in such Articles shall be deemed to be a reference to each Series to the extent necessary to give effect to the foregoing intent. The use of the terms "Trust" or "Series" in this Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on interseries liability as set forth in Section 3804 of the Business Trust Statute.

                              ARTICLE II

                              THE TRUSTEE

    SECTION 2.1. Term; Resignation.

    (a) Wilmington Trust Company has been appointed and hereby agrees to continue to serve as the Trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.

    (b) The Trustee may resign at any time upon the giving of at least 60 days' advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

    SECTION 2.2. Powers. Except to the extent expressly set forth in
Section 1.3 and this Article II, the duty and authority of the Trustee to manage the business and affairs of the Trust is hereby delegated to the Managing Owner, which duty and authority the Managing
Owner may further delegate as provided herein, all pursuant to
Section 3806(b)(7) of the Business Trust Statute. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and in the Business Trust
Statute and shall have no implied rights, obligations and liabilities with respect to the business and affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents and to maintain all necessary records of the Trust as required by the Business Trust Statute. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Business Trust Statute.

    SECTION 2.3. Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) reasonable compensation for its services hereunder asset forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing
Owner for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

    SECTION 2.4. Indemnification. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the
"Indemnified Parties") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this
Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, "Expenses"), which may be imposed on, incurred by or asserted against the Indemnified
Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the gross negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Indemnified Parties shall not be entitled to indemnification from the Trust Estate.

    SECTION 2.5. Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Business Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing
Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

    SECTION 2.6. Liability of Trustee. Except as otherwise provided in this
Article II, in accepting the trust created hereby, Wilmington Trust
Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate in accordance with Section 3.6 hereof for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.7 hereof. The
Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for its own gross negligence or willful misconduct. In particular, but not by way of limitation:

    (a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust
Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

    (b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

    (c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner;

    (d) The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing
Owner, any commodity broker, selling agent or any Trading
Advisor(s);

    (e) No provision of this Trust Agreement shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

    (f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

    (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Interestholders unless the Managing Owner or such Interestholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

    (h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the
taking of such action will   require the consent or approval or
authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

    SECTION 2.7. Reliance; Advice of Counsel.

    (a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust
Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

    (b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

                               ARTICLE III

                  INTERESTS; CAPITAL CONTRIBUTIONS

SECTION 3.1. General.

    (a) The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Interests in one or more Series from time to time as it deems necessary or desirable. Each Series shall be separate from all other Series in respect of the assets and liabilities allocated to that Series and shall represent a separate investment portfolio of the Trust. The Managing Owner shall have exclusive power without the requirement of Limited Owner approval to establish and designate such separate and distinct Series, as set forth in Section 3.2, and to fix and determine the relative rights and preferences as between the Interests of the separate Series as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Series shall have separate voting rights or no voting rights.

    (b) The Managing Owner may, without Limited Owner approval, divide Interests of any Series into two or more classes, Interests of each such class having such preferences and special or relative rights and privileges (including exchange rights, if any) as the Managing Owner may determine as provided in Section 3.3. The fact that a Series shall have been initially established and designated without any specific establishment or designation of classes, shall not limit the authority of the Managing Owner to divide a Series and establish and designate separate classes thereof.

    (c) The number of Interests authorized shall be unlimited, and the Interests so authorized may be represented in part by fractional Interests. From time to time, the Managing Owner may divide or combine the Interests of any Series or class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series or class. The Managing Owner may issue Interests of any Series or class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to an Interest dividend or split-up), all without action or approval of the Limited Owners. All Interests when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Managing Owner may classify or reclassify any unissued Interests or any Interests previously issued and reacquired of any Series or class thereof into one or more Series or classes thereof that may be established and designated from time to time. The Managing Owner may hold as treasury Interests, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Interests of any Series or class thereof reacquired by the Trust. The Interests of each Series shall initially be divided into two classes: General Interests and Limited Interests.

    (d) As more specifically set forth in Section 3.4, the Managing Owner will make a permanent investment in each Series equal to the greater of 1% of all capital contributions to that Series (reduced by withdrawals from that Series) or $25,000.

    (e) No certificates or other evidence of beneficial ownership of the Interests will be issued.

    (f) Every Interestholder, by virtue of having purchased or otherwise acquired an Interest, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

    SECTION 3.2. Establishment of Series of Interests.

    (a) Without limiting the authority of the Managing
Owner set forth in Section 3.2(b) to establish and designate any further Series, the Managing Owner hereby establishes and designates three initial Series, as follows:

                Series D, Series E and Series F

The provisions of this Article III shall be applicable to the above designated Series and any further Series that may from time to time be established and designated by the Managing Owner as provided in Section 3.2(b).

    (b) The establishment and designation of any Series of Interests other than those set forth above shall be effective upon the execution by the Managing Owner of an instrument setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument. At any time that there are no Interests outstanding of any particular Series previously established and designated, the Managing Owner may by an instrument executed by it abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

SECTION 3.3. Establishment of Classes. The division of any Series into two or more classes and the establishment and designation of such classes shall be effective upon the execution by the Managing Owner of an instrument setting forth such division, and the establishment, designation, and relative rights and preferences of such classes, or as otherwise provided in such instrument. The relative rights and preferences of the classes of any Series may differ in such respects as the Managing Owner may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument. At any time that there are no Interests outstanding of any particular class previously established and designated, the Managing Owner may by an instrument executed by it abolish that class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

    SECTION 3.4. Limited Interests.

    (a) Offer of Series D Limited Interests.

        (i) Series D Initial Offering Period. During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series D Limited Interest, a maximum of 500,000 Limited Interests ($50 million). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Interests as it deems appropriate.

        (ii) Effect of the Sale of at least 50,000
Series D Interests. In the event that at least 50,000 Series D Limited Interests are sold to at least 150 subscribers during the Initial Offering Period for the Series D Interests (including both Limited Interests offered pursuant to the Prospectus and Limited Interests purchased by the Managing Owner up to $500,000), the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Series D Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series D of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series D Interests, as soon as practicable after the termination of the Series D Initial Offering Period. Such accepted subscribers will be deemed Series D Limited Owners at such time as such admission is reflected on the books and records of Series D of the Trust.

        (iii) Paid-In Capital if at least 50,000 Series D
Interests Are Sold.  In the event that at least 50,000
Series D Limited Interests are sold during the Initial
Offering Period, Series D shall have paid-in capital of not less than $5,050,500 (including the Managing Owner's contribution for the General Interests as provided in
Section 3.1(d) and in Section 3.4(a)(v) hereof).

        (iv) Effect of the Sale of Less than 50,000
Series D Interests. In the event that at least 50,000 Series D Limited Interests are not sold during the Initial Offering Period for the Series D Interests, all proceeds of the sale of Series D Limited Interests, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), no later than ten (10) Business Days after the conclusion of the Initial Offering Period for the Series D Interests (or as soon thereafter as practicable if payment cannot be made in such time period). Such action will not terminate Series D.

        (v) Managing Owner's Required Contribution. In the event that 50,000 or more of the Series D Limited Interests offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series D Interests, the Managing Owner shall be required to contribute in cash to the capital of Series D an amount, which, when added to the total contributions to Series D by all Series D Interestholders, will be not less than 1% of such total contributions, and in no event shall such contribution be less than $50,500 (including the Managing Owner's Capital Contribution pursuant to Section 3.1(d)). Thereafter, the Managing Owner shall contribute in cash to the capital of Series D an amount not less than 1.01% of any additional Capital Contributions received from the Series D Limited Owners. The Managing Owner may, but is not obligated to, make additional Capital Contributions at any time during the Series D Initial or Continuous Offering Periods. The Managing Owner will receive Series D General Interests as provided in Section 3.1(d). The Managing Owner shall, with respect to any Series D Interests owned by it, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series D Limited Owner, in addition to its rights and privileges as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner (without regard to any Limited Interests of the Managing Owner in Series D) in each material item of Series D income, gain, loss and deduction shall be equal, in the aggregate, to at least 1% of each such item at all times during the term of this Trust Agreement.

        (vi) Offer of Series D Limited Interests After
Initial Offering Period. In the event that 50,000 or more of the Series D Limited Interests are sold during the Initial Offering Period for the Series D Interests, the
Trust may continue to offer Series D Limited Interests and admit additional Series D Limited Owners and/or accept additional contributions from existing Series D Limited
Owners pursuant to the Prospectus.

        Each additional Capital Contribution to Series D during the Series D Continuous Offering Period by an existing Series D Limited Owner must be in a denomination which is an even multiple of $100. During the Series D Continuous Offering Period, each newly admitted Series D Limited Owner, and each existing Series D Limited Owner that makes an additional Capital Contribution to Series D, shall receive Series D Limited Interests in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series D Net Asset Value per Series per Interest calculated as of the Valuation Point immediately prior to the Dealing Day on which such Capital Contribution will become effective.

        A Subscriber (including existing Series D Limited
Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series D
Interests shall be admitted
to the Trust and deemed a Series D Limited Owner with respect to that subscription on the Dealing Day which occurs at least five Business Days after the Subscriber's Subscription Agreement or Exchange
Request is received by the Trust's selling agent, counting the day of receipt by such selling agent as one Business Day.

        (vii) Subscription Agreement.  Each Series D
Limited Owner who purchases any Limited Interests offered pursuant to the Prospectus shall contribute to the capital of Series D such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

        (viii) Escrow Agreement. All proceeds from the sale of Series D Limited Interests offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at The Chase Manhattan Bank, in New York, N.Y. until the conclusion of the Initial Offering Period for the Series D Interests. In the event subscriptions for at least 50,000 of the Series D Interests are received and accepted during the Initial Offering for the Series D Interests, all interest earned on the proceeds of subscriptions from accepted subscribers for Series D Limited Interests during its Initial Offering Period will be contributed to Series D, for which the Series D Limited Owners will receive additional Series D Interests on a pro rata basis (taking into account time and amount of deposit).

        (ix) Optional Purchase of Series D Limited
Interests by Managing Owner and Trading Advisor. Subject to approval by the Managing Owner, any commodity broker (including, but not limited to, PSI), any Trading Advisor, any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Series D Limited Interests and will be treated as Series D Limited Owners with respect to such Interests. In addition to the Series D Interests required to be purchased by the Managing Owner under Section 3.4(a)(v), the Managing Owner also may purchase any number of Series D Limited Interests as it determines in its discretion.

    (b) Offer of Series E Limited Interests.

        (i) Series E Initial Offering Period.  During the
Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series E Limited Interest, a maximum of 500,000 Series E Limited Interests ($50 million). The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Series E
Limited Interests as it deems appropriate.

        (ii) Effect of the Sale of at least 50,000
Series E Interests. In the event that at least 50,000 Series E Limited Interests are sold to at least 150 subscribers during the Initial Offering Period for the Series E Interests (including both Limited Interests offered pursuant to the Prospectus and Limited Interests purchased by the Managing Owner up to $500,000), the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Series E Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series E of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series E Interests, as soon as practicable after the termination of the Series E Initial Offering Period. Such accepted subscribers will be deemed Series E Limited Owners at such time as such admission is reflected on the books and records of Series E of the Trust.

        (iii) Paid-In Capital if at least 50,000 Series E
Interests Are Sold.  In the event that at least 50,000
Series E Limited Interests are sold during the Initial
Offering Period, Series E shall have paid-in capital of not less than $5,050,500 (including the Managing Owner's contribution for the General Interests as provided in
Section 3.1(d) and in Section 3.4(b)(v) hereof).

        (iv) Effect of the Sale of Less than 50,000
Series E Interests. In the event that at least 50,000 Series E Limited Interests are not sold during the Initial Offering Period for the Series E Interests, all proceeds of the sale of Series E Limited Interests, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), no later than ten Business Days after the conclusion of the Initial Offering Period for the Series E Interests (or as soon thereafter as practicable if payment cannot be made in such time period). Such action will not terminate Series E.

        (v) Managing Owner's Required Contribution. In the event that 50,000 or more of the Series E Limited Interests offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series E Interests, the Managing Owner shall be required to contribute in cash to the capital of Series E an amount, which, when added to the total contributions to Series E by all Series E Interestholders, will be not less than 1% of such total contributions, and in no event shall such contribution be less than $50,500 (including the Managing Owner's Capital Contribution pursuant to Section 3.1(d)). Thereafter, the Managing Owner shall contribute in cash to the capital of Series E an amount not less than 1.01% of any additional Capital Contributions received from the Series E Limited Owners. The Managing Owner may, but is not obligated to, make additional Capital Contributions at any time during the Series E Initial or Continuous Offering Periods. The Managing Owner will receive Series E General Interests as provided in Section 3.1(b). The Managing Owner shall, with respect to any Series E Interests owned by it, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series E Limited Owner, in addition to its rights and privileges as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner (without regard to any Limited Interests of the Managing Owner in Series E) in each material item of Series E income, gain, loss and deduction shall be equal, in the aggregate, to at least 1% of each such item at all times during the term of this Trust Agreement.

        (vi) Offer of Series E Limited Interests After Initial Offering Period. In the event that 50,000 or more of the Series E Limited Interests are sold during the Initial Offering Period for the Series E Interests, the Trust may continue to offer Series E Limited Interests and admit additional Series E Limited Owners and/or accept additional contributions from existing Series E Limited Owners pursuant to the Prospectus as amended or supplemented from time to time.

        Each additional Capital Contribution to Series E during the Series E Continuous Offering Period by an existing Series E Limited Owner must be in a denomination which is an even multiple of $100. During Series E Continuous Offering Period, each newly admitted Series E Limited Owner, and each existing Series E Limited Owner that makes an additional Capital Contribution to Series E, shall receive Series E Limited Interests in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series E Net Asset Value per Interest calculated as of the Valuation Point immediately prior to the Dealing Day on which such Capital Contribution will become effective.

        A Subscriber (including existing Series E Limited
Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series E
Interests shall be admitted to the Trust and deemed a Series E Limited Owner with respect to that subscription on the first Dealing Day which occurs at least five Business
Days after the Subscriber's Subscription Agreement or
Exchange Request is received by the Trust's selling agent, counting the day of receipt by such selling agent as one
Business Day.

        (vii) Subscription Agreement.  Each Series E
Limited Owner who purchases any Limited Interests offered pursuant to the Prospectus shall contribute to the capital of Series E such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. To the extent that the Managing Owner determines to accept a subscription check, it shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

        (viii) Escrow Agreement. All proceeds from the sale of Series E Limited Interests offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at The Chase Manhattan Bank, in New York, N.Y. until the conclusion of the Initial Offering Period for the Series E Interests. In the event subscriptions for at least
50,000 of the Series E Interests are received and accepted during the Initial Offering for the Series E Interests, all interest earned on the proceeds of
                                   A-20
subscriptions from accepted subscribers for Series E Limited Interests during its Initial Offering Period will be contributed to Series E, for which the Series E Limited Owners will receive additional Series E Interests on a pro rata basis (taking into account time and amount of deposit).

        (ix) Optional Purchase of Series E Limited
Interests by Managing Owner and Trading Advisor. Subject to approval by the Managing Owner, any commodity broker (including, but not limited to, PSI), any Trading Advisor, any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Series E Limited Interests and will be treated as Series E Limited Owners with respect to such Interests. In addition to the Series E Interests required to be purchased by the Managing Owner under Section 3.4(b)(v), the Managing Owner also may purchase any number of Series E Limited Interests as it determines in its discretion.

    (c) Offer of Series F Limited Interests.

        (i) Series F Initial Offering Period. During the Initial Offering Period, the Trust shall offer pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Series F Limited Interest, a maximum of 500,000 Series F Limited Interests $50 million). No fractional Limited Interests shall be issued during the Initial Offering Period. The offering shall be made pursuant to and on the terms and conditions set forth in the Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Interests as it deems appropriate.

        (ii) Effect of the Sale of at least 50,000
Series F Interests. In the event that at least 50,000 Series F Limited Interests are sold to at least 150 subscribers during the Initial Offering Period for the Series F Interests (including both Limited Interests offered pursuant to the Prospectus and Limited Interests purchased by the Managing Owner up to $500,000), the Managing Owner will admit all accepted subscribers pursuant to the Prospectus into the Trust as Series F Limited Owners, by causing such Limited Owners to execute this Trust Agreement, pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of Series F of the Trust reflecting that such subscribers have been admitted as Limited Owners of Series F Interests, as soon as practicable after the termination of the Series F Initial Offering Period. Such accepted subscribers will be deemed Series F Limited Owners at such time as such admission is reflected on the books and records of Series F of the Trust.

        (iii) Paid-In Capital if at least 50,000 Series F
Interests Are Sold.  In the event that at least 50,000
Series F Limited Interests are sold during the Initial
Offering Period, Series F shall have paid-in capital of not less than $5,050,500 (including the Managing Owner's contribution for the General Interests as provided in
Section 3.1(d) and in Section 3.4(c)(v) hereof).

        (iv) Effect of the Sale of Less than 50,000
Series F Interests.  In the event that at least 50,000
Series F Limited Interests are not sold during the Initial

Offering Period for the Series F Interests, all proceeds of the sale of Series F Limited Interests, together with any interest earned thereon, will be returned to the subscribers on a pro rata basis (taking into account the amount and time of deposit), no later than ten Business Days after the conclusion of the Initial Offering Period for the Series F Interests (or as soon thereafter as practicable if payment cannot be made in such time period). Such action will not terminate Series F.

        (v) Managing Owner's Required Contribution. In the event that 50,000 or more of the Series F Limited Interests offered pursuant to the Prospectus are sold during the Initial Offering Period for the Series F Interests, the Managing Owner shall be required to contribute in cash to the capital of Series F an amount, which, when added to the total contributions to Series F by all Series F Interestholders, will be not less than 1% of such total contributions, and in no event shall such contribution be less than $50,500 (including the Managing Owner's Capital Contribution pursuant to Section 3.1(d)). Thereafter, the Managing Owner shall contribute in cash to the capital of Series F an amount not less than 1.01% of any additional Capital Contributions received from the Series F Limited Owners. The Managing Owner may, but is not obligated to, make additional Capital Contributions at any time during the Series F Initial or Continuous Offering Periods. The Managing Owner will receive Series F General Interests as provided in Section 3.1(d). The Managing Owner shall, with respect to any Series F Interests owned by it, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Series F Limited Owner, in addition to its rights and privileges as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner (without regard to any Limited Interests of the Managing Owner in Series F) in each material item of Series F income, gain, loss and deduction shall be equal, in the aggregate, to at least 1% of each such item at all times during the term of this Trust Agreement.

        (vi) Offer of Series F Limited Interests After Initial Offering Period. In the event that 50,000 or more of the Series F Limited Interests are sold during the Initial Offering Period for the Series F Interests, the Trust may continue to offer Series F Limited Interests and admit additional Series F Limited Owners and/or accept additional contributions from existing Series F Limited Owners pursuant to the Prospectus as amended or supplemented from time to time.

        Each additional Capital Contribution to Series F during the Series F Continuous Offering Period by an existing Series F Limited Owner must be in a denomination which is an even multiple of $100. During Series F Continuous Offering Period, each newly admitted Series F Limited Owner, and each existing Series F Limited Owner that makes an additional Capital Contribution to Series F, shall receive Series F Limited Interests in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Series F Net Asset Value per Interest calculated as of the Valuation Point immediately prior to the Dealing Day on which such Capital Contribution will become effective.

        A Subscriber (including existing Series F Limited
Owners contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for Series F
Interests shall be admitted to the Trust and deemed a Series F Limited Owner with respect to that subscription on the first Dealing Day which occurs at least five Business
Days after the Subscriber's Subscription Agreement or
Exchange Request is received by the Trust's selling agent, counting the day of receipt by such selling agent as one
Business Day.

        (vii) Subscription Agreement.  Each Series F
Limited Owner who purchases any Limited Interests offered pursuant to the Prospectus shall contribute to the capital of Series F such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. To the extent that the Managing Owner determines to accept a subscription check, it shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

        (viii) Escrow Agreement. All proceeds from the sale of Series F Limited Interests offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at The Chase Manhattan Bank, in New York, N.Y. until the conclusion of the Initial Offering Period for the Series F Interests. In the event subscriptions for at least 50,000 of the Series F Interests are received and accepted during the Initial Offering for the Series F Interests, all interest earned on the proceeds of subscriptions from accepted subscribers for Series F Limited Interests during its Initial Offering Period will be contributed to the Series F, for which the Series F Limited Owners will receive additional Series F Interests on a pro rata basis (taking into account time and amount of deposit).

        (ix) Optional Purchase of Series F Limited
Interests by Managing Owner and Trading Advisor. Subject to approval by the Managing Owner, any commodity broker (including, but not limited to, PSI), any Trading Advisor, any principals, stockholders, directors, officers, employees and affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Series F Limited Interests and will be treated as Series F Limited Owners with respect to such Interests. In addition to the Series F Interests required to be purchased by the Managing Owner under Section 3.4(c)(v), the Managing Owner also may purchase any number of Series F Limited Interests as it determines in its discretion.

    (d) Termination of the Trust. If the minimum number of Interests in each Series being offered are not sold during the Initial Offering Period for each Series, then the Trust shall be terminated, and the Managing Owner shall cause the certificate of cancellation required by Section 3810 of the Business Trust Statute to be filed.

    SECTION 3.5. Assets of Series. All consideration received by the Trust for the issue or sale of Interests of a particular Series together with all of the Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. Separate and distinct records shall be maintained for each Series and the assets associated with a Series shall be held and accounted for separately from the other assets of the Trust, or any other
Series. In the event that there is any Trust Estate, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Managing Owner shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing
Owner, in its sole discretion, deems fair and equitable. Each such allocation by the Managing Owner shall be conclusive and binding upon all Interestholders for all purposes.

    SECTION 3.6. Liabilities of Series.

        (a) The Trust Estate belonging to each particular
Series shall be charged with the liabilities of the Trust in respect of that Series and only that Series; and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series, shall be allocated and charged by the Managing Owner to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner in its sole discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Managing Owner shall be conclusive and binding upon all Interestholders for all purposes. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Interestholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation or claim represented thereby to that Series and its assets.

        (b) Without limitation of the foregoing provisions of this Section, but subject to the right of the Managing Owner in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only and against the Managing Owner, and not against the assets (i) of the Trust generally or
(ii) of any other Series. Notice of this limitation on interseries liabilities shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Business Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Business Trust Statute relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Every Interest, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation on Interests represented thereby to that Series and its assets.

    (c)

        (i) Except as set forth below, any debts, liabilities, obligations, indebtedness, expenses, interests and claims of any nature and all kinds and descriptions
(collectively, "Claims and Interests"), if any, of the Managing Owner and the Trustee (the "Subordinated Claims") incurred, contracted for or otherwise existing, arising from, related to or in connection with all Series, any combination of Series or one particular Series and their respective assets (the "Applicable Series") and the assets of the Trust shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract, provided, however, that the Claims of each of the Managing Owner and the Trustee (if any) against the Applicable Series shall not be considered Subordinated
Claims with respect to enforcement against and distribution and repayment from the Applicable Series, the Applicable
Series' assets and the Managing Owner and its assets; and provided further that the valid Claims of either the Managing Owner or the Trustee, if any, against the Applicable Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Applicable Series;

        (ii) the Managing Owner and the Trustee will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets) any payment for the Subordinated Claims;

        (iii) The Claims of each of the Managing Owner and the Trustee with respect to the Applicable Series shall only be asserted and enforceable against the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally, or any of their respective assets;

        (iv) If the Claims of the Managing Owner or the Trustee against the Applicable Series or the Trust are secured in whole or in part, each of the Managing Owner and the Trustee hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C.ss. 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Applicable Series), as the case may be;

        (v) In furtherance of the foregoing, if and to the extent that the Managing Owner and the Trustee receive monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than the Applicable Series, the Applicable Series' assets and the Managing Owner and its assets, the Managing Owner and the Trustee shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

        (vi) The foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

    (d) Any agreement entered into by the Trust, any Series, or the Managing Owner, on behalf of the Trust generally or any Series, including, without limitation, the Subscription Agreement entered into with each Interestholder, will include language substantially similar to the language set forth in
Section 3.6(c).

    SECTION 3.7. Dividends and Distributions.

        (a) Dividends and distributions on Interests of a particular Series or any class thereof may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Interestholders in that Series or class, from such of the income and capital gains, accrued or realized, from the Trust Estate belonging to that Series, or in the case of a class, belonging to that Series and allocable to that class, as the Managing Owner may determine, after providing for actual and accrued liabilities belonging to that Series. All dividends and distributions on Interests in a particular Series or class thereof shall be distributed pro rata to the Interestholders in that Series or class in proportion to the total outstanding Interests in that Series or class held by such Interestholders at the date and time of record established for the payment of such dividends or distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any Series or class. Such dividends and distributions may be made in cash or Interests of that Series or class or a combination thereof as determined by the Managing Owner or pursuant to any program that the Managing Owner may have in effect at the time for the election by each Interestholder of the mode of the making of such dividend or distribution to that Interestholder.

        (b) The Interests in a Series or a class of the Trust shall represent beneficial interests in the Trust Estate belonging to such Series or in the case of a class, belonging to such Series and allocable to such class. Each Interestholder in a Series or a class shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such Series or such class. Upon reduction or withdrawal of its Interests or indemnification for liabilities incurred by reason of being or having been a holder of Interests in a Series or a class, such Interestholder shall be paid solely out of the funds and property of such Series or in the case of a class, the funds and property of such Series and allocable to such class of the Trust. Upon liquidation or termination of a Series of the Trust, Interestholders in such Series or class shall be entitled to receive a pro rata share of the Trust Estate belonging to such Series or in the case of a class, belonging to such Series and allocable to such class.

    SECTION 3.8. Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Interestholders of a Series, each Interestholder shall be entitled to a proportionate vote based upon the product of the Net Asset Value of a Series per Interest multiplied by the number of Interests, or fraction thereof, standing in its name on the books of such Series. As to any matter which affects the Interests of more than one Series, the Interestholders of each affected Series shall be entitled to vote, and each such Series shall vote as a separate class.

    SECTION 3.9. Equality. Except as provided herein or in the instrument designating and establishing any class or Series, all Interests of each particular Series shall represent an equal proportionate beneficial interest in the assets belonging to that Series subject to the liabilities belonging to that Series, and each Interest of any particular Series or classes shall be equal to each other Interest of that Series or class; but the provisions of this sentence shall not restrict any distinctions permissible under Section 3.7 that may exist with respect to dividends and distributions on Interests of the same Series or class. The
Managing Owner may from time to time divide or combine the Interests of any particular Series or class into a greater or lesser number of Interests of that Series or class without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of Interestholders of any other Series or class.

    SECTION 3.10. Exchange of Interests. Subject to compliance with the requirements of applicable law, the Managing Owner shall have the authority to provide that Interestholders of any Series shall have the right to exchange said Interests into one or more other Series in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Interestholders of any class of a particular
Series shall have the right to exchange said Interests into one or more other classes of that particular Series or any other
Series in accordance with such requirements and procedures as may be established by the Managing Owner.

                               ARTICLE IV

                          THE MANAGING OWNER

    SECTION 4.1. Management of the Trust. Pursuant to Section 3806 of the Business Trust Statute, the Trust shall be managed by the Managing Owner and the conduct of the Trust's business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement.

    SECTION 4.2. Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Business Trust
Statute, the Managing Owner shall have and may exercise on behalf of the Trust or any Series in the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

    (a) To enter into, execute, deliver and maintain contracts, agreements and any or all other documents and instruments, and to do and perform all such things, as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Interests and the conduct of Trust activities, including, but not limited to, contracts with third parties for:

        (i) commodity brokerage services, provided, however, that in no event shall the fees payable by the Trust for such services exceed 14% annually of the average Net Asset Value of each Series, excluding the Series' assets not directly related to trading activity, which fees shall include fees related to out-of-pocket brokerage expenses, in accordance with limitations imposed by Section IV of the NASAA Guidelines on May 15, 1999; and provided further, to the extent that such limitations are amended to become more restrictive, such fees will not exceed such more restrictive limitations; and provided, further, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (A) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days' prior written notice by the Trust; and

        (ii) (A) commodity trading advisory services relating to the purchase and sale of all Commodities positions on behalf of each Series, which services may not be performed by the Managing Owner or an Affiliate(s) of the Managing Owner, provided, however, that in no event shall the Management Fees and Incentive Fees payable by the Trust for such services exceed 6% of a Series' Net Asset Value and 15% of a Series' New High Net Trading Profits, respectively, except that for each 1% reduction in Management Fees plus administrative expenses set forth in the first proviso to
(B) below 6% of a Series' Net Asset Value, Incentive Fees may be increased by an additional 2% of Net High Net Trading Profits; and (B) administrative services necessary to the prudent operation of the Trust, provided, however, that notwithstanding any other provision of this Agreement, in no event shall the fees payable by the Trust for administrative services (which do not include Management Fees, Incentive Fees, or commodity brokerage services, third party legal and audit charges or extraordinary expenses), when combined with Management Fees, exceed 6% annually of the Net Asset Value of each Series, each in accordance with the limitations set forth in Section IV of the NASAA Guidelines on May 15, 1999; provided, however, that to the extent that such limitations are amended to become more restrictive, such fees will not exceed such more restrictive limitations. All advisory services shall be performed by persons with at least three years experience and who are also appropriately registered under federal and/or state law (i.e., all commodities advice with respect to commodities transactions shall be given by persons who are registered with the CFTC as a commodity trading advisor and are members of the NFA as a commodity trading advisor), but shall not be performed by any person affiliated with the Trust's Commodities broker.

    (b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of each Series of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust's business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner's name shall be deemed executed and accepted on behalf of the Trust by the Managing Owner;

    (c) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

    (d) To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;

    (e) To pay or authorize the payment of distributions to the Interestholders and expenses of each Series;

    (f) To invest or direct the investment of funds of any Series not then delegated to a Trading Advisor(s) and prohibit any transactions contemplated hereunder which may constitute prohibited transactions under ERISA or the Code;

    (g) To make any elections on behalf of each Series under the Code, or any other applicable federal or state tax law as the Managing Owner shall determine to be in the best interests of the Series;

    (h) To redeem mandatorily any Limited Interests upon
at least ten (10) days' prior written notice, if   the Managing
Owner determines that the continued participation of such Limited Owner in the Trust might cause the Trust, a Series in the Trust or any Interestholder to be deemed to be managing Plan Assets under ERISA, (ii) there is an unauthorized assignment pursuant to the provisions of Article V, or (iii) in the event that any transaction would or might violate any law or constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA for such transaction or transactions does not apply or cannot be obtained from the DOL (or the Managing Owner determines not to seek such an exemption). In the case of mandatory redemptions, the Redemption Date shall be the close of business on the date written notice of intent to redeem is sent by the Managing Owner to a Limited Owner. A notice may be revoked prior to the payment date by written notice from the Managing Owner to a Limited Owner;

    (i) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, and if the concurrence of at least a majority in interest (over 50%) of the outstanding Interests of all Series (not including Interests owned by the Managing Owner) is not obtained;

    (j) To override any trading instructions:    that the
Managing Owner, in its sole discretion, determines in good faith to be in violation of any trading policy or limitation of the Trust, including as set forth in Section 4.2(k) below; (ii) as and to the extent necessary, upon the failure of any Trading Advisor to comply with a request to make the necessary amount of funds available to the Trust within five (5) days of such request, to fund distributions, redemptions (including special redemptions), or reapportionments among Trading Advisors or to pay the expenses of any Series in the Trust; and provided further, that the Managing Owner may make Commodities trading decisions at any time at which any Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained;

    (k) Monitor the trading activities of the Trading
Advisor so that:

        (i) Any Series does not establish new Commodities positions for any one contract month or option if such additional Commodities positions would result in a net long or short position for that Commodities position requiring as margin or premium more than fifteen percent (15%) of the Trust Estate of a Series.

        (ii) Any Series does not acquire additional
Commodities positions in any commodities interest contract or option if such additional Commodities positions would result in the aggregate net long or short Commodities positions requiring as margin or premium for all outstanding Commodities positions more than 66 2/3 % of the Trust Estate of a Series. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open Commodities positions because of daily price fluctuation limits or both, a Series may be required to commit as margin in excess of the foregoing limit. In such event the Managing Owner will cause each Trading Advisor to reduce its open futures or options positions to comply with the foregoing limit before initiating new Commodities positions.

    SECTION 4.3. Obligations of the Managing Owner. In addition to the obligations expressly provided by the Business Trust Statute or this Trust Agreement, the Managing Owner shall:

        (a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited
Owners;

        (b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and each Series of the Trust and for the conduct of its business in all appropriate jurisdictions;

        (c) Retain independent public accountants to audit the accounts of each Series in the Trust;

        (d) Employ attorneys to represent the Trust or a Series thereof;

        (e) Use its best efforts to maintain the status of the Trust as a "business trust" for state law purposes, and of each Series of the Trust as a "partnership" for federal income tax purposes;

        (f) Monitor the trading policies and limitations of each Series, as set forth in the Prospectus, and the activities of the Trust's Trading Advisor(s) in carrying out those policies in compliance with the Prospectus;

        (g) Monitor the brokerage fees charged to each Series,
and the services rendered by futures commission merchants to each Series, to determine whether the fees paid by, and the services rendered to, each Series for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for each Series. In making this determination the Managing Owner shall not rely solely on the brokerage rates paid by other major commodity
pools.  No material change related to brokerage fees shall be
made except upon   20 Business Days' prior notice to the Limited
Owners, which notice shall include a description of the Limited Owners' voting rights as set forth in Section 8.2 hereof and a description of the Limited Owners' redemption rights as set forth in Section 7.1 hereof, and (ii) consent of the Limited Owners holding Interests representing at least a majority (over 50%) in Net Asset Value of the Series affected (excluding Interests held by the Managing Owner). No increase in such fees shall take effect except at the beginning of a Fiscal Quarter following consent of the Limited Owners as provided in this subparagraph (g).

        (h) Have fiduciary responsibility for the safekeeping and use of the Trust Estate of each Series, whether or not in the Managing Owner's immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets of each Series (including any interest earned thereon as provided for in the Prospectus) in any manner except as and to the extent permitted by the NASAA Guidelines for the benefit of each Series in the Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of each Series and in resolving conflicts of interest. The Trust shall not permit any Limited Owner to contract away the fiduciary duty owed to the Limited Owners by the Managing Owner under this Agreement or the Delaware Business Trust Act.

        (i) Agree that, at all times from and after the sale of at least the Subscription Minimum (as defined in the Prospectus), for so long as it remains a Managing Owner of the Trust, it shall have a minimum "net worth" (as defined below) of, and not take any affirmative action to reduce its "net worth" below, $1 million , or such higher amount as may be required under the NASAA Guidelines as they may be amended from time to time. The NASAA Guidelines define "net worth" as the excess of total assets over total liabilities as determined by generally accepted accounting principles;

        (j) Admit substituted Limited Owners in accordance with this Trust Agreement;

        (k) Refuse to recognize any attempted transfer or assignment of an Interest that is not made in accordance with the provisions of Article V; and

        (l) Maintain a current list in alphabetical order, of the names and last known addresses and, if available, business telephone numbers of, and number of Interests owned by, each Interestholder (as provided in Section 3.4 hereof) and the other Trust documents described in Section 9.6 at the Trust's principal place of business, which documents shall be made available thereat at reasonable times during ordinary business hours for inspection by any Limited Owner or his representative for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust. Such list shall be printed on white paper in clearly legible print and shall be updated quarterly. Upon request, for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust, including without limitation, matters relating to an Interestholder's voting rights hereunder or the exercise of a Limited Owner's rights under federal proxy law, either in person or by mail, the Managing Owner will furnish a copy of such list to a Limited Owner or his representative within ten days of a request therefor, upon payment of the cost of reproduction and mailing; provided, however, that the Limited Owner requesting such list shall give written assurance that the list will not, in any event, be used for commercial purposes. Subject to applicable law, a Limited Owner shall give the Managing Owner at least ten Business Days' prior written notice for any inspection and copying permitted pursuant to this Section 4.3(l) by the Limited Owner or his authorized attorney or agent.

        (m) Notify the Interestholders within seven days from the date of:

            (i) any material change in contracts with any Series' Trading Advisor;

            (ii) any material modification made in the calculation of the Incentive Fee paid to any Trading Advisor; and

            (iii) any material change affecting the
compensation of any person compensated by a Series.


    SECTION 4.4. General Prohibitions.  The Trust or any Series shall not:

        (a) Borrow money from or loan money to any
Interestholder or other Person or any other Series, except that
the foregoing is not intended to prohibit   the deposit on
margin with respect to the initiation and maintenance of each Series' Commodities positions or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that each Series is prohibited from incurring any indebtedness on a non-recourse basis;

        (b) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except the right and/or obligation of a commodity broker to close out sufficient commodities positions of each Series so as to restore the Series' account to proper margin status in the event that the Series fails to meet a Margin Call, (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen's compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic's, warehousemen's, carrier's, workmen's, materialmen's or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;

        (c) Commingle its assets with those of any other
Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder, or with those of any other
Series;

        (d) Directly or indirectly pay or award any finder's fees, commissions or other compensation to any Persons engaged by a potential Limited Owner for investment advice as an inducement to such advisor to advise the potential Limited Owner to purchase Limited Interests in the Trust;

        (e) Engage in Pyramiding of its Commodities positions; provided, however, that a Trading Advisor(s) may take into account the Series' open trade equity on existing positions in determining generally whether to acquire additional Commodities positions on behalf of the Series;

        (f) Permit rebates to be received by the Managing
Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

        (g) Permit the Trading Advisor(s) to share in any portion of brokerage fees related to commodity brokerage services paid by a Series with respect to its commodity trading activities;

        (h) Enter into any contract with the Managing Owner or
an Affiliate of the Managing Owner (except for selling agreements
for the sale of Interests)   which has a term of more than one
year and which does not provide that it may be canceled by the Trust without penalty on sixty (60) days prior written notice or
(ii) for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arms-length negotiations;

        (i) Permit churning of its Commodity trading account(s) for the purpose of generating excess brokerage commissions;

        (j) Enter into any exclusive brokerage contract; and

        (k) Operate the Trust in any manner so as to contravene section 3804 of the Business Trust Statute.

    SECTION 4.5. Liability of Covered Persons. A Covered Person shall have no liability to the Trust or to any Interestholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered
Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust
Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Managing Owner or any other Covered Person.

    SECTION 4.6. Indemnification of the Managing Owner.

        (a) The Managing Owner shall be indemnified by the
Trust or a Series thereof against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for a
particular Series of the Trust, provided that   the Managing
Owner was acting on behalf of or performing services for the relevant Series and has determined, in good faith, that such course of conduct was in the best interests of the Series and such liability or loss was not the result of negligence, misconduct, or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the U.S. Code by or against the Managing Owner. The source of payments made in respect of indemnification under this Trust Agreement shall be the assets of each Series on a pro rata basis, as the case may be.

        (b) Notwithstanding the provisions of Section 4.6(a) above, the Managing Owner and any Person acting as broker-dealer for each Series shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged
violation of federal or state securities laws unless   there has
been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

        (c) In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the position of the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Tennessee Securities Division and the position of any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations.

        (d) The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

        (e) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Managing Owner shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if the legal action relates to the performance of duties or services by the Managing Owner on behalf of the Trust or a particular Series of the Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advance; and
(iii) the Managing Owner undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.6.

        (f) The term "Managing Owner" as used only in this
Section 4.6 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust or any Series thereof and acting within the scope of the Managing
Owner's authority as set forth in this Trust Agreement.

        (g) In the event the Trust or any Series is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited Owner's (or assignee's) obligations or liabilities unrelated to Trust business, such Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys' and accountants' fees.

        (h) The payment of any amount pursuant to this Section shall be subject to Section 3.6 with respect to the allocation of liabilities and other amounts, as appropriate, among the Series of the Trust.

    SECTION 4.7. Expenses and Limitations Thereon.

        (a) The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses incurred in the creation of the Trust and each Series thereof and sale of Interests. Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust and the Interests and in offering, distributing and processing the Interests under applicable federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the initial and continuous offering of the Interests, including, but
not limited to, expenses such as:    initial and ongoing
registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus during the Initial and Continuous Offering Periods, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Interests during the Initial and Continuous Offering Periods, (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Interests during the Initial and Continuous Offering Periods, (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith, and (vi) any extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification associated therewith) related thereto.

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        (b) Subject to Section 4.2(a), all ongoing charges,
costs and expenses of the Trust's operation, including, but not limited to, the routine expenses associated with (i) preparation of monthly, annual and other reports required by applicable federal and state regulatory authorities; (ii) Trust meetings and preparing, printing and mailing of proxy statements and reports to Interestholders; (iii) the payment of any distributions related to redemption of Interests; (iv) routine services of the Trustee, legal counsel and independent accountants; (v) routine accounting and bookkeeping services, whether performed by an outside service provider or by Affiliates of the Managing Owner;
(vi) postage and insurance; (vii) client relations and services;
(viii) computer equipment and system maintenance; (ix) the fixed fee to be paid to Prudential Securities Incorporated, the Trust's Commodity Broker; (x) required payments to the Trust's Trading Advisors; and (xi) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid by the appropriate Series of the Trust, subject to such other limitations as are set forth herein concerning the limitations on the Series' liability for the liabilities of another Series, provided, however, the aggregate annual expenses set forth in subsections 4.7(b)(i), (ii), (iii), (iv), (v), (vi),
(vii), and (viii), above incurred by each Series, shall in no event exceed, 1.5% annually of the Net Asset Value of that Series. Any expenses incurred by a Series in excess of this amount is not the responsibility of that Series.

        (c) The Managing Owner or any Affiliate of the
Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Trust or any series thereof for which payment one or more Series of the Trust is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Trust or any Series thereof, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner's "overhead," is prohibited.

    SECTION 4.8. Compensation to the Managing Owner. Except as provided in
Section 7.1(c) with respect to the payment of redemption charges, the Managing Owner shall not, in its capacity as Managing Owner, receive any salary, fees, profits or distributions. The Managing Owner shall, in its capacity as an Interestholder, be entitled to receive allocations and distributions pursuant to the provisions of this Trust Agreement.

    SECTION 4.9. Other Business of Interestholders. Except as otherwise specifically provided herein, any of the Interestholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is an Interestholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. The Managing
Owner and Affiliates of the Managing Owner shall not engage in a venture competitive with the Trust except as described in the Prospectus.

    SECTION 4.10. Voluntary Withdrawal of the Managing Owner. The Managing Owner may withdraw voluntarily as the Managing Owner of the Trust only upon one hundred and twenty (120) days' prior written notice to all Limited Owners and the Trustee and the prior approval of Limited Owners holding
Interests equal to at least a majority (over 50%) of the Net

Asset Value of each Series (excluding Interests held by the withdrawing Managing Owner). If the withdrawing Managing Owner is the last remaining Managing Owner, Limited Owners holding Interests equal to at least a majority (over 50%) of the Net Asset Value of each Series (not including Interests held by the Managing Owner) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. If the Managing Owner withdraws as Managing Owner and the Limited Owners or remaining Managing Owner elect to continue the Trust, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Interest at the Net Asset Value of a Series thereof on the next Redemption Date following the date of removal or withdrawal.

    SECTION 4.11. Authorization of Registration Statements. Each Limited Owner (or any permitted assignee thereof) hereby agrees that the Managing Owner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration
Statements on behalf of the Trust without any further act, approval or vote of the Limited Owners of the Trust, notwithstanding any other provision of this Trust Agreement, the Business Trust Statute or any applicable law, rule or regulation.

    SECTION 4.12. Litigation. The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust's interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust's assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Agreement) of the Managing Owner.

                                 ARTICLE V

                          TRANSFERS OF INTERESTS

    SECTION 5.1 General Prohibition. A Limited Owner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Interests or any part of his right, title and interest in the capital or profits of any Series in the Trust except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Managing Owner shall have knowledge thereof), unless approved in writing by the Managing Owner.

    SECTION 5.2. Transfer of Managing Owner's General Interests.

        (a) Upon an Event of Withdrawal (as defined in Section 13.1), the Managing Owner's General Interests shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors,

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

filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

        (b) To the full extent permitted by law, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation, the reorganization of the Managing Owner into or with any other corporation, the transfer of all the capital stock of the Managing Owner or the assumption of the Interests, rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation by operation of law.

        (c) Upon assignment of all of its Interests, the Managing Owner shall not cease to be a Managing Owner of the Trust, or to have the power to exercise any rights or powers as a Managing Owner, or to have liability for the obligations of the Trust under Section 1.7 hereof, until an additional Managing Owner, who shall carry on the business of the Trust, has been admitted to the Trust.

    SECTION 5.3. Transfer of Limited Interests.

        (a) Permitted assignees of the Limited Owners shall be admitted as substitute Limited Owners pursuant to this Article V only upon the consent of the Managing Owner, which may be withheld by the Managing Owner (x) if the proposed assignee does not meet the established suitability requirements, or (y) to avoid adverse legal consequences to any Series in the Trust.

            (i) A substituted Limited Owner is a permitted assignee that has been admitted to any Series as a Limited
Owner with all the rights and powers of a Limited Owner hereunder. If all of the conditions provided in Section
5.3(b) below are satisfied, the Managing Owner shall admit permitted assignees into the Trust as Limited Owners by making an entry on the books and records of the Series reflecting that such permitted assignees have been admitted as Limited Owners, and such permitted assignees will be deemed Limited Owners at such time as such admission is reflected on the books and records of the Series.

            (ii) A permitted assignee is a Person to whom a Limited Owner has assigned his Limited Interests with the consent of the Managing Owner, as provided below in Section 5.3(d), but who has not become a substituted Limited Owner. A permitted assignee shall have no right to vote, to obtain any information on or account of the Series' transactions or to inspect the Series' books, but shall only be entitled to receive the share of the profits, or the return of the Capital Contribution, to which his assignor would otherwise be entitled as set forth in Section 5.3(d) below to the extent of the Limited Interests assigned. Each Limited Owner agrees that any permitted assignee may become a substituted Limited Owner without the further act or consent of any

Limited Owner, regardless of whether his permitted assignee becomes a substituted Limited Owner.

            (iii) A Limited Owner shall bear all extraordinary costs (including attorneys' and accountants' fees), if any, related to any transfer, assignment, pledge or encumbrance of his Limited Interests.

        (b) No permitted assignee of the whole or any portion of a Limited Owner's Limited Interests shall have the right to become a substituted Limited Owner in place of his assignor unless all of the following conditions are satisfied:

            (i) The written consent of the Managing Owner to such substitution shall be obtained, the granting or denial of which shall be within the sole and absolute discretion of the Managing Owner.

            (ii) A duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;

            (iii) The assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to this Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

            (iv) Upon the request of the Managing Owner, an opinion of the Trust's independent legal counsel is obtained to the effect that (A) the assignment will not jeopardize the Series' tax classification as a partnership and (B) the assignment does not violate this Trust Agreement or the Business Trust Statute.

        (c) Any Person admitted to any Series as an Interestholder shall be subject to all of the provisions of this Trust Agreement as if an original signatory hereto.

        (d) (i) Subject to the provisions of Section 5.3(e) below, compliance with the suitability standards imposed by the Trust for the purchase of new Interests, applicable federal securities and state "Blue Sky" laws and the rules of any other applicable governmental authority, a Limited Owner shall have the right to assign all or any of his Limited Interests to any assignee by a written assignment (on a form acceptable to the Managing Owner) the terms of which are not in contravention of any of the provisions of this Trust Agreement, which assignment has been executed by the assignor and received by the Trust and recorded on the books thereof. An assignee of a Limited Interest (or any interest therein) will not be recognized as a permitted assignee without the consent of the Managing Owner, which consent the Managing Owner shall withhold only under the following circumstances: (A) if necessary, in the judgment of the Managing Owner (and upon receipt of an opinion of counsel to this effect), to preserve the classification of each Series of the Trust as a partnership for federal income tax purposes or to preserve the characterization or treatment of any Series' income or loss; or
(B) if such assignment is effectuated through an established securities market or a secondary market (or the substantial equivalent thereof). The Managing Owner shall withhold its consent to assignments made under the foregoing circumstances, and shall exercise such right by taking any actions as it seems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized, and the assignor or transferor continues to be recognized by the Trust as an Interestholder for all purposes hereunder, including the payment of any cash distribution. The Managing Owner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

            (ii) Except as specifically provided in this Trust Agreement, a permitted assignee of an Interest shall be entitled to receive distributions from the Series attributable to the Interest acquired by reason of such assignment from and after the effective date of the assignment of such Interest to him. The "effective date" of an assignment of a Limited Interest as used in this clause shall be the Dealing Day of the next succeeding week, provided the Managing Owner shall have been in receipt of the written instrument of assignment for at least five (5) Business Days prior thereto. If the assignee is (A) an ancestor or descendant of the Limited Owner, (B) the personal representative or heir of a deceased Limited Owner,
(C) the trustee of a trust whose beneficiary is the Limited Owner or another person to whom a transfer could otherwise be made or (D) the shareholders, partners, or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, then the "effective date" of an assignment of an Interest in the Trust shall be the first day of the week immediately following the week in which the written instrument of assignment is received by the Managing Owner.

            (iii) Anything herein to the contrary
notwithstanding, the Trust and the Managing Owner shall be entitled to treat the permitted assignor of such Interest as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to him, until such time as the written assignment has been received by, and recorded on the books of, the Trust.

        (e) (i) No assignment or transfer of an Interest may be made which would result in the Limited Owners and permitted assignees of the Limited Owners owning, directly or indirectly, individually or in the aggregate, 5% or more of the stock of the Managing Owner or any related person as defined in Sections 267(b) and 707(b)(1) of the Code. If any such assignment or transfer would otherwise be made by bequest, inheritance of operation of law, the Interest transferred shall be deemed sold by the transferor to the Series immediately prior to such transfer in the same manner as provided in Section 5.3(e)(iii).

            (ii) No assignment or transfer of an interest in any Series may be made which would contravene the NASAA Guidelines, as adopted in any state in which the proposed transferor and transferee reside including, without limitation, the restriction set forth in Paragraph F(2) of
Article V thereof, which precludes any assignment (except for assignments by gift, inheritance, intra family assignment, family dissolutions and transfers to affiliates), which would result in either the assignee or the assignor holding Interests in any combination of Series valued at less than $5,000 (or $2,000 in the case of IRAs), provided, however, that this limitation shall not apply in respect of a Limited Owner wishing to assign its or his entire interest in all Series of the Trust.

            (iii) Anything else to the contrary contained herein notwithstanding: (A) In any particular twelve (12) consecutive month period no assignment or transfer of an Interest may be made which would result in increasing the aggregate total of Interests previously assigned and/or transferred in said period to 49% or more of the outstanding Interests of any Series. This limitation is hereinafter referred to as the "forty-nine percent (49%) limitation";
(B) Clause (ii)(A) hereof shall not apply to a transfer by gift, bequest or inheritance, or a transfer to the Trust, and, for purposes of the forty-nine percent (49%) limitation, any such transfer shall not be treated as such;
(C) If, after the forty-nine percent (49%) limitation is reached in any consecutive 12 month period, a transfer of an Interest would otherwise take place by operation of law (but not including any transfer referred to in clause (iii)(B) hereof) and would cause a violation of the forty-nine percent (49%) limitation, then said Interest(s) shall be deemed to have been sold by the transferor to the Trust in liquidation of said Interest(s) immediately prior to such transfer for a liquidation price equal to the Net Asset Value of a Series of said Interest(s) on such date of transfer. The liquidation price shall be paid within 90 days after the date of the transfer.

        (f) The Managing Owner, in its sole discretion, may cause any Series to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

        (g) The Managing Owner, in its sole discretion, may cause any Series to make, refrain from making, or once having made, to revoke the election by a qualified fund under Section 988(c)(1)(E)(V), and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

        (h) Each Limited Owner hereby agrees to indemnify and hold harmless the Trust and each Interestholder against any and all losses, damages, liabilities or expense (including, without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any transfer or purported transfer by such Limited Owner in violation of any provision contained in this Section 5.3.

                              ARTICLE VI

                     DISTRIBUTION AND ALLOCATIONS

    SECTION 6.1. Capital Accounts. A capital account shall be established for each Interestholder on the books of the Series in which an Interest is owned (such account sometimes hereinafter referred to as a "book capital account"). The initial balance of each Interestholder's book capital account shall be the amount of his initial Capital
Contribution to a Series.

    SECTION 6.2. Weekly Allocations. As of the close of business (as determined by the Managing Owner) on the Valuation Point of each week during each Fiscal Year of the Trust, the following determinations and allocations shall be made:

        (a) First, any increase or decrease in the Trust's Net Asset Value of a Series as of such date as compared to the next previous determination of Net Asset Value of a Series shall be credited or charged to the book capital accounts of the Interestholders in the ratio that the balance of each Interestholder's book capital account bears to the balance of all Interestholders' book capital accounts; and

        (b) Next, the amount of any distribution to be made to an Interestholder and any amount to be paid to an Interestholder upon redemption of his Interests shall be charged to that Interestholder's book capital account as of the applicable record date and Redemption Date, respectively.

    SECTION 6.3. Allocation of Profit and Loss for United States
Federal Income Tax Purposes. As of the end of each Fiscal Year of each Series, the Series' recognized profit and loss shall be allocated among the Interestholders pursuant to the following subparagraphs for federal income tax purposes. Except as otherwise provided herein, such allocations of profit and loss shall be pro rata from Disposition Gain (or Disposition Loss) and Profits (or
Losses).

        (a) First, the Profits or Losses of the Series shall be allocated pro rata among the Interestholders based on their respective book capital accounts as of the last day of each week in which such Profits or Losses accrued.

        (b) Next, Disposition Gain or Disposition Loss from the Series' trading activities for each Fiscal Year of the Trust shall be allocated among the Interestholders as follows:

            (i) There shall be established a tax capital account with respect to each outstanding Interest. The initial balance of each tax capital account shall be the amount paid by the Interestholder to the Series for the Interest. Tax capital accounts shall be adjusted as of the end of each Fiscal Year as follows: (A) Each tax capital account shall be increased by the amount of income (Profits or Disposition Gain) which shall have been allocated to the Interestholder who shall hold the Interest pursuant to
Section 6.3(a) above and Sections 6.3(b)(ii) and 6.3(b)(iii) below; (B) Each tax capital account shall be decreased by the amount of expense or loss (Losses or Disposition Losses) which shall have been allocated to the Interestholder who shall hold the Interest pursuant to Section 6.3(a) above and Sections 6.3(b)(iv) and 6.3(b)(v) below and by the amount of any distribution which shall have been received by the Interestholder with respect to the Interest (other than on redemption of Interests); and (C) If an Interest is redeemed, the tax capital account with respect to such Interest shall be eliminated on the Redemption Date.

            (ii) Disposition Gain realized during any week shall be allocated first among all Interestholders whose book capital accounts shall be in excess of their Interests' tax capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(ii) for the current week, described in Section 6.3(b)(i) above) in the ratio that each such Interestholder's excess shall bear to all such Interestholder's excesses.

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

            (iii) Disposition Gain realized during any week that remains after the allocation pursuant to Section 6.3(b)(ii) above shall be allocated to those Interestholders who were Interestholders during such week in the ratio that each such Interestholder's book capital account bears to all such Interestholders' book capital accounts for such week.

            (iv) Disposition Loss realized during any week shall be allocated first among all Interestholders whose Interests' tax capital accounts shall be in excess of their book capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(iv) for the current week, described in Section 6.3(b)(i) above) in the ratio that each such Interestholder's excess shall bear to all such Interestholders' excesses.

            (v) Disposition Loss realized during any week that remains after the allocation pursuant to Section 6.3(b)(iv) above shall be allocated to those Interestholders who were Interestholders during such week in the ratio that each such Interestholder's book capital account bears to all such Interestholders' book capital accounts for such calendar week.

        (c) The tax allocations prescribed by this Section 6.3 shall be made to each holder of an Interest whether or not the holder is a substituted Limited Owner. For purposes of this
Section 6.3, tax allocations shall be made to the Managing Owner's Interests on an Interest-equivalent basis.

        (d) The allocation of income and loss (and items thereof) for federal income tax purposes set forth in this
Section 6.3 is intended to allocate taxable income and loss among Interestholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Interestholders under Section 6.2 so as to eliminate, to the extent possible, any disparity between an Interestholder's book capital account and his tax capital account, consistent with the principles set forth in Sections 704(b) and (c)(2) of the Code.

        (e) Notwithstanding this Section 6.3, if after taking into account any distributions to be made with respect to such Interest for the relevant period pursuant to Section 6.4 herein, any allocation would produce a deficit in the book capital account of an Interest, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of the other Interests held by the same Interestholder (subject to the same limitation) and, as to any balance, shall be allocated pro rata to the book capital accounts of all the remaining Interestholders (subject to the same limitation).

    SECTION 6.4. Allocation of Distributions. Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, which a Series shall make with respect to the Interests; provided, however, that a Series shall not make any distribution that violates the Business Trust Statute. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Article VIII) shall be allocated among the holders of record of Interests in the ratio in which the number of Interests held of record by each of them bears to the number of Interests held of record by all of the Interestholders as of the record date of such distribution; provided, further, however, that any distribution made in respect of an Interest shall not exceed the book capital account for such Interest.

    SECTION 6.5. Admissions of Interestholders; Transfers.
For purposes of this Article VI, Interestholders shall be deemed admitted, and a tax and book capital account shall be established in respect of the Interests acquired by such Interestholder or in respect of additional Interests acquired by an existing Interestholder, as of the Dealing Day following the week in which such Interestholder's Subscription Agreement or Exchange Request, as the case may be, is received, provided the Managing Owner shall have been in receipt of such Subscription Agreement or Exchange Request for at least five Business Days, or in which the transfer of Interests to such Interestholder is recognized, except that persons accepted as subscribers to the Trust pursuant to Section 3.4(b) shall be deemed admitted on the date determined pursuant to such Section. Any Interestholder to whom an Interest had been transferred shall succeed to the tax and book capital accounts attributable to the Interest transferred.

    SECTION 6.6. Liability for State and Local and Other Taxes. In the event that any Series shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Series shall be obligated to pay such taxes to such jurisdiction. In the event that the Series shall be required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Interestholder's allocable share of Series income, the amount of such taxes shall be considered a loan by the Series to such Interestholder, and such Interestholder shall be liable for, and shall pay to the Series, any taxes so required to be withheld and paid over by the Series within ten (10) days after the Managing Owner's request therefor. Such Interestholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Interests of the foreign Interestholder as necessary to satisfy) interest on the amount of taxes paid over by the Series to the IRS or other taxing authority, from the date of the Managing Owner's request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by Citibank, N.A. The amount, if any, payable by the Series to the Interestholder in respect of its Interests so redeemed, or in respect of any other actual distribution by the Series to such Interestholder, shall be reduced by any obligations owed to the Series by the Interestholder, including, without limitation, the amount of any taxes required to be paid over by the Series to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Series from any actual distribution or redemption payment to such Interestholder shall be treated as an actual distribution to such Interestholder for all purposes of this Trust Agreement.

                             ARTICLE VII

                             REDEMPTIONS

    SECTION 7.1. Redemption of Interests. The Interestholders recognize that the profitability of any Series depends upon long-term and uninterrupted investment of capital. It is agreed, therefore, that Series profits and gains may be automatically reinvested, and that distributions, if any, of profits and gains to the Interestholders will be on a limited basis. Nevertheless, the Interestholders contemplate the possibility that one or more of the Limited Owners may elect to realize and withdraw profits, or withdraw capital through the redemption of Interests prior to the dissolution of a Series. In that regard and subject to the provisions of Section 4.2(h):

        (a) Subject to the conditions set forth in this
Article VII, each Limited Owner (or any permitted assignee thereof) shall have the right to redeem a Limited Interest or portion thereof on the first Dealing Day following the date the Managing Owner is in receipt of an acceptable form of written notice of redemption for at least five Business Days (a "Redemption Date"). Interests will be redeemed on a "first in, first out" basis based on time of receipt of redemption requests at a redemption price equal to the Net Asset Value of a Series per Interest calculated as of the Valuation Point immediately preceding the applicable Redemption Date. If an Interestholder (or permitted assignee thereof) is permitted to redeem any or all of his Interests as of a date other than a Redemption Date, such adjustments in the determination and allocation among the Interestholders of Disposition Gain, Disposition Loss, Profits, Losses and items of income or deduction for tax accounting purposes shall be made as are necessary or appropriate to reflect and give effect to the redemption.

        (b) The value of an Interest for purposes of redemption shall be the book capital account balance of such Interest at the Valuation Point immediately preceding the Redemption Date, less any amount owing by such Limited Owner (and his permitted assignee, if any) to the Trust pursuant to Sections 4.6(g), 5.3(h) or 6.6 of this Trust Agreement. If redemption of an Interest shall be requested by a permitted assignee, all amounts which shall be owed to the Trust under Sections 4.6(g), 5.3(h) or 6.6 hereof by the Interestholder of record, as well as all amounts which shall be owed by all permitted assignees of such Interests, shall be deducted from the Net Asset Value of a Series of such Interests upon redemption.

        (c) The effective date of redemption shall be the Redemption Date, and payment of the value of the redeemed Interests (except for Interests redeemed as part of an Exchange as provided in Section 7.4) generally shall be made within ten Business Days following the Redemption Date; provided, that all liabilities, contingent or otherwise, of the Trust or any Series in the Trust, except any liability to Interestholders on account of their Capital Contributions, have been paid or there remains property of the Series sufficient to pay them; and provided further, that under extraordinary circumstances as may be determined by the Managing Owner in its sole discretion, including, but not limited to, the inability to liquidate Commodity positions as of such Redemption Date, or default or delay in payments due the Trust from commodity brokers, banks or other Persons, or significant administrative hardship, the Trust may in turn delay payment to Limited Owners requesting redemption of Interests of the proportionate part of the value of redeemed Interests represented by the sums which are the subject of such default or delay, in which event payment for redemption of such Interests will be made to Limited Owners as soon thereafter as is practicable. A Limited Owner may revoke his notice of intent to redeem on or prior to the Redemption Date by written instructions to the Managing Owner. If a Limited Owner revokes his notice of intent to redeem and thereafter wishes to redeem, such Limited Owner will be required to submit written notice thereof in accordance with Section 7.1(d) and will be redeemed on the first Redemption Date to occur after the Managing Owner shall have been in receipt of such written notice for at least five Business Days.

        (d) A Limited Owner (or any permitted assignee thereof) wishing to redeem Interests must provide the Managing Owner with written notice of his intent to redeem, which notice shall specify the name and address of the redeeming Limited Owner and the amount of Limited Interests sought to be redeemed. The notice of redemption shall be in the form annexed to the Prospectus or in any other form acceptable to the Managing Owner and shall be mailed or delivered to the principal place of business of the Managing Owner. Such notice must include representations and warranties that the redeeming Limited Owner (or any permitted assignee thereof) is the lawful and beneficial owner of the Interests to be redeemed and that such Interests are not subject to any pledge or otherwise encumbered in any fashion. In certain circumstances, the Trust may require additional documents, such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator or certificates of corporate authority. Limited Owners requesting redemption shall be notified in writing within five Business Days following the Redemption Date whether or not their Interests will be redeemed, unless payment for the redeeming Interests is made within that five Business Day period, in which case the notice of acceptance of the redemption shall not be required.

        (e) The Managing Owner may suspend temporarily any redemption if the effect of such redemption, either alone or in conjunction with other redemptions, would be to impair the Trust's ability to operate in pursuit of its objectives. In addition, the Managing Owner may mandatorily redeem Interests pursuant to Section 4.2(h).

        (f) Interests that are redeemed shall be extinguished and shall not be retained or reissued by the Trust or any Series.

        (g) Except as discussed above, all requests for redemption in proper form will be honored, and the Series' positions will be liquidated to the extent necessary to discharge its liabilities on the Redemption Date.

    SECTION 7.2. Redemption by the Managing Owner.
Notwithstanding any provision in this Trust Agreement to the contrary, for so long as it shall act as the Trust's Managing
Owner, the Managing Owner shall not transfer or redeem any of its General Interests to the extent that any such transfer or redemption would result in its having less than a 1% interest in the Trust.

    SECTION 7.3. Redemption Fee. The Managing Owner will receive a redemption fee, as provided in the Prospectus, of the Net Asset Value of an Interest of any Series redeemed during the first and second successive six-month periods following the effective date of its purchase.
This redemption fee will not be charged if you  simultaneously
(i) exchange the redeemed Interest or portion thereof for an Interest of equal value in another Series, or (ii) invest your redemption proceeds in another futures fund sponsored by Prudential Securities. The redemption fees may be waived by the Managing Owner in other circumstances as set forth in the Prospectus.

    SECTION 7.4. Exchange of Interests. Interests in one Series may be exchanged, without applicability of redemption fees, for Interests of equivalent value of any other Series (an "Exchange") on any Dealing Day, subject to the conditions on Redemptions in this Article VII, except that an Exchange will be made on the first Dealing Day following the date the Managing Owner is in receipt of an Exchange Request for at least five Business Days.

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

                             ARTICLE VIII

                          THE LIMITED OWNERS

    SECTION 8.1. No Management or Control; Limited Liability.
The Limited Owners shall not participate in the management or control of the Trust's business nor shall they transact any business for the Trust or any Series thereof or have the power to sign for or bind the Trust or any Series thereof, said power being vested solely and exclusively in the Managing Owner. Except as provided in Section 8.3 hereof, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of his Capital Contribution plus his share of the Trust Estate of any Series in which such Limited Owners own an Interest and profits remaining in the Series, if any. Except as provided in
Section 8.3 hereof, each Limited Interest owned by a Limited Owner shall be fully paid and no assessment shall be made against any Limited Owner. No salary shall be paid to any Limited Owner in his capacity as a Limited Owner, nor shall any Limited Owner have a drawing account or earn interest on his contribution.

    SECTION 8.2. Rights and Duties. The Limited Owners shall have the following rights, powers, privileges, duties and liabilities:

        (a) The Limited Owners shall have the right to obtain information of all things affecting the Trust (or any Series thereof in which it holds an Interest), provided that such is for a purpose reasonably related to the Limited Owner's interest as a beneficial owner of the Trust, including, without limitation, such reports as are set forth in Article IX and such information as is set forth in Section 4.3(l) hereof. In the event that the Managing Owner neglects or refuses to produce or mail to a Limited Owner a copy of the information set forth in Section 4.3(l) hereof, the Managing Owner shall be liable to such Limited Owner for the costs, including reasonable attorney's fees, incurred by such Limited Owner to compel the production of such information, and for any actual damages suffered by such Limited Owner as a result of such refusal or neglect; provided, however, it shall be a defense of the Managing Owner that the actual purpose of the Limited Owner's request for such information was not reasonably related to the Limited Owner's interest as a beneficial owner in the Trust (e.g., to secure such information in order to sell it, or to use the same for a commercial purpose unrelated to the participation of such Limited Owner in the Trust). The foregoing rights are in addition to, and do not limit, other remedies available to Limited Owners under federal or state law.

        (b) The Limited Owners shall receive from the Series in which they hold Interests, the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

        (c) Except for the Limited Owners' redemption rights set forth in Article VII hereof or upon a mandatory redemption effected by the Managing Owner pursuant to Section 4.2(h) hereof, Limited Owners shall have the right to demand the return of their capital account only upon the dissolution and winding up of the Series in which they hold Interests and only to the extent of funds available therefor. In no event shall a Limited Owner be entitled to demand or receive property other than cash. Except with respect to Series or class differences, no Limited Owner shall have priority over any other Limited Owner either as to the return of capital

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

or as to profits, losses or distributions.  No Limited
Owner shall have the right to bring an action for partition against the Trust.


        (d) Limited Owners holding Interests representing at least a majority (over 50%) in Net Asset Value of each affected Series (not including Interests held by the Managing Owner and its Affiliates, including the commodity broker) voting separately
as a class may vote to   continue the Series as provided in
Section 13.1(b), (ii) approve the voluntary withdrawal of the Managing Owner and elect a successor Managing Owner as provided in Section 4.10, (iii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iv) elect and appoint one or more additional Managing Owners, (v) approve a material change in the trading policies of a Series, or the brokerage fees paid by a Series, as set forth in the Prospectus, which change shall not be effective without the prior written approval of such majority, (vi) approve the termination of any agreement entered into between the Trust and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty, (vii) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (viii) terminate the Series as provided in Section 13.1(g), and in the case of (iv), (v) and
(vi) in each instance on 60 days' prior written notice.

    Except as set forth above, the Limited Owners shall have no voting or other rights with respect to the Trust. Prior to the exercise by the Limited Owners of the rights set forth in Section 8.2(d), the Trust will, if practicable, provide the Limited Owners with an opinion of independent legal counsel in each state where the Trust may be deemed to be conducting its business with respect to whether or not such exercise would constitute such participation in the control of the Trust business as would adversely affect the Limited Owners limited liability under the laws of such state.

    SECTION 8.3. Limitation on Liability.

        (a) Except as provided in Sections 4.6(g), 5.3(h) and
6.6 hereof, and as otherwise provided under Delaware law, the Limited Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of any Series of the Trust in excess of his Capital Contribution to that Series and his share of the Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner's Subscription Agreement delivered in connection with his purchase of Interests. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

        (b) The Trust shall indemnify, on a pro rata basis among Series, to the full extent permitted by law and the other provisions of this Agreement, and to the extent of the Trust Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Interests) against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of one or more Series' Interests (other than for taxes for which such Limited Owner is liable under Section 6.6 hereof).

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

        (c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Limited Owners individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Limited Owners' personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of each Series to the extent set forth in Section 3.5 and 3.6 hereof.

                            ARTICLE IX

                    BOOKS OF ACCOUNT AND REPORTS

SECTION 9.1. Books of Account. Proper books of account for each Series shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Series' business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner's interest as a beneficial owner of any Series, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and each Series shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.

    SECTION 9.2. Annual Reports and Monthly Statements.
Each Limited Owner shall be furnished as of the end of
each month and as of the end of each Fiscal Year with   such
reports (in such detail) as are required to be given to Limited Owners by the CFTC and the NFA, (b) any other reports (in such detail) required by any other governmental authority which has jurisdiction over the activities of the Trust and (c) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

    SECTION 9.3. Tax Information. Appropriate tax information (adequate to enable each Limited Owner to complete and file his federal tax return) shall be delivered to each Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 15.

    SECTION 9.4. Calculation of Net Asset Value of a Series.
Net Asset Value of a Series will be estimated as required.
Upon request, on any Business Day, the Managing Owner shall make available to any Limited Owner the estimated Net Asset Value of a Series per Interest. Each Limited Owner shall be notified of any decline in the estimated Net Asset Value of a Series per Interest to less than 50% of the Net Asset Value of a Series per Interest as of the end of the immediately preceding Valuation Point within seven Business Days of such occurrence. Included in such notification shall be a description of the Limited Owners' voting rights as set forth in Section 8.2 hereof.

    SECTION 9.5. Other Reports. The Managing Owner shall send such other reports and information, if any, to the Limited Owners as it may deem necessary or appropriate. Each Limited Owner shall be notified
of   any material change in the terms of the Advisory Agreement, including any change in the Trading Advisor or any modification in connection with the method of calculating the incentive fee;
(b) any change of Trustee; (c) any other material change affecting the compensation of any party within seven (7) Business
Days of such occurrence; and (d) a description of any material effect on the Interests such changes may have. Included in such notification shall be a description of the Limited Owners' voting rights as set forth in Section 8.2 hereof and redemption rights as set forth in Section 7.1 hereof. In addition, the Managing
Owner shall submit to the Securities Administrator of any State having jurisdiction over the Trust any information required to be filed with such Administrator, including, but not limited to, reports and statements required to be distributed to the Limited
Owners.

    SECTION 9.6. Maintenance of Records. The Managing Owner shall maintain for a period of at least eight Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Interests owned by, all Interestholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Series' federal, state and local income tax returns and reports, if any;
and a record of the information obtained to indicate that a Limited Owner meets the investor suitability standards set forth in the Prospectus, and (b) for a period of at least six Fiscal
Years copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust.

    SECTION 9.7. Certificate of Trust. Except as otherwise provided in the Business Trust Statute or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Limited
Owner; however, such certificates shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Limited Owners in accordance with this Trust Agreement. The Certificate of Trust shall not be amended in any respect if the effect of such amendment is to diminish the limitation on interseries liability under Section
3804 of the Business Trust Statute.

    SECTION 9.8. Registration of Interests. Subject to Section 4.3(l) hereof, the Managing Owner shall keep, at the Trust's principal place of business, an Interest Register in which, subject to such reasonable regulations as it may provide, it shall provide for the registration of Interests and of transfers of Interests. Subject to the provisions of Article V, the Managing Owner may treat the Person in whose name any Interest shall be registered in the Interest Register as the Interestholder of such Interest for the purpose of receiving distributions pursuant to Article VI and for all other purposes whatsoever.

                              ARTICLE X

                             FISCAL YEAR

    SECTION 10.1. Fiscal Year. The Fiscal Year shall begin on the 1st day of January and end on the 31st day of December of each year. The first Fiscal Year of the Trust shall commence on the date of filing of the Certificate of Trust and end on the 31st day of December 1999.
The Fiscal Year in which any Series in the Trust shall terminate shall end on the date of termination of the Series.

                             ARTICLE XI

                AMENDMENT OF TRUST AGREEMENT; MEETINGS

    SECTION 11.1. Amendments to the Trust Agreement.

        (a) Amendments to this Trust Agreement may be proposed by the Managing Owner or by Limited Owners holding Interests equal to at least 10% of the Net Asset Value of each Series of the Trust, unless the proposed amendment affects only certain Series, in which case such amendment may be proposed by Limited Owners holding Interests equal to at least ten percent (10%) of Net Asset Value of a Series of each affected Series. Following such proposal, the Managing Owner shall submit to the Limited Owners of each affected Series a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owners. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of Limited Owners holding Interests equal to at least a majority (over 50%) of the Net Asset Value of a Series (excluding Interests held by the Managing Owner and its Affiliates) of the Trust or, if the proposed amendment affects only certain Series, of each affected Series, or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth in Section 8.2 hereof and to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owners as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Limited Owners holding a greater interest in Limited Interests than is required to amend this Trust Agreement under this Section 11.1, and/or the approval or affirmative vote of the Managing Owners, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Interestholders which would be required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this Section 11.1. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee's approval.

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

        (b) Notwithstanding any provision to the contrary contained in Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owners, make such amendments
to this Trust Agreement which   are necessary to add to the
representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owners or between the Limited Owners and the Managing Owner; and
(D) does not adversely affect the limitations on liability of the Limited Owners, as described in Article VIII hereof or the status of the each Series as a partnership for federal income tax purposes.

        (c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owners, amend the provisions of Article VI of this Trust Agreement relating to the allocations of Profits, Losses, Disposition Gain, Disposition Loss and distributions among the Interestholders if the Trust is advised at any time by the Trust's accountants or legal counsel that the allocations provided in Article VI of this Trust Agreement are unlikely to be respected for federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The Managing Owner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the allocations and distributions provided in this Trust Agreement. New allocations made by the Managing Owner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the Managing Owner to the Trust and the Limited Owners, and no such new allocation shall give rise to any claim or cause of action by any Limited Owner.

        (d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Business Trust Statute, to reflect such change.

        (e) No amendment shall be made to this Trust Agreement without the consent of the Trustee if such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owners are permitted to take under Section 8.2(d) above. The Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

        (f) No provision of this Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

    SECTION 11.2. Meetings of the Trust. Meetings of the Interestholders of the Trust or any Series thereof may be called by the Managing Owner and will be called by it upon the written request of Limited Owners holding Interests equal to at least
10% of the Net Asset Value of a Series of the Trust or any Series thereof. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mails, within 15 days after receipt of said request, written notice to all Interestholders of the Trust or any Series thereof of the meeting and the purpose of the meeting, which shall be held on a date, not less than 30 nor more than 60 days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owners for the debts of the Trust. Interestholders may vote in person or by proxy at any such meeting.

    SECTION 11.3. Action Without a Meeting. Any action required or permitted to be taken by Interestholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting.
If the vote or consent of any Interestholder to any action of the Trust or any Interestholder, as contemplated by this Agreement, is solicited by the Managing Owner, the solicitation shall be effected by notice to each Interestholder given in the manner provided in Section 15.4. The vote or consent of each Interestholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Interestholder, unless the Interestholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Trust within 20 days after the notice of solicitation is effected. The
Managing Owner and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Interestholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Interestholders in any manner other than as expressly provided in
Section 15.4.

                            ARTICLE XII

                                 TERM

    SECTION 12.1. Term. The term for which the Trust and each Series is to exist shall commence on the date of the filing of the Certificate of Trust, and shall terminate pursuant to the provisions of Article
XIII hereof or as otherwise provided by law.

                            ARTICLE XIII

                            TERMINATION

    SECTION 13.1. Events Requiring Dissolution of the Trust or any Series. The Trust or, as the case may be, any Series thereof shall dissolve at any time upon the happening of any of the following events:

        (a) The filing of a certificate of dissolution or revocation of the Managing Owner's charter (and the expiration of 90 days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an
"Event of Withdrawal") unless   at the time there is at least
one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust and each Series or
(ii) within 90 days of such Event of Withdrawal all the remaining Interestholders agree in writing to continue the business of the Trust and each Series and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Interestholders to continue the business of the Trust and to appoint a successor Managing Owner as provided in clause (b)(ii) above, within 120 days of such Event of Withdrawal, Limited Owners holding Interests representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Interests held by the Managing Owner and its Affiliates) may elect to continue the business of the Trust and each Series thereof by forming a new business trust (the "Reconstituted Trust") on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Limited Owners of the Trust shall be bound thereby and continue as Limited Owners of the Reconstituted Trust.

        (b) The occurrence of any event which would make unlawful the continued existence of the Trust or any Series thereof, as the case may be.

        (c) The failure to sell the Subscription Minimums (as defined in the Prospectus) of all Series or any number of Series to at least 150 subscribers during the Initial Offering Period.

        (d) In the event of the suspension, revocation or termination of the Managing Owner's registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

        (e) The Trust or, as the case may be, any Series becomes insolvent or bankrupt.

        (f) The Limited Owners holding Interests representing at least a majority (over 50%) of the Net Asset Value of a Series (which excludes the Interests of the Managing Owner) vote to dissolve the Series, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of such Series' termination.

        (g) The Limited Owners of each Series holding
Interests representing at least a majority (over 50%) of the Net Asset Value of the Series (which excludes the Interests of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than 90 Business Days prior to the effective date of such terminations.

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

        (h) The decline of the Net Asset Value of a Series of the Trust Estate by 50% from the Net Asset Value of a Series of the Trust Estate (i) at the commencement of the Series' trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, additional capital contributions and redemptions.

        (i) The determination of the Managing Owner that the Series' aggregate net assets in relation to the operating expenses of the Series make it unreasonable or imprudent to continue the business of the Series.

    The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Trust) shall not result in the termination of the or any Series thereof, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner's Interests except as provided in Section 7.1 hereof. Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Series in which they own an Interest and any right to an audit or examination of the books of the Series in which they own an Interest, except for such rights as are set forth in
Article IX hereof relating to the Books of Account and reports of the Series.

    SECTION 13.2. Distributions on Dissolution. Upon the dissolution of the Trust or any Series, the Managing Owner (or in the event there is no Managing Owner, such person (the "Liquidating Trustee") as the majority in interest of the Limited Owners may propose and approve) shall take full charge of the Series assets and liabilities. Any Liquidating
Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable
limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and
expenses of the Trust.  Thereafter, the business and affairs of the Trust or Series shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and
distributed in the following order of priority:   to the
expenses of liquidation and termination and to creditors, including Interestholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Series of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Interestholders, and (b) to the Managing
Owner and each Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Interestholder to the Series, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Interestholders pursuant to Article VI.
After the distribution of all remaining assets of the Series, the Managing Owner will contribute to the Series an amount equal to the lesser of (i) the deficit balance, if any, in its book capital account, and (ii) the excess of 1.01% of the total
Capital Contributions of the Limited Owners over the capital previously contributed by the Managing Owner. Any Capital
Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Series to its creditors, and the balance, if any, shall be distributed to those Interestholders in the Series whose book capital account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book capital account balances.

    SECTION 13.3. Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of all Series of the Trust, the Trust shall terminate and Managing Owner or Liquidating Trustee, as the case may be, shall execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Business Trust Statute. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

                            ARTICLE XIV

                          POWER OF ATTORNEY

    SECTION 14.1. Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, each Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the Subscription Agreement, or in such other form as may be prescribed by the Managing Owner. Each Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Owner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

        (a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a business trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Interestholders under the laws of any jurisdiction;

        (b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and

        (c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

SECTION 14.2. Effect of Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner:

        (a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Owner;

        (b) May be exercised by the Managing Owner for each Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

        (c) Shall survive the delivery of an assignment by a Limited Owner of the whole or any portion of his Limited Interests; except that where the assignee thereof has been approved by the Managing Owner for admission to the Trust as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution.

    Each Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

    SECTION 14.3. Limitation on Power of Attorney. The
Power of Attorney concurrently granted by each Limited
Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of Limited Owners in any situation in which this Trust Agreement requires the approval of Limited Owners unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.

                              ARTICLE XV

                            MISCELLANEOUS

    SECTION 15.1. Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 15.1, and provided, further, that the parties hereto intend that the provisions
hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Business
Trust Statute) and that, to the maximum extent permitted by
applicable law, there shall not be applicable to the Trust, the
Trustee, the Managing Owner, the Interestholders or this Trust
Agreement any provision of the laws (statutory or common) of the
State of Delaware (other than the Business Trust Statute)
pertaining to trusts which relate to or regulate in a manner
inconsistent with the terms hereof:   the filing with any court
or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust,
(c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal,
(f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement.
Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a "business trust," and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to business trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

    SECTION 15.2. Provisions In Conflict With Law or Regulations.

        (a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the "Conflicting Provisions") are in conflict with the Code, the Business Trust Statute or other applicable federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

        (b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

    SECTION 15.3. Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

    SECTION 15.4. Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Interests, notices of assignment, transfer, pledge or encumbrance of Interests, and reports and notices by the Managing Owner to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be.

Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Interests shall be effective upon timely receipt by the Managing Owner in writing.

    SECTION 15.5. Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

    SECTION 15.6. Binding Nature of Trust Agreement.
The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Interestholders. For purposes of determining the rights of any Interestholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Interestholders and permitted assignees, and all Interestholders and assignees agree that the Trust and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owners and assignees shall be bound by such determination.

    SECTION 15.7. No Legal Title to Trust Estate. The Interestholders shall not have legal title to any part of the Trust Estate.

    SECTION 15.8. Creditors. No creditors of any Interestholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.

    SECTION 15.9. Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.


    IN WITNESS WHEREOF, the undersigned have duly executed this Declaration of Trust and Trust Agreement as of the day and year first above written.

                                 WILMINGTON TRUST COMPANY,
                                 as Trustee

                                 By:_______________________________________
                                    Name:
                                    Title:

                                 PRUDENTIAL SECURITIES FUTURES
                                 MANAGEMENT INC.


                                 By:________________________________________
                                    Name:
                                    Title:

                                 All Limited Owners now and hereafter admitted as Limited Owners of the Trust, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner


                                 By: PRUDENTIAL SECURITIES FUTURES
                                     MANAGEMENT INC.


                                 By:__________________________________________
                                    Name:
                                    Title:

                                     EXHIBIT A

                                     RESTATED

                                CERTIFICATE OF TRUST

                                         OF

                               WORLD MONITOR TRUST II

    This Restated Certificate of Trust of World Monitor Trust II (the "Trust") is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to amend and restate the original Certificate of Trust of the Trust which was filed on April 22, 1999 under the Delaware Business Trust Act (12 Del. C.
Section 3801 et seq.) (the "Act").

    The Certificate of Trust is hereby amended and restated in its entirety to read as follows:

    1.    Name.  The name of the trust formed hereby is World
Monitor Trust II.

    2. Delaware Trustee. The name and the business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

    3.    Series.  Pursuant to Section 3806(b)(2) of the Act, the
Trust shall issue one or more series of beneficial interests having the rights, powers and duties as set forth in the governing instrument of the Trust, as the same may be amended from time to time (each a "Series").

    4. Notice of Limitation of Liability of each Series. Pursuant to Section 3804 of the Act, there shall be a limitation on liability of each particular Series such that the debts, liabilities, claims, obligations and expenses incurred, contracted for or otherwise existing with respect to, in connection with or arising under a particular Series shall be enforceable against the assets of that Series only, and not against the assets of the Trust generally or the assets of any other Series.

    5. Effective Date. This Restated Certificate of Trust shall be effective upon filing.


                                 WILMINGTON TRUST COMPANY, as Trustee

                                 By:________________________________
                                    Name:
                                    Title:

                   [THIS PAGE LEFT BLANK INTENTIONALLY]

                                                      EXHIBIT B
    WORLD MONITOR TRUST II                            ---------
    REDEMPTION REQUEST                              (Please date)

Prudential Securities Futures Management Inc.
c/o Prudential Securities Incorporated
One New York Plaza, 12th Floor
Specialty Finance Operations
New York, New York  10292

Dear Sirs:

I hereby request redemption of the number of limited liability beneficial interests ("Interests") specified below, in the Series of the Trust indicated below, subject to all of the conditions set forth in the Trust Agreement, as described in the Prospectus:

Series D: __________________________________________
Series E: __________________________________________
Series F: __________________________________________

(specify number of Interests to be redeemed in each Series)

Redemption will be effective as of the dealing day (Monday of each week) at the Series' Net Asset Value (as such term is defined in
Section 1.1 of the Trust Agreement) on the Friday immediately preceding the dealing day, assuming that this Redemption Request is received by the managing owner on at least two business days' prior written notice ("Redemption Date"). The first permissible Redemption Date shall be the end of the first full week of trading activity by the Series in which the Interests are owned. I understand that Interests in each Series redeemed on or prior to the end of the first and second successive six-month periods after the effective date of purchase will pay a redemption charge of 4% and 3%, respectively, of the Series' Net Asset Value at which they are redeemed. I understand that the effective date of purchase means the date on which the applicable Series broke escrow if subscription was made during the initial offering period and means the applicable dealing date for subscriptions made during the continuous offering period. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of the Interests to which this Redemption Request relates, with full power and authority to request redemption of such Interests. Such Interests are not subject to any pledge or otherwise encumbered in any fashion. My signature has been guaranteed by a commercial bank with a correspondent in New York or by a member of a registered national securities exchange.

U. S. Taxable Limited Owners Only

Under the penalties of perjury, I hereby certify that the Social Security Number or Taxpayer ID Number indicated on this Redemption Request is my true, correct and complete Social Security Number or Taxpayer ID Number and that I am not subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code.

Non-U.S. Limited Owners Only

Under penalties of perjury, I hereby certify that (a) I am not a citizen or resident of the U.S. and have not been present in the U.S. for 183 days or more during any calendar year, or (b) I am a non-U.S. corporation, partnership, estate or trust.

       SIGNATURES ON REVERSE SIDE MUST BE IDENTICAL TO NAME(S)
             IN WHICH INTERESTS OF TRUST ARE REGISTERED

              INTERESTS REGISTERED IN THE NAME(S) OF:

----------------------    --------------------------------------------
Type or Print Name        Social Security Number or Taxpayer ID Number

----------------------------------------------------------------------
Street

----------------    --------     ------------------
City                State        Zip Code

----------------    --------     ------------------
Account #           Type         FA

                                     SIGNATURE(S)

                                     Individual Owner(s) or Assignee(s)

                                     __________________________________

Signature(s) Guaranteed by:          __________________________________

_______________________________      __________________________________
                                     (Signature(s) of Owner(s) or
                                     Assignee(s))

                                     Entity Owner(s) or Assignee(s)

                                     __________________________________

Signature(s) Guaranteed by:          __________________________________

______________________________       By: ______________________________
                                         (Trustee, partner or authorized
                                         officer.  If a corporation, include
                                         certified copy of authorizing
                                         resolution.)

NOTE: If the entity owner is a trustee, custodian or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

                                     Plan Participant

Signature(s) Guaranteed by:          __________________________________
                                     (Type or Print Name)

______________________________       __________________________________
                                     (Signature)


             THIS REDEMPTION REQUEST MUST BE RECEIVED BY THE
             MANAGING OWNER AT LEAST TWO BUSINESS DAYS' PRIOR
            TO THE DEALING DAY ON WHICH YOUR REDEMPTION IS TO
                           BECOME EFFECTIVE.

                                                            EXHIBIT C
                               EXCHANGE REQUEST

To:    WORLD MONITOR TRUST II
       Prudential Securities Futures Management Inc.
       One New York Plaza, 12th Floor
       Specialty Finance Operations
       New York, New York 10292

     I hereby request the following exchange of Interests as of the Dealing Date which first occurs two business days after your receipt of this Exchange Request, upon the terms and conditions described in the Prospectus for the World Monitor Trust II dated April __, 2002. I certify that all of the statements, including all representations and warranties, made in my original Subscription Agreement remain accurate. I (either in my individual capacity or as an authorized representative of an entity, if applicable) hereby represent and warrant that I am the true, lawful and beneficial owner of the Interests to which this Exchange Request relates, with full power and authority to request an Exchange of such Interests. Such Interests are not subject to any pledge or otherwise encumbered in any fashion. My signature has been guaranteed by a commercial bank with a correspondent in New York or by a member of a registered national securities exchange.

Amount to be Redeemed Upon Exchange                     Amount to be Purchased Upon Exchange
-----------------------------------                     ------------------------------------

Totals in each column must be equal.

Series D  $____________ or All Interests _________      Series D  $____________

Series E  $____________ or All Interests _________      Series E  $____________

Series F  $____________ or All Interests _________      Series F  $____________

Total     $____________                                 Total     $____________

             SIGNATURES ON REVERSE SIDE MUST BE IDENTICAL TO NAME(S)
                   IN WHICH INTERESTS OF TRUST ARE REGISTERED

                  INTERESTS REGISTERED IN THE NAME(S) OF:

------------------        ----------------------------------------------------
Type or Print Name        Social Security Number or Taxpayer ID Number

------------------------------------------------------------------------------
Street

-----------------------          ----------------------        ---------------
City                             State                          Zip Code

-----------------------          ----------------------        ---------------
Account #                        Type                           FA

This Exchange Request is intended to be used for an even-value exchange of Interests from one or more Series into one or more different Series. This Exchange Request is not to be used to redeem Interests or to purchase additional Interests of a Series in which you are currently a Limited Owner.

                                        SIGNATURE(S)

                                        Individual Owner(s) or Assignee(s)

                                        --------------------------------------

Signature(s) Guaranteed by:             --------------------------------------

--------------------------------        --------------------------------------
                                        Signature(s) of owner(s) or assignee(s)

                                        Entity Owner (or assignee)

                                        --------------------------------------

Signature(s) Guaranteed by:             --------------------------------------

                                        By:
-------------------------------         --------------------------------------
                                          (Trustee, partner, or authorized
                                          officer.  If a corporation, include
                                          certified copy of authorizing
                                          resolution.)

NOTE: If the entity owner is a trustee, custodian or fiduciary of an Individual Retirement Account, Keogh Plan without common law employees or employee benefit plan under which a plan participant may exercise control over assets in his account, the signature of the plan participant must also be supplied.

                                           Plan Participant

Signature(s) Guaranteed by:             --------------------------------------
                                               Type or Print Name

-------------------------------         --------------------------------------
                                                  (Signature)

IF SUBMITTED IN ACCORDANCE WITH REQUIRED PROCEDURES, THE EXCHANGE
REQUESTED HEREIN WILL BE EFFECTIVE AS OF THE DEALING DAY (USUALLY
MONDAY) OF THE WEEK FOLLOWING A WEEK AFTER WHICH THIS EXCHANGE
REQUEST WAS RECEIVED.

FOR USE BY PSI-FA ONLY

Ledger Code    Account Number     FA#                     [ ]  Phone Order

[ ]  [ ]  [ ]  -  [ ]  [ ]  [ ]  [ ]  [ ]  [ ]  -  [ ]  [ ]  [ ]

Client Account Number at PSI

------------------   ----------------     ---------------------------------
FA Name              FA Telephone No.     Branch Name and Wire Code of Branch


----------------------------              ------------------------------------
Signature of FA and Date                  Signature of Branch Manager and Date

FOR USE BY TRUST ONLY

Interests to be Redeemed:
-------------------------


Series D Interests:      Amount     $__________

Series E Interests:      Amount     $__________

Series F Interests:      Amount     $__________

                         Total      $__________


Interests to be Purchased:
--------------------------

Series D Interests:      Amount     $__________

Series E Interests:      Amount     $__________

Series F Interests:      Amount     $__________

                         Total      $__________

                   [THIS PAGE LEFT BLANK INTENTIONALLY]

                                                           EXHIBIT D

                          WORLD MONITOR TRUST II
                        SUBSCRIPTION AGREEMENT FOR
                  LIMITED LIABILITY BENEFICIAL INTERESTS

INSTRUCTIONS (Please read carefully)

A. Using a typewriter or printing in ink, check the appropriate box or fill in the blanks on Pages D-3 through D-4 as directed herein:

CHECK THE APPROPRIATE BOX

Boxes    (i)    NEW SUBSCRIBER(S)

         (ii)   EXISTING OWNER(S) OF SERIES D, SERIES E AND/OR
                SERIES F INTERESTS ADDING LIMITED INTERESTS

                a)    INFORMATION IS THE SAME AS IN THE ORIGINAL
                      SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY.

                b)    INFORMATION HAS CHANGED FROM THE ORIGINAL
                      SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY; CONSEQUENTLY, FOLLOW INSTRUCTIONS FOR NEW
                      SUBSCRIBERS (i).

Number 1    TOTAL DOLLAR AMOUNT OF SUBSCRIPTION AND SERIES.
MINIMUM SUBSCRIPTION FOR ALL SERIES IN THE AGGREGATE IS
$5,000 FOR INDIVIDUALS, INSTITUTIONS OR ERISA PLANS
(EXCEPT IRAs), $2,000 FOR IRAs AND OTHER QUALIFIED
ACCOUNTS.  THE MINIMUM INITIAL SUBSCRIPTION PER SERIES
IS $1,000.  ONCE THE MINIMUM IS MET, ADDITIONAL
PURCHASES MAY BE MADE IN $100 INCREMENTS.  EXISTING
INVESTORS (EXCEPT IN CERTAIN STATES) MAY SUBSCRIBE FOR
ADDITIONAL INTERESTS IN $100 INCREMENTS.  (NEW
SUBSCRIPTION AGREEMENTS ARE REQUIRED WITH EACH
ADDITIONAL PURCHASE.)  SEE "STATE SUITABILITY
REQUIREMENTS" ON D-13.

Number 2    SOCIAL SECURITY NUMBER AND/OR TAXPAYER I.D. NUMBER.
BACK UP WITHHOLDING BOX CHECKED (IF APPLICABLE).

Number 3    PRUDENTIAL SECURITIES ACCOUNT NUMBER.

Number 3a    CHECK ONE OF THE BOXES TO INDICATE WHETHER YOU ARE A
PRUDENTIAL SECURITIES EMPLOYEE.

Number 4    CHECK BOX TO INDICATE ACCOUNT TYPE.  (CHECK ONLY ONE
BOX.)

Number 5    CLIENT NAME, ADDRESS AND BUSINESS PHONE NUMBER.  FOR
IRA OR TRUST ACCOUNT INCLUDE:  "FOR THE BENEFIT OF
____________."  INSERT NET WORTH AND ANNUAL GROSS INCOME.

Number 6    ADDRESS REQUIRED IF #5 IS A P.O. BOX OR IS NOT THE
INVESTOR'S RESIDENCE ADDRESS OR THE ENTITY'S PLACE OF
FORMATION.

Number 7    TO BE COMPLETED AND SIGNED BY THE FINANCIAL ADVISOR
(SOMETIMES REFERRED TO AS THE "FA").  ALL SIGNATURE
PAGES MUST BE COUNTERSIGNED BY THE BRANCH MANAGER.

Number 8    CLIENT(S) SIGNATURE(S) IF ACCOUNT TYPE IS INDIVIDUAL OR
JOINT.

Number 9    CLIENT'S SIGNATURE IF ACCOUNT TYPE IS AN IRA OR KEOGH
PLAN WITHOUT ANY COMMON LAW EMPLOYEES.

Number 10    SIGNATURE OF AUTHORIZED CORPORATE OFFICER, PARTNER,
TRUSTEE CUSTODIAN OR FIDUCIARY IF ACCOUNT TYPE IS A
CORPORATION, PARTNERSHIP, TRUST, KEOGH WITH EMPLOYEES
OR OTHER EMPLOYEE BENEFIT PLAN (E.G., PENSION OR PROFIT
SHARING PLAN).

Number 11    SUBSCRIBER(S) MUST INITIAL EACH APPLICABLE
REPRESENTATION AND WARRANTY IN THE SPACE PROVIDED IN
THE LEFT MARGIN.

Number 12    SUBSCRIBER(S) MUST INITIAL THE SUBORDINATION AGREEMENT
IN THE SPACE PROVIDED IN THE LEFT MARGIN.

B. Subscriber's admission as a limited owner of a Series will be determined based on the date on which a fully completed, dated and signed Subscription Agreement is delivered to Prudential Securities or an additional seller during the initial offering period and continuous offering period. A subscriber may not deliver his Subscription Agreement to the Trust's offices. If such delivery is made, the Subscription Agreement will be returned to the subscriber to be forwarded to his Prudential Securities branch office or to an additional seller.

C.    U.S. subscribers must have W-9s on file with Prudential
Securities and non-U.S. subscribers must have W-8s on file with Prudential Securities.

                         WORLD MONITOR TRUST II
            SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY

SUBSCRIBER(S) (check status)

(i)    New Subscriber(s)    Complete Items 1 through 6, plus Items 8, 9 or 10
(as applicable) plus Item 11, and have FA and Branch
Manager fill out Item 7.

(ii)    Existing Owner(s)    (a)  If information previously provided remains
accurate: Complete Item 1, plus Items 8, 9 or 10 (as applicable) plus Item 11, and have FA and Branch
Manager fill out Item 7 or (b) if information has changed, follow instructions for new subscriber(s).

1.    Total Dollar Amount of Subscription:
Series D Interests.....................$_______
Series E Interests.....................$_______
Series F Interests.....................$_______

2.    Social Security Number            3.  Prudential Securities Account
                                            Number of Subscriber
      ______________________                ______________________________
                or

      Taxpayer I.D. Number            3a. Is the Subscriber a Prudential
                                          Securities Employee
      ______________________              Yes    [ ]     No     [ ]

         or

I (we) have checked the following box because I (we) am (are) subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: [ ]

4.    Check Account Type

    [ ]    Individual Ownership        [ ]    Corporation
    [ ]    Joint Tenants with Right    [ ]    Keogh Plan (no common
           of Survivorship                    law employees)
           (all tenants' signatures
           required)

    [ ]    Tenants in Common  (all tenants' signatures required)

    [ ]    Community Property          [ ]    Other Employee Benefit Plan
           (both signatures required)         (e.g., Custodian, Pension,
                                              Profit Sharing, Keogh plan with
                                              employees)

    [ ]    Custodian Partnership
    [ ]    Trust                       [ ]    Individual Retirement Account
                                              (Non-PSI employees)

    [ ]    UGMA or UTMA                [ ]    Individual Retirement Account
                                              (PSI employees)

5. Full name of Account, Joint Owners, Trustee, if trust account, Custodian, if custodian account or other Authorized Person, if Partnership, Corporation or Institutional Trustee or Plan fiduciary (no initials).

____________________________________________________________________
Mailing Address. If trust or custodian account, address of Trustee, Custodian or Plan Fiduciary.

_________  _____  ________    _______  _____________________________
City       State  Zip Code    Country  Business Telephone No. or if
                                       none, Home No.

    New Worth of Subscriber (exclusive of home, home furnishings and automobiles): $_____________

Annual Gross Income of Subscriber: $_________

6. The following information must be provided if the above address is a P.O. Box or is not the investor's residence address or the entity's place of formation.
Residence Address (P.O. Box alone not acceptable).

_________  _____  ________    _______
City       State  Zip Code    Country

7. FINANCIAL ADVISOR USE ONLY (MUST BE COMPLETED IN FULL, AND EXCEPT FOR SIGNATURE, MUST BE TYPED OR LEGIBLY PRINTED IN INK BY FINANCIAL
ADVISOR; ILLEGIBLE OR INCOMPLETE DOCUMENTS WILL BE REJECTED).

The undersigned FA hereby certifies that: (1) the FA has informed the person(s) named above of all pertinent facts relating to the liquidity and marketability of the limited interests as set forth in the prospectus; and (2) the FA has reasonable grounds to believe (on the basis of information obtained from the person(s) named above concerning such person(s') age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments and any other information known by the FA) that (a) the purchase of the interests is a suitable and appropriate investment for such person(s); (b) such person(s) meet(s) the minimum income and net worth standards; (c) such person(s) can benefit from the investment based on such person('s) overall investment objectives and overall portfolio structure; (d) such person(s) can bear the economic risk of the investment; and (e) such person(s) has (have) an understanding of the fundamental risks of the investment, the risk that an investor may lose its entire investment, the restriction on the liquidity of the limited interests, the restrictions on the transferability of the interests and the background and qualifications of the FA.

Does the undersigned FA have discretionary authority for the account
of the person(s) named above? Yes    ___     No    ___

The FA must insure that a current prospectus, together with the most recent monthly report for the applicable Series, once it commences trading, has been furnished to the person(s) named above.

PRINT FULL NAME OF FA  __________    FA# ________    WIRE CODE OF BRANCH  _____

FA'S SIGNATURE  _________________   FA'S TELEPHONE NUMBER  ____________________

I have received all documents required to accept this subscription, and I acknowledge the suitability of the subscriber and the amount of the subscription for each Series. If the subscriber is other than an individual subscriber, I acknowledge that my review of the subscriber's governing documents indicates that such documents permit investment in commodities funds whose principal business is speculative futures trading.

                                                   (  )
___________________________________________        ________________
BRANCH MANAGER'S SIGNATURE FOR ALL ACCOUNTS        BRANCH MANAGER'S
                                                   TELEPHONE NUMBER

SUBSCRIBERS -- DO NOT SIGN WITHOUT READING THE "REPRESENTATIONS AND WARRANTIES" AT PARAGRAPH 11, THE "SUBSCRIBER(S) CONSENT AND SUBORDINATION AGREEMENT" AT PARAGRAPH 12 AND THE "RISKS" AT PARAGRAPH 13 OR WITHOUT FAMILIARIZING YOURSELF WITH THE PROSPECTUS INCLUDING, (I) THE FUNDAMENTAL RISKS AND POSSIBLE FINANCIAL HAZARDS OF THIS INVESTMENT, INCLUDING THE RISK OF LOSING YOUR ENTIRE INVESTMENT; (II) THE LACK OF LIQUIDITY OF THIS INVESTMENT; (III) THE FACT THAT LIMITED OWNERS MAY NOT TAKE PART IN THE MANAGEMENT OF A SERIES; (IV) THE EXISTENCE OF ACTUAL AND POTENTIAL CONFLICTS OF INTEREST IN THE STRUCTURE AND OPERATION OF A SERIES; (V) THE SERIES' FEE STRUCTURE; (VI) THE FACT THAT ANY PERFORMANCE AND PRO FORMA TABLES, IF ANY, INCLUDED IN THE PROSPECTUS MUST BE READ ONLY IN CONJUNCTION WITH THE NOTES THERETO, IF ANY; (VII) THE TAX CONSEQUENCES OF AN INVESTMENT IN THE TRUST; (VIII) THE LIMITATIONS ON LIMITED LIABILITY; (IX) THE FACT THAT THERE ARE SUBSTANTIAL RESTRICTIONS ON THE TRANSFERABILITY OF INTERESTS; AND (X) THE SERIES' STRUCTURE AND PROPOSED HIGHLY LEVERAGED TRADING ACTIVITIES.

Payment of the above subscription will be made by charging the subscriber's account with Prudential Securities or any additional seller. In the event that the subscriber does not have a customer account with Prudential Securities or any additional seller or does not have sufficient funds in its existing account, the subscriber should make appropriate arrangements with its financial advisors, if any, and if none, should contact its local Prudential Securities branch office or the branch office of any additional seller.

SIGN BELOW UNDER CORRESPONDING ACCOUNT TYPE

8.    INDIVIDUAL OR JOINT SUBSCRIPTION
If this subscription is for a joint account, the statements, representations, warranties and undertakings set forth in this subscription agreement will be deemed to have been made by each owner of the account

___________________   ___________________         ____________
(Signature of         (Signature of Joint         (Date)
Subscriber)           Owner, if any)


___________________   ___________________         _____________
(Print or Type Name   (Print or Type Name         (Date)
of Signatory)         of Signatory)

9.    IRA AND KEOGH PLAN (WITHOUT COMMON LAW EMPLOYEES) SUBSCRIPTION

__________________________________________________________________
(Signature of IRA beneficiary or plan participants)        (Date)

__________________________________________________________________
(Print or Type Name of Signatory


10.    ENTITY (CUSTODIAN, CORPORATION, PARTNERSHIP,
TRUST OR EMPLOYEE BENEFIT PLAN) SUBSCRIPTION

The undersigned corporate officer, partner or trustee custodian or fiduciary hereby certifies and warrants that he or she has full power and authority from and on behalf of the entity named below and (as applicable) from its shareholders, partners or beneficiaries or plan participants to complete, execute and deliver this Subscription Agreement on their behalf including on behalf of the plan participants and trust or custodial account beneficiaries and that an investment in the Trust has been affirmatively authorized by the governing board or body, if any, of the entity (if a corporation or partnership) and is not prohibited by law or the governing documents of the entity.


_____________________________________
(Type or Print Name of Entity, Trust
or Custodial Account)

_____________________________________       _____________________
(Signature of Authorized Corporate          (Date)
Officer, Partner, Trustee Custodian
or Fiduciary)

__________________________________
(Print or Type Name of Signatory)

11.    REPRESENTATIONS AND WARRANTIES

I (we) hereby represent and warrant to Prudential Securities Futures Management Inc. (sometimes referred to as the managing owner) and the Trust as follows (please initial each applicable representation and warranty):

____    (1)    I (we) satisfy one or more of the following financial standards outlined below for subscription in the Trust (initial in the space provided only those requirements that apply):

____    (A)    I (we) am (are) not acting on behalf of an Employee Benefit
Plan and I (we) have either

____    (i)    a net worth (exclusive of home, home furnishings and
automobiles) of at least $150,000 or

____    (ii)    a net worth (similarly calculated) of at least $45,000
and an annual gross income of at least $45,000 and not more than 10% of my net worth is invested in the Trust or

____    (iii)    if I (we) am (are) a resident(s) of one of those
states listed under "State Suitability Requirements" on page D-13, I (we) meet the more restrictive suitability requirements imposed by the State in which I (we) reside and not more than 10% of my net worth is invested in the Trust.

____    (B)    If I (we) am (are) acting on behalf of an IRA or a Keogh
Plan which covers no common law employees, each participant meets, and the IRA or Keogh Plan meets, the net worth and gross income requirement in (i), (ii) or (iii) above, and its investment in the Trust does not exceed 10% of the assets of the IRA or Keogh Plan at the time of investment.

____    (C)     If I (we) am (are) acting on behalf of an Employee Benefit
Plan (other than an IRA or a Keogh Plan which covers no common law employees), the Plan meets the net worth and suitability requirements in (i) or (iii) above, and its investment in the Trust does not exceed 10% of the assets of the Plan at the time of investment.

____    (2)    The address set forth above in Items 5 and 6 is my (our) true and correct address, and I (we) have no present intention of becoming a resident of any other state or country. The information provided in those Items is true, correct and complete as of the date of this Subscription Agreement and if there should be any material change in such information prior to my (our) admission to the Trust as a limited owner, I (we) will immediately furnish such revised or corrected information to the managing owner. I
(we) will furnish the managing owner with such other documents as it may request to evaluate this subscription.

____    (3)    I (we) am (are) over 21 years old, and I am (are) legally
competent and am (are) permitted by applicable law to execute and deliver this Subscription Agreement.

____    (4)    If the subscriber is a trust under an Employee Benefit Plan, none of the Trustee, managing owner, Prudential Securities, the trading advisors, any other selling agent or any of their affiliates either: (A) has investment discretion with respect to the investment of the assets of such trust being used to purchase limited interests; (B) has authority or responsibility to give or regularly gives investment advice with respect to such trust assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such trust assets and that such advice will be based on the particular investment needs of the trust; or
(C) is an employer maintaining or contributing to the trust.

____    (5)    I (we) have received a prospectus of each Series which
constitutes its Commodity Futures Trading Commission Disclosure
Document.

____    (6)    I (we) am (are) purchasing the limited interests for our own account.

____    (7)    I (we) acknowledge that as a holder or holders of any interests in, or claims of any kind against, any Series, I (we) will seek to recover any debts, liabilities, obligations and expenses incurred or otherwise existing with respect to that Series solely from, or to assert such claims solely against, (i) the assets of that Series (and not the assets of any other Series or the Trust generally) or (ii) the managing owner.

    By making these representations and warranties, subscribers are not waiving any rights of action which they may have under applicable federal or state securities laws. Federal securities law provides that any such waiver would be unenforceable. Subscribers should be aware, however, that the representations and warranties set forth herein may be asserted in the defense of the Trust or others in any subsequent litigation or other proceeding.

12.    SUBSCRIBER'S CONSENT AND SUBORDINATION AGREEMENT

____    I (we), a Subscriber(s) who is (are) purchasing interests in the
Series that is the subject of this agreement (Series ___) (the "Contracting Series"), agrees and consents (the "Consent") to look solely to the assets (the "Contracting Series Assets") of the Contracting Series and to the Managing Owner and its assets for payment. The Contracting Series Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Contracting Series, including, without limitation, funds delivered to the Trust for the purchase of interests in a Series.

In furtherance of the Consent, I (we) agree that (i) any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, "Claims") incurred, contracted for or otherwise existing and (ii) any Limited Interests, and any other interests, beneficial interests or equity ownership of any kind (collectively, "Equity Ownership"), arising from, related to or in connection with the Trust and its assets and the Contracting Series and the Contracting Series Assets, shall be subject to the following limitations:

(a) subordination of certain claims and rights: (i) except as set forth below, the Claims and Equity Ownership, if any, of the subscriber (collectively, the "Subordinated Claims and Equity Ownership") shall be expressly subordinate and junior in right of payment to any and all other Claims against and Equity Ownership in the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract; provided, however, that the subscriber's Claims (if any) against and Equity Ownership (if any) in the Contracting Series shall not be considered Subordinated Claims and Equity Ownership with respect to enforcement against and distribution and repayment from the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets; and provided further that (1) the Subscriber's valid Claims, if any, against the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Contracting Series and (2) the subscriber's Equity Ownership, if any, in the Contracting Series shall be pari passu and equal in right of repayment and distribution with all other Equity Ownership in the Contracting Series; and (ii) the subscriber will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets) any payment for the Subordinated Claims and Equity Ownership;

(b) the Claims and Equity Ownership of the subscriber with respect to the Contracting Series shall only be asserted and enforceable against the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets, and such Claims and Equity Ownership shall not be asserted or enforceable for any reason whatsoever against any other Series, the Trust generally or any of their respective assets;

(c) if the Claims of the subscriber against the Contracting Series or the Trust are secured in whole or in part, the subscriber hereby waives (under section 1111(b) of the U.S. Bankruptcy Code (11 U.S.C. ss. 1111(b))) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Contracting Series), as the case may be;

(d) in furtherance of the foregoing, if and to the extent that the subscriber receives monies in connection with the Subordinated Claims and Equity Ownership from a Series or the Trust (or their respective assets), other than the Contracting Series, the Contracting Series Assets and the Managing Owner and its assets, the subscriber shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

(e) the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied or that the Equity Ownership is sold, transferred, redeemed or in any way disposed of and notwithstanding that the agreements in respect of such Claims and Interests are terminated, rescinded or canceled.

NOTICES TO SUBSCRIBERS

13.    RISKS

These securities are speculative and their purchase involves a high degree of risk. Risk Factors relating to the Interests in each Series, which are more fully described in the prospectus, include the following:
(i) futures, forward and options trading is speculative, volatile and highly leveraged; (ii) each Series is largely reliant on its trading advisor for success; (iii) past performance of the trading advisor for each Series is not necessarily indicative of future results; (iv) a limited owner's tax liability is likely to exceed his or its cash distributions;
(v) substantial charges will be imposed on each Series and each Series' break-even point is described in the Prospectus; (vi) limited owners will have limited voting rights and no control over the Trust's business or the business of each Series; (vii) a limited owner could lose a substantial portion, or even all, of his or its investment; (viii) limited owners will have a limited ability to liquidate their interests in a Series because transferability is restricted, interests are not listed on an exchange and no trading market exists; and (ix) actual and potential conflicts of interest exist. See the section entitled "RISK FACTORS" in the prospectus.

14.    SUBSCRIPTIONS

The minimum subscription amount is $5,000 ($2,000 for IRAs), except in the case of certain states (see State Suitability Requirements on page D-
13). The purchase price per limited interest is $100 during the initial offering period and is Series net asset value during the continuous offering period. Incremental subscriptions in excess of the above minimums are permitted in multiples of $100. Existing limited owners in the subscribed Series (except in certain states) may subscribe for additional limited interests in that Series in $100 increments. Fractional limited interests will be issued to three decimal places. The terms of the offering of the limited interests are described in the prospectus. I acknowledge that I must have my subscription payment in such account on, but not before, the settlement date for my purchase of limited interests. My financial advisor shall inform me of such settlement date, on which date my account will be debited and the amounts so debited will be transmitted as set forth in the prospectus. The managing owner may, in its sole and absolute discretion, accept or reject this subscription in whole or in part. THE SALE OF LIMITED INTERESTS WILL NOT BE FINAL AND BINDING ON ANY SUBSCRIBER UNTIL AT LEAST FIVE BUSINESS DAYS AFTER SUCH SUBSCRIBER SUBMITS SUBSCRIPTION DOCUMENTS TO PRUDENTIAL SECURITIES OR AN ADDITIONAL SELLER. Thereafter, all subscriptions are irrevocable. Due to the above rescission right, subscribers will not be admitted as limited owners until the Monday first following five business days after the subscription documents have been submitted to Prudential Securities or an additional seller.

15.    SUITABILITY

If the subscriber is an employee benefit plan, the investment in the limited interests by such employee benefit plan is in compliance with all federal laws relating to such plans. If the subscriber is a trust under an employee benefit plan, none of the Trustee, the managing owner, any selling agent or additional selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of the assets of such trust being used to purchase limited interests; (ii) has authority or responsibility to give or regularly gives investment advice with respect to such trust assets for a fee and pursuant to an agreement or understanding that such advice will serve as the primary basis for investment decisions with respect to such Plan or trust assets and that such advice will be based on the particular investment needs of the trust; or (iii) is an employer maintaining or contributing to the trust.

       THE EXECUTION COPY OF THE SUBSCRIPTION AGREEMENT AND POWER
     OF ATTORNEY ACCOMPANIES THIS PROSPECTUS AS A SEPARATE DOCUMENT

                       WORLD MONITOR TRUST II
             UNITS OF BENEFICIAL INTEREST BY SERIES

      BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
             SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE
                        SECURITIES ACT OF 1933 OR THE
                    SECURITIES EXCHANGE ACT OF 1934

                      SUBSCRIPTION AGREEMENT AND
                         POWER OF ATTORNEY

World Monitor Trust II
Prudential Securities Futures
Management Inc.
One New York Plaza, 12th Floor
Specialty Finance Operations
New York, New York  10292

Dear Sirs:

1. Subscription for Limited Interests. I hereby subscribe for the dollar amount of units of beneficial interest ("Limited Interests") in Series D, Series E and/or Series F of World Monitor Trust II (the "Trust") as set forth in the Subscription Agreement and Power of Attorney signature page attached hereto. I have authorized my selling agent to debit my customer securities account in the amount of my subscription.

2. Representations and Warranties of Subscriber. I have received the prospectus, together with the most recent monthly report of the Trust if trading has commenced for the Series in which I am investing. I acknowledge that I satisfy the applicable requirements relating to net worth and annual income as set forth in "State Suitability Requirements" attached hereto. If subscriber is not an individual, the person signing the Subscription Agreement and Power of Attorney signature page on behalf of the subscriber is duly authorized to execute such signature page.

3. Power of Attorney. In connection with my purchase of Limited Interests, I do hereby irrevocably constitute and appoint Prudential Securities Futures Management Inc. (the "Managing Owner"), and its successors and assigns, as my true and lawful attorney-in-fact, with full power of substitution, in my name, place and stead, (i) to file, prosecute, defend, settle or compromise litigation, claims or arbitrations on behalf of the Trust and Series and (ii) to make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Owner to carry out fully the provisions of the First Amended and Restated Declaration of Trust and Trust Agreement of the Trust, including, without limitation, the execution of the said Agreement itself, and the execution of all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest, shall be irrevocable and shall survive and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my Limited Interests.

4. Governing Law. I hereby acknowledge and agree that this Subscription Agreement and Power of Attorney shall be governed by and shall be interpreted in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.

PLEASE CAREFULLY COMPLETE THE SUBSCRIPTION AGREEMENT AND POWER OF
ATTORNEY SIGNATURE PAGE WHICH ACCOMPANIES THIS PROSPECTUS.

STATE SUITABILITY REQUIREMENTS

All states except as listed below.

The general suitability requirement for subscribers to the Series of the Trust is that subscribers have a net worth (exclusive of home, home furnishings and automobiles) of at least $150,000 or, failing that standard, have a net worth (similarly calculated) of at least $45,000 and an annual gross income of at least $45,000. In addition, the minimum aggregate purchase is $5,000 ($2,000 for IRAs).

Higher Suitability Requirement.

The states listed below have more restrictive suitability requirements. Please read the following list to make sure that you meet the suitability and/or investment requirements for the state in which you reside. (As used below, "NW" means net worth exclusive of home, home furnishings and automobiles, "AI" means annual gross income and "TI" means annual taxable income for U.S. federal income tax purposes).

Alaska             (a) $225,000 NW or (b) $60,000 NW and $60,000 AI.
Arizona            (a) $225,000 NW or (b) $60,000 NW and $60,000 AI.
California         (a) $250,000 NW or (b) $100,000 NW and $65,000 AI.
Iowa               (a) $225,000 NW or (b) $60,000 NW and $60,000 TI; Minimum
                     subscription for IRAs is $3,000.
Maine              (a) $225,000 NW or (b) $100,000 NW and $100,000 AI.
Massachusetts      (a) $225,000 NW or (b) $60,000 NW and $60,000 TI.
Michigan           (a) $225,000 NW or (b) $60,000 NW and $60,000 TI.
Minnesota          (a) $225,000 NW or (b) $60,000 NW and $60,000 AI.
Mississippi        (a) $225,000 NW or (b) $60,000 NW and $60,000 AI.
Missouri           (a) $225,000 NW or (b) $60,000 NW and $60,000 TI.
Nebraska           (a) $225,000 NW or (b) $60,000 NW and $60,000 TI.
New Hampshire      (a) $250,000 NW or (b) $125,000 NW and $50,000 TI.
North Carolina     (a) $225,000 NW or (b) $60,000 NW and $60,000 TI.
Oklahoma           (a) $225,000 NW or (b) $60,000 NW and $60,000 AI.
Oregon             (a) $225,000 NW or (b) $60,000 NW and $60,000 AI.
Pennsylvania       (a) $175,000 NW or (b) $100,000 NW and $50,000 TI.
South Dakota       (a) $225,000 NW or (b) $60,000 NW and $60,000 AI.
Tennessee          (a) $250,000 NW or (b) $60,000 NW and $60,000 TI.
Texas              (a) $225,000 NW or (b) $60,000 NW and $60,000 TI.

AN INVESTMENT IN THE TRUST MAY NOT EXCEED 10% OF NW

WORLD MONITOR TRUST II




               The date of this prospectus is April __, 2002.



The Trust files annual, quarterly and current reports and other information with the SEC concerning each series. You may read and copy any reports, statements or other information we file at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC's internet site at www.sec.gov.

                          Prudential (LOGO)

           WORLD MONITOR TRUST II - SERIES D, SERIES E and SERIES F


                 The date of this Part II is March 28, 2002.

                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

Item 15.  Recent Sales of Unregistered Securities.

On April 29, 1999, the Registrant sold 10 general interests in each Series to the Managing Owner for $1,000 to effect the formation of each Series of the Trust. At the initial closing of each of Series D and Series E (Series D-March 13, 2000; Series E-April 5, 2000) the Registrant sold an additional 740 general interests in each of those Series to the Managing Owner for $74,000 per Series. At the initial closing of Series F (March 1, 2000) the Registrant sold an additional 750 general interests of Series F to the Managing Owner for $75,000. The following table sets forth information regarding additional sales by each Series of unregistered securities since the commencement of operations of each series, all of which were general interests sold to the Managing Owner.

Series        Date          No. of General Interests Sold     Compensation

Series D    6/19/00                     200                     $20,880
            7/31/00                     100                     $10,128
             8/6/01                      20                      $1,582
           11/19/01                      66                      $5,413

Series E     5/4/01                     150                     $17,816
             6/1/01                      74                      $9,000

Series F    1/22/01                      50                      $5,176
             2/5/01                      50                      $5,120
            3/12/01                     100                     $10,791
             4/2/01                      50                      $5,624
            4/16/01                     100                     $10,344
             8/6/01                      50                      $5,041
           11/12/01                      52                      $5,976
           12/10/01                      50                      $5,143

No underwriting discount or sales commission was paid or received with respect to the above-listed sales. The Registrant claims an exemption from registration for these transactions based on Section 4(2) of the Securities Act of 1933, as amended, as a sale by an issuer not involving a public offering.

Item 16.  Exhibits and Financial Statements Schedules.

A. The following documents (unless otherwise indicated) are filed herewith and made a part of this Registration Statement:

*1.1     Form of Underwriting Agreement among the
Registrant, Prudential Securities Futures
Management Inc. and Prudential Securities
Incorporated

3.1
and
4.1     First Amended and Restated Declaration of
Trust and Trust Agreement of the Registrant
(annexed to the Prospectus as Exhibit A)

4.2 Form of Request for Redemption (annexed to the Prospectus as Exhibit B)

4.3     Form of Exchange Request (annexed to the
Prospectus as Exhibit C)

4.4 Form of Subscription Agreement (annexed to the Prospectus as Exhibit D)

*5.1     Opinion of Rosenman & Colin LLP as to
legality

*5.2     Opinion of Richards, Layton & Finger as to
legality and inter-Series liability

*5.3     Opinion of Rosenman & Colin LLP as to
legality with regard to federal bankruptcy issues

*8.1     Opinion of Rosenman & Colin LLP as to
income tax matters

*10.1     Form of Escrow Agreement among the
Registrant, Prudential Securities Futures
Management Inc., Prudential Securities
Incorporated and The Bank of New York

*10.2     Form of Brokerage Agreement between the
Registrant and Prudential Securities
Incorporated

*10.3     Form of Advisory Agreement among the
Registrant, Prudential Securities Futures
Management Inc. and each Advisor

*10.4     Form of Representation Agreement Concerning the
Registration Statement and the Prospectus among the Registrant, Prudential Securities Futures
Management Inc., Prudential Securities
Incorporated, Wilmington Trust Company and each
Advisor

*10.5     Form of Net Worth Agreement between
Prudential Securities Futures Management
Inc. and Prudential Securities Group Inc.

23.1     Consent of PricewaterhouseCoopers LLP

23.2     Consent of Katten Muchin Zavis Rosenman

24.3     Consent of Richards, Layton & Finger

*     Previously filed.

B. The following financial statements are included in the Prospectus:

1. World Monitor Trust II -- Series D

a. Audited Financial Statements as of December
31, 2001 and 2000, and for the year ending on December 31, 2001 and the period from March
13, 2000 (commencement of operations) to December 31, 2000.

b. Notes to Financial Statements.

2. World Monitor Trust II -- Series E

a. Audited Financial Statements as of December
31, 2001 and 2000, and for the year ending on December 31, 2001 and the period from April 5,
2000 (commencement of operations) to December
31, 2000.

b. Notes to Financial Statements.

3. World Monitor Trust II -- Series F

a. Audited Financial Statements as of December
31, 2001 and 2000,and for the year ending on December 31, 2001 and the period from March 1,
2000 (commencement of operations) to December
31, 2000.

b. Notes to Financial Statements.

4. Prudential Securities Futures Management Inc.

a. Report of Independent Accountants.

b. Audited Statement of Financial Condition as of December 31, 2001.

c. Notes to Statement of Financial Condition.

All schedules have been omitted as the required information is inapplicable or is presented in the Financial
Statements or related notes.

Item 17.  Undertakings.

Registrant undertakes (a) to file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (b) that, for the purposes of determining any liability under the Act, each such post-effective amendment be deemed to be a new Registration Statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (c) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Act may be permitted to the Managing Owner of Registrant, including its directors, officers and controlling persons, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for expenses incurred in a successful defense) is asserted against Registrant by the Managing Owner under the First Amended and Restated Declaration of Trust and Trust Agreement or otherwise, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act, and Registrant will be governed by the final adjudication of such issue.

                             SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of March 2002.

        WORLD MONITOR TRUST II - SERIES D, SERIES E and SERIES F

                        By:     Prudential Securities Futures
                                Management Inc., Managing Owner

                        By:     /s/ Eleanor L. Thomas
                                ---------------------
                                Eleanor L. Thomas, President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in their capacities as directors or officers of Prudential Securities Futures Management Inc., the Managing Owner of the Registrant, on the dates indicated below.

Signature                       Title                      Date
----------------                ----------------           -------

/s/ Eleanor L. Thomas           President, Director        March 28, 2002
-------------------------
Eleanor L. Thomas

/s/ Alex Ladouceur              Chairman of the Board      March 28, 2002
-------------------------       Director
Alex Ladouceur


/s/ Guy S. Scarpaci             Director                    March 28, 2002
-------------------------
Guy S. Scarpaci


/s/ Barbara J. Brooks           Chief Financial Officer     March 28, 2002
-------------------------       (chief accounting officer)
Barbara J. Brooks


/s/ Tamara B. Wright            Senior Vice President,      March 28, 2002
-------------------------       Director
Tamara B. Wright


          (Being the executive officers and a majority of the directors of Prudential Securities Futures Management Inc.

                               INDEX TO EXHIBITS

Exhibits

*1.1     Form of Underwriting Agreement among the
Registrant, Prudential Securities Futures
Management Inc. and Prudential Securities
Incorporated

 3.1
 and
 4.1     Declaration of Trust and Trust Agreement of the
Registrant (annexed to the Prospectus as Exhibit A)

 4.2     Form of Request for Redemption (annexed to the
Prospectus as Exhibit B)

 4.3 Form of Exchange Request (annexed to the Prospectus as Exhibit C)

 4.4     Form of Subscription Agreement (annexed to the
Prospectus as Exhibit D)

*5.1     Opinion of Rosenman & Colin LLP as to legality

*5.2     Opinion of Richards, Layton & Finger as to legality
and inter-Series liability under Delaware Law

*5.3     Opinion of Rosenman & Colin LLP as to federal
bankruptcy issues

*8.1     Opinion of Rosenman & Colin LLP as to income
tax matters

*10.1     Form of Escrow Agreement among the Registrant,
Prudential Securities Futures Management Inc.,
Prudential Securities Incorporated and The Bank of
New York

*10.2     Form of Brokerage Agreement between the Registrant
and Prudential Securities Incorporated

*10.3     Form of Advisory Agreement among the Registrant,
Prudential Securities Futures Management Inc., and each Advisor

*10.4     Form of Representation Agreement Concerning the
Registration Statement and the Prospectus among the Registrant, Prudential Securities Futures
Management Inc., Prudential Securities
Incorporated, Wilmington Trust Company and each
Advisor

*     Previously filed.

Exhibits
*10.5 Form of Net Worth Agreement between Prudential Securities Futures Management Inc. and Prudential Securities Group Inc.

 23.1     Consent of PricewaterhouseCoopers LLP

 23.2     Consent of Katten Muchin Zavis Rosenman

 23.3     Consent of Richards, Layton & Finger


*     Previously filed.